As filed with the Securities and Exchange Commission on October 12, 2017

Registration No. 333-217924

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Phillips Edison Grocery Center REIT III, Inc.

(Exact name of registrant as specified in its charter)

11501 Northlake Drive

Cincinnati, Ohio 45249

(513) 554-1110

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Jeffrey S. Edison

Chief Executive Officer

Phillips Edison Grocery Center REIT III, Inc.

11501 Northlake Drive

Cincinnati, Ohio 45249

(513) 554-1110

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tanya Brady, Esq. Kevin O’Neil, Esq. Phillips Edison & Company 222 S. Main Street, Suite 1730 Salt Lake City, Utah 84101 (801) 521-6970	Robert H. Bergdolt, Esq. Andrew M. Davisson, Esq. DLA Piper LLP (US) 4141 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612 (919) 786-2000	Howard S. Hirsch Griffin Capital Company, LLC Griffin Capital Plaza 1520 E. Grand Avenue El Segundo, California 90245 (310) 469-6100

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☒
(Do not check if smaller reporting company)	Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission and various states is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED October 12, 2017

CO-SPONSORED BY GRIFFIN CAPITAL COMPANY

Maximum Offering – $1,700,000,000 of Shares of Common Stock

Phillips Edison Grocery Center REIT III, Inc. is a recently formed Maryland corporation that intends to invest primarily in well-occupied grocery-anchored neighborhood and community shopping centers primarily leased to national and regional creditworthy tenants selling necessity-based goods and services in strong demographic markets throughout the United States. In addition, we may invest in other retail properties including power and lifestyle shopping centers, multi-tenant shopping centers, free-standing single-tenant retail properties and other real estate and real estate-related loans and securities depending on real estate market conditions and investment opportunities. We are an “emerging growth company” under federal securities laws.

We are offering up to an aggregate of $1,500,000,000 of shares of our Class T and Class I common stock in our primary offering. Class T shares are offered at $10.94 per share and Class I shares are offered at $10.00 per share. We are also offering up to an aggregate of $200,000,000 of shares of Class T, Class I and Class A common stock pursuant to our distribution reinvestment plan at a purchase price of $10.29 per share. This offering will terminate on or before __________, 2019 (unless extended by our board of directors for an additional year or as otherwise permitted by applicable securities law).

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 28 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•	No public market currently exists for our shares of common stock, and our charter does not require our board of directors to provide our stockholders a liquidity event by a specified date or at all.
•	We set the offering prices of our shares arbitrarily. The offering prices are unrelated to the book or net value of our assets or to our expected operating income.
•	We commenced investment operations on December 19, 2016 in connection with the acquisition of our first property, and we have a limited operating history. Except as disclosed in a supplement to this prospectus, we have not identified any additional investments to make with proceeds from this offering, and we are therefore a “blind pool.”
•	Investors in this offering will experience immediate dilution in their investment primarily because, among other reasons, (i) we pay upfront fees in connection with the sale of our shares that reduce the proceeds to us, (ii) through October 11, 2017 we had sold approximately 2.6 million shares of our Class A common stock at an average purchase price of approximately $9.85 per share and received average net proceeds of approximately $9.00 per share in private transactions, and (iii) we paid certain organization and other offering expenses in connection with our private offering.
•	We are dependent on our advisor and its affiliates to select investments and conduct our operations and this offering.
•	We pay substantial fees and expenses to our advisor, its affiliates and broker-dealers, which payments increase the risk that you will not earn a profit on your investment.
•	Our executive officers and some of our directors face conflicts of interest.
•	If we are unable to raise substantial funds during our offering stage, we may not be able to acquire a diverse portfolio of real estate investments and the value of our stockholders’ investment may vary more widely with the performance of specific assets.
•	There are restrictions on the ownership and transferability of our shares of common stock.
•	Our charter permits us to pay distributions from any source without limitation, including from offering proceeds, borrowings, sales of assets or waivers or deferrals of fees otherwise owed to our advisor. Distributions that exceed our net income or net capital gain will likely represent a return of capital as opposed to current income or gain, as applicable. During the early stages of our operations, we will likely fund distributions from sources that will be categorized as return of capital.
•	We may change our targeted investments without stockholder consent.
•	Some of the other programs sponsored by our sponsor have experienced adverse business developments or conditions.

None of the Securities and Exchange Commission, the Attorney General of the State of New York or any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this offering is not permitted.

	Price to Public(1)	Selling Commissions(2)	Dealer Manager Fee(2)		Net Proceeds (Before Expenses) (3)
Primary Offering
Per T Share	$10.94	$0.3283	$0.3283	(4)	$10.50
Per I Share	$10.00	$0.00	$0.15	(4)	$10.00
Total Maximum	$1,500,000,000	$40,500,000	$42,750,000	(4)	$1,446,000,000
Distribution Reinvestment Plan
Per A Share	$10.29	$0.00	$0.00		$10.29
Per T Share	$10.29	$0.00	$0.00		$10.29
Per I Share	$10.29	$0.00	$0.00		$10.29
Total Maximum	$200,000,000	$0.00	$0.00		$200,000,000

(1) Volume and other discounts are available for some categories of investors. Reductions in commissions and fees will result in corresponding reductions in the purchase price.

(2) The maximum selling commissions and dealer manager fee assumes that 90% and 10% of the amount of common stock sold in the primary offering is Class T common stock and Class I common stock, respectively.

(3) In addition to selling commissions and the dealer manager fee, we will pay additional underwriting compensation to our dealer manager in the form of a quarterly stockholder servicing fee on the shares of Class T common stock sold in the primary offering. This fee is subject to certain limits and will accrue daily in an annual amount equal to 1.0% of the most recent purchase price per share of Class T common stock sold in the primary offering. See “Plan of Distribution.”

(4) Our dealer manager will receive dealer manager fees in the amounts of (i) 3.0% of the gross offering proceeds for sales of Class T shares and (ii) 1.5% of the gross offering proceeds for sales of Class I shares. For sales of Class T shares, 2/3 of the dealer manager fee will be funded by our advisor, and the remainder will be funded by us. For sales of Class I shares, all of the dealer manager fee will be funded by our advisor.

The dealer manager, Griffin Capital Securities, LLC, our affiliate, is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. The minimum permitted purchase is $2,500. We have not established a minimum offering amount for this offering because, through October 11, 2017, we had raised approximately $25.6 million in gross offering proceeds from the sale of shares of our Class A common stock in private transactions.

The date of this prospectus is [__________].

Suitability Standards

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares.

In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

In addition, the states listed below have established suitability requirements that are more stringent than ours and investors in these states are directed to the following special suitability standards:

•	Alabama – Investors residing in Alabama may not invest more than 10% of their liquid net worth in us and our affiliates.

•	Idaho – Investors residing in Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in us shall not exceed 10% of an investor’s liquid net worth.

•	Iowa – Investors residing in Iowa must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) Iowa investors must limit their aggregate investment in this offering and in the securities of other non-traded real estate investment trusts (REITs) to 10% of such investor's liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities). Investors who are accredited investors as defined in 17 C.F.R. § 230.501 of Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing 10% investment concentration limit.

•	Kentucky – Investors residing in Kentucky may not invest more than 10% of their liquid net worth in the shares of our common stock or in any shares of common stock of affiliated non-publicly traded REITs.

•	Maine – The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth.

•	Massachusetts – Investors residing in Massachusetts may not invest more than 10% of their liquid net worth in us and in other illiquid direct participation programs.

•	Missouri – Investors residing in Missouri may not invest more than 10% of their liquid net worth in our securities.

•	Nebraska – Investors residing in Nebraska who do not meet the definition of “accredited investor” as defined in as defined in 17 C.F.R. § 230.501 of Regulation D under the Securities Act of 1933, as amended, must limit their aggregate investment in this offering and in the securities of other non-publicly traded REITs to 10% of their net worth.

•	New Jersey - Investors residing in New Jersey must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, a New Jersey investor's investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

•	New Mexico – Investors residing in New Mexico may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other non-traded real estate investment trusts.

•	Oregon – Investors residing in Oregon may not invest more than 10% of their liquid net worth, which consists of cash, cash equivalents, and readily marketable securities, in us.

•	Tennessee – Investors residing in Tennessee may not invest more than 10% of their net worth (exclusive of home, home furnishings and automobiles) in our common stock.

•	Pennsylvania – Because we do not have a minimum offering amount, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of subscriptions. Please refer to the “Plan of Distribution—Special Notice to Pennsylvania Investors” section on page 215 of this prospectus. Additionally, investors residing in Pennsylvania may not invest more than 10% of their net worth (exclusive of home, home furnishings and automobiles) in our common stock.

•	Vermont – In addition to meeting the applicable suitability standards set forth above, each Vermont investor who is not an “accredited investor” as defined in 17 C.F.R. § 230.501 of Regulation D under the Securities Act of 1933, as amended, may not purchase an amount of shares in this offering that exceeds 10% of the investor’s liquid net worth. Vermont residents who are “accredited investors” as defined in 17 C.F.R. § 230.501 are not subject to the limitation described in this paragraph. For these purposes, "liquid net worth" is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

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For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. Except as otherwise stated above, liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Our sponsors, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution—Determination of Suitability” for a detailed discussion of the determinations regarding suitability that we require.

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Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus, including the information set forth in “Risk Factors,” for a more complete understanding of this offering. Except where the context suggests otherwise, the terms “we,” “us” and “our” refer to Phillips Edison Grocery Center REIT III, Inc. and its subsidiaries; “Operating Partnership” refers to our operating partnership, Phillips Edison Grocery Center Operating Partnership III, L.P.; “advisor” refers to PECO-Griffin REIT Advisor, LLC; “property manager” refers to Phillips Edison & Company Ltd.; “dealer manager” refers to Griffin Capital Securities, LLC; “Phillips Edison sponsor” refers to Phillips Edison Limited Partnership prior to October 4, 2017, and Phillips Edison Grocery Center REIT I, Inc. on and after October 4, 2017; “Griffin sponsor” refers to Griffin Capital Company, LLC; and “sponsor” or “sponsors” refer to one or both of our Phillips Edison sponsor and our Griffin sponsor.

What is Phillips Edison Grocery Center REIT III, Inc.?

We are a Maryland corporation incorporated on April 15, 2016. We were formed to leverage the expertise of our sponsors, and capitalize on the market opportunity to acquire and manage grocery-anchored neighborhood and community shopping centers located in strong demographic markets throughout the United States. We seek to acquire and manage grocery-anchored neighborhood and community shopping centers that are typically over 80% occupied, have a mix of national, regional and local tenants selling necessity-based goods and services, and are anchored by a leading grocery provider in the region, with the specific grocery store demonstrating solid sales performance. We intend to build a high-quality portfolio utilizing the following acquisition strategy:

•	Grocery-Anchored Retail — We are focused on primarily acquiring well-occupied grocery-anchored neighborhood and community shopping centers serving the day-to-day shopping needs of the community in the surrounding trade area.

•	National and Regional Tenants — We intend to acquire shopping centers primarily leased to national and regional retail tenants selling necessity-based goods and services to customers living in the local trade area.

•	Diversification — We intend to own and operate a diversified grocery-anchored portfolio based on geography, industry, tenant mix and lease expirations, thereby mitigating risk.

•	Infill Locations/Solid Markets — We intend to target properties in established or growing markets based on trends in population density, population growth, employment, household income, employment diversification, and other key demographic factors having higher barriers to entry, which we believe limit additional competition.

•	Triple-Net Leases — We intend to negotiate leases we enter into to provide for, or acquire properties with leases that provide for, tenant reimbursements of operating expenses, real estate taxes and insurance, providing a level of protection against rising expenses.

Our strategy is to acquire, own and manage a high-quality, diverse, grocery-anchored shopping center portfolio, while maintaining a property-focused approach to maximize total returns to stockholders. We believe these goals will be supported by the following attributes of our company:

•	Stable Income to Provide Consistent Distributions — We intend to acquire a portfolio with sustainable income, and expect that approximately 70% to 80% of such income will come from national and regional tenants. We expect that such sustainable income will fund monthly distributions to our stockholders at a rate consistent with our operating performance.

•	Upside Potential — We seek to create value from a combination of the strategic leasing of portfolio vacancies, rental growth, creation of new revenue streams and strategic expense reduction, all leading to increased cash flow.

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•	Low Leverage — We intend to utilize a prudent leverage strategy with an approximate 45% to 50% targeted loan-to-value ratio on our portfolio once we have invested substantially all of the net proceeds of this offering.

•	Tenured Management with a National Platform — Our Phillips Edison sponsor’s seasoned team of professional managers has extensive retail industry expertise and established tenant relationships. Accordingly, we expect that team to provide reliable execution of our acquisition and operating strategies through its national operating and leasing platform.

•	Property Focus — We intend to utilize a property-specific operational focus that combines intensive leasing and merchandising plans with cost containment measures to deliver a more solid and stable income stream from each property.

•	Liquidity Strategy — We anticipate listing our shares on a national securities exchange, merging, reorganizing or otherwise transferring our company or its assets to another entity that has listed securities, commencing the sale our properties and liquidation of our company, conducting an “NAV” offering and providing increased capacity to repurchase shares through our share repurchase program or otherwise creating a liquidity event for our stockholders subject to then-existing market conditions and the sole discretion of our board of directors after the completion of our primary offering.

We commenced investment operations on December 19, 2016 in connection with the acquisition of our first property. As of the date of this prospectus, we own one grocery-anchored shopping center located in St. Cloud, Florida. However, except as disclosed in a supplement to this prospectus, we have not yet identified any additional assets to acquire with the proceeds from this offering. Therefore, we are considered a “blind pool.” We are also considered an “emerging growth company” under federal securities laws.

Our external advisor, PECO-Griffin REIT Advisor, LLC, conducts our operations and manages our portfolio of real estate investments, all subject to the supervision of our board of directors. We have no paid employees.

Our offices are located at 11501 Northlake Drive, Cincinnati, Ohio 45249. Our telephone number is (513) 554-1110, and our web site address is www.grocerycenterREIT3.com.

What is a REIT?

We intend to qualify as a real estate investment trust (“REIT”) beginning with the taxable year ending December 31, 2017. In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate investments;

•	allows individual investors to invest in a professionally managed, large-scale, diversified real estate portfolio through the purchase of interests, typically shares, in the REIT;

•	is required to pay to investors distributions of at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain); and

•	avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied.

However, under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

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What are your investment objectives?

Our principal investment objectives are to:

•	preserve and protect your capital contribution;

•	provide you with stable cash distributions;

•	realize growth in the value of our assets upon the sale of such assets; and

•	provide you with the potential for future liquidity through the sale of our assets, a sale or merger of our company, a listing of our common stock on a national securities exchange, increasing our capacity to repurchase shares in connection with an “NAV” offering or other similar transactions. See “—What are your potential liquidity strategies?”

See the “Investment Objectives and Policies” section of this prospectus for a more complete description of our investment policies and charter-imposed investment restrictions.

How do you expect your assets to be allocated?

As of the date of this prospectus, we own one grocery-anchored shopping center. We plan to diversify our real estate portfolio by geographic region, anchor tenants, tenant mix, investment size and investment risk with the goal of attaining an asset base of income-producing real estate properties and real estate-related assets that provide stable returns to our investors and the potential for growth in the value of our assets. We intend to allocate at least 90% of our asset base to investments in grocery-anchored neighborhood and community shopping centers throughout the United States with a focus on well-located shopping centers that are well occupied at the time of purchase. We also may allocate up to 10% of our asset base to other real estate properties, real estate-related loans and securities and the equity securities of other REITs and real estate companies, assuming we sell the maximum offering amount.

How do you select potential properties for acquisition?

To find properties that best meet our criteria for investment, our Phillips Edison sponsor has developed a disciplined investment approach that combines the experience of its team of real estate professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment.

What types of real estate-related debt investments do you expect to make?

To the extent that we make any real estate-related debt investments, we intend to primarily focus on investments in first mortgages. The other real estate-related debt investments in which we may invest include mortgages (other than first mortgages); mezzanine, bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; collateralized debt obligations; debt securities issued by real estate companies; and credit default swaps.

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What types of investments will you make in the equity securities of other companies?

We may make equity investments in REITs and other real estate companies. We may purchase the common or preferred stock of these entities or options to acquire their stock. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time.

Are there any risks involved in an investment in your shares?

Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus beginning on page 28, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. Some of the more significant risks relating to an investment in our shares include the following:

•	No public market currently exists for our shares of common stock, and our charter does not require our directors to seek stockholder approval to liquidate our assets, list our shares on an exchange or create any other liquidity event for our stockholders by a specified date. In addition, our share repurchase program includes numerous restrictions that limit your ability to sell your shares to us. If you are able to sell your shares before a liquidity event or a listing, you would likely have to sell them at a substantial discount from their public offering price.

•	We set the primary offering prices of our Class T and Class I shares arbitrarily. These prices may not be indicative of the prices at which our shares would trade if they were listed on an exchange or actively traded, and the prices bear no relationship to the book or net value of our assets or to our expected operating income.

•	We commenced investment operations on December 19, 2016 in connection with the acquisition of our first property, and we have a limited operating history. Except as disclosed in a supplement to this prospectus, we have not identified any additional investments to make with proceeds from this offering, and we are therefore a “blind pool.”

•	Investors in this offering will experience immediate dilution in their investment primarily because, among other reasons, (i) we pay upfront fees in connection with the sale of our shares that reduce the proceeds to us, (ii) through October 11, 2017 we had sold approximately 2.6 million shares of our Class A common stock at an average purchase price of approximately $9.85 per share and received average net proceeds of approximately $9.00 per share in private transactions, and (iii) we paid certain organization and other offering expenses in connection with our private offering.

•	We are dependent on our advisor to select investments and conduct our operations. Loss of our advisor or the loss of key employees by our sponsors could cause a substantial disruption to our business.

•	Our executive officers and some of our directors are also officers, directors, managers or key professionals of our sponsors. As a result, they will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other programs sponsored by our sponsors and conflicts in allocating time among us and these other programs. These conflicts could result in action or inaction that is not in the best interests of our stockholders.

•	We pay substantial fees to and expenses of our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment. For a summary of these fees, see the “Prospectus Summary—What are the fees that you will pay to the advisor and its affiliates?” section of this prospectus.

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•	Our advisor and its affiliates, including our property manager, receive fees in connection with transactions involving the acquisition and management of our investments. These fees are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us.

•	There is no limit on the amount we can borrow to acquire a single real estate investment, but pursuant to our charter, we may not leverage our assets with debt financing such that our borrowings would be in excess of 300% of our net assets unless a majority of the members of our Conflicts Committee finds substantial justification for borrowing a greater amount. During the early stages of this offering and to the extent that financing in excess of this limit is available on attractive terms, our Conflicts Committee is more likely to approve debt in excess of this limit. High debt levels could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

•	Our charter prohibits the beneficial or constructive ownership of more than 9.8% of our common stock by any person, unless exempted by our board of directors, which may inhibit transfers of our common stock and large investors from purchasing your shares of common stock.

•	This offering will be conducted on a “best efforts” basis, which means that our dealer manager will be required to use only its best efforts to sell the shares in the offering and has no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering. If we are unable to raise substantial funds during our offering stage, we may not be able to acquire a diverse portfolio of real estate investments, which may cause the value of an investment in us to vary more widely with the performance of specific assets and cause our general and administrative expenses to constitute a greater percentage of our revenue. Raising fewer proceeds during our offering stage, therefore, could increase the risk that our stockholders will lose money in their investment.

•	Our charter permits us to pay distributions from any source without limitation, including from offering proceeds, borrowings, sales of assets or waivers or deferrals of fees otherwise owed to our advisor. To the extent these distributions exceed our net income or net capital gain, a greater proportion of your distributions will generally represent a return of capital as opposed to current income or gain, as applicable. Our organizational documents do not limit the amount of distributions we can fund from sources other than from cash flows from operations. If our cash flow from operations is insufficient to cover our distributions, we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future or proceeds from borrowings to pay distributions. During the early stages of our operations, we will likely fund distributions from sources that will be categorized as return of capital.

•	We may experience adverse business developments or conditions similar to those affecting certain programs sponsored by our sponsors, which could limit our ability to make distributions and could decrease the value of your investment.

•	Disruptions in the financial markets and poor economic conditions could adversely affect our ability to implement our business strategy and generate returns to you.

•	Our failure to qualify as a REIT for federal income tax purposes would reduce the amount of income we have available for distribution and limit our ability to make distributions to our stockholders.

•	We may change our targeted investments without stockholder consent, which could adversely affect the value of our common stock and our ability to make distributions to you.

•	Because the dealer manager is one of our affiliates, you will not have the benefit of an independent review of us or this prospectus customarily undertaken in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

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Have you conducted prior offerings for your shares?

Yes. On October 12, 2016, we commenced a best efforts private placement offering of our Class A shares of common stock to accredited investors only pursuant to a confidential private placement memorandum, which we refer to as the “private offering.” Through October 11, 2017, we had raised $25.6 million in gross offering proceeds from the sale of approximately 2.6 million Class A shares in the private offering. We ceased offering Class A shares in the private offering prior to commencement of this offering.

What is the role of the board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have four members on our board of directors, three of whom are independent of our advisor and its affiliates. Our charter requires that a majority of our directors be independent of our advisor and creates a committee of our board consisting solely of all of our independent directors. This committee, which we call the Conflicts Committee, is responsible for reviewing the performance of our advisor and must approve other matters set forth in our charter. See the “Conflicts of Interest—Certain Conflict Resolution Measures” section of this prospectus. Our directors are elected annually by the stockholders.

Subject to the investment objectives and limitations set forth in our charter and the investment policies approved by our board of directors, our advisor may not make any real property acquisitions, developments or dispositions on our behalf, including real property portfolio acquisitions, developments and dispositions, without the prior approval of the majority of our board of directors. The actual terms and conditions of transactions involving investments in real estate shall be determined by our advisor, subject to the oversight of our board of directors.

Who is your advisor?

Our advisor is PECO-Griffin REIT Advisor, LLC. Our advisor is jointly owned by our Phillips Edison sponsor and our Griffin sponsor. Our Phillips Edison sponsor is the managing member and owns 75% of our advisor, and our Griffin sponsor owns the remaining 25%.

What does the advisor do?

Our advisor manages our day-to-day operations and our portfolio of real estate investments, and will provide asset management, marketing, investor relations and other administrative services on our behalf, all subject to the supervision of our board of directors. We have entered into a management agreement with our property manager to provide property management services for most, if not all, of the properties or other real estate-related assets we acquire, provided our advisor is able to control the operational management of such acquisitions.

Our Phillips Edison sponsor and its team of real estate professionals, including Jeffrey S. Edison, Devin I. Murphy and R. Mark Addy, acting through our advisor, will make most of the decisions regarding the selection, negotiation, financing and disposition of real estate investments. A majority of our board of directors will approve proposed investments.

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What is the experience of your Phillips Edison sponsor?

Phillips Edison Limited Partnership, formed in 1991, was a privately owned fully integrated real estate operating company that acquired and operated neighborhood and community shopping centers throughout the United States. Phillips Edison Limited Partnership previously served as a sponsor for Phillips Edison Grocery Center REIT I, Inc. (“PECO I”) and Phillips Edison Grocery Center REIT II, Inc. (“PECO II”), both of which are publicly registered, non-traded REITs. PECO I and II seek to acquire and manage well-occupied grocery-anchored neighborhood and community shopping centers having a mix of national and regional retailers selling necessity-based goods and services in strong demographic markets throughout the United States. On October 4, 2017, PECO I acquired Phillips Edison Limited Partnership’s real estate and asset management business in a stock-and-cash transaction valued at approximately $1.0 billion. The resulting company will be an internally-managed, nontraded grocery-anchored shopping center REIT with an expected total enterprise value of $4.0 billion. As a result of this transaction, PECO I became our Phillips Edison sponsor on October 4, 2017. We do not believe that the transaction will adversely affect (1) the ability of our advisor and our property manager to conduct our operations and manage our portfolio of real estate investments, or (2) our ability to conduct this offering of our common stock.

Our Phillips Edison sponsor and its predecessor have operated with financial partners through both property-specific joint ventures and multi-asset discretionary private equity funds, as well as publicly registered, non-traded REITs. Led by senior executives with more than two decades of real estate experience and more than ten years together, our Phillips Edison sponsor and its predecessor and affiliates have owned, operated, managed and/or sponsored over 60 million square feet of space since 1991. Our Phillips Edison sponsor has built and refined its in-house, fully integrated real estate operating platform to manage multiple aspects of shopping center operations, including acquisitions, leasing, construction management, property management, finance, marketing and dispositions. As of December 31, 2016, our Phillips Edison sponsor and its affiliates owned, operated, managed and/or sponsored a portfolio consisting of approximately 39.7 million square feet, located in 33 states. Our Phillips Edison sponsor and its affiliates have over 5,300 tenants and long-standing relationships with national and regional companies with high credit ratings.

What is the experience of your Griffin sponsor?

Our Griffin sponsor, originally formed as a California corporation in 1995 and reorganized as a Delaware limited liability company in February 2017, is a privately owned real estate investment company specializing in the acquisition, financing and management of institutional-quality property in the United States. Led by senior executives with more than two decades of real estate experience collectively encompassing more than 650 transactions, our Griffin sponsor and its affiliates have acquired or constructed approximately 56 million square feet of space since 1995. As a principal, our Griffin sponsor has engaged in a full spectrum of transaction risk and complexity, ranging from ground-up development, opportunistic acquisitions requiring significant re-tenanting or asset re-positioning to structured single-tenant acquisitions. Our Griffin sponsor currently serves as sponsor for Griffin Capital Essential Asset REIT, Inc. (“GCEAR”) and Griffin Capital Essential Asset REIT II, Inc. (“GCEAR II”) and as a co-sponsor for Griffin-American Healthcare REIT III, Inc. (“GAHR III”) and Griffin-American Healthcare REIT IV, Inc. (“GAHR IV”), each of which are publicly registered, non-traded REITs. Our Griffin sponsor is also the sponsor of Griffin Institutional Access Real Estate Fund (“GIA Real Estate Fund”) and Griffin Institutional Access Credit Fund (“GIA Credit Fund”), both of which are non-diversified, closed-end management investment companies that are operated as interval funds under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Prior to completing its merger transaction with NorthStar Realty Finance in December 2014, our Griffin sponsor was also a co-sponsor of Griffin-American Healthcare REIT II, Inc. (“GAHR II”), which was also a publicly registered, non-traded REIT. As of December 31, 2016, our Griffin sponsor and its affiliates own, manage, sponsor and/or co-sponsor a portfolio consisting of approximately 42 million square feet of space, located in 30 states and the United Kingdom.

Will you use leverage?

Yes. We expect that upon full investment of the proceeds of this offering, assuming we sell the maximum amount, our aggregate borrowings will not exceed 50% of the total value of our assets (calculated after the close of the primary offering). Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined in our charter in accordance with the Statement of Policy Regarding Real Estate Investment Trusts revised and adopted by the North American Securities Administrators Association on May 7, 2007, or the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if such excess is approved by a majority of the members of the Conflicts Committee and disclosed to stockholders in our next quarterly report following that borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In any event, we expect that the amount of our aggregate borrowings will be reasonable in relation to the fair value of our assets and will be reviewed by our board of directors at least quarterly.

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In addition, we do not intend to exceed the leverage limit in our charter, except in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds. We believe that careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment.

How will you structure the ownership and operation of your assets?

We plan to own substantially all of our assets and conduct our operations through Phillips Edison Grocery Center Operating Partnership III, L.P., which we refer to as our Operating Partnership in this prospectus. Our wholly owned subsidiary, Phillips Edison Grocery Center OP GP III, LLC, is the sole general partner of our Operating Partnership and, as of the date of this prospectus, we are the sole limited partner of our Operating Partnership. We will present our financial statements, operating partnership income, expenses and depreciation on a consolidated basis with Phillips Edison Grocery Center OP GP III, LLC and our Operating Partnership. All items of income, gain, deduction (including depreciation), loss and credit will flow through our Operating Partnership and Phillips Edison Grocery Center OP GP III, LLC to us as each of these subsidiary entities will be disregarded for federal tax purposes. These tax items will not generally flow through us to our investors however.  Rather, our net income and net capital gain effectively will flow through us to the stockholders as and when dividends are paid to our stockholders. Because we plan to conduct substantially all of our operations through our Operating Partnership, we are considered an UPREIT.

What is an “UPREIT”?

UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its properties through a partnership in which the REIT holds a general partner or limited partner interest, approximately equal to the value of capital raised by the REIT through sales of its capital stock. Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the partnership and defer taxation of gain until the seller later exchanges his limited partnership units for cash or, at our option, for shares of our common stock pursuant to the terms of the limited partnership agreement.

What is the impact of being an “emerging growth company”?

We do not believe that being an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), will have a significant impact on our business or this offering. We have elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. This election is irrevocable. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”), and will not be for so long as our shares of common stock are not traded on a securities exchange, we are not subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. In addition, so long as we are externally managed by our advisor, we do not expect to be required to seek stockholder approval of executive compensation and “golden parachute” compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period or if the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of any June 30.

What conflicts of interest will your advisor face?

Each of our Phillips Edison and Griffin sponsors and their respective affiliates and personnel will experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our sponsors and their respective affiliates will face include the following:

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•	Our Phillips Edison sponsor and its affiliates must determine which investment opportunities to recommend to us and to other operating Phillips Edison-advised entities or Phillips Edison-sponsored programs, including PECO I and PECO II;

•	Because our Griffin sponsor is a sponsor of two public offerings selling shares of capital stock concurrently with this offering and one additional proposed public offering in registration with the Securities and Exchange Commission (the “SEC”), we may compete with these programs, as well as additional private and public programs that our Griffin sponsor may sponsor in the future, for the same investors when raising capital;

•	Our advisor and its affiliates may structure the terms of joint ventures between us and other Phillips Edison- or Griffin-sponsored programs or Phillips Edison- or Griffin-advised entities;

•	Our sponsors and their respective affiliates will have to allocate their time between us and other real estate programs and activities in which each is involved;

•	Our advisor and its affiliates, including our property manager, will receive fees in connection with transactions involving the purchase, management and sale of our assets regardless of the quality of the asset acquired or the services provided to us;

•	Our dealer manager is an affiliate of our Griffin sponsor and will receive fees in connection with this offering;

•	The negotiations of the advisory agreement, the dealer manager agreement and the property management agreement (including the substantial fees our advisor and its affiliates will receive thereunder) were not at arm’s length; and

•	In the future, we may internalize our management by acquiring assets and the key professionals from our sponsors and their affiliates. We cannot be sure of the terms relating to any such acquisition. Additionally, in an internalization transaction, the professionals at our sponsors who become our employees may receive more compensation than they receive from our sponsors or its affiliates. These possibilities may provide incentives to our advisor or these individuals to pursue an internalization transaction rather than an alternative strategy, even if such alternative strategy might otherwise be in our stockholders’ best interests.

See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

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What is the ownership structure of the company and the affiliated entities that perform services for you?

The following chart shows the ownership structure of the various affiliated entities that perform or are likely to perform important services for us as of the date of this prospectus.

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What are the fees that you will pay to the advisor and its affiliates?

Our advisor and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the table below. Selling commissions and stockholder servicing fees vary for each class of shares offered and selling commissions and dealer manager fees may vary for different categories of purchasers. The table below assumes that (i) 90% of the amount of common stock sold in this primary offering is Class T common stock and 10% is Class I common stock, (ii) we do not reallocate shares being offered between our primary offering and distribution reinvestment plan and, (iii) based on this allocation, we sell all $1,500,000,000 of shares being offered at the highest possible selling commissions and dealer manager fees with respect to our primary offering (with no discounts to any categories of purchasers). The compensation set forth below may only be increased if approved by a majority of the members of our Conflicts Committee. The increase of such compensation does not require approval by stockholders.

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
		Organization and Offering Stage
Selling Commissions	Griffin Capital Securities	Generally, up to 3.0% of gross offering proceeds from the sale of shares of our Class T common stock pursuant to our primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers). No selling commissions are payable on Class I shares or shares of our common stock sold pursuant to the distribution reinvestment plan.	$40,500,000

Dealer Manager Fee	Griffin Capital Securities	With respect to shares of our Class T common stock, generally, up to 3.0% of gross offering proceeds from the sale of shares of our Class T common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers), of which 1.0% of the gross offering proceeds will be funded by us and up to 2.0% of the gross offering proceeds will be funded by our advisor. With respect to shares of our Class I common stock, generally, up to an amount equal to 1.5% of gross offering proceeds from the sale of shares of our Class I common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers), all of which will be funded by our advisor. However, our advisor intends to recoup the portion of the dealer manager fee it funds through the receipt of the Contingent Advisor Payment as part of our acquisition fees, as described below. To the extent that the dealer manager fee is less than 3.0% for any Class T shares sold and less than 1.5% for any Class I shares sold, such shares will have a corresponding reduction in the applicable purchase price. No dealer manager fee is payable on shares of our common stock sold pursuant to the distribution reinvestment plan.	$42,750,000 ($40,500,000 for Class T shares and $2,250,000 for Class I shares)

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Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
Other Organization and Offering Expenses	PECO-Griffin REIT Advisor, LLC	Estimated to be 1.0% of gross offering proceeds from our primary offering in the event we raise the maximum offering. Our advisor will pay organization and offering expenses up to 1.0% of gross offering proceeds from our primary offering, and we will reimburse our advisor for any amounts in excess of 1.0% up to a maximum of 3.5%. Our advisor intends to recoup the portion of the organization and offering expenses it funds through the receipt of the Contingent Advisor Payment, as described below.	$15,000,000

Acquisition and Development Stage

Acquisition Fees and Contingent Advisor Payment	PECO-Griffin REIT Advisor, LLC	We will pay our advisor a base acquisition fee of 2.0% of the contract purchase price of each property or other real estate investments we acquire. We will also pay our advisor an additional contingent advisor payment of 2.15% of contract purchase price of each property or other real estate investments we acquire (the “Contingent Advisor Payment”). The Contingent Advisor Payment allows our advisor to recoup the portion of the dealer manager fee and other organization and offering expenses funded by our advisor. Therefore, the amount of the Contingent Advisor Payment paid upon the closing of an acquisition shall not exceed the then outstanding amounts paid by our advisor for dealer manager fees and other organization and offering expenses at the time of such closing. For these purposes, the amounts paid by our advisor and considered as “outstanding” will be reduced by the amount of the Contingent Advisor Payment previously paid. Notwithstanding the foregoing, the “Contingent Advisor Payment Holdback,” which is the initial $4.5 million of amounts to be paid by our advisor to fund the dealer manager fee and other organization and offering expenses, shall be retained by us until the later of the termination of our last public offering, or ________, 20__, at which time such amount shall be paid to our advisor or its affiliates. Our advisor may waive or defer all or a portion of the acquisition fee at any time and from time to time, in its sole discretion.	$57,069,900 (maximum offering and no debt)/ $109,815,986 (maximum offering and leverage of 50% of the cost of our investments)

Acquisition Expenses	PECO-Griffin REIT Advisor, LLC	Actual expenses incurred by our advisor and unaffiliated third parties in connection with an acquisition, which we estimate to be approximately 1.0% of the contract purchase price of each property. In no event will the total of all acquisition fees and acquisition expenses payable with respect to a particular investment exceed 6.0% of the contract purchase price, unless such excess fees and expenses are approved by a majority of our directors, including a majority of the Conflicts Committee, not otherwise interested in the transaction and they determine the transaction is commercially competitive, fair and reasonable to us.	$13,751,784 (maximum offering and no debt)/ $26,199,687 (maximum offering and leverage of 50% of the cost of our investments)

Construction Management Fee	Phillips Edison & Company Ltd.	We expect to engage our property manager to provide construction management services for some of our properties. We will pay a construction management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project.	Not determinable at this time.

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Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
Development Fee	Phillips Edison & Company Ltd.	We may engage our property manager to provide development services for some of our properties. We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project.	Not determinable at this time.

Operational Stage

Stockholder Servicing Fee	Griffin Capital Securities

A quarterly fee that will accrue daily in an amount equal to 1/365th (1/366th during a leap year) of 1.0% of the most recent purchase price per share of Class T shares sold in our primary offering. The dealer manager will generally reallow the entire stockholder servicing fee to participating broker-dealers.

The stockholder servicing fees will be paid on each Class T share that is purchased in the primary offering. We do not pay stockholder servicing fees with respect to shares sold under our distribution reinvestment plan, although the amount of the stockholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all Class T shares, including those sold under our distribution reinvestment plan.

We will cease paying the stockholder servicing fee with respect to Class T shares held in any particular account, and those Class T shares will convert into a number of Class I shares determined by multiplying each Class T share to be converted by the applicable “Conversion Rate” described herein, on the earlier of (i) a listing of the Class I shares on a national securities exchange; (ii) a merger or consolidation of the company with or into another entity, or the sale or other disposition of all or substantially all of our assets; (iii) after the termination of the primary offering in which the initial Class T shares in the account were sold, the end of the month in which total underwriting compensation paid in the primary offering is not less than 10.0% of the gross proceeds of the primary offering from the sale of Class T and Class I shares; and (iv) the end of the month in which the total stockholder servicing fees paid with respect to such Class T shares purchased in a primary offering is not less than 4.0% (or a lower limit described below) of the gross offering price of those Class T shares purchased in such primary offering (excluding shares purchased through our distribution reinvestment plan). If we redeem a portion, but not all of the Class T shares held in a stockholder’s account, the total stockholder servicing fee limit and amount of stockholder servicing fees previously paid will be prorated between the Class T shares that were redeemed and those Class T shares that were retained in the account. Likewise, if a portion of the Class T shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total stockholder servicing fee limit and amount of stockholder servicing fees previously paid will be prorated between the Class T shares that were transferred and the Class T shares that were retained in the account.

$13,500,000 annually, and $54,000,000 in total (assuming the maximum stockholder servicing fee paid with respect to all Class T shares sold is 4.0% of the gross offering price of those Class T shares sold).

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Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

With respect to item (iv) above, all of the Class T shares held in a stockholder’s account will automatically convert into Class I shares as of the last calendar day of the month in which the 4.0% limit on stockholder servicing fees (or a lower limit, provided that, in the case of a lower limit, the agreement between our dealer manager and the broker-dealer in effect at the time Class T shares were first issued to such account sets forth the lower limit and our dealer manager advises our transfer agent of the lower limit in writing) in a particular account is reached.

We will further cease paying the stockholder servicing fee on any Class T share that is redeemed or repurchased, as well as upon our dissolution, liquidation or the winding up of our affairs, or a merger or other extraordinary transaction in which we are a party and in which the Class T shares as a class are exchanged for cash or other securities.

If we liquidate (voluntarily or otherwise), dissolve or wind up our affairs, then, immediately before such liquidation, dissolution or winding up, our Class T shares will automatically convert to Class I shares at the applicable Conversion Rate and our net assets, or the proceeds therefrom, will be distributed to the holders of Class I shares, which will include all converted Class T shares, in accordance with their proportionate interests.

With respect to the conversion of Class T shares into Class I shares described above, each Class T share will convert into an equivalent amount of Class I shares based on the respective estimated net asset value (“NAV”) per share for each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the NAV per share of each Class T share and Class I share to be effectively the same. Following the conversion of their Class T shares into Class I shares, those stockholders continuing to participate in our distribution reinvestment plan will receive Class I shares going forward at the then-current distribution reinvestment price per Class I share.

Property Management Fee	Phillips Edison & Company Ltd.	Property management fees equal to 4.0% of the monthly gross receipts from the properties managed by our property manager, but no less than $3,000 per month for each property managed, will be payable monthly to our property manager. Our property manager may subcontract the performance of its property management and leasing duties to third parties, and our property manager may pay a portion of its property management or leasing fees to the third parties with whom it subcontracts for these services. We will reimburse the costs and expenses incurred by our property manager on our behalf, including employee compensation, legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, as well as fees and expenses of third-party service providers.	Actual amounts are dependent upon gross revenues of specific properties and actual property management fees or will be dependent upon the total equity and debt capital we raise and the results of our operations and therefore cannot be determined at the present time.

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Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
Asset Management Fee	PECO-Griffin REIT Advisor, LLC	Monthly fee equal to one-twelfth of 1.0% of the cost of each asset. For purposes of this calculation, “cost” equals the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees associated with the property. The asset management fee will be based only on the portion of the cost attributable to our investment in an asset if we do not own all or a majority of an asset and do not manage or control the asset.	The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.

Leasing Fee	Phillips Edison & Company Ltd.	We expect to engage our property manager to provide leasing services with respect to our properties. We will pay a leasing fee to our property manager in an amount that is usual and customary for comparable services rendered based on the geographic market of each property.	Not determinable at this time.

Other Operating Expenses	PECO-Griffin REIT Advisor, LLC and Phillips Edison & Company Ltd.	We will reimburse the expenses incurred by our advisor and our property manager in connection with their provision of services to us, including the portion of the overhead of both the advisor and the property manager that is related to the provision of such services, including certain personnel costs of the advisor and the property manager.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Liquidation/Listing Stage

Disposition Fees	PECO-Griffin REIT Advisor, LLC	For substantial assistance in connection with the sale of properties or other investments, we will pay our advisor or its affiliates 2.0% of the contract sales price of each property or other investment sold, including a sale or distribution of all of our assets; provided, however, that total real estate commissions paid (to our advisor and others) in connection with the sale may not exceed the lesser of 6% of the contract sales price and a competitive real estate commission. The Conflicts Committee will determine whether our advisor or its affiliates have provided substantial assistance to us in connection with the sale of an asset or a liquidity event.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

Subordinated Participation in Net Sale Proceeds (not payable if we are listed on an exchange)	PECO-Griffin REIT Advisor, LLC	Our advisor will receive from time to time, when available, 15.0% of remaining “net sales proceeds” after return of capital contributions plus payment to investors of an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. “Net sales proceeds” generally refers to the proceeds of sale transactions less selling expenses incurred by or on our behalf, including legal fees, closing costs or other applicable fees.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange)	PECO-Griffin REIT Advisor, LLC	Upon the listing of our shares on a national securities exchange, our advisor will receive a distribution from our Operating Partnership equal to 15.0% of the amount by which the sum of our market value plus distributions paid prior to such listing exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

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Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
Subordinated Distribution Due Upon Termination of Advisory Agreement	PECO-Griffin REIT Advisor, LLC

Upon termination or non-renewal of the advisory agreement by the company with or without cause, our advisor will be entitled to receive distributions from our Operating Partnership payable in the form of a non-interest bearing promissory note equal to 15.0% of the amount by which the sum of our market value plus distributions paid through the termination date exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. In addition, our advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

Payment of the promissory note will be deferred until we receive net proceeds from the sale of properties after the termination date. If the promissory note has not been paid in full on the earlier of (a) the date our common stock is listed or (b) within three years from the termination date, then our advisor may elect to convert the balance of the fee into units of our Operating Partnership or shares of our common stock. In addition, if we merge or otherwise enter into a reorganization and the promissory note has not been paid in full, the note must be paid in full upon the closing date of such transaction.

Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

How many real estate investments do you currently own?

As of the date of this prospectus, we own a fee simple interest in one grocery-anchored shopping center containing 78,779 rentable square feet located on approximately 9.1 acres of land in St. Cloud, Florida (“Publix at St. Cloud”). Currently, Publix at St. Cloud is 100% leased with 16 tenants. Publix Super Markets, Inc. (“Publix”), a regional market-leading grocery store chain with stores located in Florida, Georgia, Alabama, South Carolina, Tennessee and North Carolina, occupies 54,379 rentable square feet at Publix at St. Cloud. No other tenant occupies more than 10% of the total rentable square feet at Publix at St. Cloud. The Publix lease expires in October 2023. Publix has seven options to extend the term of its lease by five years each.

Publix at St. Cloud was constructed in 2003. The table below sets forth a schedule of expiring leases for Publix at St. Cloud by square footage and by annualized base rent as of December 19, 2016 (the date on which we purchased the property).

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Year	Number of Expiring Leases	Annualized Base Rent	% of Annualized Base Rent	Leased Rentable Square Feet Expiring	% of Rentable Square Feet Expiring
2017	4	$87,520	8.4%	4,800	6.1%
2018	3	110,722	10.7%	4,800	6.1%
2019	1	47,099	4.5%	1,890	2.4%
2020	–	–	–	–	–
2021	4	171,897	16.6%	8,841	11.2%
2022	1	22,800	2.2%	1,200	1.5%
2023	1	535,633	51.6%	54,379	69.0%
2024	–	–	–	–	–
2025	1	34,048	3.3%	1,669	2.1%
2026	1	28,800	2.8%	1,200	1.5%
Thereafter	–	–	–	–	–

Annualized base rent of expiring leases, for each of the years indicated above, is calculated based on the contractual rent as of December 19, 2016 multiplied by 12 months.

The average effective annual rental rate per square foot for each of the five years ended December 31, 2015 for Publix at St. Cloud was as follows. We calculate average effective annual rental rate per square foot as the annualized contractual base rental income, net of free rent, for the year divided by the average leased square feet.

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Year[1]	Average Effective Annual Rental Rate per Square Foot
2011	$12.51
2012	$12.50
2013	$12.34
2014	$12.35
2015	$12.41

We currently have no plans for significant capital improvement of Publix at St. Cloud, and we believe that Publix at St. Cloud is suitable for its intended purpose and is adequately insured. There are a number of comparable grocery-anchored shopping centers in the market area that may compete with Publix at St. Cloud.

Publix at St. Cloud secured an $11.4 million bridge loan (the “Bridge Loan”) with our Phillips Edison sponsor. The Bridge Loan had a maturity date of December 31, 2018, at which point the outstanding balance of the principal and all accrued and unpaid interest would be due and payable. The Bridge loan incurred interest at an annual rate of LIBOR plus 2.25%. Pursuant to our right under the Bridge Loan, we repaid the Bridge Loan in full on August 14, 2017.

Except as disclosed in a supplement to this prospectus, we have not identified any additional real estate investments that it is reasonably probable we will acquire or originate with the proceeds from this offering. Because our stockholders will not have the opportunity to evaluate additional investments before we make them, we are considered a “blind pool.” As additional acquisitions become probable, we will supplement this prospectus to provide information regarding likely acquisitions to the extent material to an investment decision with respect to our common stock. We will also describe material changes to our portfolio, including the closing of property acquisitions, by means of a supplement to this prospectus.

Will you acquire properties or other assets in joint ventures?

Possibly. Among other reasons, joint venture investments permit us to own interests in large assets without unduly restricting the diversity of our portfolio. We may also want to acquire properties and other investments through joint ventures in order to diversify our portfolio by investment size or investment risk. In determining whether to invest in a particular joint venture, our advisor will evaluate the real estate assets that such joint venture owns or is being formed to own under the same criteria as our other investments.

If I buy shares, will I receive distributions and how often?

Our board of directors has declared cash distributions on the outstanding shares of our Class A common stock based on daily record dates for the periods from December 1, 2016 through August 31, 2017, which distributions we paid or expect to pay on a monthly basis. Distributions are calculated based on stockholders of record each day during these periods at a rate of $0.0016438356 per share per day.

We expect to continue to authorize distributions based on daily record dates and expect to pay distributions on a monthly basis. We intend to use daily record dates for the determination of who is entitled to a distribution so that investors may generally begin earning distributions immediately upon our acceptance of their subscription. We expect to pay distributions monthly and continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board of directors in its sole discretion and may vary from time to time.

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To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our common stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Our board of directors considers many factors before authorizing a cash distribution, including current and projected cash flow from operations, capital expenditure needs, general financial conditions and REIT qualification requirements. We expect to have little, if any, cash flow from operations available for cash distributions until we make substantial investments. It is therefore likely that, at least during the early stages of our development, and from time to time during our operational stage, our board will declare cash distributions that will be paid in advance of our receipt of cash flow that we expect to receive during a later period. In these instances, where we do not have sufficient cash flow to cover our distributions, we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future or proceeds from borrowings to pay distributions. We may borrow funds, issue new securities or sell assets to make and cover our declared distributions, all or a portion of which could be deemed a return of capital. If we fund cash distributions from borrowings, sales of assets or the net proceeds from this offering, then we will have fewer funds available for the acquisition of real estate and real estate-related assets and your overall return may be reduced. Further, to the extent cash distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gains. Our organizational documents do not limit the amount of distributions we can fund from sources other than from cash flows from operations.

May I reinvest my distributions in shares of Phillips Edison Grocery Center REIT III, Inc.?

Yes. We have adopted a distribution reinvestment plan. You may participate in our distribution reinvestment plan by checking the appropriate box on the subscription agreement or by filling out an enrollment form we will provide to you at your request. The purchase prices for Class A, Class T and Class I shares purchased under the distribution reinvestment plan will initially be $10.29. Once we establish a NAV per share, shares issued pursuant to our distribution reinvestment plan will be priced at the NAV per share of our Class A, Class T and Class I common stock, as determined by our advisor or another firm chosen for that purpose. We expect to establish a NAV per share no later than the 150th day following the second anniversary of the date we commence this offering. No selling commissions, dealer manager fees or stockholder servicing fees are payable on shares sold under our distribution reinvestment plan. We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days’ written notice to the participants. For more information regarding the distribution reinvestment plan, see the “Description of Shares—Distribution Reinvestment Plan” section of this prospectus.

Will the distributions I receive be taxable as ordinary income?

Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the distribution reinvestment plan at a discount to fair market value. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

As a REIT, we are only required to distribute 90% of our taxable income each year in order to maintain our REIT status. We expect that some portion of your distributions will not be subject to tax in the year in which it is received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, you should consult with your tax advisor. You should also review the section of this prospectus entitled “Federal Income Tax Considerations.”

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How will you use the proceeds raised in this offering?

We intend to use substantially all of the net proceeds from our primary offering of up to $1,500,000,000 of shares of Class T and Class I common stock to acquire and manage a diversified portfolio of grocery-anchored neighborhood and community shopping centers located in strong demographic markets throughout the United States. Depending primarily upon the number of shares we sell in this primary offering, we estimate that we will use 91.3% of the gross proceeds from the sale of Class T shares and 95.1% of the gross proceeds from the sale of Class I shares in the primary offering for investments, assuming the maximum offering amount, while the remainder of the gross proceeds from the primary offering will be used to pay organization and offering expenses, including selling commissions and the dealer manager fee and, upon investment in properties and other assets, to pay a fee to our advisor for its services in connection with the selection and acquisition of our real estate investments. For more information regarding the use of proceeds, see the “Estimated Use of Proceeds” section of this prospectus.

What kind of offering is this?

We are offering, on a “best efforts” basis, up to $1,500,000,000 of shares of our Class T and Class I common stock in the primary offering at prices of $10.94 per share and $10.00 per share, respectively, with discounts available to some categories of investors with respect to Class T shares. We are also offering up to a maximum of $200,000,000 of shares of our Class A, Class T and Class I common stock pursuant to our distribution reinvestment plan at a purchase price of $10.29 per Class A, Class T and Class I share. The Class T shares are subject to selling commissions and stockholder servicing fees to which the Class I shares are not. Class I shares are only available to investors who: (i) purchase shares through fee-based programs, also known as wrap accounts, (ii) purchase shares through participating broker-dealers that have alternative fee arrangements with their clients, (iii) purchase shares through certain registered investment advisers, (iv) purchase shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, or (v) are an endowment, foundation, pension fund or other institutional investor. We are offering to sell any combination of Class T and Class I shares in our primary offering. Class A shares sold pursuant to our distribution reinvestment plan will only be sold to stockholders that previously purchased Class A shares in our private offering.

How does a “best efforts” offering work?

When shares are offered on a “best efforts” basis, the dealer manager will be required to use only its best efforts to sell the shares in the offering and has no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering.

We will not sell any shares to Pennsylvania investors unless we raise a minimum of $75,000,000 in gross offering proceeds (including sales made to residents of other jurisdictions) from the sale of shares of our common stock, whether in this offering or in separate private transactions. Pending satisfaction of this condition, all subscription payments by Pennsylvania investors will be placed in a separate account held by our escrow agent in trust for the Pennsylvania subscribers’ benefit, pending release to us. Pennsylvania residents should also note the special escrow procedures described below under “Plan of Distribution—Special Notice to Pennsylvania Investors.”

If we have not reached the $75,000,000 threshold for Pennsylvania investors within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, then we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, with interest. If you request a refund within 10 days of receiving that notice, then we will arrange for the escrow agent to promptly return by check your subscription amount with interest. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $75,000,000 or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive a refund of your subscription amount with interest. In the event we do not raise gross offering proceeds of $75,000,000 before the termination of this primary offering, we will promptly return all funds held in escrow for the benefit of Pennsylvania investors (in which case, Pennsylvania investors will not be required to request a refund of their investment). Purchases by persons affiliated with us or our advisor will not count toward the Pennsylvania minimum.

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How long will this offering last?

The termination date of our primary offering will be ________, 2019, unless extended by our board of directors for one year to ________, 2020. Under rules promulgated by the SEC, if we have filed a registration statement relating to a follow-on offering, then we could continue our primary offering until such follow-on offering registration statement has been declared effective. If we continue our primary offering beyond two years from the date of this prospectus, then we will provide that information in a prospectus supplement. We may continue to offer shares under our distribution reinvestment plan beyond two years from the date of this prospectus until we have sold $200,000,000 of shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

If our board of directors determines that it is in our best interest, then we may conduct additional offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future.

Who can buy shares?

An investment in our shares is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of many states can buy shares in this offering provided that they have either (i) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (ii) a net worth of at least $250,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. The minimum suitability standards are more stringent for investors in certain other states. See “Suitability Standards.”

Who can invest in each class of our common stock and what are the differences among the classes?

Class T shares are available to all investors. Class I shares are only available to investors who: (i) purchase shares through fee-based programs, also known as wrap accounts, (ii) purchase shares through participating broker-dealers that have alternative fee arrangements with their clients, (iii) purchase shares through certain registered investment advisers, (iv) purchase shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, or (v) are an endowment, foundation, pension fund or other institutional investor.

The following summarizes the differences in fees and selling commissions between the classes of our common stock. None of the fees listed below are payable by us with respect to shares sold under our distribution reinvestment plan.

	Class T Shares		Class I Shares
Price Per Share	$10.94		$10.00
Selling Commissions	3.0%		None
Dealer Manager Fees	3.0	%(1)	1.5	%(1)
Stockholder Servicing Fee	1.0	%(2)	None

(1)	Our dealer manager will receive dealer manager fees in the amounts of up to (i) 3.0% of the gross offering proceeds for sales of Class T shares and (ii) 1.5% of the gross offering proceeds for sales of Class I shares. For sales of Class T shares, 2/3 of the dealer manager fee will be funded by our advisor, and the remainder will be funded by us. For sales of Class I shares, all of the dealer manager fee will be funded by our advisor.

(2)	We will also pay a quarterly stockholder servicing fee that will accrue daily in the amount of 1/365th (or 1/366th during leap years) of 1.0% of the most recent purchase price per share of Class T shares sold in our primary offering.

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The fees and expenses listed above will be allocated on a class-specific basis. The stockholder servicing fee is a class-specific expense that is allocated among all outstanding Class T shares and is not paid from the amounts paid by each individual Class T stockholder to purchase his or her Class T shares. The payment of class-specific expenses is expected to result in a different amount of distributions being paid with respect to the Class T shares. Specifically, we expect to reduce the amount of distributions that would otherwise be paid on all Class T shares (including those sold under our distribution reinvestment plan) to account for the ongoing stockholder servicing fees payable on Class T shares. In addition, if the stockholder servicing fee paid with respect to Class T shares exceeds the amount distributed to holders of Class I shares in a particular period (such excess amount is referred to herein as the “Excess Class T Fee”), the NAV per Class T share would be permanently reduced by an amount equal to the Excess Class T Fee for the applicable period divided by the number of Class T shares outstanding at the end of the applicable period, reducing both the NAV of the Class T shares used for conversion purposes and the applicable Conversion Rate described herein. To calculate the NAV for our Class A, Class T and Class I shares, we would first determine the NAV of our entire company and then use such aggregate NAV to determine the NAV for each of our Class A, Class T and Class I shares by making any necessary adjustments applicable to each class of shares. If the NAV of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. Generally, we do not expect the respective NAVs of our Class A, Class T and Class I shares to differ for any reason other than for possible adjustments to the NAV of our Class T shares to account for the stockholder servicing fee, as discussed above.

If we liquidate (voluntarily or otherwise), dissolve or wind up our affairs, then, immediately before such liquidation, dissolution or winding up of our company, our Class T shares will automatically convert to Class I shares at the applicable Conversion Rate (discussed herein) and our assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class I shares ratably in proportion to the respective NAV for each class. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. In the event that we have not previously calculated a NAV for our Class A and Class I shares prior to a liquidation, we will calculate the NAV for our Class A and Class I shares, after the conversion of all Class T shares into Class I shares, in connection with such a liquidation specifically to facilitate the equitable distribution of assets or proceeds to the share classes. To calculate the NAV for our Class A and Class I shares, we would first determine the NAV of our entire company and then use such aggregate NAV to determine the NAV for each of our Class A and Class I shares by making any necessary adjustments applicable to each class of shares.

Who might benefit from an investment in our shares?

An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, seek to preserve capital, seek to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for an indefinite period of time. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Is there any minimum investment required?

Yes. We require a minimum investment of at least $2,500. After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

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Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from beneficially or constructively owning more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. Our charter also limits your ability to sell your shares unless (i) the prospective purchaser meets the suitability standards in our charter regarding income and/or net worth and (ii) you are transferring all of your shares and the transfer complies with the minimum purchase requirements.

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should carefully read this section of the prospectus.

We may make some investments that generate “excess inclusion income” which, when passed through to our tax-exempt stockholders, can be taxed as unrelated business taxable income (“UBTI”) or, in certain circumstances, can result in a tax being imposed on us. Although we do not expect the amount of such income to be significant, there can be no assurance in this regard.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your individual retirement account (“IRA”), a simplified employee pension (“SEP”) plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (i) whether the investment is in accordance with the documents and instruments governing your IRA, SEP plan or other account, (ii) whether the investment satisfies the fiduciary requirements associated with your IRA, SEP plan or other account, (iii) whether the investment will generate UBTI to your IRA, SEP plan or other account, (iv) whether there is sufficient liquidity for such investment under your IRA, SEP plan or other account, (v) the need to value the assets of your IRA, SEP plan or other account annually or more frequently, and (vi) whether the investment would constitute a prohibited transaction under applicable law.

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement (in the form attached to this prospectus as Appendix B) for a specific number of shares and pay for the shares at the time of your subscription.

If I buy shares in this offering, how may I later sell them?

At the time you purchase the shares, they will not be listed for trading on any securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. In addition, our charter imposes restrictions on the ownership of our common stock that will apply to potential purchasers of your shares. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid.

After you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our share repurchase program. Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. We will repurchase shares on the last business day of each month (and in all events on a date other than a dividend payment date). The price at which we will repurchase the shares is as follows:

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•	for those shares held by the redeeming stockholder for at least one year, 90.0% of the lesser of the price paid to acquire the shares from us or the applicable NAV per share;

•	for those shares held by the redeeming stockholder for at least two years, 95.0% of the lesser of the price paid to acquire the shares from us or the applicable NAV per share;

•	for those shares held by the redeeming stockholder for at least three years, 97.5% of the lesser of the price paid to acquire the shares from us or the applicable NAV per share; and

•	for those shares held by the redeeming stockholder for at least four years, 100% of the lesser of the price paid to acquire the shares from us or the applicable NAV per share.

The terms of our share repurchase program are more generous with respect to repurchases sought upon a stockholder’s death, “determination of incompetence” or “qualifying disability”:

•	there is no one-year holding requirement; and

•	the repurchase price is the price paid to acquire the shares until such time as we provide an estimated NAV per share, at which time the repurchase price will be the applicable NAV per share.

The share repurchase program also contains numerous restrictions on your ability to sell your shares to us. During any calendar year, we may repurchase no more than 5.0% of the weighted average number of shares outstanding during the prior calendar year. Further, the cash available for repurchases on any particular date will generally be limited to the proceeds from the distribution reinvestment plan during the preceding four fiscal quarters, less amounts already used for repurchases since the beginning of that period; however, subject to the limitations described above, we may use other sources of cash at the discretion of our board of directors. In addition, our board of directors reserves the right, in its sole discretion, at any time and from time to time, to reject any request for repurchase. We may amend, suspend or terminate the program at any time upon 30 days’ notice.

Will you register as an investment company?

Neither we nor any of our subsidiaries intend to register as investment companies under the Investment Company Act of 1940, as amended (the “Investment Company Act”). If we or our subsidiaries were obligated to register as investment companies, then we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	pursuant to Section 3(a)(1)(A), is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•	pursuant to Section 3(a)(1)(C), is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of United States government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes United States government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

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We believe that we and our Operating Partnership will not be required to register as an investment company. With respect to the 40% test, most of the entities through which we and our Operating Partnership will own our assets will be majority-owned subsidiaries that will not themselves be investment companies and will not be relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

With respect to the primarily engaged test, we and our Operating Partnership will be holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

If any of the subsidiaries of our Operating Partnership fail to meet the 40% test, then we believe they will usually, if not always, be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. Otherwise, they should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that any of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, and approximately an additional 25% of its assets in other types of real estate-related assets. If any subsidiary relies on Section 3(c)(5)(C), then we expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets. For more information related to compliance with the Investment Company Act, see the “Investment Objectives and Policies—Investment Limitations Under the Investment Company Act of 1940” section of this prospectus.

What are your potential liquidity strategies?

Subject to then-existing market conditions and the sole discretion of our board of directors, we may consider the following in order to provide increased liquidity to our stockholders:

•	list our shares on a national securities exchange;

•	merge, reorganize or otherwise transfer our company or its assets to another entity;

•	commence selling our properties and liquidate our company;

•	provide increased capacity to repurchase shares through our share repurchase program in connection with an offering as an “NAV REIT,” which is a term used to describe a REIT that values its shares as often as daily but at least quarterly on a NAV basis; or

•	otherwise create a liquidity event for our stockholders.

We cannot, however, assure you that we will pursue one or more of these alternatives following the completion of this offering. Our charter does not require us to pursue a liquidity transaction at any time. If we determine that market conditions are not favorable for one of the above-described liquidity events, then we also reserve the right to engage in a follow-on offering of stock. Our board of directors has the sole discretion to continue operations after completion of the offering, including engaging in a follow-on offering, if it deems such continuation is in the best interests of our stockholders.

Will I be notified of how my investment is doing?

Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	detailed quarterly distribution reports;

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•	an annual report; and

•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	United States mail or other courier;

•	facsimile;

•	electronic delivery; or

•	posting on our web site at www.grocerycenterREIT3.com.

To assist Financial Industry Regulatory Authority (“FINRA”) members and their associated persons that participate in this offering in meeting their customer account statement reporting obligations pursuant to applicable FINRA and National Association of Securities Dealers (“NASD”) Conduct Rules, we disclose in each annual report distributed to stockholders a per share estimated value of our shares, the method by which it was developed and the date of the estimated valuation.

Initially, we will report the net investment amounts of our shares as our estimated value per share, which net investment amounts will be based on the “amount available for investment/net investment amount” percentages shown in our estimated use of proceeds table. This amount will be 96.0% of the $10.94 primary offering price of our Class T shares of common stock and 100% of the $10.00 primary offering price of our Class I shares of common stock. These amounts will equal $10.50 and $10.00, respectively, for our Class T and Class I shares, which is the purchase price of our primary offering shares, less the associated selling commission, dealer manager fee, and estimated organization and other offering expenses paid by us as shown in our estimated use of proceeds table. These estimated per share values will be accompanied by any disclosures required under the FINRA and NASD Conduct Rules. No later than the 150th day following the second anniversary of the date we commence this offering, we will provide an estimated NAV per share. In determining our NAV per share, we intend to follow the prescribed methodologies of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Associate (“IPA”) in April 2013 (the “IPA Guidelines”). Once we announce a NAV per share, we generally expect to update the NAV per share every 12 months.

Until we report a NAV, the initial reported value based on the offering price as adjusted for selling commissions, the dealer manager fee and our organization and offering expenses will likely differ from the price that a stockholder would receive in the near term upon a resale of his or her shares or upon a liquidation of our company because (i) there is no public trading market for the shares at this time; (ii) the estimated value will not reflect, and will not be derived from, the fair market value of our assets, nor will it represent the amount of net proceeds that would result from an immediate liquidation of our assets; (iii) the estimated value will not take into account how market fluctuations affect the value of our investments; and (iv) the estimated value will not take into account how developments related to individual assets may increase or decrease the value of our portfolio.

When will I get my detailed tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Who can help answer my questions about the offering?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

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Griffin Capital Securities, LLC

18191 Von Karman Avenue

Suite 300

Irvine, CA 92612

Telephone: (949) 270-9300

Email: chuang@griffincapital.com

Attention: Charles Huang

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Risk Factors

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in Us

There is no public trading market for our shares; therefore, it will be difficult for you to sell your shares.

There is no current public market for our shares and our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date, list our shares on an exchange by a specified date or provide any other liquidity event for our stockholders. Our charter limits your ability to transfer or sell your shares unless the prospective stockholder meets the applicable suitability and minimum purchase standards. Our charter also prohibits the beneficial or constructive ownership by a person of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. Moreover, our share repurchase program includes numerous restrictions that limit your ability to sell your shares to us, and our board of directors may amend, suspend or terminate our share repurchase program upon 30 days’ notice without stockholder approval. We describe these restrictions in detail under “Description of Shares—Share Repurchase Program” in this prospectus. Therefore, it will be difficult for you to sell your shares. Even if you are able to sell your shares before a liquidity event or a listing, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment because of the illiquid nature of the shares.

If we are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our advisor in the acquisition of our investments, including the determination of any financing arrangements. Competition from competing entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, any disruptions or dislocations in the credit markets that materially impact the cost and availability of debt to finance real estate acquisitions could result in a further reduction of suitable investment opportunities and create a competitive advantage to other entities that have greater financial resources than we do. We can give no assurance that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if our advisor makes investments on our behalf, our objectives will be achieved. If we, through our advisor, are unable to find suitable investments promptly upon receipt of our offering proceeds, then we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives. If we would continue to be unsuccessful in locating suitable investments, then we may ultimately decide to liquidate.

If we raise substantial offering proceeds in a short period of time, then we may not be able to invest all of the net offering proceeds promptly, which may cause our distributions and your investment returns to be lower than they otherwise would.

We could suffer from delays in locating suitable investments. The more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly. Therefore, the large size of this offering increases the risk of delays in investing our net offering proceeds. Our reliance on our advisor to locate suitable investments for us at times when the management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs could also delay the investment of the proceeds of this offering. Delays we encounter in the selection, acquisition and development of income-producing properties would likely limit our ability to pay distributions to our stockholders and reduce our stockholders’ overall returns.

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Because our stockholders will not have the opportunity to evaluate all additional investments we may make before we make them, we are considered a “blind pool.” We may make investments with which our stockholders do not agree.

As of the date of this prospectus, we own one grocery-anchored shopping center and, except as disclosed in a supplement to this prospectus, we have not identified any additional investments that are reasonably probable to be acquired with the proceeds from our offering stage. As a result, we cannot provide our stockholders with any information to assist them in evaluating the merits of any specific assets that we may acquire. We will seek to invest substantially all of the net proceeds from our offering stage, after the payment of fees and expenses, in real estate investments. Our board of directors and our advisor have broad discretion when identifying, evaluating and making such investments. Our stockholders will have no opportunity to evaluate the transaction terms or other financial or operational data concerning specific investments before we invest in them. As a result, our stockholders must rely on our board of directors and our advisor to identify and evaluate our investment opportunities, and our board of directors and our advisor may not be able to achieve our business objectives, may make unwise decisions or may make investments with which our stockholders do not agree.

If we do not raise substantial funds, then we will be limited in the number and type of investments we may make, and the value of your investment in us is more likely to be adversely affected by the negative performance of any sizeable asset as well as by our fixed operating expenses.

This offering is being made on a “best efforts” basis and no individual or firm has agreed to purchase any of our stock. The amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantial funds, then we will make fewer investments resulting in less diversification in terms of the type, location, number and size of investments that we make. In that case, there is an increased likelihood that any single asset’s performance would materially reduce our overall profitability. We are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. In addition, any inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our net income and the distributions we make to stockholders would be reduced.

Limited participation in our distribution reinvestment plan by Class A and Class I stockholders may limit the amount of cash we have available for the repurchase of shares pursuant to our share repurchase program and for other uses.

We will offer Class A and Class I shares pursuant to our distribution reinvestment plan at a purchase price of $10.29 per share, which is greater than the purchase price of $10.00 per share of Class A shares sold in our private placement and is also greater than the purchase price of $10.00 per share of Class I shares sold in our primary offering. Consequently, Class A and Class I stockholders may choose not to reinvest the distributions they may receive from us in additional shares of our common stock. To the extent that there is limited participation in our distribution reinvestment plan, a greater portion of distributions will be paid in cash and we will have less cash available for other uses. Additionally, the cash available for repurchases pursuant to our share repurchase program will generally be limited to the proceeds from the distribution reinvestment plan during the period consisting of the preceding four fiscal quarters, less any cash already used for repurchases since the beginning of that period. As a result, limited participation in our distribution reinvestment plan will decrease the amount of funds available for the repurchase of shares pursuant to our share repurchase program.

Because we are dependent upon our advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on our stockholders’ investment.

We are dependent on our advisor to manage our operations and our portfolio of real estate assets. Our advisor has no operating history and it will depend largely upon the fees and other compensation that it will receive from us in connection with the purchase, management and sale of assets to conduct its operations. Any adverse changes in the financial condition of our advisor or our relationship with our advisor could hinder its ability to successfully manage our operations and our portfolio of investments.

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Our ability to achieve our investment objectives and to conduct our operations is dependent upon the performance of our advisor, which is jointly owned by our Phillips Edison sponsor (75%) and our Griffin sponsor (25%). Our sponsors’ business is sensitive to trends in the general economy, as well as the commercial real estate and credit markets. Our results of operations and financial condition could also suffer to the extent that any decline in our sponsors’ revenues and operating results impacts the performance of our advisor.

The loss of or the inability to hire additional or replacement key real estate and debt finance professionals at Phillips Edison could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

Our success depends to a significant degree upon the contributions of Messrs. Edison, Murphy and Addy, each of whom would be difficult to replace. Neither we nor our advisor have employment agreements with these individuals. Messrs. Edison, Murphy and Addy may not remain associated with Phillips Edison. If any of these persons were to cease their association with us, then our operating results could suffer. We do not intend to maintain key person life insurance on any person.

We believe that our future success depends, in large part, upon Phillips Edison and its affiliates’ ability to retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and Phillips Edison and its affiliates may be unsuccessful in attracting and retaining such skilled individuals. If Phillips Edison loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered and the value of your investment may decline.

If we make distributions from sources other than our cash flow from operations, then we will have fewer funds available for the acquisition of properties, your overall return may be reduced and the value of a share of our common stock may be diluted.

Our organizational documents permit us to make distributions from any source. If our cash flow from operations is insufficient to cover our distributions, then we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future, or proceeds from borrowings to pay distributions. If we fund distributions from borrowings, sales of properties or the net proceeds from this offering, then we will have fewer funds available for the acquisition of real estate and real estate-related assets resulting in potentially fewer investments, less diversification of our portfolio and a reduced overall return to you. In addition the value of your investment in shares of our common stock may be diluted because funds that would otherwise be available to make investments would be diverted to fund distributions. Further, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gains. There is no limit on the amount of distributions that we can fund from sources other than from cash flows from operations. Both PECO I and PECO II have historically funded a portion of the distributions paid to their respective stockholders from sources other than cash flow from operations. During the early stages of our operations, we will likely fund distributions from sources that will be categorized as return of capital.

Our advisor pays our dealer manager all or a portion of the dealer manager fee in connection with the sale of Class T and Class I shares in our primary offering, and if it is unable or fails to do so in the future, our net offering proceeds and your returns would be lower than they otherwise would be.

Our advisor has agreed to pay, or cause its affiliates to pay, all or a portion of the dealer manager fee to our dealer manager in connection with the sale of Class T and Class I shares in the primary offering. If our advisor or its affiliates are unable or fail to pay dealer manager fees in the future, then we may have to revise the terms of the offering to provide that we would pay all of the dealer manager fees in connection with the sale of Class T and Class I shares and potentially increase the respective offering prices. Our payment of such additional dealer manager fees would reduce our net offering proceeds from the sale of Class T and Class I shares, which would reduce our returns and the value of your investment.

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Future interest rate increases in response to inflation may inhibit our ability to conduct our business and acquire or dispose of real property or real estate-related debt investments at attractive prices and your overall return may be reduced.

We will be exposed to inflation risk with respect to income from any long-term leases on real property that do not provide for automatic step ups in rent. High inflation may in the future tighten credit, increase borrowing rates and reduce your returns. Further, if interest rates rise, such as during an inflationary period, the cost of acquisition capital to purchasers may also rise, which could adversely impact our ability to dispose of our assets at attractive sales prices and reduce your returns.

Our rights and the rights of our stockholders to recover claims against our directors and officers are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that our directors and officers will not be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless our directors are negligent or engage in misconduct or our independent directors are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our directors and officers than might otherwise exist under common law, which could reduce our and your recovery from these persons if they act in a negligent manner. Our charter also requires us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to any individual who is a present or former director or officer and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or any individual who, while a director or officer and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, partnership, limited liability company, joint venture, trust, employment benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. See the “Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” section of this prospectus for a detailed discussion of the limited liability of our directors, officers, employees and other agents.

We may change our targeted investments without stockholder consent.

We expect to allocate at least 90% of our portfolio to investments in well-occupied, grocery-anchored neighborhood and community shopping centers leased to a mix of national, regional, and local creditworthy tenants selling necessity-based goods and services in strong demographic markets throughout the United States. We may allocate up to 10% of our portfolio to other real estate properties and real estate-related loans and securities such as mortgage, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; and the equity securities of other REITs and real estate companies. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount. We may make adjustments to our target portfolio based on real estate market conditions and investment opportunities and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, our current targeted investments. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to our stockholders.

Risks Related to Conflicts of Interest

Our advisor and its affiliates, including all of our executive officers, some of our directors and other key real estate professionals will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

All of our executive officers and some of our directors are also officers, directors, managers or key professionals of our advisor and other affiliated Phillips Edison entities. Our advisor and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

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•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement, the dealer manager agreement and the property management agreement;

•	offerings of equity by us, which entitle our dealer manager to dealer manager fees and stockholder servicing fees and will likely entitle our advisor to increased acquisition and asset management fees;

•	acquisitions of investments, which entitle our advisor to acquisition and asset management fees, and, in the case of acquisitions or investments from other Phillips Edison- or Griffin-sponsored programs, might entitle affiliates of our advisor to disposition fees in connection with its services for the seller;

•	borrowings to acquire properties and other investments, which borrowings will increase the acquisition and asset management fees payable to our advisor;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to the subordinated incentive listing distribution;

•	whether and when we seek to commence a follow-on offering as a “NAV REIT,” which offering could entitle our advisor to additional fees; and

•	whether and when we seek to sell the company or its assets, which sale could entitle our advisor to disposition fees and to the subordinated participation in net sales proceeds and terminate the asset management fee.

The fees our advisor receives in connection with the acquisition and management of assets are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. Additionally, the cost of assets on which the asset management fee is based is inclusive of acquisition expenses paid in connection with the acquisition of assets. This may influence our advisor to recommend riskier transactions to us and to recommend acquisitions at greater purchase prices.

Our advisor will face conflicts of interest relating to the acquisition of assets and such conflicts may not be resolved in our favor, which could limit our ability to make distributions and reduce your overall investment return.

We rely on our Phillips Edison sponsor and its key real estate professionals to identify suitable investment opportunities for us. The executive officers and several of the other key real estate professionals at our Phillips Edison sponsor are also the key real estate professionals at the advisors to other Phillips Edison-sponsored programs. As such, Phillips Edison-sponsored programs rely on many of the same real estate professionals as will future programs. Certain investment opportunities that may be suitable for us may also be suitable for other Phillips Edison programs, including PECO I and PECO II, which both generally seek to acquire properties that meet our target investment criteria. Generally, our advisor will not pursue any opportunity to acquire any real estate properties that are directly competitive with our specific investment strategies, unless and until the opportunity is first presented to us, subject to certain exceptions, including the rotation of investment opportunities between us, PECO I and PECO II. See the “Conflicts of Interest—Our Affiliates’ Interests in Other Real Estate Programs—Allocation of Investment Opportunities” section of this prospectus. Thus, the executive officers and real estate professionals of our Phillips Edison sponsor could direct attractive investment opportunities to other entities or investors. Such events could result in us investing in properties that provide less attractive returns, which may reduce our ability to make distributions. For a detailed description of the conflicts of interest that our advisor will face, see generally the “Conflicts of Interest” section of this prospectus.

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Our advisor will face conflicts of interest relating to joint ventures that we may form with affiliates of our advisor, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

If approved by our Conflicts Committee, we may enter into joint venture agreements with other Phillips Edison- or Griffin-sponsored programs or affiliated entities for the acquisition, development or improvement of properties or other investments. We may also enter into joint ventures with third parties in which an affiliate of our advisor provides separate management services. Our officers and the officers and key employees of our sponsors will face conflicts of interest in determining which program should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the Phillips Edison-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a Phillips Edison- or Griffin-affiliated co-venturer and any joint venture with a third party in which the venture is managed by an affiliate of our advisor will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated parties. These joint ventures may benefit the other joint venture parties or affiliates of our advisor at our expense, increasing the risk of loss on your investment.

Our Phillips Edison sponsor, the real estate professionals assembled by our Phillips Edison sponsor, their affiliates and our officers will face competing demands relating to their time, and this may cause our operations and your investment to suffer.

We rely on our Phillips Edison sponsor, the real estate professionals it has assembled, and their affiliates and officers for the day-to-day operation of our business. Our Phillips Edison sponsor and its real estate professionals and affiliates have interests in other Phillips Edison programs and engage in other business activities. As a result of their interests in other Phillips Edison programs and the fact that they have engaged in and they will continue to engage in other business activities, they will face conflicts of interest in allocating their time among us, our advisor and other Phillips Edison-sponsored programs and other business activities in which each is involved. Furthermore, some or all of these individuals may become employees of another Phillips Edison-sponsored program in an internalization transaction or, if we internalize our advisor, may not become our employees as a result of their relationship with other Phillips Edison-sponsored programs. If these events occur, the returns on our investments, and the value of our stockholders’ investments, may decline.

Because other real estate programs offered through our dealer manager will conduct offerings concurrently with our offering, our dealer manager faces potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.

Our Griffin sponsor is the sponsor of another non-traded REIT that is raising capital in ongoing public offerings of common stock. Additionally, Griffin may sponsor additional programs in the future that may raise capital during a portion of the same period in which we seek to raise capital. Our dealer manager is or will be the dealer manager for such Griffin-sponsored programs. Affiliates of our dealer manager may profit more from the sale of other Griffin-sponsored programs than from the sale of our shares. As a result, our dealer manager may face conflicts of interests when selling our shares and the shares of other programs.

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Our executive officers and some of our directors face conflicts of interest related to their positions with our sponsors and their affiliates, which could hinder our ability to implement our business strategy and to generate returns to you.

Our executive officers and some of our directors are also executive officers, directors, managers and key professionals of our sponsors and other affiliated entities. Their loyalties to these other entities could result in actions or inactions that breach their fiduciary duties to us and are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, then we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

If we terminate our advisory agreement, our advisor may be entitled to distributions from our Operating Partnership, which may discourage us from terminating our advisory agreement.

Our operating partnership agreement will require us to pay a performance-based termination distribution to our advisor if we terminate our advisor prior to listing our shares for trading on an exchange or, absent such listing, in respect of its participation in net sale proceeds. The subordinated distribution will provide a 15% subordinated return to the advisor only if stockholders receive a return of their invested capital plus a 6% cumulative, non-compounded annual return from inception through the termination date. To avoid paying this distribution, our board of directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination distribution, termination of the advisory agreement would be in our best interest.

Risks Related to This Offering and Our Corporate Structure

Because we rely on affiliates of our sponsors to provide advisory, property management and dealer manager services, if Phillips Edison or Griffin is unable to meet its obligations, we may be required to find alternative providers of these services, which could result in a significant and costly disruption of our business.

Our Phillips Edison and Griffin sponsors jointly own our advisor. Additionally, our Phillips Edison sponsor owns and controls our property manager and our Griffin sponsor owns and controls our dealer manager. The operations of our advisor, our property manager and our dealer manager rely substantially on Phillips Edison and/or Griffin. In the event that Phillips Edison and/or Griffin become unable to meet their respective obligations as they become due, we might be required to find alternative service providers, which could result in a significant disruption of our business and would likely adversely affect the value of your investment in us. Further, given the non-solicitation provision contained in our advisory agreement, it would be difficult for us to utilize any current employees of our sponsors that provide services to us.

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, our charter prohibits a person from beneficially or constructively owning more than 9.8% of our outstanding shares, unless exempted by our board of directors. This restriction may delay, defer or prevent a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all, or substantially all, of our assets) that might provide a premium price for holders of our common stock.

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Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our charter permits our board of directors to issue up to 1,010,000,000 shares of stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of stock of any class or series that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also delay, defer or prevent a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all, or substantially all, of our assets) that might provide a premium price to holders of our common stock.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if our subsidiaries or we become an unregistered investment company, then we could not continue our business.

Neither we nor any of our subsidiaries intend to register as investment companies under the Investment Company Act. If our subsidiaries or we were obligated to register as investment companies, then we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	pursuant to Section 3(a)(1)(A), is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•	pursuant to Section 3(a)(1)(C), is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of United States government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes United States government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We believe that we and our Operating Partnership will not be required to register as an investment company. With respect to the 40% test, most of the entities through which we and our Operating Partnership will own our assets will be majority-owned subsidiaries that will not themselves be investment companies and will not be relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

With respect to the primarily engaged test, we and our Operating Partnership will be holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

We believe that any of the subsidiaries of our Operating Partnership that fail to meet the 40% test will usually, if not always, be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. Otherwise, they should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that any of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, and approximately an additional 25% of its assets in other types of real estate-related assets. If any subsidiary relies on Section 3(c)(5)(C), then we expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets. See the “Investment Objectives and Policies—Investment Limitations Under the Investment Company Act of 1940” section of this prospectus.

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Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or our exception from the definition of an investment company under the Investment Company Act.

If the market value or income potential of our qualifying real estate assets changes as compared to the market value or income potential of our non-qualifying assets, or if the market value or income potential of our assets that are considered “real estate-related assets” under the Investment Company Act or REIT qualification tests changes as compared to the market value or income potential of our assets that are not considered “real estate-related assets” under the Investment Company Act or REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, then we may need to modify our investment portfolio in order to maintain our REIT qualification or exception from the definition of an investment company. If the decline in asset values or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT qualification and Investment Company Act considerations.

You may not be able to sell your shares under our share repurchase program and, if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.

Our board of directors has approved the share repurchase program, but may amend, suspend or terminate our share repurchase program at any time upon 30 days’ notice without stockholder approval. During any calendar year, we may purchase no more than 5.0% of the weighted-average number of shares outstanding during the prior calendar year. Our stockholders must hold their shares for at least one year in order to participate in the share repurchase program, except for repurchases sought upon a stockholder’s death, “qualifying disability” and “determination of incompetence.” The cash available for repurchase on any particular date will generally be limited to the proceeds from the distribution reinvestment plan during the period consisting of the preceding four fiscal quarters, less amounts already used for repurchases since the beginning of that period; however, subject to the limitations described above, we may use other sources of cash at the discretion of our board of directors. In addition, our board of directors reserves the right, in its sole discretion, at any time and from time to time, to reject any request for repurchase. Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. These limits may prevent us from accommodating all repurchase requests made in any year. These restrictions would severely limit your ability to sell your shares should you require liquidity and would limit your ability to recover the value you invested. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share repurchase program.  For a more detailed description of the share repurchase program, see the “Description of Shares—Share Repurchase Program” section of this prospectus.

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The offering prices of shares of our common stock to be sold in this primary offering were not established on an independent basis and bear no relationship to the net value of our assets. The offering price is likely to be higher than the amount our stockholders would receive per share if we were to liquidate at this time. We will use our “amount available for investment/net investment amount” as the estimated value of our shares until we provide an estimated NAV per share based on the value of our assets. Even when we begin to estimate the NAV of our shares, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.

We set the primary offering prices of our Class T and Class I shares arbitrarily. The primary offering prices of our shares bear no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering prices are not based upon any independent valuation, the offering prices are likely to be higher than the proceeds that our stockholders would receive upon liquidation or a resale of their shares if they were to be listed on an exchange or actively traded by broker-dealers, primarily because (i) of the upfront fees paid in connection with the sale of our Class T shares, (ii) through October 11, 2017 we had sold approximately 2.6 million shares of our Class A common stock at an average purchase price of approximately $9.85 per share and received average net proceeds of approximately $9.00 per share in private transactions, (iii) we incurred certain organization and other offering expenses in connection with our private offering, (iv) we have paid cash distributions to Class A stockholders that exceed our cash flow from operations, and (v) we have issued stock dividends to Class A stockholders.

To assist FINRA members and their associated persons that participate in this offering of common stock in meeting their customer account statement reporting obligations pursuant to applicable FINRA and NASD Conduct Rules, we will disclose in each annual report distributed to stockholders a per share estimated value of our shares deemed per FINRA rules to be developed in a manner reasonably designed to ensure it is reliable, the method by which it was developed, and the date of the estimated valuation.

Initially, we will report the net investment amounts of our shares as our estimated values per share, which net investment amount will be based on the “amount available for investment/net investment amount” percentages shown in our estimated use of proceeds table. This amount is 96.0% of the $10.94 primary offering price of our Class T shares of common stock and 100% of the $10.00 primary offering price of our Class I shares of common stock. These amounts will equal $10.50 and $10.00, respectively, for our Class T and Class I shares, which is the purchase price of our primary offering shares, less the associated selling commission, dealer manager fee, and estimated organization and other offering expenses paid by us as shown in our estimated use of proceeds table. This amount does not take into account the stockholder servicing fee that we pay in connection with Class T shares sold in the primary offering. No later than 150 days after the second anniversary of the date on which we commence this offering, we will provide an estimated NAV per share that we will use as our estimated value per share. This value will be based on valuations of our assets and liabilities performed at least annually, by, or with the material assistance or confirmation of, a third-party valuation expert or service and will comply with the IPA Valuation Guidelines. Once we announce an estimated NAV per share we generally expect to update the estimated NAV per share on an annual basis. Our estimated per share value will be accompanied by any disclosures required under the FINRA and NASD Conduct Rules.

Until we report an estimated NAV, the initial reported values will likely differ from the price that a stockholder would receive in the near term upon a resale of his or her shares or upon a liquidation of our company. Even when determining the estimated value of our shares by estimating a NAV per share, we will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. Accordingly, these estimates may not be an accurate reflection of the fair market value of our investments and will not likely represent the amount of net proceeds that would result from an immediate sale of our assets.

Because the current offering prices for our Class T and Class I shares in this public offering exceed the net tangible book value per share, investors in this offering will experience immediate dilution in the net tangible book value of their shares.

We are offering shares of our Class T common stock and our Class I common stock in this primary public offering at $10.94 and $10.00 per share, respectively. Our current public offering prices for our Class T and Class I shares exceed our net tangible book value per share, which amount is the same for both classes and is equivalent to the net tangible book value per share of our Class A common stock. Our net tangible book value per share is calculated as total book value of assets minus total book value of liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price in this offering primarily as a result of (i) the substantial fees paid in connection with this offering and our primary private offering, including selling commissions and fees reallowed by our dealer manager to participating broker dealers, (ii) the incursion by our advisor of approximately $2.2 million in reimbursable organization and other offering costs (which exclude selling commissions and dealer manager fees) on our behalf in connection with our private offering, (iii) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition and management of our investments, (iv) general and administrative expenses, (v) accumulated depreciation and amortization of real estate investments, (vi) the sale of approximately 2.6 million shares of our Class A common stock in private transactions at an average purchase price of approximately $9.85 per share for which we received average net proceeds of approximately $9.00 per share, (vii) the payment of distributions to Class A stockholders that exceed our cash flow from operations, and (viii) the issuance of stock dividends to Class A stockholders. To the extent that we reimburse our advisor for organization and offering expenses incurred in connection with our private offering, we will reimburse our advisor using the proceeds from our private offering. As of June 30, 2017, the net tangible book value per share for our Class A common stock, which was the only class outstanding as of June 30, 2017, was $5.50.

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The actual value of shares that we repurchase under our share repurchase program may be substantially less than what we pay.

Under our share repurchase program, shares may be repurchased at varying prices depending on (i) the number of years the shares have been held, (ii) the purchase price paid for the shares, and (iii) whether the repurchases are sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence.” The maximum price that may be paid under the program is $10.94 per share, which is the offering price of our Class T shares of common stock in the primary portion of this offering (ignoring purchase price discounts for certain categories of purchasers). Although this purchase price represents the most recent price at which most investors are willing to purchase Class T shares in this offering, this value is likely to differ from the price at which a stockholder could resell his or her shares for the reasons discussed in the risk factor above. Thus, when we repurchase shares of our Class T common stock at $10.94 per share, the actual value of the shares that we repurchase is likely to be less, and the repurchase is likely to be dilutive to our remaining stockholders. Even at lower repurchase prices, the actual value of the shares may be substantially less than what we pay and the repurchase may be dilutive to our remaining stockholders.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent review of us or the prospectus customarily undertaken in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

The dealer manager, Griffin Capital Securities, LLC, is one of our affiliates. Accordingly, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock and 10,000,000 are designated as preferred stock. Our board of directors may increase the number of authorized shares of capital stock without stockholder approval. After you purchase shares in this offering, our board may elect to (i) sell additional equity securities in future public or private offerings, (ii) issue equity interests in private offerings, (iii) issue share-based awards to our independent directors or to our officers or employees or to the officers or employees of our sponsors or any of their affiliates, (iv) issue shares to our advisor or its successors or assigns, in payment of an outstanding fee obligation or (v) issue shares of our common stock to sellers of properties or assets we acquire in connection with an exchange of limited partnership interests of our Operating Partnership. To the extent we issue additional equity interests after our investors purchase shares in this offering, their percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our real estate investments, our investors may also experience dilution in the book value and fair value of their shares.

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Payment of substantial fees and expenses to our advisor and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

Our advisor and its affiliates will perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments. We will pay them substantial fees for these services, which will result in immediate dilution to the value of your investment and will reduce the amount of cash available for investment or distribution to stockholders. Depending primarily upon the number of shares we sell in this primary offering, we estimate that we will use 91.3% of the gross proceeds from the sale of Class T shares and 95.1% of the gross proceeds from the sale of Class I shares in the primary offering for investments, assuming the maximum offering amount.

We also pay significant fees to our advisor and its affiliates during our operational stage. Those fees include property management fees, asset management fees and obligations to reimburse our advisor and its affiliates for expenses they incur in connection with their providing services to us, including certain personnel services.

These fees and other potential payments increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. Substantial consideration paid to our advisor and its affiliates also increases the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. See the “Management Compensation” section of this prospectus.

Our advisor may receive economic benefits from its status as a special limited partner without bearing any of the risk associated with owning properties.

Our advisor is a special limited partner in our Operating Partnership. As the special limited partner, our advisor may be entitled to receive certain distributions, including an incentive distribution of net proceeds from the sale of properties after we have received and paid to our stockholders the threshold return. We will bear all of the risk associated with the properties but, as a result of the incentive distributions to our advisor, we may not be entitled to all of our Operating Partnership’s proceeds from a property sale and certain other events.

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders could be reduced and the value of our investments could decline.

If we need additional capital in the future to improve or maintain our properties or for any other reason, we may have to obtain financing from sources beyond our cash flow from operations, such as borrowings, sales of assets or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, then our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to you and could reduce the value of your investment.

Our board of directors could opt into certain provisions of the Maryland General Corporation Law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should our board opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. See the “Description of Shares—Business Combinations” and “Description of Shares—Control Share Acquisitions” sections of this prospectus.

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Because Maryland law permits our board to adopt certain anti-takeover measures without stockholder approval, investors may be less likely to receive a “control premium” for their shares.

In 1999, the State of Maryland enacted legislation that enhances the power of Maryland corporations to protect themselves from unsolicited takeovers. Among other things, the legislation permits our board, without stockholder approval, to amend our charter to:

•	stagger our board of directors into three classes;

•	require a two-thirds stockholder vote for removal of directors;

•	provide that only the board can fix the size of the board;

•	provide that all vacancies on the board, however created, may be filled only by the affirmative vote of a majority of the remaining directors in office; and

•	require that special stockholder meetings may only be called by holders of a majority of the voting shares entitled to be cast at the meeting.

Under Maryland law, a corporation can opt to be governed by some or all of these provisions if it has a class of equity securities registered under the Exchange Act and has at least three independent directors. Our charter does not prohibit our board from opting into any of the above provisions permitted under Maryland law. Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our securities. For more information about Subtitle 8 provisions of Maryland law discussed here, see the “Description of Shares—Subtitle 8” section of this prospectus.

We could incur significant costs associated with being self-managed and may not be able to retain or replace key personnel; and we may increase our exposure to litigation if we internalize our management functions.

We may internalize management functions provided by our advisor, our property manager and their respective affiliates by acquiring assets and personnel from our advisor, our property manager or their affiliates. In the event we were to acquire our advisor or our property manager, we cannot be sure of the terms relating to any such acquisition.

If we internalize management functions, then we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor and to our property manager under their respective agreements; however, our direct expenses would increase due to the inclusion of general and administrative costs, including legal, accounting, and other expenses related to corporate governance, SEC reporting and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that are now paid by our advisor, our property manager or their affiliates. In addition, we may issue equity awards to directors, officers, employees and consultants, which awards would decrease net income and may further dilute your investment. If the expenses we assume as a result of an internalization are higher than the expenses we will no longer pay to our advisor, our property manager and their affiliates, then our net income per share and funds from operations per share would be lower than they otherwise would have been had we not acquired these entities, potentially decreasing the amount of funds available for distribution.

Additionally, if we internalize our management functions, then we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers’ disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Also, there can be no assurances that we would be successful in retaining key personnel at our advisor or property manager in the event of an internalization transaction. In addition, we could have difficulty integrating the functions currently performed by our advisor, our property manager and their affiliates. Currently, the officers and employees of our sponsors and their affiliates perform asset management, property management, and general and administrative functions, including accounting and financial reporting, for multiple entities. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could result in our incurring additional costs and/or experiencing deficiencies in our disclosures controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs and our management’s attention could be diverted from effectively managing our properties and overseeing other real estate-related assets.

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In addition, in recent years, internalization transactions have been the subject of stockholder litigation. Stockholder litigation can be costly and time-consuming, and there can be no assurance that any litigation expenses we might incur would not be significant or that the outcome of litigation would be favorable to us.

Risks Related to Investments in Real Estate

Economic and regulatory changes that impact the real estate market generally may decrease the value of our investments and weaken our operating results.

The properties we acquire and their performance are subject to the risks typically associated with real estate, including:

•	downturns in national, regional and local economic conditions;

•	increased competition for real estate assets targeted by our investment strategy;

•	adverse local conditions, such as oversupply or reduction in demand and changes in real estate zoning laws that may reduce the desirability of real estate in an area;

•	vacancies, changes in market rental rates and the need to periodically repair, renovate and re-let space;

•	changes in the supply of or the demand for similar or competing properties in an area;

•	changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;

•	changes in governmental regulations, including those involving tax, real estate usage, environmental and zoning laws;

•	the illiquidity of real estate investments generally; and

•	periods of high interest rates and tight money supply.

Any of the above factors, or a combination thereof, could result in a decrease in the value of our investments, which would have an adverse effect on our results of operations, reduce the cash available for distributions and the return on your investment.

We depend on our tenants for revenue, and, accordingly, our revenue and our ability to make distributions to our stockholders is dependent upon the success and economic viability of our tenants.

We depend upon tenants for revenue. Rising vacancies across commercial real estate result in increased pressure on real estate investors and their property managers to find new tenants and keep existing tenants. A property may incur vacancies either by the expiration of a tenant lease, the continued default of a tenant under its lease or the early termination of a lease by a tenant. If vacancies continue for a long period of time, then we may suffer reduced revenues resulting in less cash available to distribute to stockholders. We may have to offer inducements, such as free rent and tenant improvements, to compete for or to maintain attractive tenants. In addition, if we are unable to attract additional or replacement tenants, the resale value of the property could be diminished, even below our cost to acquire the property, because the market value of a particular property depends principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction on the resale value of a property could also reduce the value of our stockholders’ investments.

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Retail conditions may adversely affect our base rent and, subsequently, our income.

Some of our leases may provide for base rent plus contractual base rent increases. A number of our retail leases may also include a percentage rent clause for additional rent above the base amount based upon a specified percentage of the sales our tenants generate. Under those leases that contain percentage rent clauses, our revenue from tenants may increase as the sales of our tenants increase. Generally, retailers face declining revenues during downturns in the economy. As a result, the portion of our revenue which we may derive from percentage rent leases could decline upon a general economic downturn.

Our revenue will be affected by the success and economic viability of our anchor retail tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space and adversely affect the returns on our stockholders’ investments.

In the retail sector, a tenant occupying all or a large portion of the gross leasable area of a retail center, commonly referred to as an anchor tenant, may become insolvent, may suffer a downturn in business or may decide not to renew its lease. Any of these events could result in a reduction or cessation in rental payments to us and could adversely affect our financial condition. A lease termination or cessation of operations by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases may permit cancellation or rent reduction if another tenant terminates its lease or ceases its operations at that shopping center. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A lease transfer to a new anchor tenant could also allow other tenants to make reduced rental payments or to terminate their leases. In the event that we are unable to re-lease the vacated space to a new anchor tenant, then we may incur additional expenses in order to re-model the space to be able to re-lease the space to more than one tenant.

A high concentration of our properties in a particular geographic area, or with tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.

We expect that our properties will be diverse according to geographic area and industry of our tenants. If, however, we have a concentration of properties in any particular geographic area, then any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if tenants of our properties are concentrated in a certain industry or retail category, any adverse effect on that industry generally would have a disproportionately adverse effect on our portfolio.

Our retail tenants will face competition from numerous retail channels, which may reduce our profitability and ability to pay distributions.

Retailers at our properties will face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators, television shopping networks and shopping via the internet. Such competition could adversely affect our tenants and, consequently, our revenues and funds available for distribution.

If we enter into long-term leases with retail tenants, those leases may not result in fair value over time.

Long-term leases may not allow for significant changes in rental payments and if we do not accurately judge the potential for increases in market rental rates when negotiating these long-term leases, then significant increases in future property operating costs could result in receiving less than fair value from these leases. Such circumstances would adversely affect our revenues and funds available for distribution.

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The bankruptcy or insolvency of a major tenant may adversely affect our operations and our ability to pay distributions to stockholders.

The bankruptcy or insolvency of a significant tenant or a number of smaller tenants would have an adverse impact on our financial condition and may adversely affect our ability to pay distributions to our stockholders. Generally, under bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court. If the tenant assumes its lease, then the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, then we will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and, therefore, funds may not be available to pay such claims at all or in full.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on our stockholders’ investment.

We will face competition from various entities for investment opportunities in retail properties, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships, and developers. Many of these entities have substantially greater financial resources than we do and may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of a tenant or the geographic location of its investments. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell.

We may be unable to successfully integrate and operate acquired properties, which may have a material adverse effect on our business and operating results.

Even if we make acquisitions on favorable terms, we may not be able to successfully integrate and operate them. We may be required to invest significant capital and resources after an acquisition to maintain or grow that investment. In addition, we may need to adapt our management, administrative, accounting, and operational systems, or hire and retain sufficient operational staff, to integrate and manage successfully any future acquisitions of additional assets. These and other integration efforts may disrupt our operations, divert our advisor’s attention away from day-to-day operations, or cause us to incur unanticipated costs. The difficulties of integration may be increased by the necessity of coordinating operations in geographically dispersed locations. Our failure to integrate successfully any acquisitions into our portfolio could have a material adverse effect on our business and operating results. Further, acquired properties may have liabilities or adverse operating issues that we fail to discover through due diligence prior to the acquisition. The failure to discover such issues prior to such acquisition could have a material adverse effect on our business and results of operations.

We may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so, limiting our ability to pay cash distributions to our stockholders.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties on the terms that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. We can give no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our properties at a profit. Our inability to sell properties on the terms we want could reduce our cash flow and limit our ability to make distributions to our stockholders and could reduce the value of our stockholders’ investments. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely affect our ability to pay distributions to our stockholders.

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We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

A lock-out provision is a provision that prohibits the prepayment of a loan during a specified period of time. Lock-out provisions may include terms that provide strong financial disincentives for borrowers to prepay their outstanding loan balance and exist in order to protect the yield expectations of lenders. We expect that some of our properties will be subject to lock-out provisions. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties when we may desire to do so. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our shares relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will survive for only a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

CC&Rs may restrict our ability to operate a property.

We expect that some of our properties will be contiguous to other parcels of real property, comprising part of the same retail center. In connection with such properties, we will be subject to significant covenants, conditions and restrictions, known as “CC&Rs,” that restrict the operation of such properties and any improvements on such properties, and relate to granting easements on such properties. Moreover, the operation and management of the contiguous properties may affect our properties that are subject to CC&Rs. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions to our stockholders.

If we sell a property by providing financing to the purchaser, then we will bear the risk of default by the purchaser, which could delay or reduce the distributions available to our stockholders.

We intend to use our best efforts to sell for cash any of our properties that we decide to offer for sale. However, in some instances, we may sell our properties by providing financing to purchasers. When we provide financing to a purchaser, we will bear the risk that the purchaser may default, which could reduce our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to our stockholders, or the reinvestment of the proceeds in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively affect our ability to pay cash distributions to our stockholders.

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If we set aside insufficient capital reserves, then we may be required to defer necessary capital improvements.

If we do not have enough reserves for capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash available from our operations, then we may be required to defer necessary improvements to a property. Deferred improvements may cause that property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow because of fewer potential tenants being attracted to the property. If this happens, then we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively affected.

Our operating expenses may increase in the future and, to the extent such increases cannot be passed on to tenants, our cash flow and our operating results would decrease.

Operating expenses, such as expenses for fuel, utilities, labor and insurance, are not fixed and may increase in the future. There is no guarantee that we will be able to pass such increases on to our tenants. To the extent such increases cannot be passed on to tenants, any such increase would cause our cash flow and our operating results to decrease.

Our real properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our real properties will be subject to real property taxes that may increase as tax rates change or as the real properties are assessed or reassessed by taxing authorities. We anticipate that certain of our leases will generally provide that the property taxes, or increases therein, are charged to the tenants as an expense related to the real properties that they occupy, while other leases will generally provide that we are responsible for paying these taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, then our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, then the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we are generally responsible for real property taxes related to any vacant space or unimproved land.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our stockholders’ investments.

We will attempt to adequately insure all of our real properties against casualty losses. There are certain types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. If any of our properties incur a casualty loss that is not fully insured, then the value of our assets will be reduced by any such uninsured loss, which may reduce the value of our stockholders’ investments. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government.

Future joint venture partners could take actions that may decrease the value of an investment to us and lower our stockholders’ overall return.

We may enter into joint ventures to acquire properties and other assets. We may also purchase and renovate properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

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•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions, requests, policies or objectives; or

•	that such co-venturer, co-tenant or partner may grant us a right of first refusal or buy/sell right to buy out such co-venturer or partner, and that we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, then we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and therefore your return on investment.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may reduce our net income and the cash available for distributions to our stockholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials, and other health and safety-related concerns.

Some of these laws and regulations impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Our tenants’ operations, the condition of properties at the time we buy them, operations near our properties, such as the presence of underground storage tanks, and activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Some of these laws and regulations have been amended to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Any expenditures, fines, penalties, or damages we must pay may reduce our ability to make distributions and may reduce the value of our stockholders’ investments.

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The costs of defending against claims of environmental liability or of paying personal injury claims could reduce the amounts available for distribution to our stockholders.

Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The costs of defending against claims of environmental liability or of paying personal injury claims could reduce the amounts available for distribution to our stockholders. Generally, we expect that the real estate properties that we acquire will have been subject to Phase I environmental assessments at the time they were acquired. A Phase I environmental assessment or site assessment is an initial environmental investigation to identify potential environmental liabilities associated with the current and past uses of a given property.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

Our properties are generally subject to the Americans with Disabilities Act of 1990, as amended (the “Disabilities Act”). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. We cannot assure our stockholders, however, that we will be able to acquire properties or allocate responsibilities in this manner. Any of our funds used for Disabilities Act compliance will reduce our net income and the amount of cash available for distributions to our stockholders.

Risks Related to Real Estate-Related Investments

Our investments in mortgage, mezzanine, bridge and other loans as well as our investments in mortgage-backed securities, collateralized debt obligations and other debt may be affected by unfavorable real estate market conditions, which could decrease the value of those assets and the return on your investment.

If we make or invest in mortgage, mezzanine or other real estate-related loans, then we will be at risk of defaults by the borrowers on those loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans. Our investments in mortgage-backed securities, collateralized debt obligations and other real estate-related debt will be similarly affected by real estate market conditions.

If we make or invest in mortgage, mezzanine, bridge or other real estate loans, our loans will be subject to interest rate fluctuations that will affect our returns as compared to market interest rates; accordingly, the value of our stockholders’ investment would be subject to fluctuations in interest rates.

If we make or invest in fixed rate, long-term loans and interest rates rise, the loans could yield a return that is lower than then-current market rates. An interest rate decrease will adversely affect us to the extent that loans are prepaid because we may not be able to reinvest the proceeds at as high of an interest rate. Our revenues will also decrease if we invest in variable-rate loans and interest rates decrease. For these reasons, if we invest in mortgage, mezzanine, bridge or other real estate loans, then our returns on those loans and the value of our stockholders’ investment will be subject to fluctuations in interest rates.

We have not established investment criteria limiting geographical concentration of our mortgage investments or requiring a minimum credit quality of borrowers.

We have not established any limit upon the geographic concentration of properties securing mortgage loans acquired or originated by us or upon the credit quality of borrowers of uninsured mortgage assets acquired or originated by us. As a result, properties securing our mortgage loans may be overly concentrated in certain geographic areas and the underlying borrowers of our uninsured mortgage assets may have low credit quality. We may experience losses due to geographic concentration or low credit quality.

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Mortgage investments that are not United States government insured and non-investment-grade mortgage assets involve risk of loss.

We may originate and acquire uninsured and non-investment-grade mortgage loans and mortgage assets, including mezzanine loans, as part of our investment strategy. While holding these interests, we will be subject to risks of borrower defaults, bankruptcies, fraud and special hazard losses that are not covered by standard hazard insurance. In addition, the costs of financing the mortgage loans could exceed the return on the mortgage loans. In the event of any default under mortgage loans held by us, we will bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the mortgage loan. To the extent we suffer such losses with respect to our investments in mortgage loans, the value of our stockholders’ investments may be adversely affected.

We may invest in non-recourse loans, which will limit our recovery to the value of the mortgaged property.

Our mortgage loan assets may be non-recourse loans. If a borrower defaults under a non-recourse mortgage loan, then the specific mortgaged property and other assets, if any, pledged to secure the relevant mortgage loan may be less than the amount owed under the mortgage loan. As to those mortgage loan assets that provide for recourse against the borrower and its assets generally, we cannot assure our stockholders that the recourse will provide a recovery in respect of a defaulted mortgage loan greater than the liquidation value of the mortgaged property securing that mortgage loan.

Interest rate fluctuations may adversely affect our income and affect the value of our mortgage assets, net income and common stock.

Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. Interest rate fluctuations can adversely affect our income in many ways and present a variety of risks including the risk of variances in the yield curve, a mismatch between asset yields and borrowing rates and changing prepayment rates.

Variances in the yield curve may reduce our net income. The relationship between short-term and longer-term interest rates is often referred to as the “yield curve.” Short-term interest rates are ordinarily lower than longer-term interest rates. If short-term interest rates rise disproportionately relative to longer-term interest rates (a flattening of the yield curve), our borrowing costs may increase more rapidly than the interest income earned on our assets. Because our assets may bear interest based on longer-term rates than our borrowings, a flattening of the yield curve would tend to decrease our net income and the market value of our mortgage loan assets. Additionally, to the extent cash flows from investments that return scheduled and unscheduled principal are reinvested in mortgage loans, the spread between the yields of the new investments and available borrowing rates may decline, which would likely decrease our net income. It is also possible that short-term interest rates may exceed longer-term interest rates (a yield curve inversion), in which event our borrowing costs may exceed our interest income and we could incur operating losses.

Prepayment rates on our mortgage loans may adversely affect our yields.

The value of our mortgage loan assets may be affected by prepayment rates on investments. Prepayment rates are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control and, consequently, such prepayment rates cannot be predicted with certainty. To the extent we originate mortgage loans, we expect that such mortgage loans will have a measure of protection from prepayment in the form of prepayment lock-out periods or prepayment penalties. This protection, however, may not be available with respect to investments that we acquire but do not originate. In periods of declining mortgage interest rates, prepayments on mortgages generally increase. If general interest rates decline as well, the proceeds of such prepayments received during such periods are likely to be reinvested by us in assets yielding less than the yields on the investments that were prepaid. In addition, the market value of mortgage investments may, because of the risk of prepayment, benefit less from declining interest rates than from other fixed-income securities. Conversely, in periods of rising interest rates, prepayments on mortgages generally decrease, in which case we would not have the prepayment proceeds available to invest in assets with higher yields. Under certain interest rate and prepayment scenarios we may fail to fully recoup our cost of acquisition of certain investments.

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Before making any investment, we will consider the expected yield of the investment and the factors that may influence the yield actually obtained on such investment. These considerations will affect our decision whether to originate or purchase such an investment and the price offered for such an investment. No assurances can be given that we can make an accurate assessment of the yield to be produced by an investment. Many factors beyond our control are likely to influence the yield on the investments, including, but not limited to, competitive conditions in the local real estate market, local and general economic conditions and the quality of management of the underlying property. Our inability to assess investment yields accurately may result in our purchasing assets that do not perform as well as expected, which may adversely affect the value of our stockholders’ investments.

Volatility of values of mortgaged properties may adversely affect our mortgage loans.

Real estate property values and net operating income derived from real estate properties are subject to volatility and may be affected adversely by a number of factors, including the risk factors described in this prospectus relating to general economic conditions and owning real estate investments. In the event its net operating income decreases, a borrower may have difficulty paying our mortgage loan, which could result in losses to us. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our mortgage loans, which could also cause us to suffer losses.

Mezzanine loans involve greater risks of loss than senior loans secured by income-producing properties.

We may make and acquire mezzanine loans. These types of mortgage loans are considered to involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property due to a variety of factors, including the loan being entirely unsecured or, if secured, becoming unsecured as a result of foreclosure by the senior lender. We may not recover some or all of our investment in these loans. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans resulting in less equity in the property and increasing the risk of loss of principal.

Our investments in subordinated loans and subordinated mortgage-backed securities may be subject to losses.

We may acquire or originate subordinated loans and invest in subordinated mortgage-backed securities. If a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy our loan, then we may suffer a loss of principal or interest. If a borrower declares bankruptcy, then we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, then our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

The CMBS in which we may invest are subject to all of the risks of the underlying mortgage loans and the risks of the securitization process.

CMBS, or commercial mortgage-backed securities, are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third-party guarantees or other forms of credit support can reduce the credit risk.

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CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that the interest payment on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated.

Our investments in real estate-related common equity securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, each of which may result in losses to us.

We may make equity investments in other REITs and other real estate companies. We may invest in a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 5.0% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. Our investments in real estate-related common equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related common equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus.

Real estate-related common equity securities are generally unsecured and may be subordinated to other obligations of the issuer. As a result, investments in real estate-related common equity securities are subject to risks of: (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding real estate-related common equity securities and the ability of the issuers thereof to make distribution payments.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which increases our risk of loss due to foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our properties and other assets. In some instances, we may acquire real properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties purchased as security for that debt. We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the dividends paid deduction and excluding net capital gain). We, however, can give you no assurance that we will be able to obtain such borrowings on satisfactory terms.

If we mortgage a property and there is a shortfall between the cash flow from that property and the cash flow needed to service mortgage debt on that property, then the amount of cash available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, then we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guaranties to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties.

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We may also obtain recourse debt to finance our acquisitions and meet our REIT distribution requirements.  Recourse debt would allow the lender to proceed against our properties and then against our other assets if the debt was not satisfied by the properties.  If we have insufficient income to service our recourse debt obligations, our lenders could institute proceedings against us to foreclose upon the properties as well as our other assets.  If a lender successfully forecloses upon any of our assets, then our ability to pay cash distributions to our stockholders will be limited and you could lose all or part of your investment.

High mortgage interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our net income and the amount of cash distributions we can make.

We may not be able to finance the purchase of properties if mortgage debt is unavailable at reasonable interest rates. If we place mortgage debt on properties, then we run the risk of being unable to refinance the properties when the loans become due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. Our cash flow would be reduced if any of these events occur. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We may finance our assets over the long term through a variety of means, including credit facilities, issuance of commercial mortgage-backed securities, and other structured financings. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner that are beyond our control, including lack of liquidity and greater credit spreads. We cannot be certain that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, then we will have to find alternative forms of long-term financing for our assets. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flows, thereby reducing cash available for distribution to our stockholders and funds available for operations, as well as for future business opportunities.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property or replace our advisor. These or other limitations may limit our flexibility and our ability to achieve our operating plans.

Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

We expect that we will incur indebtedness in the future. Increases in interest rates may increase our interest costs, which would reduce our cash flows and our ability to pay distributions. In addition, if we need to repay existing debt during periods of higher interest rates, we might have to sell one or more of our investments in order to repay the debt, the timing of which might not permit realization of the maximum return on such investments.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and decrease the value of your investment.

Our charter limits our leverage to 300% of our net assets, and we may exceed this limit with the approval of a majority of the Conflicts Committee of our board of directors. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment. See the “Investment Objectives and Policies—Borrowing Policies” section of this prospectus.

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Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

We expect DLA Piper LLP (US) to render an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2017 and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2017. This opinion will be based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. DLA Piper LLP (US) will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion will represent the legal judgment of DLA Piper LLP (US) based on the law in effect as of the date of the opinion. The opinion of DLA Piper LLP (US) is not binding on the Internal Revenue Service (the “IRS”) or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year after electing REIT status, then we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction and we would no longer be required to make distributions. If this occurs, then we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as REIT, see the “Federal Income Tax Considerations” section of this prospectus.

You may have current tax liability on distributions that you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See the “Description of Shares—Distribution Reinvestment Plan—Tax Consequences of Participation” section of this prospectus.

Failure to qualify as a REIT would subject us to federal income tax, which would reduce the cash available for distribution to you.

We expect to operate in a manner that is intended to cause us to qualify as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2017. However, the federal income tax laws governing REITs are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the tax treatment of certain investments we may make, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, then we would be required to pay federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to you. Furthermore, if we fail to maintain our qualification as a REIT and we do not qualify for certain statutory relief provisions, then we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

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Even if we qualify as a REIT for federal income tax purposes, then we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we qualify as a REIT for federal income tax purposes, then we may be subject to some federal, state and local taxes on our income or property. For example:

In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income. Prior to the commencement of this offering, any preferential dividends that we may pay are not eligible for the dividends paid deduction and such accounts may be subject to corporate income taxes.

We will be subject to a 4.0% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, then we must pay a tax on that income at the highest corporate income tax rate.

If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, then our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries (“TRSs”) or the sale met certain “safe harbor” requirements under the Internal Revenue Code.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4.0% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our net income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). If we do not have other funds available in these situations, then we could be required to borrow funds, sell investments (possibly at disadvantageous prices) or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4.0% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

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We may be forced to forego otherwise attractive opportunities to maintain our REIT status, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (i) all or a portion of our assets are subject to the rules relating to taxable mortgage pools, (ii) we are a “pension-held REIT,” (iii) a tax-exempt stockholder has incurred debt to purchase or hold our common stock, or (iv) the residual interests in any real estate mortgage investment conduits (“REMICs”), we acquire (if any) generate “excess inclusion income,” then a portion of the distributions to and, in the case of a stockholder described in clause (iii), gains realized on the sale of common stock by such tax-exempt stockholder may be subject to federal income tax as unrelated business taxable income under the Internal Revenue Code. See the “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc.—Taxable Mortgage Pools” section of this prospectus.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers in the ordinary course of business where such sales do not qualify for a safe harbor under the Internal Revenue Code. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through TRSs. However, to the extent that we engage in such activities through TRSs, the income associated with such activities may be subject to full corporate income tax.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% (20% for taxable years after 2017) of the value of our total assets can be represented by securities of one or more TRSs. See the “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc” section of this prospectus. If we fail to comply with these requirements at the end of any calendar quarter, then we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could reduce our income and amounts available for distribution to our stockholders

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Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Characterization of any repurchase agreements we enter into to finance our investments as sales for tax purposes rather than as secured lending transactions would adversely affect our ability to qualify as a REIT.

We may enter into repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction. We believe that for federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own these assets during the term of the repurchase agreements. In that case, we could fail to qualify as a REIT if tax ownership of these assets was necessary for us to meet the income or asset tests discussed in “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc.”

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate, (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, or (iii) risk with respect to the extinguishment of certain indebtedness or the disposition of certain property relating to prior hedging transactions described in (i) and/or (ii) above, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. See the “Federal Income Tax Considerations—Income Tests—Derivatives and Hedging Transactions” section of this prospectus. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Ownership limitations may restrict change of control or business combination opportunities in which you might receive a premium for your shares.

In order for us to qualify as a REIT for each taxable year after 2017, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, and certain other entities including private foundations. To preserve our REIT qualification, our charter generally prohibits a person from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock. This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

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Our ownership of and relationship with our taxable REIT subsidiaries will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% (20% for taxable years after 2017) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A domestic TRS will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. We cannot assure you that we will be able to comply with the 25% (or 20%, as applicable) value limitation on ownership of TRS stock and securities on an ongoing basis so as to maintain REIT status or to avoid application of the 100% excise tax imposed on certain non-arm’s length transactions.

The IRS may challenge our characterization of certain income from offshore TRSs.

We may form offshore corporate entities treated as TRSs. If we form such subsidiaries, we may receive certain “income inclusions” with respect to our equity investments in these entities. We intend to treat such income inclusions, to the extent matched by repatriations of cash in the same taxable year, as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. See the “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc.—Income Tests” section of this prospectus. Because there is no clear precedent with respect to the qualification of such income inclusions for purposes of the REIT gross income tests, no assurance can be given that the IRS will not assert a contrary position. If such income does not qualify for the 95% gross income test, then we could be subject to a penalty tax or we could fail to qualify as a REIT, in both events only if such inclusions (along with certain other non-qualifying income) exceed 5% of our gross income.

We may be subject to adverse legislative or regulatory tax changes.

At any time, the federal income tax laws or regulations governing REITs, or the administrative interpretations of those laws or regulations, may be amended. According to publicly-released statements, a top legislative priority of the new administration may be to enact significant reform of the Internal Revenue Code, including significant changes to taxation of business entities and the deductibility of interest expense and capital investment. There is a substantial lack of clarity around the likelihood, timing and details of any such tax reform and the impact of any potential tax reform on us and our stockholders. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Dividends payable by REITs do not qualify for the reduced tax rates.

In general, the maximum tax rate for dividends payable to domestic stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, are generally not eligible for the reduced rates. While this tax treatment does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates, to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

Retirement Plan Risks

If the fiduciary of an employee benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or an owner of a retirement arrangement subject to Section 4975 of the Internal Revenue Code (such as an IRA) fails to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, the fiduciary could be subject to penalties and other sanctions.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. Fiduciaries and IRA owners investing the assets of such a plan or account in our common stock should satisfy themselves that:

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•	the investment is consistent with their fiduciary and other obligations under ERISA and the Internal Revenue Code;

•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	the investment in our shares, for which no public market currently exists, is consistent with the liquidity needs of the plan or IRA;

•	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	our stockholders will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and

•	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

With respect to the annual valuation requirements described above, we expect to provide estimated values for our shares annually. Initially, we will report the net investment amounts of our Class T and Class I shares, which will be based on the “amount available for investment/net investment amount” percentages shown in our estimated use of proceeds table.

These estimated values are not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no claim whether such estimated values will or will not satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to claims for damages or for equitable remedies, including liability for investment losses. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In addition, the investment transaction must be undone. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified as a tax-exempt account and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA owners should consult with counsel before making an investment in our common stock.

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If our assets are deemed to be plan assets, our advisor and we may be exposed to liabilities under Title I of ERISA and the Internal Revenue Code.

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entity are deemed to be ERISA plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA or Section 4975 of the Internal Revenue Code, may be applicable, and there may be liability under these and other provisions of ERISA and the Internal Revenue Code. We believe that our assets should not be treated as plan assets because the shares should qualify as “publicly-offered securities” that are exempt from the look-through rules under applicable Treasury Regulations. We note, however, that because certain limitations are imposed upon the transferability of shares so that we may qualify as a REIT, and perhaps for other reasons, it is possible that this exemption may not apply. If that is the case, and if our advisor or we are exposed to liability under ERISA or the Internal Revenue Code, then our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Internal Revenue Code on your investment and our performance.

The Department of Labor’s revised fiduciary rule could adversely affect the marketing of our shares.

The Department of Labor recently issued a final regulation that modifies the definition of a “fiduciary” under ERISA. The regulation provides that a routine solicitation directed to an IRA, a benefit plan participant or beneficiary, or to certain smaller plans will be characterized as a “recommendation” that will result in fiduciary status for the person or entity making the solicitation. The Department of Labor also issued new and modified prohibited transaction exemptions that are intended to facilitate the marketing of investments under the final regulation. The final regulation and the related exemptions are complex, but it is possible that the final regulation could have a negative effect on the marketing of investments in our shares to such plans or accounts due to uncertainty and/or restrictions under the regulation and the exemptions.

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Special Note Regarding Forward-Looking Statements

Some of the statements in this prospectus constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Forward-looking statements we make in this prospectus are subject to various risks and uncertainties that could cause actual results to vary from our forward-looking statements, including:

•	the factors described in this prospectus, including those set forth under the sections captioned “Risk Factors” and “Investment Objectives and Policies;”

•	our future operating results;

•	our business prospects;

•	changes in our business strategy;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry, interest rates or the general economy;

•	changes in governmental regulations, tax rates and similar matters;

•	availability of investment opportunities in real estate and real estate-related assets;

•	the degree and nature of our competition;

•	the adequacy of our cash reserves and working capital; and

•	the timing of cash flows, if any, from our investments.

Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Estimated Use of Proceeds

The following table sets forth information about how we intend to use the proceeds raised in this primary offering assuming that we sell a mid-point range of $750,000,000 of shares and the maximum of $1,500,000,000 of shares, respectively, of common stock. Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. The following tables assume that (i) 90% of the amount of common stock sold in this primary offering is Class T common stock and 10% is Class I common stock, (ii) we do not reallocate shares being offered between our primary offering and distribution reinvestment plan and, (iii) based on this allocation we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers). Raising less than the maximum offering amount or selling a different percentage of Class T and Class I shares will alter the amounts of commissions, fees and expenses set forth below.

Depending primarily upon the number of shares we sell in this primary offering, we estimate that we will use 91.3% of the gross proceeds from the sale of Class T shares and 95.1% of the gross proceeds from the sale of Class I shares in the primary offering for investments, assuming the maximum offering amount, while the remainder of the gross proceeds from the primary offering will be used to pay organization and offering expenses, including selling commissions and the dealer manager fee and, upon investment in properties and other assets, to pay a fee to our advisor for its services in connection with the selection and acquisition of our real estate investments.

To the extent offering proceeds are used to pay distributions in anticipation of future cash flow from operating activities, the amount available for investment will be correspondingly reduced, your overall return may be reduced, our portfolio may be less diversified and the value of a share of our common stock may be diluted. Our organizational documents do not limit the amount of distributions we can fund from sources other than from cash flows from operations, including from offering proceeds. See “Risks Related to This Offering and Our Corporate Structure.”

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The following table presents information regarding the use of proceeds raised in this offering with respect to Class T shares (excluding shares sold under our distribution reinvestment plan).

	Maximum Sale of $1,350,000,000 of Class T Shares in the Offering		Sale of $675,000,000 of Class T Shares in the Offering (Midpoint Offering)
	Amount ($)	Percent of Public Offering Proceeds	Amount ($)	Percent of Public Offering Proceeds
Gross Offering Proceeds	1,350,000,000	100.00%	675,000,000	100.0%
Less Offering Expenses
Selling Commissions(1)	40,500,000	3.00%	20,250,000	3.00%
Dealer Manager Fee(1)	40,500,000	3.00%	20,250,000	3.00%
Advisor Funding of Dealer Manager Fee(1)	(27,000,000)	(2.00)%	(13,500,000)	(2.00)%
Other Organization and Offering Expenses(2)	13,500,000	1.00%	6,750,000	1.00%
Advisor Funding of Other Organization and Offering Expenses(2)	(13,500,000)	(1.00)%	(6,750,000)	(1.00)

Amount Available for Investment/Net Investment Amount(3)	1,296,000,000	96.00%	648,000,000	96.00%

Acquisition Fees(4)	24,650,499	1.83%	12,325,250	1.83%
Contingent Advisor Payment(4)	26,499,287	1.96%	13,249,643	1.96%
Acquisition Expenses(5)	12,325,250	0.91%	6,162,625	0.91%

Targeted Investment Capital (6)	1,232,524,964	91.30%	616,262,482	91.30%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class I shares (excluding shares sold under our distribution reinvestment plan).

	Maximum Sale of $150,000,000 of Class I Shares in the Offering		Sale of $75,000,000 of Class I Shares in the Offering (Midpoint Offering)
	Amount ($)	Percent of Public Offering Proceeds	Amount ($)	Percent of Public Offering Proceeds
Gross Offering Proceeds	150,000,000	100.00%	75,000,000	100.0%
Less Offering Expenses
Dealer Manager Fee(1)	2,250,000	1.50%	1,125,000	1.50%
Advisor Funding of Dealer Manager Fee(1)	(2,250,000)	(1.50)%	(1,125,000)	(1.50)%
Other Organization and Offering Expenses(2)	1,500,000	1.00%	750,000	1.00%
Advisor Funding of Other Organization and Offering Expenses(2)	(1,500,000)	(1.00)%	(750,000)	(1.00)

Amount Available for Investment/Net Investment Amount(3)	150,000,000	100.0%	75,000,000	100.0%

Acquisition Fees(4)	2,853,067	1.90%	1,426,536	1.90%
Contingent Advisor Payment(4)	3,067,047	2.05%	1,533,524	2.05%
Acquisition Expenses(5)	1,426,534	0.95%	713,267	0.95%

Targeted Investment Capital (6)	142,653,352	95.10%	71,326,676	95.10%

(1)           We will pay our dealer manager selling commissions in an amount up to 3.0% of the gross offering proceeds from the sale of Class T shares in our primary offering. Sales of Class I shares will not be subject to selling commissions. Our dealer manager will also receive a dealer manager fee in an amount up to 3.0% of the gross offering proceeds from the sale of Class T shares, of which 1.0% of the gross offering proceeds will be funded by us and up to 2.0% of the gross offering proceeds will be funded by our advisor, and up to 1.5% of the gross offering proceeds from the sale of Class I shares in our primary offering (all of which will be funded by our advisor). However, our advisor intends to recoup the portion of the dealer manager fee it funds through the receipt of the Contingent Advisor Payment, as described in note (4) below. To the extent that the dealer manager fee is less than 3.0% for any Class T shares sold and less than 1.5% for any Class I shares sold, such shares will have a corresponding reduction in the applicable purchase price. We will also pay our dealer manager a quarterly stockholder servicing fee with respect to Class T shares that will accrue daily in the amount of 1/365th (or 1/366th during leap years) of 1.0% of the most recent purchase price per Class T share sold in our primary offering. We have excluded the stockholder servicing fee from this table.

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(2)           Our advisor will fund an amount up to 1.0% of the gross offering proceeds from the sale of all share classes to pay organization and offering expenses. Organization and offering expenses consist of all expenses (other than selling commissions, dealer manager fees and stockholder servicing fees) to be paid by us in connection with the offering, including (a) legal, tax, accounting and escrow fees, (b) expenses for printing, engraving, amending, supplementing and mailing, (c) distribution costs, (d) compensation to employees while engaged in registering, marketing and wholesaling our common stock or providing administrative services relating thereto, (e) telegraph and telephone costs, (f) all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), (g) charges of transfer agents, registrars, trustees, escrow holders, depositories and experts, (h) fees, expenses and taxes related to the filing, registration and qualification of the sale of our common stock under federal and state laws, including accountants’ and attorneys’ fees and other accountable offering expenses, (i) amounts to reimburse our advisor for all marketing related costs and expenses such as compensation to and direct expenses of our advisor’s employees or employees of the advisor’s affiliates in connection with registering and marketing our common stock, (j) travel and entertainment expenses related to the offering and marketing of our common stock, (k) facilities and technology costs and other costs and expenses associated with the offering and ownership of our common stock and to facilitate the marketing of our common stock, including web site design and management, (l) costs and expenses of conducting training and educational conferences and seminars, (m) costs and expenses of attending broker-dealer sponsored retail seminars or conferences and (n) payment or reimbursement of bona fide due diligence expenses, including compensation to employees while engaged in the provision or support of bona fide due diligence services. These expenses will be paid by our advisor and reimbursed by us with proceeds from the offering, to the extent that such expenses exceed 1% of gross offering proceeds raised in our primary offering. In no event will our organization and offering expenses (excluding selling commissions, dealer manager fees and stockholder servicing fees) exceed 3.5% of the gross offering proceeds from our terminated or completed offering. If the organization and offering expenses exceed such limits, within 60 days after the end of the month in which the offering terminates or is completed, our advisor must reimburse us for any excess amounts. In the event we raise the maximum offering, we estimate that our organization and offering expenses will be 1.0% of gross offering proceeds raised in our primary offering.

(3)           Until we use our net investment proceeds to make investments, substantially all of the net investment proceeds of the offering may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(4)           We will pay our advisor an acquisition fee equal to 2.0% of the contract purchase price for each property or real estate investment we acquire, which for purposes of this table we have assumed is an aggregate amount equal to our targeted investment capital, which is the estimated amount to be invested in properties. We will also pay our advisor an additional contingent advisor payment equal to 2.15% of the contract purchase price for each property or real estate investment we acquire (the “Contingent Advisor Payment”).  The Contingent Advisor Payment allows our advisor to recoup the portion of the dealer manager fee and other organization and offering expenses funded by our advisor. Therefore, the amount of the Contingent Advisor Payment paid upon the closing of an acquisition shall not exceed the then outstanding amounts paid by our advisor for dealer manager fees and other organization and offering expenses at the time of such closing. For these purposes, the amounts paid by our advisor and considered as “outstanding” will be reduced by the amount of the Contingent Advisor Payment previously paid.

Notwithstanding the foregoing, the Contingent Advisor Payment Holdback of the initial $4.5 million of amounts to be paid by our advisor to fund the dealer manager fee and other organization and offering expenses will be retained by us until the later of the termination of our last public offering, or _________, 20__, at which time such amount shall be paid to our advisor or its affiliates.

In the event we raise the maximum offering of $1.5 billion pursuant to this offering and utilize 50% leverage to acquire our properties or make other real estate investments pursuant to our acquisition strategy, we will pay our advisor acquisition fees (inclusive of the Contingent Advisor Payment) of approximately $109,815,986.

(5)           Acquisition expenses include expenses paid to our advisor and to third parties. Acquisition expenses paid to our advisor represent actual costs incurred on our behalf, including, certain payroll costs for acquisition-related efforts by our advisor’s personnel. Most notable would be acquisition-related efforts by the advisor’s internal legal, accounting and marketing teams. Acquisition expenses paid to third parties include customary third-party acquisition expenses we paid from offering proceeds including certain legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. For purposes of this table, we have assumed acquisition expenses of approximately 1% of the targeted investment amount, which is the estimated amount to be invested in properties. Notwithstanding the foregoing, pursuant to our charter, the total of all acquisition fees and acquisition expenses shall be reasonable, and shall not exceed an amount equal to 6% of the contract purchase price of the property, unless such excess fees and expenses are approved by a majority of our directors, including a majority of the Conflicts Committee, not otherwise interested in the transaction and they determine the transaction is commercially competitive, fair and reasonable to us. In the event we raise the maximum offering of $1.5 billion pursuant to this offering and utilize 50% leverage, we expect to incur acquisition expenses of approximately $26,199,687.

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(6)           Although a substantial portion of the amount available for investment presented in this table is expected to be invested in properties, we may use a portion of such amount (i) to repay debt incurred in connection with property acquisitions or other investment activities, (ii) to establish reserves if we or a lender deems appropriate, or (iii) for other corporate purposes, including, but not limited to, payment of distributions to stockholders, payment of the stockholder servicing fee, or payments of offering expenses in connection with future offerings pending the receipt of offering proceeds from such offerings, provided that these organization and offering expenses may not exceed the limitation of organization and offering expenses pursuant to our charter and FINRA rules. We may use an unlimited amount of offering proceeds for other corporate purposes, including to fund distributions, and have done so previously. If we use any net offering proceeds for any purposes other than making investments in properties or reducing debt, it may negatively affect the value of your investment.

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Potential Market Opportunity

We seek to acquire and operate well-occupied, grocery-anchored neighborhood and community shopping centers primarily leased to national and regional creditworthy tenants selling necessity-based good and services in strong demographic markets throughout the United States. We are focused on providing an investment vehicle that allows our stockholders to take advantage of the opportunity to participate in a carefully selected and professionally managed grocery-anchored real estate portfolio by utilizing the following investment and acquisition strategy:

•	Grocery-Anchored Retail — We are focused on primarily acquiring well-occupied grocery-anchored neighborhood and community shopping centers serving the day-to-day shopping needs of the community in the surrounding trade area.

•	National and Regional Tenants — We intend to acquire shopping centers primarily leased to national and regional retail tenants selling necessity-based goods and services to customers living in the local trade area.

•	Diversification — We intend to own and operate a diversified grocery-anchored portfolio based on geography, industry, tenant mix and lease expirations, thereby mitigating risk.

•	Infill Locations/Solid Markets — We intend to target properties in established or growing markets based on trends in population density, population growth, employment, household income, employment diversification and other key demographic factors having higher barriers to entry, which we believe limit additional competition.

•	Triple-Net Leases — We intend to negotiate leases we enter into to provide for, or acquire properties with leases that provide for, tenant reimbursements of operating expenses, real estate taxes and insurance, providing a level of protection against rising expenses.

The Potential Opportunity

We intend to invest primarily in well-occupied, grocery-anchored neighborhood and community shopping centers with a mix of national, regional and local tenants that sell necessity-based goods and services to customers living in the local trade area. These centers will be well-located in more densely populated neighborhoods in the United States, where there are fewer opportunities for competing shopping centers to enter the market. We intend to be selective and prudent in investing capital and focus on acquiring higher quality assets with strong anchors in established or growing markets.

We expect to acquire centers where significant opportunities exist to create value through leasing and intensive property management. We believe that careful selection and institutional quality management of the shopping centers will allow us to maintain and enhance each property’s financial performance. As of the date of this prospectus, we own one grocery-anchored shopping center located in St. Cloud, Florida.

Our Phillips Edison sponsor has a seasoned real estate team with substantial experience in acquiring and operating retail properties through all market cycles. We believe that this team’s real estate experience and established network of owners and brokers will allow us to acquire assets at a discount to replacement cost.

Established Sourcing Network

Over the last 25 years, our Phillip Edison sponsor, its predecessor and its affiliates has acquired over 500 shopping centers through its national, regional and local network of relationships with real estate brokers and existing owners of shopping centers, including individuals, REITs, insurance companies and other institutional owners of real estate. We believe this direct access to a continuous source of investment opportunities, not available to smaller, regional operators, allows us to see nearly all of the marketed opportunities available for sale, as well as a substantial number of off-market deals.

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Our Phillips Edison sponsor’s reputation has been established through its acquisition history, consistent presence in the market and relationships with owners and brokers. Our Phillips Edison sponsor’s person-to-person marketing program provides continuous communication and market presence with owners and brokers. The program includes face-to-face meetings at owners’ and brokers’ offices, frequent telephone contact, networking at national and regional industry conferences, periodic e-blasts to over 30,000 shopping center professionals and e-postcards sent to our proprietary database of over 16,000 contacts. In 2014 and 2015, Phillips Edison ranked in the top five acquirers of shopping centers in Chain Store Age’s annual survey of the fastest growing acquirers based on retail square footage.

Potential Volume of Opportunities

According to CoStar Realty Information, Inc., the retail shopping center industry is comprised of over 115,000 retail shopping centers making retail one of the largest industries in the United States. The retail shopping center industry generates over 12 million jobs and accounts for approximately 9.2% of the entire United States workforce, which makes it an important segment of the economy and an important venue for retail commerce.

In 2015, this ownership of the more than 115,000 shopping centers in the United States was quite fragmented: only 4,077 (or 3.5%) were owned by the top 25 property owners (as illustrated in the chart below). This fragmentation of the retail shopping center industry has contributed to the long history of a healthy trading volume of shopping centers.

United States Shopping Center Ownership

Source: CoStar Realty Information, Inc. (www.CoStar.com); Real Capital Analytics;

International Council of Shopping Centers

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The Portfolio

We expect that the properties we acquire will be well-occupied, grocery-anchored neighborhood and community shopping centers that focus on serving the day-to-day needs of the community in the surrounding trade area. Grocers and other necessity-based tenants who supply these goods and services have historically been more resistant to economic fluctuations due to the nature of the goods and services they sell. Once we have substantially invested all of the proceeds of this offering, we expect to have a well-diversified portfolio based upon grocery-anchor tenants, national and regional tenants, geographic locations, tenant mix, industry diversity and lease expirations. We target properties in more densely populated locations with established or growing markets and higher barriers to entry.

Grocery-Anchored Necessity-Based Retail

We intend to invest primarily in well-occupied, grocery-anchored neighborhood and community shopping centers with a mix of national, regional and local tenants that sell necessity-based goods and services to the population living in the local trade area. Many of the products and services sold by our prospective tenants, such as groceries, dining, health and beauty services and dry cleaning, generally face less competition from the Internet than other consumer products, such as clothing, electronics, books and music. According to Business Intelligence Insider (January 2013), online grocery sales currently account for approximately 1% of total food sales and the category is expected to grow to represent 1-3% of total food sales through 2018. Additionally, unlike industries that are routinely affected by cyclical fluctuations in the economy, the grocery and necessity-based retail shopping center industry has historically been more resistant to economic downturns.

According to Progressive Grocer’s 80th (April 2013) and 83rd (April 2016) Annual Reports, or the Progressive Grocer reports, during the four-year period from 2012 through 2015, total store count for all grocers increased 2.6% to 38,015 stores and total sales for grocery stores increased by 7.7%, making total sales for the segment $649.1 billion as of December 31, 2015. During the one-year period from 2014 to 2015, there was a 1.7% increase in grocery sales, adding $10.7 billion in sales. All figures presented above pertain only to grocery stores in the United States. We believe this growth shows the continued strength of the grocery store segment.

Grocery-anchored and necessity-based shopping centers cater to retail tenants that provide goods and services necessary for daily life. In fact, according to the Food Marketing Institute’s Supermarket Facts (2016), the average consumer in the United States makes a trip to the grocery store 1.6 times per week and spends $31.92 on average per transaction. In addition, the United States Department of Agriculture’s Economic Research Report Number 143 (November 2012), indicates that 85% of consumers in the United States have a grocery store located within four miles from where they live and almost all people live within 10 miles of a grocery store. Many of these tenants also offer products or services that appeal to consumers trying to save money. Items such as food, postal services, discount merchandise, hardware and personal services tend to be required during both economic peaks and troughs, which may help to maintain more consistent consumer demand.

Due to this resilience of this sector, many necessity and discount-retailers have been less impacted by recessions than luxury or other retailers and are presently reporting a strong demand for new retail space. As reported by RBC Capital Markets in September, 2016, retailers in their database plan to open 79,461 stores over the period between January 2016 and January 2018. This level of new store openings is near a five-year high. We believe this demand for new stores is being led by well-capitalized, national retailers, especially franchises who are looking for retail space of 5,000 square feet and under. We believe these retailers have right-sized and have re-emerged leaner, nimbler and tailored to the current economy. Many of them have strong balance sheets and are expanding in order to take market share from weaker competitors.

Diversified Portfolio

We expect to acquire a well-diversified portfolio of properties based on grocery-anchor tenants, national and regional tenants, geographic locations, tenant mix, industry diversity, lease expirations and other factors. A diversified portfolio reduces the economic risk of any one geographic or tenant-related event to affect the cash flow or value of the portfolio. Our Phillips Edison sponsor’s current portfolio is located in 33 states and has over 5,300 tenants. As of the date of this prospectus, no one retailer accounts for more than 10% of the annual minimum rent of our Phillips Edison sponsor’s portfolio. There is no guarantee that our portfolio, once we have invested substantially all of the proceeds of this offering, will be as well diversified geographically or by tenant concentration.

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In-Fill Locations

New construction of shopping centers remains well below historical levels (as evidenced in the chart below) and there is little evidence that there will be any substantial increase in deliveries prior to 2018. We believe that this lack of new construction will create a lack of supply over the next three- to five-years. Existing vacancy will be absorbed initially and, as retailers lease existing vacancies, rents will increase as sales continue to improve for retailers and demand continues to increase. We believe this lack of new center development is pushing retailers towards existing grocery-anchored shopping centers.

Historical Retail Deliveries

Source: The CoStar Retail Report, National Retail Market Year-End 2016

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The supply fundamentals for infill grocery-anchored retail locations are in line with retail demand because grocers and other necessity-based retailers did not over-expand in recent years. These retailers are now benefiting from weakened competition and are expanding selectively, as well as upgrading existing locations. Well-positioned grocery-anchored centers are attracting other stronger and expanding tenants. According to the CoStar Retail Report, National Market Year-End 2016, occupancy in shopping centers continues to improve as indicated in the chart below. We believe these centers will experience increased property values as the economy rebounds and rents increase. We intend to focus our acquisition efforts on locations in established or growing retail markets in more densely populated locations. These in-fill locations have higher barriers to entry with fewer opportunities for competing shopping centers to enter the market.

Occupancy Growth in Shopping Centers

Demographics

The population of the United States is growing and is projected to increase by 58.8 million people between 2016 and 2040. This growing population is creating, and is likely to continue to create, an even larger demand for food and necessity-based goods and services that are found in grocery-anchored shopping centers.

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Management

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained our advisor to manage our day-to-day operations and the acquisition and distribution of our real estate investments, subject to the board’s supervision. Because of the numerous conflicts of interest created by the relationships among us, our advisor and various affiliates, many of the responsibilities of the board have been delegated to a committee that consists solely of independent directors. This committee is the Conflicts Committee and is discussed below and under “Conflicts of Interest.”

Our charter provides that a majority of the seats on the board must be for independent directors. Currently, we have three independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor, our sponsors or their affiliates, and has not been so for the previous two years and meets the other independence requirements set forth in our charter.

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders, provided that the Conflicts Committee nominates replacements for any vacancies among the independent director positions. Unless filled by a vote of the stockholders as permitted by Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on the board of directors for any other cause will be filled by a majority of the remaining directors, even if such majority is less than a quorum.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. Although we have no present intention to do so, our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. See the “Investment Objectives and Policies” section beginning on page 107 of this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

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Executive Officers and Directors

The following table sets forth information regarding our directors and executive officers. All of our executive officers are employees of our sponsors. Neither we nor our advisor expect that we will have any employees, and our executive officers are not exclusively dedicated to our operations.

Name*	Age**	Positions
Jeffrey S. Edison	57	Chairman of the Board and Chief Executive Officer
David W. Garrison	61	Independent Director
Richard J. Smith	66	Independent Director
(To Be Determined)		Independent Director
(To Be Determined)		Director
R. Mark Addy	55	President and Chief Operating Officer
Devin I. Murphy	57	Chief Financial Officer, Treasurer and Secretary
Jennifer L. Robison	40	Chief Accounting Officer
David C. Rupert	60	Vice President

*	The address of each executive officer and director listed is 11501 Northlake Drive, Cincinnati, Ohio 45249.
**	As of September 1, 2017.

The biographical descriptions below set forth certain information with respect to our executive officers and directors. The board has identified specific attributes of each director that the board has determined qualify that person for service on the board.

Jeffrey S. Edison has served as the Chairman of the Board of Directors and the Chief Executive Officer since April 2016. Mr. Edison has served as Chairman or Co-Chairman of the Board of Directors and Chief Executive Officer of PECO I since December 2009 and as Chairman of the Board of Directors and Chief Executive Officer of PECO II since August 2013. Mr. Edison co-founded Phillips Edison Limited Partnership and has served as a principal of Phillips Edison since 1995. Before founding Phillips Edison, from 1991 to 1995, Mr. Edison was a Senior Vice President from 1993 until 1995 and as a Vice President from 1991 until 1993, at Nations Bank’s South Charles Realty Corporation. From 1987 until 1990, Mr. Edison was employed by Morgan Stanley Realty Incorporated and The Taubman Company from 1984 to 1987. Mr. Edison holds a master’s degree in business administration from Harvard Business School and a bachelor’s degree in mathematics and economics from Colgate University.

Among the most important factors that led to our board of directors’ recommendation that Mr. Edison serve as our director are Mr. Edison’s leadership skills, integrity, judgment, knowledge of our company and our Phillips Edison sponsor, his prior experience as a director and chief executive officer of PECO I and PECO II and his commercial real estate expertise.

David W. Garrison has served as one of our directors since March 2017. Mr. Garrison has served as a director of PECO II since September 2013. Mr. Garrison is currently Chief Navigator of Garrison Growth, an international consulting services firm. From October 2002 to June 2013, Mr. Garrison served as Chief Executive Officer and director of iBahn Corp. (formerly STSN), a provider of broadband services for hotels. On September 6, 2013, iBahn Corp. filed for bankruptcy protection under the provisions of Chapter 11 of the United States Bankruptcy Code for the District of Delaware. Such action was dismissed by the court on February 3, 2015. From 2000 to 2001, Mr. Garrison was Chairman and Chief Executive Officer of Verestar, a satellite services company, where he also served on the board of Verestar's parent company, American Tower. From 1995 to 1998, Mr. Garrison was Chairman and Chief Executive Officer of Netcom, a pioneer Internet service provider. From January 2003 to July 2013, Mr. Garrison served as a director of SonicWall, Inc., where at various times he served on the Audit Committee, the Compensation Committee (Chair) and the Corporate Governance and Nominations Committee. From 1997 to 2002, Mr. Garrison served as an independent director of Ameritrade, the first online trading company, and he was also the chair of the Compensation Committee and lead independent director at different times. Mr. Garrison holds a bachelor of science degree from Syracuse University and a master of business administration degree from Harvard University.

Among the most important factors that led to the board of directors’ recommendation that Mr. Garrison serve as our director are Mr. Garrison’s integrity, judgment, leadership skills, commercial business experience, public company director experience and independence from management, our sponsors and their affiliates.

Richard J. Smith has served as one of our directors since March 2017. Mr. Smith served as Chief Financial Officer and Secretary of Phillips Edison & Company and PECO I from February 2010 to July 2013. He currently is a consultant, advising management teams in the development of strategic and financial plans, as well as improvements in systems, internal controls and financial reporting, recommend debt restructuring options and expanding lender relationships. Additionally, he is assisting Grant Thornton LLP with business development in the real estate sector. From 1996 to November 2009 he served as the Chief Financial Officer and Secretary of Ramco-Gershenson Properties Trust, a self-administered, publicly traded real estate investment trust that owns and manages a portfolio of 88 shopping centers, of which a large majority are anchored by grocery and/or value oriented retailers. In 1996 he served as the Vice President of The Hahn Company, a full-service owner and developer of super-regional malls throughout the United States. From 1993 to 1996 he served as the Chief Financial Officer and Treasurer of the Glimcher Realty Trust, a self-administered, publicly traded REIT that owns regional malls, community shopping centers and single-tenant retail properties nationwide. Mr. Smith holds a BBA in Accounting and Finance from Eastern Michigan University and is a certified public accountant. He is a board member of The Drees Company, one of the largest home builders in the United States, and The Michigan Legacy Art Park; and a member of The National Association of Real Estate Investment Trusts (NAREIT) and the International Council of Shopping Centers.

Among the most important factors that led to the board of directors’ recommendation that Mr. Smith serve as our director are Mr. Smith’s integrity, judgment, leadership skills, public company accounting and financial reporting experience and independence from management, our sponsors and their affiliates.

R. Mark Addy has served as the President and Chief Operating Officer since April 2016. Mr. Addy has served as the President or Co-President of PECO I since April 2013 and as the Chief Operating Officer of PECO I since October 2010. Mr. Addy has served as the President or Co-President and Chief Operating Officer of PECO II since August 2013. Mr. Addy has also served as the President or Co-President of the PECO I advisor since October 2010. Mr. Addy served as Chief Operating Officer for Phillips Edison & Company, or PECO, from 2004 to October 2010. He served PECO as Senior Vice President from 2002 until 2004, when he became Chief Operating Officer. From 1987 until 2002, Mr. Addy practiced law with Santen & Hughes in the areas of commercial real estate, financing, leasing, mergers and acquisitions and general corporate law. While at Santen & Hughes, he represented PECO from its inception in 1991 to 2002. Mr. Addy received his law degree from the University of Toledo, where he was a member of the Order of the Barristers, and his bachelor’s degree in environmental science and chemistry from Bowling Green State University, where he received the President’s Award for academic achievement and was a member of the Order of the Omega leadership honor society.

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Devin I. Murphy has served as the Chief Financial Officer, Treasurer and Secretary since April 2016. Mr. Murphy has served as a principal and Chief Financial Officer of PECO since June 2013. Mr. Murphy has served as the Chief Financial Officer, Treasurer and Secretary of PECO I and PECO II since June 2013 and August 2013, respectively. From November 2009 to June 2013, he served as Vice Chairman of Investment Banking at Morgan Stanley. He began his real estate career in 1986 when he joined the real estate group at Morgan Stanley as an associate. Prior to rejoining Morgan Stanley in June 2009, Mr. Murphy was a managing partner of Coventry Real Estate Advisors, or Coventry, a real estate private equity firm founded in 1998 which sponsors a series of institutional investment funds that acquire and develop retail properties. Since its inception, Coventry has invested over $2.5 billion in retail assets. Prior to joining Coventry in March 2008, from February 2004 until November 2007, Mr. Murphy served as global head of real estate investment banking for Deutsche Bank Securities, Inc. At Deutsche Bank, Mr. Murphy ran a team of over 100 professionals located in eight offices in the United States, Europe and Asia. Mr. Murphy’s Deutsche Bank team was recognized as an industry leader and under his management executed over 500 separate transactions on behalf of clients representing total transaction volume exceeding $400 billion. Prior to joining Deutsche Bank, Mr. Murphy was with Morgan Stanley for 15 years. He held a number of senior positions at Morgan Stanley including co-head of United States real estate investment banking and head of the private capital markets group, or PCM. PCM is the team at Morgan Stanley responsible for raising equity capital for Morgan Stanley’s real estate private equity funds as well as private equity capital on behalf of clients. During the time that Mr. Murphy ran PCM, the team raised in excess of $5 billion of equity capital. Mr. Murphy served on the investment committee of the Morgan Stanley Real Estate Funds from 1994 until his departure in 2004. During his tenure on the investment committee, the Morgan Stanley Real Estate Funds invested over $6.5 billion of equity capital globally in transactions with a total transaction value in excess of $35 billion. Mr. Murphy has served as an advisory director for Hawkeye Partners, a real estate private equity firm headquartered in Austin, Texas, since March 2005 and for Trigate Capital, a real estate private equity firm headquartered in Dallas, Texas, since September 2007. Mr. Murphy received a master’s of business administration from the University of Michigan and a bachelor of arts with honors from the College of William and Mary. He is a member of the Urban Land Institute, the Pension Real Estate Association and the National Association of Real Estate Investment Trusts.

Jennifer L. Robison has served as the Chief Accounting Officer since April 2016. Ms. Robison has also served as the Chief Accounting Officer of PECO I and PECO II since March 2015. Ms. Robison has served as the Senior Vice President and Chief Accounting Officer of PECO since July 2014. From February 2005 to July 2014, Ms. Robison served as Vice President, Financial Reporting at Ventas, Inc., an S&P 500 company and one of the 10 largest equity REITs in the country. Prior to her time at Ventas, Ms. Robison served as an audit manager at Mountjoy Chilton Medley LLP from September 2003 to February 2005. Ms. Robison began her career at Ernst & Young LLP, serving most recently as assurance manager, and was an employee there from February 1996 to September 2003. She received a bachelor of arts in accounting from Bellarmine University, where she graduated magna cum laude. Ms. Robison is a certified public accountant and a member of the American Institute of Certified Public Accountants, the National Association of Real Estate Investments Trusts and the SEC Professional Group.

David C. Rupert has served as our Vice President since September 2016. Mr. Rupert serves as the Executive Vice President of GCEAR II, a position he has held since February 2014, and the President of GCEAR, a position he has held since July 2012, and as President of our Griffin sponsor, having re-joined that firm in September 2010. Mr. Rupert's more than 30 years of commercial real estate and finance experience includes over $9 billion of transactions executed on four continents: North America, Europe, Asia and Australia. From July 2009 to August 2010, Mr. Rupert co-headed an opportunistic hotel fund in partnership with The Olympia Companies, a hotel owner-operator with more than 800 employees, headquartered in Portland, Maine. From March 2008 through June 2009, Mr. Rupert was a partner in a private equity firm focused on Eastern Europe, in particular extended stay hotel and multifamily residential development, and large scale agribusiness in Ukraine. Mr. Rupert previously served as Chief Operating Officer of our Griffin sponsor from August 1999 through February 2008. From 1999 to 2000, Mr. Rupert served as President of CB5, a real estate and restaurant development company that worked closely with the W Hotel division of Starwood Hotels. From 1997 to 1998, Mr. Rupert provided consulting services in the United States and United Kingdom to Lowe Enterprises, a Los Angeles-headquartered institutional real estate management firm. From 1986 to 1996, Mr. Rupert was employed at Salomon Brothers in New York, where he served in various capacities, including the head of REIT underwriting, and provided advice, raised debt and equity capital and provided brokerage and other services for leading public and private real estate institutions and entrepreneurs. Since 1984, Mr. Rupert has served on the Advisory Board to Cornell University's Endowment for Real Estate Investments, and in August 2010 Mr. Rupert was appointed Co-Chairman of this Board. For more than 15 years, Mr. Rupert has lectured in graduate-level real estate and real estate finance courses in Cornell's masters-level Program in Real Estate, where he is a founding Board Member. Mr. Rupert received his B.A. from Cornell in 1979 and his M.B.A. from Harvard in 1986.

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Board Committees

Our board of directors has established two standing committees, consisting solely of independent directors: the Audit Committee and the Conflicts Committee.

Audit Committee

The Audit Committee will operate pursuant to a written charter adopted by our board of directors. The Audit Committee charter will set forth the Audit Committee’s specific functions and responsibilities. The chair of our Audit Committee is [_______]. Among other things, the Audit Committee will assist the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.

The Audit Committee also will be responsible for engaging independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement and considering and approving the audit and non-audit services and fees provided by the independent public accountants.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a Conflicts Committee of our board of directors consisting solely of all of our independent directors, that is, all of our directors who are not affiliated with our advisor. Our charter authorizes the Conflicts Committee to act on any matter permitted under Maryland law. Both the board of directors and the Conflicts Committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the Conflicts Committee to retain its own legal and financial advisors. See the “Conflicts of Interest—Certain Conflict Resolution Measures” section of this prospectus.

Our charter requires that the Conflicts Committee discharge the board’s responsibilities relating to the nomination of independent directors and the compensation of our independent directors. Our Conflicts Committee also will discharge the board’s responsibilities relating to the compensation of our executives. Subject to the limitations in our charter, the Conflicts Committee may also create stock award plans. The chair of our Conflicts Committee is                 .

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Compensation of Directors

Any member of our board of directors who is also an employee of our advisor or our sponsors does not receive compensation for serving on our board of directors. We will pay each of our independent directors:

•	an annual retainer of $30,000;

•	$1,000 per each board meeting attended;

•	$1,000 per each committee meeting attended;

•	an annual retainer of $5,000 for the chair of the Audit Committee; and

•	an annual retainer of $3,000 for the chair of the Conflicts Committee.

We also will reimburse our directors for their travel expenses incurred in connection with their attendance at board and committee meetings.

Board Participant

Our Griffin sponsor has the right to appoint one individual to participate in meetings of our board of directors and its committees. This individual will not have any voting rights with respect to decisions made by the board of directors or its committees and will not be compensated by us in connection with this role.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

We are permitted to limit the liability of our directors, officers and other agents, and to indemnify them, only to the extent permitted by Maryland law and our charter.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services, or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

Maryland law also permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless one or more of the following is established:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty,

•	the director or officer actually received an improper personal benefit in money, property or services, or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify our directors, officers, our advisor and its affiliates for losses they may incur by reason of their service in that capacity or in their service as a director, officer, partner, member, manager or trustee of another corporation, partnership, limited liability company, joint venture, trust or other entity, if all of the following conditions are met:

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•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•	in the case of a non-independent director, our advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the common stockholders.

The SEC and state regulators take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the legal proceeding must relate to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a common stockholder or, if by a common stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We also will purchase and maintain directors and officers insurance on behalf of all of our directors, executive officers and board participant against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability. We may incur significant costs to purchase this insurance on behalf of our directors, officers and board participant.

Our Advisor

Our advisor is PECO-Griffin REIT Advisor, LLC. Our advisor is jointly owned by our Phillips Edison sponsor and our Griffin sponsor. Our Phillips Edison sponsor is the managing member and owns 75% of our advisor. Our Griffin sponsor owns the remaining 25% of our advisor. Our advisor is a limited liability company that was formed in the State of Delaware on May 23, 2016. Our advisor has no prior operating history and no prior experience managing a public company. Our advisor has contractual and fiduciary responsibilities to us and our stockholders.

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Investment Committee

Our advisor has established an investment committee to review all advisory recommendations relating to the purchase or sale of investments made by our advisor to our board of directors. A majority of all members of the investment committee must approve the recommendations of the advisor before such recommendations are provided to our board of directors for final approval. The investment committee is comprised of three persons, two of whom are designated by our Phillips Edison sponsor and one of whom is designated by our Griffin sponsor. Our Phillips Edison sponsor has initially designated R. Mark Addy and David Wik as members of the investment committee and our Griffin sponsor has initially designated Michael Escalante as a member of the investment committee. Members of our investment committee are not separately compensated for their service as members of the investment committee, nor are members of our investment committee reimbursed by us for their expenses associated with the investment committee.

The Advisory Agreement

Under the terms of the advisory agreement, our advisor will use its commercially reasonable best efforts to present to us potential investment opportunities and to provide a continuing and suitable investment program for us consistent with our investment objectives and policies as determined and adopted from time to time by our board of directors. Pursuant to the advisory agreement, our advisor will manage and control our day-to-day business and affairs. Many of the services to be performed by our advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that we expect our advisor will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties. Our advisor, either directly or through one or more of its affiliates, will perform the following duties:

•	locating, analyzing and selecting potential investments consistent with our investment objectives and policies;

•	structuring and negotiating the terms and conditions of our investments, sales and joint ventures;

•	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;

•	arranging for financing and refinancing of properties and our other investments;

•	coordinating with the property manager on its duties under any property management agreement;

•	providing our officers and directors with periodic reports regarding our properties;

•	assisting us in obtaining insurance;

•	providing financial and operational planning services and portfolio management functions;

•	monitoring and evaluating the performance of our properties and other investments, providing daily management services and supervising the various management and operational functions relating to our properties and other investments;

•	managing communications with stockholders;

•	maintaining our accounting systems, records and data as may be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including quarterly and annual financial statements;

•	providing tax and compliance services;

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•	engaging and supervising the performance of our agents, including our transfer agent; and

•	performing any other services reasonably requested by us.

See “Management Compensation” below for a detailed discussion of the fees payable to our advisor under the advisory agreement. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses to the extent such expenses exceed 1% of the gross proceeds from the primary portion of this offering, the costs of providing services to us and payments made by our advisor in connection with potential investments, whether or not we ultimately acquire the investment.

The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. It will be the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing an advisory agreement. Either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice and, in such event, our advisor must cooperate with us and our directors in making an orderly transition of the advisory function. For more information regarding the terms of the advisory agreement, see the “Management Compensation” section of this prospectus.

Our advisor and its affiliates expect to continue to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. Pursuant to the advisory agreement, however, our advisor must devote sufficient resources to the administration of our company to discharge its obligations. Our advisor may assign the advisory agreement to an affiliate upon approval of our board of directors, including a majority of our independent directors.

Subject to the investment objectives and limitations set forth in our charter and the investment policies approved by our board of directors, our advisor may not make any real property acquisitions, developments or dispositions on our behalf, including real property portfolio acquisitions, developments and dispositions, without the prior approval of the majority of our board of directors. The actual terms and conditions of transactions involving investments in real estate are determined by our advisor, subject to the oversight of our board of directors.

Our advisor has agreed to fund all of our other organization and offering expenses up to 1.0% of the gross offering proceeds for shares of our common stock sold pursuant to our primary offering; however, our advisor intends to recoup such expenses through the Contingent Advisor Payment as part of our acquisition fees. Based on the experience of our sponsors and their affiliates, we anticipate that the other organization and offering expenses will not exceed 1.0% of the gross offering proceeds for shares of our common stock sold pursuant to our primary offering. Other organization and offering expenses include all expenses (other than selling commissions, dealer manager fees, and stockholder servicing fees) to be paid by us in connection with the offering, including (a) legal, tax, accounting and escrow fees, (b) expenses for printing, engraving, amending, supplementing and mailing, (c) distribution costs, (d) compensation to employees while engaged in registering, marketing and wholesaling our common stock or providing administrative services relating thereto, (e) telegraph and telephone costs, (f) all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), (g) charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, (h) fees, expenses and taxes related to the filing, registration and qualification of the sale of our common stock under federal and state laws, including accountants’ and attorneys’ fees and other accountable offering expenses, (i) amounts to reimburse our advisor for all marketing related costs and expenses such as compensation to and direct expenses of our advisor’s employees or employees of the advisor’s affiliates in connection with registering and marketing our common stock, (j) travel and entertainment expenses related to the offering and marketing of our common stock, (k) facilities and technology costs and other costs and expenses associated with the offering and ownership of our common stock and to facilitate the marketing of our common stock, including web site design and management, (l) costs and expenses of conducting training and educational conferences and seminars, (m) costs and expenses of attending broker-dealer sponsored retail seminars or conferences and (n) payment or reimbursement of bona fide due diligence expenses, including compensation to employees while engaged in the provision or support of bona fide due diligence services. With the exception of these other organization and offering expenses, we will reimburse our advisor for all of the costs it incurs in connection with the services provided to us under the advisory agreement, including, but not limited to:

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•	acquisition expenses incurred by our advisor or its affiliates or expenses payable to unaffiliated persons incurred in connection with the selection and acquisition of properties;

•	actual out-of-pocket cost of goods and services we use and obtain from entities not affiliated with our advisor, including brokerage and other fees paid in connection with the purchase, operation and sale of assets and travel;

•	interest and other costs for borrowed money, including discounts, points and other similar fees, and expenses relating to financing services whether performed by a third party or internally by the advisor or one of its affiliates;

•	taxes and assessments on income or property and taxes as an expense of doing business and any taxes otherwise imposed on us and our businesses, assets or income, including tax compliance and processing services;

•	costs associated with insurance required in connection with our business (such as title insurance, property and general liability coverage, including customer goods legal liability coverage, or insurance covering losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters) or by our officers and the board (such as director and officer liability coverage) and all risk management services related thereto whether performed by a third party or internally by the advisor or its affiliates;

•	expenses of managing, improving, developing, operating and selling properties we own, as well as expenses of other transactions relating to our properties, whether payable to one of our affiliates or a non-affiliated person;

•	all expenses in connection with payments to our directors and meetings of our directors and our stockholders;

•	expenses associated with any tender offers or with a listing or with the issuance and distributions of securities;

•	expenses connected with payments of distributions;

•	expenses of organizing, converting, modifying, merging, liquidating or dissolving us or of amending our charter, bylaws, operating partnership agreement or other governing documents;

•	expenses of maintaining communications with our stockholders, including the cost of preparation, filing, printing, and mailing annual reports and other stockholder reports, proxy statements and other reports required by governmental entities;

•	administrative service expenses, including all direct and indirect costs and expenses incurred by our advisor in fulfilling its duties to us including personnel costs (including reasonable wages and salaries and other employee-related expenses of all employees of our advisor or its affiliates who are directly engaged in our operation, management, administration, investor relations and marketing of our company, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the services provided by our advisor);

•	investor relations, marketing, audit, accounting, tax, due diligence and legal fees, and other fees for consulting, advisory or professional services relating to our operations and all such fees incurred at the request, or on behalf of, our independent directors or any committee of our board, whether performed by a third party or internally by our advisor or its affiliates;

•	costs associated with the maintenance of our website and third-party licensing fees for software and information technology; and

•	out-of-pocket costs for us to comply with all applicable laws, regulations and ordinances; all other out-of-pocket costs necessary for our operation and our assets incurred by our advisor in performing its duties on our behalf.

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Although there is no specific limit as to the amount of the administrative services that our advisor or its affiliates may provide to us, the cost of these administrative services will be included in our operating expenses and therefore is subject to the reimbursement limitations described below. Commencing four full fiscal quarters after the acquisition of our first real estate investment following the commencement of this offering, we will not reimburse our advisor at the end of any fiscal quarter operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of (i) 2.0% of our average invested assets, which means, for such period, the average monthly book value of our assets invested directly or indirectly in real estate properties and real estate-related investments, including equity interests in and loan receivables secured by real estate properties and real estate-related investments, during the 12-month period before deducting depreciation, amortization, bad debt and other similar non-cash reserves, or (ii) 25.0% of our net income, which is defined as our total revenues less total operating expenses for any given period excluding reserves for depreciation, amortization, bad debt and other similar non-cash reserves unless our independent directors have determined that such excess expenses were justified based on unusual and nonrecurring factors. The total operating expenses means all costs and expenses incurred by us, as determined under GAAP, that are in any way related to our operation or our business, including fees paid to the advisor, but excluding: (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; (f) acquisition fees and expenses (including expenses relating to potential acquisitions that we do not close); (g) disposition fees on the sale of real property; and (h) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property). Our advisor will be required to reimburse the excess expenses to us unless our independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors that they deem sufficient. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then-ended exceed the limitation, we will send to our stockholders a written disclosure, together with an explanation of the factors our independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at our advisor’s option, our advisor or its affiliates, as applicable, may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that our advisor designates.

Our advisor and its affiliates will be paid compensation, fees, expense reimbursements and distributions in connection with services provided to us. See the “Management Compensation” section of this prospectus. In the event the advisory agreement is terminated, our advisor and its affiliates will be paid all accrued and unpaid fees and expense reimbursements earned prior to the termination.

We have agreed to indemnify and hold harmless our advisor and its affiliates, including their respective officers, directors, equity holders, members, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties under the advisory agreement, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, provided that: (i) our advisor and its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interest; (ii) our advisor and its affiliates were acting on behalf of or performing services for us; (iii) the indemnified claim was not the result of negligence or misconduct of our advisor or its affiliates or the result of a breach of the agreement by our advisor or its affiliates and (iv) any indemnification made to our advisor, its affiliates or their officers, managers or employees may be made only out of our net assets and not from our stockholders.

Our advisor will indemnify and hold us harmless from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of our advisor’s gross negligence, bad faith, fraud, willful misfeasance, misconduct, or reckless disregard of its duties, but our advisor will not be held responsible for any action of our board of directors in following or declining to follow the advice or recommendation given by our advisor.

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Initial Investment by Our Advisor

Our advisor, an affiliate of our sponsors, has invested $200,000 in us through the purchase of approximately 22,222 shares of our Class A common stock at $9.00 per share. Our advisor may not sell any of these shares during the period it serves as our advisor. Our advisor will not vote any shares it acquires in any vote for the removal of directors or any vote regarding the approval or termination of any contract with our advisor or any of its affiliates.

Other Affiliates

Our Property Manager

We expect that a substantial majority of our real properties will be managed and leased by our property manager, which is affiliated with our Phillips Edison sponsor. Jeffrey S. Edison is an executive officer of our property manager. For more information about Mr. Edison’s background and experience, see the “Management—Other Affiliates—Our Phillips Edison Sponsor” section of this prospectus.

We will pay our property manager a monthly property management fee of 4.0% of the monthly gross receipts generated at our properties, but no less than $3,000 per month for each property managed, for services it provides in connection with operating and managing the property. Gross receipts, as defined in the property management agreement, consists of rent, profit we derive from the sale of utilities to tenants, and amounts tenants pay for common-area maintenance, real estate taxes, insurance, interest and any other payments of any nature (including attorneys’ fees and late fees and any proceeds of rent insurance). The property manager may reallow some or all of these fees to third parties for management services.

We expect to engage our property manager to provide leasing services with respect to our properties. We will pay a leasing fee in an amount that is usual and customary for comparable services rendered based on the geographic market of each property.

We also expect to engage our property manager to provide construction management and development services for some of our properties. We will pay construction management fees and development fees in amounts that are usual and customary for comparable services rendered to similar projects in the geographic market of each project.

Our property management agreement with our property manager has a one-year term, and is subject to automatic successive one-year renewals unless either party provides written notice of its intent to terminate 90 days prior to the expiration of the initial or renewal term. Each party also has the right to terminate the agreement upon 30 days’ prior written notice without penalty.

Our property manager hires, directs and establishes policies for employees who have direct responsibility for the operations of each real property it manages, which includes, but is not limited to, on-site managers and building and maintenance personnel. Our property manager also directs the purchase of equipment and supplies and supervises all maintenance activity.

Our Phillips Edison Sponsor

Our Phillips Edison sponsor has a fully integrated, scalable, national operating platform. Our Phillips Edison sponsor’s acquired portfolio of assets is managed by a seasoned team of more than 275 professionals with extensive knowledge and expertise in the retail sector. Our Phillips Edison sponsor’s management team has institutional experience investing and performing throughout a variety of market conditions and real estate cycles. Our Phillips Edison sponsor’s senior management team and associates adhere to the same organizational philosophy that emphasizes a culture of learning, teamwork and accountability, which has been, and will continue to be, critical to its success. Our Phillips Edison sponsor and its predecessor has worked hard to create a collaborative culture that promotes long-term professional development.

The management team also has long-term relationships with regional and national grocery tenants, other national and necessity-based anchor and junior-anchor tenants and many small store tenants. Their established relationships with these tenants and other players in the industry, including lenders, vendors, brokers and contractors should assist in providing reliable execution of our investment and operating strategies.

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On August 12, 2010, PECO I commenced its initial public offering of up to $1.785 billion in shares of its common stock, consisting of up to $1.5 billion in shares of common stock through its primary offering and $285.0 million in shares of its common stock through its dividend reinvestment plan. On February 7, 2014, PECO I terminated the primary portion of its initial public offering. As of December 31, 2016, PECO I continued to offer shares of its common stock through its dividend reinvestment plan. As of December 31, 2016, PECO I had issued 194.9 million shares of common stock, including 21.1 million shares issued through its dividend reinvestment plan, generating gross cash proceeds of $1.9 billion since the commencement of its initial public offering.

On October 4, 2017, PECO I acquired Phillips Edison Limited Partnership’s real estate and asset management business in a stock-and-cash transaction valued at approximately $1.0 billion. The resulting company will be an internally-managed, nontraded grocery-anchored shopping center REIT with an expected total enterprise value of $4.0 billion. As a result of this transaction, PECO I became our Phillips Edison sponsor on October 4, 2017. We do not believe that the transaction will adversely affect (1) the ability of our advisor and our property manager to conduct our operations and manage our portfolio of real estate investments, or (2) our ability to conduct this offering of our common stock.

On November 25, 2013, PECO II commenced its initial public offering of up to $2.475 billion in shares of its common stock, consisting of up to $2.0 billion in shares of common stock through its primary offering and $475.0 million in shares of its common stock through its dividend reinvestment plan. On September 15, 2015, PECO II terminated the primary portion of its initial public offering. As of December 31, 2016, PECO II continued to offer shares of its common stock through its dividend reinvestment plan. As of December 31, 2016, PECO II had issued 47.6 million shares of common stock, including 3.2 million shares issued through its distribution reinvestment plan, generating gross cash proceeds of $1.2 billion since the commencement of its initial public offering.

Our Phillips Edison sponsor’s national platform enables them to operate in markets throughout the United States. Corporate offices are located in Cincinnati, Ohio, New York, New York and Salt Lake City, Utah, with satellite offices in various other cities to ensure that management personnel are located in relatively close proximity to every portfolio property.

Our Phillips Edison sponsor’s portfolio management and operations functions are organized by four geographic regions plus a redevelopment region, with a dedicated team for each region that includes an asset manager, construction manager, legal support, leasing agents, property managers and finance and accounting support. This regionalization program allows for increased property focus, operational efficiencies and improved cross-functional communications.

The national platform is supported with scalable information technology systems and a disaster recovery system monitored with appropriate controls. For example, our Phillips Edison sponsor’s document approval system creates efficient, paperless communication and process approval between departments in real time. The system provides secure access to important documents, which are stored electronically and are accessible by query.

Our Phillips Edison sponsor’s in-house operating team is exclusively dedicated to its properties and those of Phillips Edison-advised entities and Phillips Edison-sponsored programs, including us. The fully integrated operating team, which includes acquisitions, due diligence, financing, leasing, research, dedicated legal support for leasing, property management and construction, controls every aspect of the property acquisition, leasing and management process. Key duties of each group are:

•	Acquisitions generate constant deal flow, with a streamlined evaluation process and disciplined buying. This process is enhanced through our Phillips Edison sponsor's reputation, longstanding relationships with brokers and property owners and a constant market presence.

•	Due diligence assesses issues and any foreseeable risks associated with a property being acquired, which might affect its value and price. This analysis includes site visits, tenant interviews, tenant sales reviews, verification of leases, and review of environmental and property conditions. Upon acquisition, the team disseminates the information to the organization for an effective and efficient transition to operations.

•	Finance builds and leverages lender relationships to secure financing at the lowest cost while maintaining operating flexibility, underwrites all new acquisitions and forecasts operating results on an ongoing basis.

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•	Leasing teams are responsible for understanding each shopping center's market and creating a tailored merchandising plan to obtain a tenant mix that enhances the retail shopping experience and optimizes the income stream. Agents are responsible for developing and cultivating relationships with existing and potential tenants through formal and informal meetings, telephone contact, portfolio reviews at tenants' headquarters and tenant “call-ins.”

•	Research provides information including mapping, demographics, site specific data, market information, and trend and void analyses.

•	A dedicated legal team negotiates the non-monetary provisions of leases and works closely with the leasing team to draft, review, and negotiate letters of intent, leases, lease amendments, lease renewals, and lease assignments while improving the quality of leases.

•	Property management maintains an attractive, safe environment where retailers thrive and customers enjoy a pleasant shopping experience. This property focus includes constant review and supervision of every shopping center.

•	Construction works closely with leasing and the legal team to provide cost estimating, analysis, conceptual design, and value engineering options. Supervision and management of all construction activities are completed in-house in an effort to minimize cost and time. Bidding and construction is completed through an established network of contractors.

•	Accounting is a comprehensive internal function that manages tenant billing, collections, property level accounting, fund level accounting and external reporting. This enables the accounting group to prepare and file quarterly earnings with the SEC in house, reducing the reliance on third party vendors and providing additional controls and oversight.

•	Asset management develops and executes strategic plans for each asset. Divided into five regions, the asset management team manages interdepartmental resources including leasing, construction, property management and finance, to maximize property level results through effective cross-functional communication and quality decision making.

The background and experience of the senior real estate professionals employed or retained by our Phillips Edison sponsor and its affiliates are described above in the “Management — Executive Officers and Directors” section of this prospectus with respect to Messrs. Edison, Addy and Murphy and Ms. Robison. The backgrounds of Robert F. Myers, David Wik, Tanya E. Brady and Keith A. Rummer, additional key employees of our Phillips Edison sponsor, are described below.

Robert F. Myers has served as Chief Operating Officer of PECO since October 2010. Mr. Myers joined PECO in 2003 as Senior Leasing Representative, was promoted to Regional Leasing Manager in 2005 and became Vice President of Leasing in 2006. He was named Senior Vice President of Leasing and Operations in 2009 prior to becoming Chief Operating Officer in 2010. Mr. Myers is active in ICSC, the International Council of Shopping Centers, where he has served as the State Director of Ohio/West Virginia for the last six years. He is also involved in a variety of community and charitable organizations including his church where he has been a board member for the last seven years, Joshua’s Place working with poverty stricken families to provide a variety of services and resources, Broken Bus Ministry working with the homeless and One Way Farm, a children’s home located in Fairfield, Ohio. Before joining PECO, Mr. Myers spent six years with Equity Investment Group, where he started as a property manager in 1997. He served as Director of Operations from 1998 to 2000 and as Director of Lease Renegotiations/Leasing Agent from 2000 to 2003. Mr. Myers received his bachelor's degree in business administration from Huntington College in 1995.

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David Wik currently serves as Senior Vice President, Acquisitions of PECO.  Prior to that, he served as Vice President of Acquisitions for PECO beginning in 2010 when he rejoined PECO. Since rejoining PECO, he has sourced the acquisition of over 100 grocery-anchored assets representing over $1 billion of investments for multiple REITs sponsored by PECO.  He had previously spent three years with PECO between 2003 and 2006 as an acquisitions officer where he sourced over $250 million for PECO’s value-add funds.  In between, he spent four years with Midland Atlantic Development where he started and ran an acquisition platform for the company, which had previously been focused purely on ground up development.  Prior to that, Mr. Wik was with PNC Bank in their commercial real estate lending group where he held various roles from analyst, to portfolio manager to relationship manager.  Mr. Wik is an active member of the International Council of Shopping Centers and member of the Board at Rivers Crossing Community Church.  Mr. Wik holds a bachelor’s degree in Business Administration in Real Estate and Marketing from the University of Cincinnati.

Tanya Brady has served as Senior Vice President and General Counsel for PECO since January 2015.  Ms. Brady joined PECO in 2013 as Vice President and Assistant General Counsel.  Ms. Brady has also served as Vice President and Assistant Secretary for PECO I and PECO II since January 2015. She has served as our Vice President and Assistant Secretary since April 2016.  Ms. Brady has over 18 years of experience in commercial real estate and corporate transactions.  She has experience in joint venture and fund formation matters, structuring and negotiating asset and entity-level acquisitions and dispositions and related financings, the sales and purchases of distressed loans, and general corporate matters. She also has commercial leasing and sale leaseback experience.  Prior to joining PECO, Ms. Brady was a partner at the law firm of Kirkland & Ellis LLP in Chicago, Illinois since April 2004.  Prior to that, she held associate positions at the law firms of Freeborn & Peters LLP in Chicago, Illinois from June 2003 through March 2004, King & Spalding LLP in Atlanta, Georgia from January 2001 through June 2003, and Scoggins & Goodman, P.C. in Atlanta, Georgia from October 1999 through January 2001.  Ms. Brady received a bachelor of civil law degree with honors from the National University of Ireland College of Law in Dublin, Ireland, and a juris doctor from DePaul University College of Law in Chicago.  Ms. Brady is a member of the National Association of Real Estate Investments Trusts (NAREIT), CREW Network and the International Council of Shopping Centers (ICSC).  She is licensed to practice in Illinois, Georgia, Ohio and Utah.

Keith A. Rummer has served as Chief Compliance Officer of PECO since February 2017 and as Senior Vice President and Chief Human Resources Officer of PECO since 2012. Prior to joining PECO, he served as Vice President, Associate Relations & Compliance with the global eyewear manufacturer/retailer Luxottica (brands LensCrafters, Pearle Vision, Sunglass Hut and others) from 2008 to 2012. He was previously employed as the Vice President, Director of Employee Relations, and as in-house employment counsel, for Fifth Third Bancorp from 2004 to 2008. He served as Corporate Counsel, Compliance Officer & Assistant Secretary for the healthcare staffing firm, AMN Healthcare, Inc. from 2001 to 2004. He held law firm associate positions at Paul, Plevin, Sullivan & Connaughton and Chapin, Fleming, McNitt & Shea & Carter from 1998 to 2001 after serving in the U.S. Navy Judge Advocate General’s Corps from 1994 to 1998. He received his bachelor’s degree with honors from Denison University and his juris doctorate with honors in law from The Ohio State University, Moritz College of Law. Mr. Rummer serves on the boards of the Alzheimer’s Association (Cincinnati Chapter) and the Employers Resource Association.

Our Griffin Sponsor and its Principals

Our Griffin sponsor is a privately owned real estate company formed in 1995 which sponsors real estate investment vehicles and manages institutional capital. Led by senior executives with more than two decades of real estate experience collectively encompassing over $22.0 billion of transaction value and more than 650 transactions, our Griffin sponsor and its affiliates have acquired or constructed approximately 56 million square feet of space since 1995.  This $22.0 billion of transaction value consists of the following components: (1) an aggregate of approximately $16.2 billion of real estate transactions (based on purchase price) attributed to the experience of Griffin’s senior executives prior to their affiliation with our Griffin sponsor; (2) an aggregate of approximately $3.2 billion of acquisitions (based on purchase price) made by GCEAR through 2016; (3) an aggregate of approximately $1.2 billion of acquisitions (based on purchase price) made by GCEAR II through 2016; (4) an aggregate of approximately $2.8 billion of acquisitions (based on purchase price) made by GAHR III through 2016; and (5) an aggregate of approximately $138.8 million of acquisitions (based on purchase price) made by GAHR IV through 2016.

As of December 31, 2016, our Griffin sponsor and its affiliates own, manage, sponsor and/or co-sponsor a portfolio consisting of approximately 42 million square feet of space, located in 30 states and the United Kingdom, representing approximately $7.3 billion in asset value, based on purchase price (including property information related to interests held in joint ventures).  This $7.3 billion in asset value consists of the following components:  (1) approximately $3.2 billion of assets under management owned by GCEAR as of December 31, 2016; (2) approximately $1.2 billion of assets under management owned by GCEAR II as of December 31, 2016; (3) approximately $2.8 billion of assets under management owned by GAHR III as of December 31, 2016; and (4) approximately $138.8 million of assets under management owned by GAHR IV as of December 31, 2016.

Our Griffin sponsor currently serves as sponsor for GCEAR and GCEAR II and as a co-sponsor for GAHR III and GAHR IV, each of which are publicly registered, non-traded REITs. Our Griffin sponsor is also the sponsor of GIA Real Estate Fund and GIA Credit Fund, both of which are non-diversified, closed-end management investment companies that are operated as interval funds under the Investment Company Act. Griffin Capital, through its indirect wholly owned subsidiary, Griffin Capital Asset Management Company, LLC, indirectly owns 25% of our advisor.

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GCEAR, GCEAR II, GAHR III and GAHR IV each have similar investment goals to ours, including acquiring and operating commercial properties; providing stable cash flow; preserving and protecting capital; and realizing capital appreciation on the ultimate sale of properties. One difference in investment goals between us and GCEAR, GCEAR II, GAHR III and GAHR IV is the focus on a particular type of commercial property. While our focus is on grocery-anchored shopping centers, GCEAR and GCEAR II both focus on single-tenant net-lease office and industrial properties diversified by corporate credit, physical geography, product type and lease duration and GAHR III and GAHR IV both focus on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities.

In November 2009, GCEAR commenced its initial public offering of up to a maximum of 82.5 million shares of common stock, and on April 26, 2013, GCEAR commenced a follow-on public offering of up to a maximum of $1.1 billion in shares of common stock. On April 22, 2014, GCEAR announced that it was no longer accepting subscriptions in the follow-on offering, as GCEAR expected to reach the maximum offering amount following the transfer agent’s reconciliation of pending subscriptions. On May 7, 2014, GCEAR filed a registration statement on Form S-3 for the registration of up to $75.0 million in shares pursuant to GCEAR’s distribution reinvestment plan. Having issued substantially all of the $75.0 million in shares registered pursuant to such Form S-3, GCEAR filed another Form S-3 on September 22, 2015 for the registration of up to $100 million in shares pursuant to GCEAR’s distribution reinvestment plan. As of December 31, 2015, GCEAR had issued and outstanding approximately 24.7 million total shares of its common stock, including shares issued pursuant to its distribution reinvestment plan, for gross proceeds of approximately $1.4 billion in its private offering, public offerings and distribution reinvestment plan offerings.

On February 26, 2014, GAHR III commenced its initial public offering of up to $1.9 billion in shares of its common stock, consisting of up to $1.865 billion in shares of common stock through its primary offering and $115.0 million in shares of its common stock through its distribution reinvestment plan. On March 12, 2015, GAHR III terminated the primary portion of its initial public offering. GAHR III continued to offer up to $35.0 million in shares of its common stock through its offering pursuant to its distribution reinvestment plan until the termination of the distribution reinvestment plan portion of its offering and deregistration of its offering on April 22, 2015. As of April 22, 2015, GAHR III had issued and outstanding approximately $1.8 billion in shares of common stock, excluding shares of its common stock issued pursuant to the distribution reinvestment plan.

On July 31, 2014, GCEAR II commenced its initial public offering, and offered up to a maximum of $2.2 billion in shares of common stock. On January 20, 2017, GCEAR II terminated the primary portion of its initial public offering. As of March 9, 2017, GCEAR II had issued and outstanding approximately 72.7 million total shares of its common stock, including shares issued pursuant to its distribution reinvestment plan and stock distributions, and had received gross proceeds of approximately $724.1 million in its public offering.

On February 16, 2016, GAHR IV commenced its initial public offering of up to $3.15 billion in shares of its common stock, consisting of up to $3.0 billion in shares of common stock through its primary offering and $150.0 million in shares of its common stock through its distribution reinvestment plan. As of February 24, 2017, GAHR IV had received and accepted subscriptions in its offering for approximately 15.0 million shares of its common stock, or approximately $149.0 million, excluding shares of its common stock issued pursuant to the distribution reinvestment plan.

Our Griffin sponsor has also sponsored 22 privately offered programs. These offerings have included eight single-tenant real estate tenant-in-common offerings, one hotel asset tenant-in-common offering, eight multi-tenant asset real estate tenant-in-common offerings, one development program consisting of three multifamily housing projects and four Delaware Statutory Trusts, one consisting of a nine-property restaurant portfolio, one consisting of an apartment community, one consisting of a single tenant occupied manufacturing facility and one consisting of a single tenant office building. Investors in these offerings (other than the Delaware Statutory Trust offerings) acquired an undivided interest in the offered property. From 2004 to 2016, these 22 privately offered programs raised approximately $337.9 million of gross offering proceeds from approximately 887 investors, which includes 869 third-party investors, as of December 31, 2016. With a combination of debt and offering proceeds, these same programs invested approximately $916.1 million in 37 properties.

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Some of the privately offered programs sponsored by our Griffin sponsor have experienced tenant vacancies due to bankruptcies and mergers or lease expirations through the course of the economic recession, which resulted in four property foreclosures and caused other properties to perform below expectations. As a result, our Griffin sponsor determined to preserve capital and suspended or reduced distributions for most of the remaining programs that are not single-tenant-property offerings. In addition, our Griffin sponsor defaulted on loans with respect to certain properties in order to commence workout negotiations. For many of these properties, vacancies and operational performance necessitated loan modifications in an effort to build adequate cash reserves to re-lease and stabilize the properties and to reduce debt loads to a manageable level. Our Griffin sponsor has completed workout negotiations and in certain instances the negotiations were not successful, resulting in foreclosure of the property by the lender. Our Griffin sponsor does not believe that any of these developments will have a material impact on the business of our Griffin sponsor.

The following table sets forth information with respect to the executive officers and other key personnel of our Griffin sponsor:

Name	Age*	Position
Kevin A. Shields	59	Chairman of the Board, Chief Executive Officer and Sole Director
David C. Rupert	60	President
Michael J. Escalante	57	Chief Investment Officer
Randy I. Anderson	49	Chief Economist
Joseph E. Miller	54	Chief Financial Officer
Mary P. Higgins	58	Vice President, General Counsel and Secretary
Howard S. Hirsch	51	Vice President, General Counsel — Securities

* As of September 1, 2017

The background and experience of Mr. Rupert is described above in the “Management — Executive Officers and Directors” section of this prospectus. The backgrounds of the other executive officers and key personnel of our Griffin sponsor are described below.

Kevin A. Shields has served as the Chairman of the Board of Directors of Griffin Capital Company, LLC, or Griffin Capital, since its formation in 1995 and has served as its Chief Executive Officer since September 2010, after serving as its President from 1995 to September 2010. Mr. Shields currently serves as a non-voting special observer of our board of directors and the board of directors of GAHR III. Mr. Shields is also currently the Chief Executive Officer and Chairman of the Board of Directors of GCEAR, positions he has held since the company’s formation in August 2008; as Chief Executive Officer and Chairman of the Board of Directors of GCEAR II, positions he has held since the company’s formation in November 2013; as President and a trustee of GIA Real Estate Fund, positions he has held since the company’s formation in November 2013; as President and trustee of GIA Credit Fund, positions he has held since January 2017. Mr. Shields is also the Chief Executive Officer of Griffin Capital Securities, LLC, or Griffin Securities. From November 2011 to December 2014, Mr. Shields also served as the Chief Executive Officer of Griffin-American Healthcare REIT Advisor, LLC. Before founding Griffin Capital, from 1993 to 1994, Mr. Shields was a Senior Vice President and head of the structured real estate finance group at Jefferies & Company, Inc., a Los Angeles-based investment bank. During his tenure at Jefferies, Mr. Shields focused on originating structured lease bond product. From 1992 to 1993, Mr. Shields was the President and Principal of Terrarius Incorporated, a firm engaged in the restructuring of real estate debt and equity on behalf of financial institutions, corporations, partnerships and developers. Prior to founding Terrarius, from 1986 to 1992, Mr. Shields served as a Vice President in the real estate finance department of Salomon Brothers Inc. in both New York and Los Angeles. During his tenure at Salomon Brothers, Mr. Shields initiated, negotiated, drafted and closed engagement, purchase and sale and finance agreements. Over the course of his 30-year real estate and investment-banking career, Mr. Shields has structured and closed over 200 transactions totaling in excess of $8 billion of real estate acquisitions, financings and dispositions. Mr. Shields holds a J.D. degree, an MBA, and a B.S. degree in finance and real estate from the University of California at Berkeley. Mr. Shields is a Registered Securities Principal of Griffin Securities, and holds Series 7, 63, 24 and 27 licenses. Mr. Shields is a full member of the Urban Land Institute, a member of the Policy Advisory Board for the Fisher Center for Real Estate, the former chair and current member of the Board of Directors for the Investment Program Association and an executive member of the Public Non-Listed REIT Council of the National Association of Real Estate Investment Trusts.

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Michael J. Escalante has served as Chief Investment Officer of Griffin Capital since June 2006, where he is responsible for overseeing all acquisition and disposition activities. Mr. Escalante has also served as President and Chief Investment Officer of GCEAR since June 2015 and August 2008, respectively, having previously served as its Vice President from the company’s formation in August 2008 to June 2015; as President of GCEAR II, a position he has held since the company’s formation in November 2013; and as a member of the board of directors of GCEAR II, a position he has held since February 2015. From November 2011 through December 2014, Mr. Escalante also served as the Chief Investment Officer of Griffin-American Healthcare REIT Advisor, LLC. With more than 25 years of real estate-related investment experience, he has been responsible for completing in excess of $6.0 billion of commercial real estate transactions, primarily throughout the United States. Prior to joining Griffin Capital in June 2006, Mr. Escalante founded Escalante Property Ventures in March 2005, a real estate investment management company, to invest in value-added and development-oriented infill properties within California and other western states. From 1997 to March 2005, Mr. Escalante served eight years at Trizec Properties, Inc., one of the largest publicly-traded United States office REITs, with his final position being Executive Vice President - Capital Transactions and Portfolio Management. While at Trizec, Mr. Escalante was directly responsible for all capital transaction activity for the western United States, which included the acquisition of several prominent office projects. Mr. Escalante’s work experience at Trizec also included hands-on operations experience as the REIT’s western United States regional director with bottom-line responsibility for asset and portfolio management of a 4.6 million square foot office/retail portfolio (11 projects/23 buildings) and associated administrative support personnel (110 total/65 company employees). Prior to joining Trizec, from 1987 to 1997, Mr. Escalante held various acquisitions, asset management and portfolio management positions with The Yarmouth Group, an international investment advisor. Mr. Escalante holds an M.B.A. from the University of California, Los Angeles, and a B.S. in commerce from Santa Clara University. Mr. Escalante is a full member of ULI and active in many civic organizations.

Randy I. Anderson, Ph. D CRE, joined Griffin Capital in 2014 as Chief Economist. Dr. Anderson serves as an Executive Vice President of Griffin Capital BDC Advisor, LLC, an SEC-registered investment adviser; and as Portfolio Manager/Co-Founder of GIA Real Estate Fund, where he is also Chairman of the Board. From 2012 to 2013, Dr. Anderson held several senior executive positions at Bluerock Real Estate LLC, including founding partner of the Bluerock Total Income+ Real Estate Fund, where he was the Portfolio Manager. Dr. Anderson served as the Howard Phillips Eminent Scholar Chair and Professor of Real Estate at the University of Central Florida from 2008 through 2013, where he was responsible for growing the real estate program, including the establishment of the Professional MS in Real Estate. While at the University of Central Florida, Dr. Anderson was a member of the University Foundation Investment Sub-Committee which provides investment advice for the endowment, was the academic member of the Florida Association of Realtors Education Foundation Advisory Board, and was an ex-officio board member of the Central Florida Commercial Association of Realtors. In 2007, Dr. Anderson was President, Chief Executive Officer, and founding partner of Franklin Square Capital Partners, where he helped establish, strategically organize, and capitalize the firm. From 2005 through 2007, Dr. Anderson also served as Chief Economist for CNL Financial Group as well as Divisional President for CNL Real Estate Advisors. Prior to CNL, Dr. Anderson was the Chief Economist and Director of Research for the Marcus and Millichap Company from 2002 through 2005 and Vice President of Research at Prudential Real Estate Advisors from 2001 through 2002.

Dr. Anderson is a former co-editor of the Journal of Real Estate Portfolio Management and the Journal of Real Estate Literature. Dr. Anderson received the Kinnard Young Scholar Award from the American Real Estate Society, an award which recognizes outstanding real estate scholarship for young academics, served as the Executive Director for the American Real Estate Society, was named a Homer Hoyt Fellow and a NAIOP Distinguished Fellow, and has been invited to guest lecture at leading global universities. Dr. Anderson received his B.A. in Finance from North Central College in 1991 as a Presidential Scholar and holds a Ph.D. in Finance as a Presidential Fellow from the University of Alabama, where he graduated with highest distinction in 1996.

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Joseph E. Miller has served as the Chief Financial Officer of Griffin Capital since February 2007. Mr. Miller also currently serves as Treasurer of GIA Real Estate Fund, a position he has held since May 2014. Mr. Miller is responsible for all of Griffin Capital’s accounting, finance, information technology systems and human resources functions. From November 2011 through December 2014, Mr. Miller also served as the Chief Financial Officer of Griffin-American Healthcare REIT Advisor, LLC. From August 2008 until June 15, 2016, Mr. Miller served as Chief Financial Officer and Treasurer of GCEAR, and from November 2013 until June 15, 2016, Mr. Miller served as Chief Financial Officer and Treasurer of GCEAR II. Mr. Miller has more than 25 years of real estate experience in public accounting and real estate investment firms. Prior to joining Griffin Capital, from 2001 to January 2007, Mr. Miller served as the Vice President and Corporate Controller, and later the Senior Vice President of Business Operations, for PS Business Parks, a publicly-traded REIT. At PS Business Parks, Mr. Miller was initially responsible for SEC filings, property-level accounting, and all financial reporting. Upon assuming the role of Senior Vice President of Business Operations, Mr. Miller was responsible for the financial operations of the real estate portfolio, policies and procedures of the organization, and information technology systems. From 1997 to 2001, Mr. Miller was the Corporate Controller for Maguire Properties, formerly Maguire Partners, where he was responsible for the accounting operations, treasury functions, and information technology systems. Before joining Maguire, from 1994 to 1997, Mr. Miller was an audit manager with Ernst & Young LLP where he was responsible for attestation engagements for financial services and real estate companies, and he also worked on initial public offering teams for real estate investment companies going public. Mr. Miller also worked with KPMG, where he became a certified public accountant. Mr. Miller received a B.S. in Business Administration, Accounting from California State University and an MBA from the University of Southern California.

Mary P. Higgins has served as the Vice President, General Counsel and Secretary of Griffin Capital since May 2006. Ms. Higgins also currently serves as Vice President, General Counsel and Secretary of GCEAR, positions she has held since the company’s formation in August 2008, and as Vice President and General Counsel of GCEAR II, positions she has held since the company’s formation in November 2013. From November 2011 through December 2014, Ms. Higgins also served as the Vice President, General Counsel and Secretary of Griffin-American Healthcare REIT Advisor, LLC. Prior to joining Griffin Capital in August 2004, Ms. Higgins was a partner at the law firm of Wildman, Harrold, Allen & Dixon LLP in Chicago, Illinois. Ms. Higgins has been Griffin Capital’s primary real estate transaction counsel for more than 10 years and has worked together with Griffin Capital’s principals on nearly all of their acquisition, due diligence, leasing, financing and disposition activities during that time period. Ms. Higgins has over 20 years of experience representing both public and private real estate owners, tenants and investors in commercial real estate matters, including development, leasing, acquisitions, dispositions, and securitized and non-securitized financings. Representative transactions include sales and dispositions of regional malls, including some of the premier regional malls in the nation; sale of a golf course in an UPREIT structure; a $38 million credit tenant loan transaction; acquisition of various Florida office properties for a $150 million office property equity fund; representation of the ground lessor in a subordinated development ground lease and a $350 million property roll up. Ms. Higgins additionally has commercial leasing experience. Ms. Higgins is the author of the chapter entitled “Due Diligence on Commercial Leases” in the Real Estate Transactions volume published by the Illinois Institute for Continuing Legal Education, and she is active in many civic organizations. Ms. Higgins earned her undergraduate degree in Law Firm Administration from Mallinckrodt College (now part of Loyola University) and her J.D. degree from DePaul University College of Law, both of which are located in Illinois.

Howard S. Hirsch has served as Vice President and General Counsel — Securities of Griffin Capital since June 2014. Mr. Hirsch also currently serves as Vice President and Assistant Secretary of GCEAR and Vice President and Assistant Secretary of GIA Real Estate Fund, positions he has held since January 2015; as Vice President and Assistant Secretary of GIA Credit Fund, positions he has held since January 2017; as Vice President and Secretary of GCEAR II, positions he has held since June 2014. Prior to joining Griffin Capital in June 2014, Mr. Hirsch was an equity shareholder at the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC in Atlanta, Georgia. From July 2007 through the time he joined Baker Donelson in April 2009, Mr. Hirsch was counsel at the law firm of Bryan Cave LLP in Atlanta, Georgia. Prior to joining Bryan Cave LLP, from July 1999 through July 2007, Mr. Hirsch worked at the law firm of Holland and Knight LLP in Atlanta, Georgia, where he was an associate and then a partner. Mr. Hirsch has over 18 years of experience in public securities offerings, SEC reporting, corporate and securities compliance matters and private placements. He previously handled securities, transactional and general corporate matters for various publicly traded and non-traded REITs. Mr. Hirsch’s experience also includes registrations under the Securities Act, reporting under the Exchange Act and advising boards of directors and the various committees of public companies. He has counseled public companies on corporate governance best practices and compliance matters, and has represented issuers on SEC, FINRA and blue sky regulatory matters in connection with registrations of public offerings of non-traded REITs and real estate partnerships. He also has experience representing broker-dealers on various FINRA compliance matters. Mr. Hirsch earned his B.S. degree from Indiana University and his J.D. degree from The John Marshall Law School in Chicago, Illinois.

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Dealer Manager

Griffin Capital Securities, LLC, a Delaware limited liability company and an affiliate of our advisor and our Griffin sponsor, serves as our dealer manager. Griffin Capital Securities, LLC was originally formed in 1991 as a California corporation and became approved as a member of FINRA in 1995.

Our dealer manager will provide wholesaling, sales promotional and marketing services to us in connection with this offering. Specifically, our dealer manager will ensure compliance with SEC rules and regulations and FINRA rules relating to the sales process. In addition, our dealer manager will oversee participating broker-dealer relationships, assist in the assembling of prospectus kits, assist in the due diligence process and ensure proper handling of investment proceeds. See the “Management Compensation” and “Plan of Distribution” sections of this prospectus.

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Management Compensation

Although we have executive officers who will manage our operations, we have no paid employees. Our advisor and the real estate professionals at our sponsors will manage our day-to-day affairs and our portfolio of real estate and real estate-related investments, subject to the board’s supervision. The table below assumes that (i) 90% of the amount of common stock sold in this primary offering is Class T common stock and 10% is Class I common stock, (ii) we do not reallocate shares being offered between our primary offering and distribution reinvestment plan, and (iii) based on this allocation, we sell all $1,500,000,000 of shares being offered at the highest possible selling commissions and dealer manager fees with respect to our primary offering (with no discounts to any categories of purchasers). The compensation set forth below may only be increased if approved by a majority of the members of our Conflicts Committee. The increase of such compensation does not require approval by stockholders.

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)
Organization and Offering Stage
Selling Commissions(2)	Griffin Capital Securities	Generally, up to 3.0% of gross offering proceeds from the sale of shares of our Class T common stock pursuant to our primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers). No selling commissions are payable on Class I shares or shares of our common stock sold pursuant to the distribution reinvestment plan.	$40,500,000
Dealer Manager Fee(2)	Griffin Capital Securities	With respect to shares of our Class T common stock, generally, up to 3.0% of gross offering proceeds from the sale of shares of our Class T common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers), of which 1.0% of the gross offering proceeds will be funded by us and up to 2.0% of the gross offering proceeds will be funded by our advisor. With respect to shares of our Class I common stock, generally, up to an amount equal to 1.5% of gross offering proceeds from the sale of shares of our Class I common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers), all of which will be funded by our advisor. However, our advisor intends to recoup the portion of the dealer manager fee it funds through the receipt of the Contingent Advisor Payment as part of our acquisition fees, as described below. To the extent that the dealer manager fee is less than 3.0% for any Class T shares sold and less than 1.5% for any Class I shares sold, such shares will have a corresponding reduction in the applicable purchase price. No dealer manager fee is payable on shares of our common stock sold pursuant to the distribution reinvestment plan.	$42,750,000 ($40,500,000 for Class T shares and $2,250,000 for Class I shares)

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Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)
Other Organization and Offering Expenses(3)(4)	PECO-Griffin REIT Advisor, LLC	Estimated to be 1.0% of gross offering proceeds from our primary offering in the event we raise the maximum offering. Our advisor will pay organization and offering expenses up to 1.0% of gross offering proceeds from our primary offering, and we will reimburse our advisor for any amounts in excess of 1.0% up to a maximum of 3.5%. Our advisor intends to recoup the portion of the organization and offering expenses it funds through the receipt of the Contingent Advisor Payment, as described below.	$15,000,000
Acquisition and Development Stage
Acquisition Fees and Contingent Advisor Payment(5)	PECO-Griffin REIT Advisor, LLC	We will pay our advisor a base acquisition fee of 2.0% of the contract purchase price of each property or other real estate investments we acquire. We will also pay our advisor an additional contingent advisor payment of 2.15% of contract purchase price of each property or other real estate investments we acquire (the “Contingent Advisor Payment”). The Contingent Advisor Payment allows our advisor to recoup the portion of the dealer manager fee and other organization and offering expenses funded by our advisor. Therefore, the amount of the Contingent Advisor Payment paid upon the closing of an acquisition shall not exceed the then outstanding amounts paid by our advisor for dealer manager fees and other organization and offering expenses at the time of such closing. For these purposes, the amounts paid by our advisor and considered as “outstanding” will be reduced by the amount of the Contingent Advisor Payment previously paid. Notwithstanding the foregoing, the Contingent Advisor Payment Holdback of the initial $4.5 million of amounts to be paid by our advisor to fund the dealer manager fee and other organization and offering expenses shall be retained by us until the later of the termination of our last public offering, or ________, 20__, at which time such amount shall be paid to our advisor or its affiliates. Our advisor may waive or defer all or a portion of the acquisition fee at any time and from time to time, in its sole discretion.	$57,069,900 (maximum offering and no debt)/ $109,815,986 (maximum offering and leverage of 50% of the cost of our investments)
Acquisition Expenses(5)	PECO-Griffin REIT Advisor, LLC	Actual expenses incurred by our advisor and unaffiliated third parties in connection with an acquisition, which we estimate to be approximately 1.0% of the contract purchase price of each property. In no event will the total of all acquisition fees and acquisition expenses payable with respect to a particular investment exceed 6.0% of the contract purchase price, unless such excess fees and expenses are approved by a majority of our directors, including a majority of the Conflicts Committee, not otherwise interested in the transaction and they determine the transaction is commercially competitive, fair and reasonable to us.	$13,751,784 (maximum offering and no debt)/ $26,199,687 (maximum offering and leverage of 50% of the cost of our investments)
Construction Management Fee(6)	Phillips Edison & Company Ltd.	We expect to engage our property manager to provide construction management services for some of our properties. We will pay a construction management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project.	Not determinable at this time.

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Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)
Development Fee(5)	Phillips Edison & Company Ltd.	We may engage our property manager to provide development services for some of our properties. We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project.	Not determinable at this time.
Operational Stage
Stockholder Servicing Fee(7)	Griffin Capital Securities

A quarterly fee that will accrue daily in an amount equal to 1/365th (1/366th during a leap year) of 1.0% of the most recent purchase price per share of Class T shares sold in our primary offering. The dealer manager will generally reallow the entire stockholder servicing fee to participating broker-dealers.

The stockholder servicing fees will be paid on each Class T share that is purchased in the primary offering. We do not pay stockholder servicing fees with respect to shares sold under our distribution reinvestment plan, although the amount of the stockholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all Class T shares, including those sold under our distribution reinvestment plan.

We will cease paying the stockholder servicing fee with respect to Class T shares held in any particular account, and those Class T shares will convert into a number of Class I shares determined by multiplying each Class T share to be converted by the applicable “Conversion Rate” described herein, on the earlier of (i) a listing of the Class I shares on a national securities exchange; (ii) a merger or consolidation of the company with or into another entity, or the sale or other disposition of all or substantially all of our assets; (iii) after the termination of the primary offering in which the initial Class T shares in the account were sold, the end of the month in which total underwriting compensation paid in the primary offering is not less than 10.0% of the gross proceeds of the primary offering from the sale of Class T and Class I shares; and (iv) the end of the month in which the total stockholder servicing fees paid with respect to such Class T shares purchased in a primary offering is not less than 4.0% (or a lower limit described below) of the gross offering price of those Class T shares purchased in such primary offering (excluding shares purchased through our distribution reinvestment plan). If we redeem a portion, but not all of the Class T shares held in a stockholder’s account, the total stockholder servicing fee limit and amount of stockholder servicing fees previously paid will be prorated between the Class T shares that were redeemed and those Class T shares that were retained in the account. Likewise, if a portion of the Class T shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total stockholder servicing fee limit and amount of stockholder servicing fees previously paid will be prorated between the Class T shares that were transferred and the Class T shares that were retained in the account.

$13,500,000 annually, and $54,000,000 in total (assuming the maximum stockholder servicing fee paid with respect to all Class T shares sold is 4.0% of the gross offering price of those Class T shares sold).

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Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)

With respect to item (iv) above, all of the Class T shares held in a stockholder’s account will automatically convert into Class I shares as of the last calendar day of the month in which the 4.0% limit on stockholder servicing fees (or a lower limit, provided that, in the case of a lower limit, the agreement between our dealer manager and the broker-dealer in effect at the time Class T shares were first issued to such account sets forth the lower limit and our dealer manager advises our transfer agent of the lower limit in writing) in a particular account is reached.

We will further cease paying the stockholder servicing fee on any Class T share that is redeemed or repurchased, as well as upon our dissolution, liquidation or the winding up of our affairs, or a merger or other extraordinary transaction in which we are a party and in which the Class T shares as a class are exchanged for cash or other securities.

If we liquidate (voluntarily or otherwise), dissolve or wind up our affairs, then, immediately before such liquidation, dissolution or winding up, our Class T shares will automatically convert to Class I shares at the applicable Conversion Rate and our net assets, or the proceeds therefrom, will be distributed to the holders of Class I shares, which will include all converted Class T shares, in accordance with their proportionate interests.

With respect to the conversion of Class T shares into Class I shares described above, each Class T share will convert into an equivalent amount of Class I shares based on the respective NAV per share for each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the NAV per share of each Class T share and Class I share to be effectively the same. Following the conversion of their Class T shares into Class I shares, those stockholders continuing to participate in our distribution reinvestment plan will receive Class I shares going forward at the then-current distribution reinvestment price per Class I share.

Property Management	Phillips Edison & Company Ltd.	Property management fees equal to 4.0% of the monthly gross receipts from the properties managed by our property manager, but no less than $3,000 per month for each property managed, will be payable monthly to our property manager. Our property manager may subcontract the performance of its property management and leasing duties to third parties, and our property manager may pay a portion of its property management or leasing fees to the third parties with whom it subcontracts for these services. We will reimburse the costs and expenses incurred by our property manager on our behalf, including employee compensation, legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, as well as fees and expenses of third-party service providers.	Actual amounts are dependent upon gross revenues of specific properties or will be dependent upon the total equity and debt capital we raise and the results of our operations and therefore cannot be determined at the present time.

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Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)
Asset Management Fee(7)	PECO-Griffin REIT Advisor, LLC	Monthly fee equal to one-twelfth of 1.0% of the cost of each asset. For purposes of this calculation, “cost” equals the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees associated with the property. The asset management fee will be based only on the portion of the cost attributable to our investment in an asset if we do not own all or a majority of an asset and do not manage or control the asset.	Actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.
Leasing Fee	Phillips Edison & Company Ltd.	We expect to engage our property manager to provide leasing services with respect to our properties. We will pay a leasing fee to our property manager in an amount that is usual and customary for comparable services rendered based on the geographic market of each property.	Not determinable at this time.
Other Operating Expenses(4)(7)	PECO-Griffin REIT Advisor, LLC and Phillips Edison & Company Ltd.	We will reimburse the expenses incurred by our advisor and our property manager in connection with their provision of services to us, including the portion of the overhead of both the advisor and the property manager that is related to the provision of such services, including certain personnel costs of the advisor and the property manager.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.
Disposition Fees(8)	PECO-Griffin REIT Advisor, LLC	For substantial assistance in connection with the sale of properties or other investments, we will pay our advisor or its affiliates 2.0% of the contract sales price of each property or other investment sold, including a sale or distribution of all of our assets; provided, however, that total real estate commissions paid (to our advisor and others) in connection with the sale may not exceed the lesser of 6% of the contract sales price and a competitive real estate commission. The Conflicts Committee will determine whether our advisor or its affiliates have provided substantial assistance to us in connection with the sale of an asset or a liquidity event.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.
Subordinated Participation in Net Sale Proceeds (not payable if we are listed on an exchange)(9)(10)	PECO-Griffin REIT Advisor, LLC	Our advisor will receive from time to time, when available, 15.0% of remaining “net sales proceeds” after return of capital contributions plus payment to investors of an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. “Net sales proceeds” generally refers to the proceeds of sale transactions less selling expenses incurred by or on our behalf, including legal fees, closing costs or other applicable fees.	Actual amounts depend on the results of our operations and therefore cannot be determined at the present time.
Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange) (9) (11)	PECO-Griffin REIT Advisor, LLC	Upon the listing of our shares on a national securities exchange, our advisor will receive a distribution from our Operating Partnership equal to 15.0% of the amount by which the sum of our market value plus distributions paid prior to such listing exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors.	Actual amounts depend on the results of our operations and therefore cannot be determined at the present time.

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Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)
Subordinated Distribution Due Upon Termination of Advisory Agreement (not payable if we are listed on an exchange) (12)	PECO-Griffin REIT Advisor, LLC

Upon termination or non-renewal of the advisory agreement by the company with or without cause, our advisor will be entitled to receive distributions from our Operating Partnership payable in the form of a non-interest bearing promissory note equal to 15.0% of the amount by which the sum of our market value plus distributions paid through the termination date exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. In addition, our advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

Payment of the promissory note will be deferred until we receive net proceeds from the sale of properties after the termination date. If the promissory note has not been paid in full on the earlier of (a) the date our common stock is listed or (b) within three years from the termination date, then our advisor may elect to convert the balance of the fee into units of our Operating Partnership or shares of our common stock. In addition, if we merge or otherwise enter into a reorganization and the promissory note has not been paid in full, the note must be paid in full upon the closing date of such transaction.

Actual amounts depend on the results of our operations and therefore cannot be determined at the present time.

(1)           The estimated maximum dollar amounts are based on the sale of the maximum of $1,500,000,000 of shares to the public in the primary offering, excluding $200,000,000 of shares offered through our distribution reinvestment plan. These amounts also assume that 90% of the amount of common stock sold in this primary offering is Class T common stock and 10% is Class I common stock.

(2)           All or a portion of the selling commissions and dealer manager fee will not be charged with regard to Class T shares sold to certain categories of purchasers. See “Plan of Distribution.”

(3)           Includes all expenses (other than selling commissions, dealer manager fees, and stockholder servicing fees) to be paid by us in connection with the offering, including (a) legal, tax, accounting and escrow fees, (b) expenses for printing, engraving, amending, supplementing and mailing, (c) distribution costs, (d) compensation to employees while engaged in registering, marketing and wholesaling our common stock or providing administrative services relating thereto, (e) telegraph and telephone costs, (f) all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), (g) charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, (h) fees, expenses and taxes related to the filing, registration and qualification of the sale of our common stock under federal and state laws, including accountants’ and attorneys’ fees and other accountable offering expenses, (i) amounts to reimburse our advisor for all marketing related costs and expenses such as compensation to and direct expenses of our advisor’s employees or employees of the advisor’s affiliates in connection with registering and marketing our common stock, (j) travel and entertainment expenses related to the offering and marketing of our common stock, (k) facilities and technology costs and other costs and expenses associated with the offering and ownership of our common stock and to facilitate the marketing of our common stock, including web site design and management, (l) costs and expenses of conducting training and educational conferences and seminars, (m) costs and expenses of attending broker-dealer sponsored retail seminars or conferences and (n) payment or reimbursement of bona fide due diligence expenses, including compensation to employees while engaged in the provision or support of bona fide due diligence services. These expenses will be paid by our advisor and, to the extent such expenses exceed 1.0% of gross offering proceeds raised in our primary offering, reimbursed by us with proceeds raised from the offering. In no event will our organization and offering expenses (excluding selling commissions, dealer manager fees, and stockholder servicing fees) exceed 3.5% of the gross offering proceeds from our terminated or completed offering. If the organization and offering expenses exceed such limits, within 60 days after the end of the month in which the offering terminates or is completed, our advisor must reimburse us for any excess amounts. In the event we raise the maximum offering, we estimate that our organization and offering expenses will be 1.0% of gross offering proceeds raised in our primary offering.

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(4)           A portion of the amounts that we reimburse to our advisor may be allocated to the salaries, benefits and other compensation paid to our executive officers as employees of our sponsors. We will not directly compensate our executive officers.

(5)           We will pay our advisor an acquisition fee of 2.0% of the contract purchase price, which is the amount actually paid or allocated in respect to the purchase, development, construction, or improvement of each property or real estate related investment we acquire (exclusive of acquisition fees and acquisition expenses). We will also pay our advisor an additional contingent advisor payment equal to 2.15% of the contract purchase price for each property or real estate investment we acquire (the “Contingent Advisor Payment”). Actual amounts are dependent upon the purchase price we pay for our properties. Our advisor may waive or defer all or a portion of the acquisition fee and Contingent Advisor Payment at any time and from time to time, in our advisor’s sole discretion. In addition, we will reimburse our advisor for direct costs our advisor incurs and amounts it pays to third parties in connection with the selection and acquisition of a property, whether or not ultimately acquired. We will also pay acquisition expenses to third parties for customary third-party acquisition expenses including certain legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. Our charter provides that the total of all acquisition fees and acquisition expenses payable with respect to a particular investment (including development fees) shall be reasonable and shall not exceed 6.0% of the contract purchase price, unless such excess fees and expenses are approved by a majority of our directors, including a majority of the members of the Conflicts Committee, not otherwise interested in the transaction, if they determine the transaction is commercially competitive, fair and reasonable to us. Our board of directors is responsible for determining whether our acquisition fees and acquisition expenses are reasonable. These maximum estimates assume all acquisitions are made either (a) only with net offering proceeds from this offering, or (b) assuming a 50% leverage to acquire our properties. Since the acquisition fees we pay our advisor are a percentage of the purchase price of an investment, the acquisition fees will be greater than that shown to the extent we also fund acquisitions through (i) the incurrence of debt, (ii) retained cash flow from operations, (iii) issuances of equity in exchange for properties and (iv) proceeds from the sale of shares under our distribution reinvestment plan to the extent not used to fund stock repurchases under our share repurchase program.

(6)           Any construction management fee we pay to an affiliate of one of our sponsors will be included in the total of our acquisition fees, financing fees and acquisition expenses and will be subject to the 6.0% limitation imposed by our charter.

(7)           Commencing four full fiscal quarters after the acquisition of our first real estate investment following the commencement of this offering, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the Conflicts Committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(8)           Our charter limits the maximum amount of the disposition fees payable to the advisor and its affiliates to 3.0% of the contract sales price and, when combined with commissions paid to third parties in connection with the sale, may not exceed the lesser of 6% of the contract sales price and a competitive real estate commission. To the extent this disposition fee is paid upon the sale of any assets other than real property or any other liquidity event, it will count against the limit on “total operating expenses” described in note 8 above.

(9)           Our advisor cannot earn both the subordinated participation in net sales proceeds and the subordinated incentive listing distribution. The advisor may elect to receive the subordinated incentive listing distribution in cash, units of our Operating Partnership or shares of our common stock (or any combination thereof) in its sole discretion. If shares are used for payment, then we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any subordinated participation in net sales proceeds becoming due and payable to our advisor shall be reduced by the amount of any prior distribution made to our advisor by our Operating Partnership. Any portion of the subordinated participation in net sales proceeds that our advisor receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing distribution.

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(10)           Upon an investment liquidity event, which means a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity), our advisor will be entitled to receive an amount equal to (a) 15.0% of the amount, if any, by which (i) the sum of (x) the greater of (1) the fair market value of the included assets (as defined below), plus the value of our other assets, minus the value of our liabilities, or (2) the fair market value of all issued and outstanding shares of our common stock, in each case as determined in good faith by us, as the sole member of the general partner of our Operating Partnership, as of the date the investment liquidity event is consummated, plus (y) total distributions paid through the date the investment liquidity event is consummated on shares issued in all offerings through such date (with the exception of distributions paid on shares repurchased or redeemed prior to such date), exceeds (ii) the sum of the gross proceeds raised in all offerings through the date the investment liquidity event is consummated (less amounts paid on or prior to such date to purchase or redeem any shares of our common stock purchased in an offering) and the total amount of cash that, if distributed to those non-redeeming stockholders who purchased shares of our common stock in an offering on or prior to the date the investment liquidity event is consummated, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the date the investment liquidity event is consummated, measured for the period from inception through the date the investment liquidity event is consummated, less (b) any prior payments to our advisor of the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the annual subordinated performance fee, as applicable. “Included assets” means the fair market value of the investments owned as of the date of the investment liquidity event or the termination date of the advisory agreement, as applicable.

(11)           The market value of our outstanding common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing during a period of 30 trading days commencing after the first day of the sixth month, but no later than the last day of the 18th month, following listing. The date on which such 30 trading day period commences will be chosen by our advisor in its sole discretion. If any previous payments of the subordinated participation in net sales proceeds will offset the amounts due pursuant to the subordinated incentive listing distribution, then we will not be required to pay our advisor any further subordinated participation in net sales proceeds.

(12)           The subordinated distribution upon termination, if any, will be payable in the form of a non-interest bearing promissory note equal to (a) 15.0% of the amount, if any, by which (i) the sum of (u) the fair market value (determined by appraisal as of the termination date) of our investments on the termination date, plus (w) the value of our other assets as of the termination date, minus (x) the value of our liabilities as of the termination date, plus (y) total distributions paid through the termination date on shares issued in all offerings through the termination date (with the exception of distributions paid on shares repurchased or redeemed prior to such date), less (z) any amounts distributable as of the termination date to limited partners who received Operating Partnership units in connection with the acquisition of any investments (including cash used to acquire investments) upon the liquidation or sale of such investments (assuming the liquidation or sale of such investments on the termination date), exceeds (ii) the sum of the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the termination date to purchase or redeem any shares of our common stock purchased in an offering) and the total amount of cash that, if distributed to those non-redeeming stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the termination date, less (b) any prior payments to our advisor of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution, as applicable. In addition, at the time of termination, our advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing or another liquidity event occurs, including a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity).

If our advisor elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent listing of the shares of our common stock on a national securities exchange, then our advisor will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (a) 15.0% of the amount, if any, by which (i) the sum of (u) the fair market value (determined by appraisal as of the date of listing) of the included assets, plus (w) the value of our other assets as of the termination date, minus (x) the value of our liabilities as of the termination date, plus (y) total distributions paid through the date of listing on shares of our common stock issued in offerings through the termination date (with the exception of distributions paid on shares repurchased or redeemed prior to the date of listing), less (z) any amounts distributable as of the date of listing to limited partners who received Operating Partnership units in connection with the acquisition of any included assets (including cash used to acquire the included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of listing), exceeds (ii) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of listing to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date), plus (z) the total amount of cash that, if distributed to those non-redeeming stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non- compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of listing, less (b) any prior payments to our advisor of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution, as applicable.

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If our advisor elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent investment liquidity event, then our advisor will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (a) 15.0% of the amount, if any, by which (i) the sum of (u) the fair market value (determined by appraisal as of the date of such other liquidity event) of the included assets, plus (w) the value of our other assets as of the termination date, minus (x) the value of our liabilities as of the termination date, plus (y) total distributions paid through the date of the other liquidity event on shares of our common stock issued in offerings through the termination date (with the exception of distributions paid on shares repurchased or redeemed prior to the date of the other liquidity event), less (z) any amounts distributable as of the date of the other liquidity event to limited partners who received Operating Partnership units in connection with the acquisition of any included assets (including cash used to acquire included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of the other liquidity event), exceeds (ii) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of the other liquidity event to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date), plus (z) the total amount of cash that, if distributed to those non-redeeming stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of the other liquidity event, less (b) any prior payments our advisor of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution, as applicable. If our advisor receives the subordinated distribution upon termination, neither it nor any of its affiliates would be entitled to receive any more of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.

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Stock Ownership

The following table sets forth the beneficial ownership of our common stock as of September 1, 2017 for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group, based on the total outstanding shares on such date of approximately 2,364,041. To our knowledge, each person that beneficially owns our shares has sole voting and dispositive power with regard to such shares.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of All Shares
Jeffrey S. Edison, Chairman of the Board and Chief Executive Officer(1)	215,604 Class A shares(3)	9.1%
R. Mark Addy, Chief Operating Officer and President(1)	32,874 Class A shares	1.4%
Devin I. Murphy, Chief Financial Officer, Secretary and Treasurer(1)	12,695 Class A shares	0.5%
Jennifer L. Robison, Chief Accounting Officer(1)	1,904 Class A shares	0.1%
David C. Rupert, Vice President(2)	—	—
David W. Garrison, Director(1)	—	—
Richard J. Smith, Director(1)	—	—
Griffin Capital Vertical Partners(2)	66,500 Class A shares	2.8%
Phillips Edison Limited Partnership(1)	63,262 Class A shares	2.7%
PECO-Griffin REIT Advisor, LLC(1)	25,390 Class A shares	1.1%
All directors and officers as a group	263,077.25 Class A shares	11.1%

_______________________

(1)       The address for this beneficial owner is 11501 Northlake Drive, Cincinnati, Ohio 45249.

(2)       The address for this beneficial owner is 1520 E. Grand Avenue, El Segundo, California 90245

(3)       As of September 1, 2017, Phillips Edison Limited Partnership and PECO-Griffin REIT Advisor, LLC owned approximately 63,262 shares and 25,390 shares, respectively, of our outstanding Class A common stock, all of which are deemed to be beneficially owned by Jeffrey S. Edison, who controls our Phillips Edison sponsor and our advisor. Our advisor is jointly owned by our Phillips Edison sponsor and our Griffin sponsor.

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Conflicts of Interest

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Real Estate Programs

General

All of our executive officers, some of our directors, and other key professionals engaged by our advisor to provide services on our behalf are also officers, directors, managers, key professionals or holders of a direct or indirect controlling interest, as applicable, in our advisor, our dealer manager and affiliates that are the sponsors of other real estate programs. These individuals have legal and financial obligations with respect to those programs, entities and investors that are similar to their obligations to us. In the future, these individuals and other affiliates of our sponsors may organize other real estate programs, serve as the investment advisor to other investors and acquire for their own account real estate properties that may be suitable for us.

Our Phillips Edison Sponsor

Our Phillips Edison sponsor is currently the sponsor of PECO II. These relationships are described further in the “Management—Our Phillips Edison Sponsor” section of this prospectus.

Our Griffin Sponsor

Our Griffin sponsor is currently the sponsor for GCEAR, GCEAR II, GIA Real Estate Fund, and GIA Credit Fund and the co-sponsor for GAHR III and GAHR IV. These relationships are described in the “Management—Our Griffin Sponsor” section of this prospectus.

Competition in Acquiring, Leasing and Operating Properties

Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by other programs sponsored by our sponsors are located. In such a case, a conflict could arise in the leasing of properties in the event that we and another program sponsored by our sponsors were to compete for the same tenants, or a conflict could arise in connection with the resale of properties in the event that we and another program sponsored by our sponsors were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing a property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Allocation of Investment Opportunities

Our advisor is required to use commercially reasonable best efforts to present a continuing and suitable investment program to us that is consistent with our investment policies and objectives. Investment opportunities that are suitable for us may also be suitable for our Phillips Edison Sponsor and other programs sponsored or managed by our Phillips Edison sponsor and/or Griffin sponsor, in particular PECO II, which generally seeks to acquire properties that meet our target investment criteria.

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Our primary target investments are grocery-anchored neighborhood and community shopping centers having 250,000 or less square feet of gross leasable area, that are at least 80% occupied with a tenant mix of national, regional and local tenants selling necessity-based goods and services and located throughout the United States (for purposes of the following right of first offer, such shopping centers being the “Target Investments”). Subject to the qualifications and limitations set forth below, our advisor and our Phillips Edison and Griffin sponsors have undertaken not to pursue any opportunity to acquire any Target Investments nor act as a finder’s agent or source such opportunities to third parties unless and until such Target Investment is first presented to us. If we do not elect to pursue such investment opportunity, then our sponsors are free to pursue such opportunity on their own, through their affiliates or sponsored or managed funds, with other investors or to present such opportunities to third-party investors. The foregoing right of first offer does not apply and/or is expressly limited as follows, and opportunities meeting one or more of the following criteria shall not be deemed to be Target Investments subject to this right of first offer:

•	shopping centers having a projected internal rate of return of (a) 7% or less on an unlevered basis assuming a seven-year hold period or (b) 16% or more on a levered basis assuming a seven-year hold period and leverage of not less than 60%;

•	portfolio transactions (including acquisitions, mergers, consolidations or similar extraordinary transactions) with a purchase price of $100 million or more;

•	with respect to properties managed or owned (directly or indirectly) by our Phillips Edison sponsor, exchanges for tax planning purposes under Section 1031 of the Internal Revenue Code; and

•	the allocation policy between us, PECO I and PECO II set forth in the next paragraph.

Our Phillips Edison sponsor is also the sponsor and manager of PECO II. Both our Phillips Edison sponsor and PECO II also invest in and acquire, from time to time, Target Investments. If, at any time during the term of this right of first offer, either our Phillips Edison or PECO II or both are actively seeking to acquire Target Investments, then this right of first offer shall not apply and instead the acquisition of any Target Investment will be subject to a rotation among our Phillips Edison sponsor, PECO II and us. Such rotation shall be made by our Phillips Edison sponsor after giving consideration to whether each company has sufficient capital to acquire all or some of the Target Investments, which companies were most recently allocated opportunities to acquire a Target Investment, and any concerns regarding the over-concentration of any company’s portfolio by geographic location, grocery-anchor tenant or the type of financing associated with a particular Target Investment. If the board of directors of the company receiving priority in the rotation chooses to not pursue the opportunity to acquire such Target Investment, then the opportunity may be presented to the boards of the directors of the other companies in accordance with the rotation considerations described above. If the boards of directors of all three companies choose to not pursue the opportunity to acquire such Target Investment, then our Phillips Edison sponsor will be free to pursue such opportunity, through its affiliates or sponsored funds, or with other investors, or to present such opportunities to another third-party investor. Our advisor may make exceptions to this allocation policy when other circumstances make application of this policy inequitable, impracticable or uneconomic.

The right of first offer shall terminate and be of no further force and effect upon the earliest to occur of (i) the termination of this primary offering and (ii) a material change to the terms of this offering (including, without limitation, any change in the price per share or classes of shares to be offered) that may occur after the commencement of this offering and that is not currently contemplated in this prospectus. For the avoidance of doubt, this right of first offer does not apply to any dispositions, transfers or sales of properties by our Phillips Edison sponsor or Griffin sponsor, their respective affiliates, or any of their sponsored or managed programs.

Affiliated Dealer Manager

Since Griffin Capital Securities, LLC, our dealer manager, is an affiliate of our Griffin sponsor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the “Plan of Distribution” section of this prospectus. Our dealer manager is also serving as the dealer manager for GAHR IV, and as exclusive wholesale marketing agent for GIA Real Estate Fund and GIA Credit Fund, which will result in competing demands for our dealer manager’s time and efforts relating to the distribution of our shares and shares of GAHR IV, GIA Real Estate Fund and GIA Credit Fund.

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Joint Ventures with Affiliates

We may enter into joint ventures with other programs sponsored by our sponsors (as well as other parties) for the acquisition, development or improvement of properties. See the “Investment Objectives and Related Policies —Joint Venture Investments” section of this prospectus. Our advisor and its affiliates may have conflicts of interest in determining which program sponsored by our sponsors should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or that may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our sponsors may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

A subsidiary of our Phillips Edison sponsor is the managing member of a joint venture in which PECO II is also a member. This joint venture is expected to concentrate on investment opportunities that are outside of our primary target investments, as it targets investments and properties that are more opportunistic and value-add in nature. Potential investment opportunities that meet this joint venture’s target investment criteria will be subject to a right of first offer in favor of the joint venture until the earlier of either March 22, 2019 or the investment of all of the joint venture’s capital. Whether an investment opportunity is subject to this right of first offer will be based on a variety of factors, including the estimated risk and return characteristics of the opportunity, which are based initially on the managing member’s diligence and underwriting and which are more typical of the opportunistic and value-add properties that are to be the focus of that joint venture.

Allocation of Our Officers’ Time

As a result of their interests in other programs, their obligations to other investors and the fact that they engage in, and they will continue to engage in, other business activities on behalf of themselves and others, our executive officers and our Phillips Edison sponsor face conflicts of interest in allocating their time among us and other programs sponsored by our Phillips Edison sponsor and other business activities in which our executive officers and our Phillips Edison sponsor are involved. In addition, many of the same key professionals associated with our Phillips Edison sponsor have existing obligations to other Phillips Edison programs. Our executive officers and the key professionals associated with our Phillips Edison sponsor who provide services to us are not obligated to devote a fixed amount of their time to us, but our sponsors believe that our executive officers and the other key professionals have sufficient time to fully discharge their responsibilities to us and to the other businesses in which our executive officers and the other key professionals are involved.

We believe that our executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer devotes to us will vary during the course of the year and depend on our business activities at a given time. For example, our executive officers may spend significantly more time focused on our activities when we are reviewing potential property acquisitions or negotiating a financing arrangement than during times when we are not. We believe that our President, Mr. Addy, will devote a substantial portion of his time to us and that each of our Chief Executive Officer, Mr. Edison, our Chief Financial Officer, Mr. Murphy, and our Chief Accounting Officer, Ms. Robison, may devote significantly less time to us. There is no assurance that our expectations are correct and our executive officers may devote more or less time to us than described above.

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Receipt of Fees and Other Compensation by Our Advisor and its Affiliates

Our advisor and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence our advisor’s advice to us, as well as the judgment of affiliates of our advisor, some of whom also serve as our executive officers and directors and the key real estate professionals at our sponsors. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement, the dealer manager agreement and the management agreement;

•	offerings of equity by us, which entitle our dealer manager to dealer manager fees and stockholder servicing fees and will likely entitle our advisor to increased acquisition and asset management fees;

•	sales of properties and other investments, which entitle our advisor to disposition fees and a possible subordinated participation in net sales proceeds;

•	acquisitions of properties and other investments, which entitle our advisor to acquisition, asset management fees and possibly property management fees and, in the case of acquisitions of investments from other Phillips Edison- or Griffin-sponsored programs, might entitle affiliates of our advisor to disposition fees in connection with its services for the seller, which fees are based on the cost of the investment and are not based on the quality of the investment or the quality of the services rendered to us, which may influence our advisor to accept a higher purchase price for those assets, recommend riskier transactions to us or purchase assets that may not be in the best interest of our stockholders;

•	borrowings to acquire properties and other investments, which borrowings will increase the acquisition and asset management fees payable to our advisor;

•	whether we internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and negotiating compensation for key real estate professionals at our sponsors that may result in these individuals receiving more compensation from us than they currently receive from our sponsors and their affiliates, could result in diluting your interest in us, could reduce the net income per share and funds from operations per share attributable to your investment and may provide incentives to our advisor to pursue an internalization transaction rather than an alternative strategy;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to the subordinated incentive listing distribution;

•	whether and when we seek to commence a follow-on offering as a “NAV REIT,” which offering could entitle our advisor to additional fees; and

•	whether and when we seek to sell the company or its assets, which sale could entitle our advisor to a possible subordinated participation in net sales proceeds.

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Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

Our executive officers, some of our directors and the key real estate professionals at our sponsors are also officers, directors, managers or key professionals for:

•	PECO-Griffin REIT Advisor, LLC, our advisor;

•	Phillips Edison & Company Ltd., our property manager;

•	other Phillips Edison-sponsored programs; and

•	other Griffin-sponsored programs.

As a result, their loyalties to each of these programs, their stockholders, members and limited partners may from time to time conflict with the fiduciary duties that they each owe us.

Certain Conflict Resolution Measures

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a Conflicts Committee of our board of directors composed of all of our independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor, the sponsors or their affiliates and has not been so for the previous two years and meets the other requirements set forth in our charter. Our charter authorizes the Conflicts Committee to act on any matter permitted under Maryland law. Both the board of directors and the Conflicts Committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the Conflicts Committee to retain its own legal and financial advisors. Among the matters we expect the Conflicts Committee to act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of securities;

•	investments in properties and other assets;

•	sales of properties and other investments;

•	originations of loans;

•	borrowings;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of entities affiliated with our advisor; and

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•	whether and when we seek to sell the company or substantially all of its assets.

A majority of our board of directors and a majority of the Conflicts Committee will approve all proposed real estate property investments and real estate-related investments.

Other Charter Provisions Relating to Conflicts of Interest

In addition to the creation of the Conflicts Committee, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. The Conflicts Committee will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The Conflicts Committee will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the Conflicts Committee:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	whether the expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor for its own account and for their other clients.

Under our charter, we can only pay our advisor or its affiliates a disposition fee in connection with the sale of assets if (i) our advisor or its affiliates provide a substantial amount of the services in the effort to sell the asset and (ii) the commission does not exceed 3% of the sales price of the assets. Although our charter limits the disposition fee we may pay to our advisor to 3% of the sales price, our advisory agreement provides for a 2% disposition fee. Any increase in this fee would require the approval of a majority of the directors (including a majority Conflicts Committee) not otherwise interested in the transaction. Moreover, our charter also provides that the commission paid to our advisor and its affiliates, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6.0% of the sales price of the property or other asset. To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described below. We do not intend to sell properties or other assets to affiliates. If we do sell an asset to an affiliate, however, neither our charter nor our advisory agreement prohibit us from paying our advisor a disposition fee. Before we sold assets to an affiliate, our charter requires that a majority of our directors (including a majority of the Conflicts Committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us.

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Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15.0% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6.0% of the original issue price of the common stock per year cumulative.

If we ever decided to become self-managed by acquiring entities affiliated with our advisor, then our charter would require that the Conflicts Committee conclude, by a majority vote, that such internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6.0% of the contract purchase price for the property or, in the case of a loan, 6.0% of the funds advanced. This limit may only be exceeded if a majority of the directors (including a majority of the members of the Conflicts Committee) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition fees and expenses to equal 6.0% of the purchase price, our advisory agreement limits the acquisition fee to a maximum of 4.15% of the purchase price (excluding any acquisition expenses but including the 2.15% Contingent Advisor Payment). The acquisition fee is based on the purchase of each acquisition, including debt attributable to each purchase. Any increase in the acquisition fee stipulated in the advisory agreement would require the approval of a majority of the directors (including a majority of the Conflicts Committee) not otherwise interested in the transaction.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The Conflicts Committee or our advisor may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice. The advisory agreement may also be terminated immediately by the advisor in the event of a material breach by us or our Operating Partnership that is not cured within 30 days after written notice thereof, or immediately by us or our Operating Partnership upon events relating to a material breach or insolvency by the advisor.

Our Acquisitions. We will not purchase or lease properties in which our advisor, any of our directors or officers or any of their affiliates has an interest without a determination by the Conflicts Committee that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount. Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors.  In the cases where a majority of our Conflicts Committee require and in all cases in which the transaction is an acquisition or transfer by or from any of our directors or affiliates, we will obtain an appraisal of fair market value by an independent expert selected by our Conflicts Committee.  We may obtain an appraisal in other cases; however, we intend to rely on our own independent analysis and not on appraisals in determining whether to invest in a particular property.  Appraisals are estimates of value and may not always be reliable as measures of true worth or realizable value.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our advisor, our directors or officers or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. A majority of the board of directors (including a majority of the Conflicts Committee) not otherwise interested in the transaction must conclude that all other transactions, including joint ventures, between us and our sponsors, advisor, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties and, with respect to joint ventures, on substantially the same terms and conditions as those received by other joint venturers.

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Limitation on Operating Expenses. Commencing four full fiscal quarters after the acquisition of our first real estate investment following the commencement of this offering, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the Conflicts Committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Issuance of Options and Warrants to Certain Affiliates. Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our capital stock to our advisor, our directors, our sponsors or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may issue options or warrants to persons other than our advisor, our directors, our sponsors and their affiliates prior to listing our common stock on a national securities exchange, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the Conflicts Committee has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to the advisor, a director, our sponsors or any affiliate thereof shall not exceed an amount equal to 10% of the outstanding shares of common stock on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to our sponsors, advisor or our directors or officers or any of their affiliates in connection with our repurchase of our common stock.

Loans. We will not make any loans to our sponsors, our advisor or to our directors or officers or any of their affiliates (other than mortgage loans complying with the limitations described above). In addition, we will not borrow from these affiliates unless a majority of the board of directors (including a majority of the Conflicts Committee) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

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•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the Conflicts Committee that our policies are in the best interests of our common stockholders and the basis for such determination; and

•	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the Conflicts Committee with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Our charter provides that none of our advisor, our directors or any affiliate may vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. Our board of directors and the Conflicts Committee will review and ratify our charter and bylaws by the vote of a majority of their respective members at the first joint meeting of the board of directors and the Conflicts Committee, as required by our charter.

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Investment Objectives and POLICIES

General

We seek to acquire and manage grocery-anchored neighborhood and community shopping centers that are typically over 80% occupied, have a mix of national, regional and local tenants selling necessity-based goods and services, and are anchored by a leading grocery provider in the region, with the specific grocery store anchoring the property demonstrating solid sales performance. We intend to build a high-quality portfolio utilizing the following acquisition strategy:

•	Grocery-Anchored Retail – We are focused on primarily acquiring well-occupied grocery-anchored neighborhood and community shopping centers serving the day-to-day shopping needs of the community in the surrounding trade area.

•	National and Regional Tenants – We intend to acquire shopping centers primarily leased to national and regional retail tenants selling necessity-based goods and services to customers living in the local trade area.

•	Diversification – We intend to own and operate a diversified grocery-anchored portfolio based on geography, industry, tenant mix and lease expirations, thereby mitigating risk.

•	Infill Locations/Solid Markets – We intend to target properties in established or growing markets based on trends in population density, population growth, employment, household income, employment diversification, and other key demographic factors having higher barriers to entry, which we believe limit additional competition.

•	Triple-Net Leases – We intend to negotiate leases we enter into to provide for, or acquire properties with leases that provide for, tenant reimbursements of operating expenses, real estate taxes and insurance, providing a level of protection against rising expenses.

Our strategy is to acquire, own and manage a high-quality, diverse, grocery-anchored shopping center portfolio, while maintaining a property-focused approach to maximize total returns to stockholders. We believe these goals will be supported by the following attributes of our company:

•	Stable Income to Provide Consistent Distributions – We intend to acquire a portfolio with sustainable income, and expect that approximately 70% to 80% of such income will come from national and regional tenants. We expect that such sustainable income will fund monthly distributions to our stockholders at a rate consistent with our operating performance.

•	Upside Potential – We seek to create value from a combination of the strategic leasing of portfolio vacancies, rental growth, creation of new revenue streams and strategic expense reduction, all leading to increased cash flow.

•	Low Leverage – We intend to utilize a prudent leverage strategy with an approximate 45% to 50% targeted loan-to-value ratio on our portfolio once we have invested substantially all of the net proceeds of this offering.

•	Tenured Management with a National Platform – Our Phillips Edison sponsor's seasoned team of professional managers has extensive retail industry expertise and established tenant relationships. Accordingly, we expect that team to provide reliable execution of our acquisition and operating strategies through its national operating and leasing platform.

•	Property Focus – We intend to utilize a property-specific operational focus that combines intensive leasing and merchandising plans with cost containment measures to deliver a more solid and stable income stream from each property.

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•	Liquidity Strategy – We anticipate listing our shares on a national securities exchange, merging, reorganizing or otherwise transferring our company or its assets to another entity that has listed securities, commencing the sale our properties and liquidation of our company, conducting an “NAV” offering and providing increased capacity to repurchase shares through our share repurchase program or otherwise creating a liquidity event for our stockholders subject to then-existing market conditions and the sole discretion of our board of directors after the completion of our primary offering.

Our principal investment objectives are to:

•	preserve and protect your capital contribution;

•	provide you with stable cash distributions;

•	realize growth in the value of our assets upon the sale of such assets; and

•	provide you with the potential for future liquidity through the sale of our assets, a sale or merger of our company, a listing of our common stock on a national securities exchange, increasing our capacity to repurchase shares in connection with an “NAV” offering or other similar transactions. See “—Liquidity Strategy” below.

Grocery-Anchored Retail Properties Focus

We invest primarily in grocery-anchored neighborhood and community shopping centers having 250,000 or less square feet of gross leasable area, that are at least 80% occupied with a tenant mix of national, regional and local tenants selling necessity-based goods and services, located throughout the United States. We believe grocery-anchored retail is one of the most stable asset classes in real estate. Grocery-oriented retail caters to consistent consumer demand for goods and services typically located within neighborhood and community shopping centers in all economic cycles. Neighborhood shopping centers typically are between 30,000 and 150,000 square feet and provide consumers with convenience goods such as food and drugs and services for the daily living needs of residents in the immediate neighborhood. Community shopping centers generally are between 100,000 and 350,000 square feet and typically contain multiple anchors and provide facilities for the sale of necessity goods and services, including apparel, accessories, home fashion, hardware or appliances, in addition to the convenience goods provided by a grocery-anchored neighborhood retail shopping center. We define “well-located” as retail properties situated in more densely populated locations with higher barriers to entry, which limits additional competition. We define “well-occupied” as retail properties with typically 80% or greater occupancy at the time of purchase. However, there can be no assurance the historical stability of necessity-based retail real estate will continue in the future. See the “Risk Factors—Risks Related to Investments in Real Estate” section of this prospectus.

Other Real Estate and Real Estate-Related Loans and Securities

Although not our primary focus, we may, from time to time, make investments in other real estate properties and real estate-related loans and securities. We do not expect these types of assets to exceed 10% of our asset base. With respect to our investments in real estate-related assets, including mortgages, mezzanine, bridge and other loans, debt and derivative securities related to real estate, mortgage-backed securities and any non-controlling equity investments in other public REITs or real estate companies, we intend to primarily focus on investments in first mortgages secured by retail properties. Our criteria for investing in loans are substantially the same as those involved in our investment in properties; however, we intend to also evaluate such investments based on the current income opportunities presented.

We may pursue opportunities to acquire or develop lifestyle and power shopping centers, which we believe provide higher average sales per square foot and lower common area maintenance costs compared to a traditional shopping mall. Lifestyle shopping centers typically provide open-air retail space that combine mixed-use commercial development with boutique stores geared to shoppers with higher disposable incomes. Power shopping centers also usually feature open-air retail space and contain three or more “big box” retailers and various smaller retailers. A “big box” retailer is a single-use store, typically between 25,000 and 100,000 square feet or more, such as a pet store, electronics store, sporting goods store, or discount department store.

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We may invest in enhanced-return properties, which are higher-yield and higher-risk investments that may not be as well located or well occupied as the substantial majority of our neighborhood and community shopping center investments. Examples of enhanced-return properties that we may acquire and reposition include: properties with moderate vacancies or near-term lease rollovers; poorly managed and positioned properties; properties owned by distressed sellers; and build-to-suit properties.

While we expect to focus on shopping center properties and related assets, our charter does not limit our investments to only those assets, and if we believe it to be in the best interests of our stockholders, we may also acquire additional real estate assets, such as office, multi-family, mixed-use, hospital, hospitality and industrial properties. The purchase of any property type will be based upon the best interests of our company and our stockholders as determined by our board of directors and taking into consideration the same factors discussed above. Additionally, we may acquire properties that are under development or construction and undeveloped land, on which we may develop new grocery-anchored shopping centers or other types of properties. We may also acquire options to purchase properties and other real estate assets. In fact, we may invest in whatever types of interests in real estate that we believe are in our best interests.

Although we can purchase any type of interest in real estate, our charter does limit certain types of investments, which we discuss below in this section under “— Charter Imposed Investment Limitations” and “Investment Limitations Under the Investment Company Act of 1940.” We do not expect to invest in single-purpose properties, such as golf courses or specialized manufacturing buildings. We also do not intend to make loans to other persons (other than the loans described above), to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than interests in real estate properties and real estate-related loans and securities.

Investments in Equity Securities

We may make equity investments in other REITs and other real estate companies that operate assets meeting our investment objectives. We may purchase the common or preferred stock of these entities or options to acquire their stock. We may target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time.

Acquisition Policies

We intend to diversify our portfolio by anchor tenant, geographic region, tenant mix, investment size and investment risk so that event risk is minimized to achieve a portfolio of income-producing assets that provide a stable return for investors and preserve stockholders’ capital. We may make investments by acquiring single assets, portfolios of assets, other REITs or real estate companies.

Geography. As of December 31, 2016, our Phillips Edison sponsor and its affiliates own, operate, manage and/or sponsor a portfolio consisting of over 39 million square feet comprised of over 300 assets across 33 states. We intend to initially focus on markets where our Phillips Edison sponsor and its affiliates have an established market presence, or market knowledge and access to potential investments, as well as an ability to efficiently direct property management and leasing operations.

Our initial target markets have the following attributes:

•	Infill locations with a stable demographic or with barriers-of-entry, such as zoning and land use restrictions, that are higher than in many other markets; and

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•	Growth markets with strong demographic growth, such as employment, household income, and/or economic diversity.

Additionally, our advisor may pursue properties in other markets demonstrating strong fundamentals, leased to national, regional and local tenants, as described below, and attractive pricing. Economic and real estate market conditions vary widely within each region and submarket, and we intend to spread our portfolio investments across the United States.

Tenant Mix. We expect that approximately 70% to 80% of the rents from our portfolio will be generated by tenants that are national or regional companies, or their operating subsidiaries or franchisees, each with an operating history and a financial profile that satisfies our underwriting standards. We do not expect our exposure to any one tenant in our portfolio to be more than 15% of revenues, assuming revenues generated from a portfolio assembled using the maximum offering proceeds. By diversifying our tenant portfolio, we believe that we will minimize our exposure to any single tenant default or bankruptcy, which we refer to as “event risk,” and the negative impact any such event would have on our overall revenues. In addition, we believe that our national and regional relationships will serve a mutual benefit to retailers and our assets through both tenant retention and expansion, and efficient management of properties in our portfolio.

Investment Term. We expect to hold real property investments for four to seven years, which we believe is likely to be the optimal period to enable us to capitalize on the potential for increased income and capital appreciation. However, economic and market conditions may influence us to hold our investments for different periods of time.

Real Property Investment Considerations. Our advisor performs an in-depth review of each property acquired in the portfolio by leveraging a proprietary algorithm-based scorecard that ranks over 40 property criteria, including, but not limited to:

•	geographic location and property type;

•	condition and use of the property;

•	market growth demographics;

•	leasing and merchandising plans;

•	historical performance;

•	current and projected cash flow;

•	potential for capital appreciation;

•	presence of existing and potential competition;

•	prospects for liquidity through sale, financing or refinancing of the assets; and

•	tax considerations.

Conditions to Closing Real Property Investments.  Our advisor performs a due diligence review on each property that we purchase. As part of this review, our advisor generally obtains an environmental site assessment for each proposed acquisition (which at a minimum will include a Phase I assessment). However, in certain circumstances, we may purchase a property without obtaining such assessment if our advisor determines it is not warranted, specifically in circumstances where the advisor determines that it is in our best interest not to seek a new Phase I environmental assessment and rely upon one certified by, sought and secured by the seller of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns. In addition, a visual survey of neighboring properties is conducted to assess surface conditions or activities that may have an adverse environmental impact on the property. Furthermore, local governmental agency personnel are contacted who perform a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property, and may not reveal all environmental hazards on a property. We will not close the purchase of any property unless we are satisfied with the environmental status of the property. We also generally seek to condition our obligation to close the purchase of any investment on the delivery of certain documents from the seller or developer. Such documents may include, where available:

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•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to our advisor;

•	title and liability insurance policies;

•	surveys;

•	financial statements covering recent operations of properties having operating histories; and

•	plans and specifications.

Tenant Improvements. We anticipate that tenant improvements required at the time we acquire a property will be funded from our offering proceeds. However, when a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we may be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We would expect to fund those improvements with offering proceeds, through third-party financings or working capital.

Terms of Leases. We expect that the vast majority of the leases we enter into or acquire will provide for tenant reimbursement of operating expenses, which provides a level of protection against rising expenses. Operating expenses typically include real estate taxes, special assessments, insurance, utilities, common area maintenance and some building repairs. We also intend to include provisions in our leases that increase the amount of base rent payable at various points during the lease term or provide for the payment of additional rent calculated as a percentage of a tenant’s gross sales above predetermined thresholds. However, the terms and conditions of any leases we enter into may vary substantially from those described. To the extent material to our operations, we will describe the terms of the leases on properties we acquire by means of a supplement to this prospectus.

Tenant Creditworthiness. We intend to execute new tenant leases and tenant lease renewals, expansions and extensions with terms dictated by the current submarket conditions and the creditworthiness of each particular tenant. We intend to use a number of industry credit rating services to determine the creditworthiness of potential tenants and personal guarantors or corporate guarantors of potential tenants. We intend to compare the reports produced by these services to the relevant financial data collected from the tenants before consummating a lease transaction. Relevant financial data from potential tenants and guarantors may include income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements of guarantors and other information we deem relevant.

Real Estate-Related Loans and Securities Considerations. Although not our primary focus, we may, from time to time, make or invest in mortgage, bridge or mezzanine loans, and other loans relating to real property, including loans in connection with the acquisition of investments in entities that own real property. Our criteria for investing in loans are substantially the same as those involved in our investment in properties; however, we also intend to evaluate such investments based on the current income opportunities presented. When determining whether to make investments in mortgage and other loans and securities, we intend to consider such factors as: positioning the overall portfolio to achieve an optimal mix of real estate properties and real estate-related loans and securities; the diversification benefits of the loans relative to the rest of the portfolio; the potential for the investment to deliver high current income and attractive risk-adjusted total returns; and other factors considered important to meeting our investment objectives.

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We may acquire or retain loan-servicing rights in connection with investments in real estate-related loans that we acquire or originate. If we retain the loan servicing rights, our advisor or one of its affiliates will service the loan or select a third-party provider to do so. We may structure, underwrite and originate some of the debt products in which we invest. Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosure to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders, and these requirements may affect our ability to effect our proposed investments in loans.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. Such mortgages may or may not be insured or guaranteed by a governmental agency or another third party.

Borrowing Policies

We may use borrowing proceeds to finance acquisitions of new properties or other real estate-related loans and securities; to originate new loans; to pay for capital improvements, repairs or tenant build-outs to properties; to pay distributions; or to provide working capital. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. Our investment strategy is to utilize primarily unsecured and possibly secured debt to finance our investment portfolio; however, we may elect to forego the use of debt on some of our future real estate acquisitions. We may elect to secure financing subsequent to the acquisition date on future real estate properties and initially acquire investments without debt financing. To the extent that we do not finance our properties and other investments, our ability to acquire additional properties and real estate-related investments will be restricted.

We expect that once we have fully invested the proceeds of this offering, assuming we sell the maximum amount, our debt financing will be approximately 45% to 50% of the total value of our real estate investments (calculated after the close of this offering) and our other assets. Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined in our charter in accordance with the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if such excess is approved by a majority of the members of the Conflicts Committee and disclosed to stockholders in our next quarterly report following that borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In all events, we expect that our secured and unsecured borrowings will be reasonable in relation to the net value of our assets and will be reviewed by our board of directors at least quarterly.

We do not intend to exceed the leverage limit in our charter except in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. However, high levels of debt could cause us to incur higher interest charges and higher debt service payments, which would decrease the amount of cash available for distribution to our investors.

The form of our indebtedness may be long-term or short-term, secured or unsecured, fixed or floating rate or in the form of a revolving credit facility or repurchase agreements or warehouse lines of credit. Our advisor will seek to obtain financing on our behalf on the most favorable terms available. For a discussion of the risks associated with the use of debt, see the “Risk Factors—Risks Associated with Debt Financing” section of this prospectus.

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Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: the then-current economic conditions, the relative cost and availability of debt and equity capital, any investment opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

We will not borrow from our advisor or its affiliates to purchase properties or make other investments unless a majority of our directors, including a majority of the Conflicts Committee members, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Certain Risk Management Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets. Our advisor reviews and monitors credit risk and other risks of loss associated with each investment. In addition, we seek to diversify our portfolio of assets to avoid undue geographic and other types of concentrations to the extent consistent with our investment objectives, focus and policies. Our board of directors monitors the overall portfolio risk and levels of provision for loss.

Hedging Activities. Consistent with our intention to qualify as a REIT, we may engage in hedging transactions to protect our investment portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may elect to bear a level of interest rate risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable.

Equity Capital Policies

Our board of directors may amend our charter from time to time to increase or decrease the number of authorized shares of capital stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. After you purchase shares in this offering, our board may elect to (i) sell additional equity securities in future public or private offerings, (ii) issue equity interests in private offerings, (iii) issue share-based awards to our independent directors or to our officers or employees or to the officers or employees of our sponsors or any of their affiliates, (iv) issue shares to our advisor or its successors or assigns, in payment of an outstanding fee obligation or (v) issue shares of our common stock to sellers of properties or assets we acquire in connection with an exchange of limited partnership interests of our Operating Partnership. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Disposition Policies

We expect to hold real property investments for four to seven years, which we believe is likely to be the optimal period to enable us to capitalize on the potential for increased income and capital appreciation. The period that we intend to hold our investments in real estate-related assets will vary depending on the type of asset, interest rates and other factors. Our advisor will develop a well-defined exit strategy for each investment we make, initially at the time of acquisition as part of the original business plan for the asset, and thereafter by periodically reviewing each asset to determine the optimal time to sell the asset and generate a strong return. The determination of when a particular investment should be sold or otherwise disposed of will be made after considering relevant factors, including prevailing and projected economic conditions, whether the value of the asset is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT.

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Liquidity Strategy

Subject to then-existing market conditions and the sole discretion of our board of directors, we may consider the following to provide increased liquidity to our stockholders:

•	list our shares on a national securities exchange;

•	merge, reorganize or otherwise transfer our company or its assets to another entity that has listed securities;

•	commence selling our properties and liquidate our company;

•	provide increased capacity to repurchase shares through our share repurchase program in connection with an offering as an “NAV REIT,” which is a term used to describe a REIT that values its shares as often as daily but at least quarterly on a NAV basis; or

•	otherwise create a liquidity event for our stockholders.

We cannot, however, assure you that we will pursue one or more of these alternatives following the completion of this offering. Our charter does not require us to pursue a liquidity transaction at any time. If we determine that market conditions are not favorable for one of the above-described liquidity events, then we also reserve the right to engage in a follow-on offering of stock. Our board of directors has the sole discretion to continue operations after completion of the offering, including engaging in a follow-on offering, if it deems such continuation is in the best interests of our stockholders.

Even if we do accomplish one or more of these alternatives, we cannot guarantee that such an alternative will provide sufficient liquidity for our stockholders. At the time it becomes necessary for our board of directors to determine which alternative, if any, is in the best interests of us and our stockholders, we expect that the board will take all relevant factors at that time into consideration when making such a decision. We expect that the board will consider various factors including, but not limited to, costs and expenses related to each possible alternative and the potential subordinated distributions payable to our advisor listed in the “Management Compensation” section of this prospectus.

Charter-Imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to our charter, we will not:

•	borrow if such debt causes our total indebtedness to exceed 300% of our “net assets” (as defined in our charter in accordance with the NASAA REIT Guidelines), unless approved by a majority of the Conflicts Committee;

•	invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is available concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

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•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make an investment if the related acquisition fees and expenses are not reasonable or exceed 6.0% of the contract purchase price for the asset, provided that the investment may be made if a majority of the directors (including a majority of the members of the Conflicts Committee) not otherwise interested in the transaction determines that the transaction is commercially competitive, fair and reasonable to us;

•	acquire equity securities unless a majority of our directors (including a majority of the members of our Conflicts Committee) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our directors (including a majority of the members of our Conflicts Committee) shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system) and provided further that this limitation does not apply to (i) acquisitions effected through the purchase of all of the equity securities of an existing entity, (ii) the investment in wholly owned subsidiaries of ours or (iii) investments in asset-backed securities;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

•	issue redeemable equity securities (as defined in the Investment Company Act), which restriction has no effect on our share repurchase program or the ability of our Operating Partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under the “Conflicts of Interest” section of this prospectus. Our charter also includes restrictions on roll-up transactions, which are described under the “Description of Shares” section of this prospectus.

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Disclosure Policies with Respect to Future Probable Acquisitions

During this offering our advisor is continually evaluating various potential investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the acquisition and development of properties and other investments for us. If we believe that a reasonable probability exists that we will acquire a specific significant property or other asset, whether directly or through a joint venture or otherwise, then we will supplement this prospectus to disclose the pending acquisition of such property. We expect that this will normally occur after the signing of a purchase agreement for the acquisition of a specific significant asset or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH TRANSACTION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED TRANSACTION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL ACQUISITION.

Investment Limitations Under the Investment Company Act of 1940

We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	pursuant to Section 3(a)(1)(A), is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or
•	pursuant to Section 3(a)(1)(C), is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of United States government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes United States government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We believe that we and our Operating Partnership will not be required to register as an investment company. With respect to the 40% test, most of the entities through which we and our Operating Partnership will own our assets will be majority-owned subsidiaries that will not themselves be investment companies and will not be relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

With respect to the primarily engaged test, we and our Operating Partnership will be holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

If any of the subsidiaries of our Operating Partnership fail to meet the 40% test, then we believe they will usually, if not always, be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. Otherwise, they should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that any of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, and approximately an additional 25% of its assets in other types of real estate-related assets. If any subsidiary relies on Section 3(c)(5)(C), then we expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

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Changes in Investment Objectives and Policies

You will have no voting rights with respect to the establishment, implementation or alteration of the investment objectives and our policies, all of which are the responsibility of our board of directors and advisor. However, we will not make any changes in the investment objectives and policies that would constitute a fundamental change without filing a post-effective amendment with the SEC describing such change in investment objectives and policies.

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Plan of Operation

General

We are a Maryland corporation incorporated on April 15, 2016 that intends to qualify as a REIT commencing with our taxable year ending December 31, 2017. We were formed to leverage the expertise of our sponsors, Phillips Edison Limited Partnership and Griffin Capital Company, LLC, and capitalize on the market opportunity to acquire and manage grocery-anchored neighborhood and community shopping centers located in strong demographic markets throughout the United States. We seek to acquire and manage grocery-anchored neighborhood and community shopping centers that are typically over 80% occupied, have a mix of national, regional and local tenants selling necessity-based goods and services, and are anchored by a leading grocery provider in the region, with the specific grocery store demonstrating solid sales performance.

We intend to acquire and manage a diverse asset base of real estate properties and real estate-related loans and securities. We plan to diversify our real estate portfolio by geographic region, anchor tenants, tenant mix, investment size and investment risk with the goal of attaining an asset base of income-producing real estate properties and real estate-related assets that provide stable returns to our investors and the potential for growth in the value of our assets. We intend to allocate at least 90% of our asset base to investments in grocery-anchored neighborhood and community shopping centers throughout the United States with a focus on well-located shopping centers that are well occupied at the time of purchase. We also may allocate up to 10% of our asset base to other real estate properties, real estate-related loans and securities and the equity securities of other REITs and real estate companies.

PECO-Griffin REIT Advisor, LLC is our advisor and manages our day-to-day operations and our portfolio of real estate investments and makes recommendations on all investments to our board of directors. Our advisor will also provide asset management, marketing, investor relations and other administrative services on our behalf. We have no paid employees.

We intend to make an election to be taxed as a REIT under the Internal Revenue Code, beginning with the taxable year ending December 31, 2017. If we meet the REIT qualification requirements, then we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Such an event could materially and adversely affect our net income and cash available for distribution to our stockholders. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes beginning with our taxable year ending December 31, 2017, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes thereafter.

Results of Operations

We were incorporated on April 15, 2016. On December 19, 2016, we commenced investment operations in connection with the acquisition of our first shopping center. We expect to use substantially all of the net proceeds from our offering to acquire and manage a diverse portfolio of real estate investments, consisting primarily of grocery-anchored neighborhood and community shopping centers throughout the United States with a focus on well-located shopping centers that are well occupied at the time of purchase. We also may allocate up to 10% of our asset base to other real estate properties, real estate-related loans and securities and the equity securities of other REITs and real estate companies. Although this is our current target portfolio, we may adjust our target portfolio based on real estate market conditions and investment opportunities. We will not forego a good investment because it does not precisely fit our expected portfolio composition.

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Liquidity and Capital Resources

We are dependent upon the net proceeds from our offering to conduct our proposed operations. We will obtain the capital required to make real estate investments and conduct our operations from the proceeds of our private offering, this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. Through October 11, 2017, we had raised approximately $25.6 million in gross offering proceeds from the sale of shares of our Class A common stock in our private offering and separate private transactions. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

Our principal demands for cash will be for acquisition costs, including the purchase price of any properties, loans and securities we acquire, capital improvement costs, the payment of our operating and administrative expenses, continuing debt service obligations and distributions to our stockholders. As of August 31, 2017, our advisor has incurred approximately $1.5 million of organization and offering expenses on our behalf in connection with this public offering. As described in the notes to the financial statements contained within this prospectus, our advisor will pay other organization and offering expenses of this public offering on our behalf (exclusive of selling commissions and dealer manager fees) to the extent that such expenses do not exceed 1.0% of gross offering proceeds from our primary offering. In no event will total organization and offering expenses exceed (i) 3.5% of the gross offering proceeds raised by us in the terminated or completed offering (excluding selling commissions, dealer manager fees, and stockholder servicing fees), or (ii) 15% of the gross offering proceeds raised by us in the terminated or completed offering (including selling commissions, dealer manager fees, and stockholder servicing fees). As of August 31, 2017, our advisor has also incurred approximately $2.2 million of organization and offering expenses on our behalf in connection with our private offering. There is no limit on the amount of organization and other offering expenses we may reimburse to our advisor in connection with the private offering. Generally, we will fund our acquisitions from the net proceeds of this offering. We intend to acquire our assets with cash and mortgage or other debt, but we also may acquire assets free and clear of permanent mortgage or other indebtedness.

We expect to use debt financing as a source of capital. Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined in our charter in accordance with the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if such excess is approved by a majority of the members of the Conflicts Committee and disclosed to stockholders in our next quarterly report following that borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, we expect that once we have fully invested the proceeds of this offering, assuming we sell the maximum amount, our aggregate borrowings will be limited to 45% to 50% of the total value of our assets (calculated after the close of the primary offering). At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy our requirements under the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. See the section entitled “Investment Objectives and Policies— Borrowing Policies” in this prospectus for a more detailed discussion of our borrowing policies. We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligations and the payment of distributions. However, our ability to finance our operations is subject to some uncertainties. Our ability to generate working capital is dependent on our ability to attract and retain tenants and the economic and business environments of the various markets in which our properties will be located. Our ability to sell assets is partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates. In general, our policy will be to pay distributions from cash flow from operations. However, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings; advances from our advisor or sponsors; or our advisor or sponsors’ deferral, suspension and/or waiver of fees and expense reimbursements to fund distributions, we may use the offering proceeds. Moreover, our board of directors may change this policy, in its sole discretion, at any time.

Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of properties and undistributed cash flow. Note that, currently, we have not identified any additional sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.

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Distributions

Our board of directors has declared cash distributions on the outstanding shares of our Class A common stock based on daily record dates for the periods from December 1, 2016 through November 30, 2017, which distributions we paid or expect to pay on a monthly basis. Distributions are calculated based on stockholders of record each day during these periods at a rate of $0.0016438356 per share per day.

We intend to continue to accrue and pay distributions on a monthly basis during the course of our private and public offerings. We generally intend to fund such distributions from cash flow from operations, however, if we are unable to do so, which likely will be the case in the early stages of our offering and from time to time during our operational stage, we will look to other sources as described above in “— Liquidity and Capital Resources.” While we generally intend to pay distributions from cash flows from operations, we also intend to pay distributions consistently once we declare our first distribution. Should we be unable to fully fund our distributions from cash flows from operations or earnings, we expect to pay distributions from borrowings, offering proceeds or other alternative sources, if necessary, which could reduce the funds available to conduct our operations. As we intend to continue paying distributions to our Class A stockholders after commencement of this offering, a portion of such distributions may be funded by proceeds from this offering to the extent that we are unable to fully fund such distributions from cash flows from operations or earnings. Our board of directors will determine the amount of the distributions to our stockholders. The determination by our board of directors will be based on a number of factors, including funds available from operations, our capital expenditure requirements, Maryland law requirements and the annual distribution requirements necessary to maintain our REIT status under the Internal Revenue Code. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT, we must annually distribute to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain.

Additionally, our board of directors has declared stock dividends in the amount of 0.0004901961 shares per day per share issuable to Class A stockholders of record at the close of business on each day during the period beginning December 1, 2016 and ending on (and including) November 30, 2017. Such stock dividends were or will be issued on a monthly basis. During the course of our private offering, we currently expect our board of directors to continue to issue stock dividends to Class A stockholders on a monthly basis based on daily record dates. We do not expect our board of directors to issue stock dividends to our Class A, Class T or Class I stockholders after the commencement of this initial public offering.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Market Risk

The commercial real estate debt markets have experienced volatility as a result of certain factors, including the tightening of underwriting standards by lenders and credit rating agencies. The volatility in the credit markets has materially impacted the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy.

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Critical Accounting Policies and Estimates

Below is a discussion of our critical accounting policies and estimates. Our accounting policies have been established to conform to GAAP. We consider these policies critical because they involve significant management judgments and assumptions, require estimates about matters that are inherently uncertain, and are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our consolidated financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Real Estate Assets

Real Estate Acquisition Accounting—We record real estate, consisting of land, buildings, and improvements, at fair value. We allocate the cost of an acquisition, which includes the contract price as well as certain acquisition-related costs, to the acquired tangible assets, identifiable intangibles, and assumed liabilities based on their estimated acquisition date fair values.

We assess the acquisition-date fair values of all tangible assets, identifiable intangibles, and assumed liabilities using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis and replacement cost) and that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it were vacant.

We generally determine the value of construction in progress based upon the replacement cost. However, for certain acquired properties that are part of a ground-up development, we determine fair value by using the same valuation approach as for all other properties and deducting the estimated cost to complete the development. During the remaining construction period, we capitalize interest expense until the development has reached substantial completion. Construction in progress, including capitalized interest, is not depreciated until the development has reached substantial completion.

We record above-market and below-market lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We amortize any recorded above-market or below-market lease values as a reduction or increase, respectively, to rental income over the remaining non-cancelable terms of the respective lease. We also include fixed-rate renewal options in our calculation of the fair value of below-market leases and the periods over which such leases are amortized. If a tenant has a unilateral option to renew a below-market lease, we include such an option in the calculation of the fair value of such lease and the period over which the lease is amortized if we determine that the tenant has a financial incentive and wherewithal to exercise such option.

Intangible assets also include the value of in-place leases, which represents the estimated value of the net cash flows of the in-place leases to be realized, as compared to the net cash flows that would have occurred had the property been vacant at the time of acquisition and subject to lease-up. Acquired in-place lease value is amortized to depreciation and amortization expense over the average remaining non-cancelable terms of the respective in-place leases.

We estimate the value of tenant origination and absorption costs by considering the estimated carrying costs during hypothetical expected lease-up periods, considering current market conditions. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses, and estimates of lost rentals at market rates during the expected lease-up periods.

Estimates of the fair values of the tangible assets, identifiable intangibles, and assumed liabilities require us to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property will be held for investment. The use of inappropriate estimates would result in an incorrect valuation of our acquired tangible assets, identifiable intangibles and assumed liabilities, which would impact the amount of our net income.

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We calculate the fair value of assumed long-term debt by discounting the remaining contractual cash flows on each instrument at the current market rate for those borrowings, which we approximate based on the rate at which we would expect to incur a replacement instrument on the date of acquisition, and recognize any fair value adjustments related to long-term debt as effective yield adjustments over the remaining term of the instrument.

Impairment of Real Estate and Related Intangible Assets—We monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets may be impaired. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets may be greater than fair value, we will assess the recoverability, considering recent operating results, expected net operating cash flow, and plans for future operations. If, based on this analysis of undiscounted cash flows, we do not believe that we will be able to recover the carrying value of the real estate and related intangible assets, we would record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the real estate and related intangible assets as defined by Accounting Standards Codification (“ASC”) 360, Property, Plant, and Equipment. Particular examples of events and changes in circumstances that could indicate potential impairments are significant decreases in occupancy, rental income, operating income, and market values.

Revenue Recognition

We recognize minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the terms of the related leases, and we include amounts expected to be received in later years in deferred rents receivable. Our policy for percentage rental income is to defer recognition of contingent rental income until the specified target (i.e., breakpoint) that triggers the contingent rental income is achieved.

We record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred. We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. We do not expect the actual results to differ materially from the estimated reimbursement.

We make estimates of the collectability of our tenant receivables related to base rents, expense reimbursements, and other revenue or income. We specifically analyze accounts receivable and historical bad debts, customer creditworthiness, current economic trends, and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, we will make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectability of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. These estimates have a direct impact on our net income because a higher bad debt reserve results in less net income.

We record lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, collectability is reasonably assured, and the tenant is no longer occupying the property. Upon early lease termination, we provide for losses related to unrecovered intangibles and other assets.

We recognize gains on sales of real estate pursuant to the provisions of ASC 605-976, Accounting for Sales of Real Estate. The specific timing of a sale will be measured against various criteria in ASC 605-976 related to the terms of the transaction and any continuing involvement associated with the property. If the criteria for profit recognition under the full-accrual method are not met, we will defer gain recognition and account for the continued operations of the property by applying the percentage-of-completion, reduced profit, deposit, installment, or cost recovery methods, as appropriate, until the appropriate criteria are met.

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Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation—The accompanying consolidated financial statements include our accounts and the accounts of our Operating Partnership and its wholly-owned subsidiaries (over which we exercise financial and operating control). The financial statements of our Operating Partnership are prepared using accounting policies consistent with our accounting policies. All intercompany balances and transactions are eliminated upon consolidation.

Use of Estimates—The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. For example, significant estimates and assumptions have been made with respect to the useful lives of assets; recoverable amounts of receivables; initial valuations of tangible and intangible assets and liabilities and related amortization periods of deferred costs and intangibles, particularly with respect to property acquisitions, the valuation and nature of derivatives and their effectiveness as hedges; and other fair value measurement assessments required for the preparation of the consolidated financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents—We consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts. The cash and cash equivalent balances at one or more of our financial institutions exceeds the Federal Depository Insurance Corporation (“FDIC”) insurance coverage.

Organization and Offering Expenses—Our advisor has paid and will pay organization and offering expenses on our behalf. Pursuant to the terms of our current advisory agreement with our advisor, we will reimburse our advisor on a monthly basis for these costs and future offering costs it or any of its affiliates may incur on our behalf in connection with the private placement of our Class A shares. Organization and offering expenses consist of all expenses (other than selling commissions and dealer manager fees) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, and other accountable offering expenses including (a) legal, tax, accounting and escrow fees, (b) expenses for printing, engraving, amending, supplementing and mailing, (c) distribution costs, (d) compensation to employees while engaged in registering, marketing and wholesaling our common stock or providing administrative services relating thereto, (e) telegraph and telephone costs, (f) all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), (g) charges of transfer agents, registrars, trustees, escrow holders, depositories, and experts, (h) fees, expenses and taxes related to the filing, registration and qualification of the sale of our common stock under federal and state laws, including accountants’ and attorneys’ fees and other accountable offering expenses, (i) amounts to reimburse our advisor for all marketing related costs and expenses such as compensation to and direct expenses of our advisor’s employees or employees of the advisor’s affiliates in connection with registering and marketing our common stock, (j) travel and entertainment expenses related to the offering and marketing of our common stock, (k) facilities and technology costs and other costs and expenses associated with the offering and ownership of our common stock and to facilitate the marketing of our common stock, including web site design and management, (l) costs and expenses of conducting training and educational conferences and seminars, (m) costs and expenses of attending broker-dealer sponsored retail seminars or conferences, and (n) payment or reimbursement of bona fide due diligence expenses, including compensation to employees while engaged in the provision or support of bona fide due diligence services. There is no limit on the amount of organization and other offering expenses we may incur in the private placement of our Class A shares. Our advisor will pay organization and offering expenses up to 1.0% of gross offering proceeds from the primary portion of this initial public offering, and we will reimburse our advisor for any amounts in excess of 1.0% up to a maximum of 3.5% of gross offering proceeds from the primary portion of this initial public offering.

Stockholder Servicing Fee—We will pay our dealer manager a stockholder servicing fee with respect to our Class T shares sold as additional compensation to the dealer manager and participating broker-dealers. No stockholder servicing fee shall be paid with respect to Class I shares or shares sold pursuant to our distribution reinvestment plan. The stockholder servicing fee will accrue daily equal to 1/365th of 1.0% of the purchase price per share of our Class T shares sold and will be paid quarterly. We will cease paying the stockholder servicing fee with respect to our Class T shares sold in our offering upon the occurrence of certain defined events. Our dealer manager may reallow to participating broker-dealers all or a portion of the stockholder servicing fee for services that such participating broker-dealers perform in connection with the shares of our Class T common stock. The accrual in connection with the stockholder servicing fee will be recorded as a payable in full at the time of the sale, with a corresponding offset to stockholders’ equity in our accompanying consolidated balance sheets. As of the date of this prospectus, we have not issued any shares of our Class T common stock and, therefore, we have not accrued any liabilities for the payment of stockholder servicing fees.

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Income Taxes—We intend to make an election to be taxed as a REIT under the Internal Revenue Code beginning with the taxable year ending December 31, 2017. Our qualification and taxation as a REIT depends on our ability, on a continuing basis, to meet certain organizational and operational qualification requirements imposed upon REITs by the Internal Revenue Code. If we fail to qualify as a REIT for any reason in a taxable year, we will be subject to tax on our taxable income at regular corporate rates. We would not be able to deduct distributions paid to stockholders in any year in which we fail to qualify as a REIT. We will also be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. Additionally, GAAP prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken, or expected to be taken, in a tax return. A tax position may only be recognized in the consolidated financial statements if it is more likely than not that the tax position will be sustained upon examination.

Repurchase of Common Stock—We offer a share repurchase program which may allow certain stockholders to have their shares repurchased subject to approval and certain limitations and restrictions. We account for requests to repurchase shares as liabilities to be reported at settlement value. When shares are approved for repurchase, we will record a liability based upon their respective settlement values.

Partially-Owned Entities—If we determine that we are an owner in a variable-interest entity (“VIE”), and we hold a controlling financial interest, then we will consolidate the entity as the primary beneficiary. For a partially-owned entity determined not to be a VIE, we analyze rights held by each partner to determine which would be the consolidating party. We will generally consolidate entities (in the absence of other factors when determining control) when we have over a 50% ownership interest in the entity. We will assess our interests in VIEs on an ongoing basis to determine whether or not we are the primary beneficiary. However, we will also evaluate who controls the entity even in circumstances in which we have greater than a 50% ownership interest. If we do not control the entity due to the lack of decision-making abilities, we will not consolidate the entity. We have determined that the Operating Partnership is considered a VIE. We are the primary beneficiary of the VIE, and our partnership interest is considered a majority voting interest. As such, we have consolidated the Operating Partnership and its wholly-owned subsidiaries.

Investment in Property and Lease Intangibles—Real estate assets are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are generally 5-7 years for furniture, fixtures and equipment, 15 years for land improvements and 30 years for buildings and building improvements. Tenant improvements are amortized over the shorter of the respective lease term or the expected useful life of the asset. Major replacements that extend the useful lives of the assets are capitalized, and maintenance and repair costs are expensed as incurred.

Other Assets—Other assets consists primarily of prepaid expenses, accounts receivable, and deferred rent receivable. Prepaid expenses and deferred rent receivable are amortized using the straight-line method over the terms of the respective agreements.

Fair Value Measurement—ASC 820, Fair Value Measurement (“ASC 820”) defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. ASC 820 emphasizes that fair value is intended to be a market-based measurement, as opposed to a transaction-specific measurement. Fair value is defined by ASC 820 as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Depending on the nature of the asset or liability, various techniques and assumptions can be used to estimate the fair value. Assets and liabilities are measured using inputs from three levels of the fair value hierarchy, as follows:

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Level 1—Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access at the measurement date. An active market is defined as a market in which transactions for the assets or liabilities occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2—Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active (markets with few transactions), inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data correlation or other means (market corroborated inputs).

Level 3—Unobservable inputs, only used to the extent that observable inputs are not available, reflect our assumptions about the pricing of an asset or liability.

Considerable judgment is necessary to develop estimated fair values of financial and non-financial assets and liabilities. Accordingly, the estimates presented herein are not necessarily indicative of the amounts we did or could actually realize upon disposition of the financial assets and liabilities previously sold or currently held.

Share Repurchase Program—Our share repurchase program may provide a limited opportunity for stockholders to have shares of common stock repurchased, subject to certain restrictions and limitations. The maximum amount of common stock that we may redeem, at the stockholder’s election, during any calendar year is limited, among other things, to 5% of the weighted-average number of shares outstanding during the prior calendar year. The maximum amount is reduced each reporting period by the current year share redemptions to date. In addition, the cash available for repurchases on any particular date is generally limited to the proceeds from the DRIP during the preceding four fiscal quarters, less amounts already used for repurchases since the beginning of that period. The board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase program at any time upon 30 days’ written notice.

Segment Reporting—We expect to assess and measure operating results of our properties based on net property operations. We internally evaluate the operating performance of our portfolio of properties and will not differentiate properties by geography, size, or type. As of December 31, 2016, our portfolio consisted of one property and therefore we did not report any segment disclosures.

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Prior Performance Summary

The information presented in this section represents the historical experience of certain real estate programs sponsored by our Phillips Edison and Griffin sponsors through December 31, 2016. You should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

The information in this section and in the Prior Performance Tables attached to this prospectus as Appendix A provides relevant summary information regarding programs sponsored by our Phillips Edison and Griffin sponsors. Some programs remaining in operation may acquire additional properties in the future. Programs that list substantially the same investment objectives as we do in this prospectus are considered to have investment objectives similar to ours, regardless of the particular emphasis that a program places on each objective. All of the information provided below represents the performance of programs with investment objectives similar to ours.

The information in this summary represents the historical experience of the Phillips Edison-sponsored programs and Griffin-sponsored programs. As applicable, the Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to: (i) experience in raising and investing funds (Table I); (ii) compensation to sponsor (Table II); (iii) operating results of prior programs (Table III); (iv) results of completed programs (Table IV); and (v) sale or disposals of properties (Table V).

The purpose of this prior performance information is to enable you to evaluate accurately our Phillips Edison and Griffin sponsors’ experience with similar programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

Prior Investment Programs Sponsored by Our Phillips Edison Sponsor

Phillips Edison Grocery Center REIT I, Inc.

Phillips Edison Grocery Center REIT I, Inc. (formerly known as Phillips Edison — ARC Shopping Center REIT Inc.), or PECO I, a Maryland corporation, is a publicly-offered non-traded REIT sponsored by Phillips Edison Limited Partnership. PECO I was formed on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. PECO I invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well-occupied at the time of purchase, provide stable cash flow available for distribution to stockholders, preserve and protect capital, potentially provide the realization of capital appreciation upon the ultimate sale of properties, and typically cost less than $25.0 million per property. On January 13, 2010, PECO I filed the registration statement for its initial public offering of common stock with the SEC and such registration statement became effective on August 12, 2010. As of December 31, 2016, PECO I had received aggregate gross offering proceeds of approximately $1.9 billion from approximately 44,562 investors, which includes the sale of 173.8 million shares of common stock in its public offering and 21.1 million shares from its dividend reinvestment plan. As of December 31, 2016, PECO I had acquired 155 shopping centers and had total real estate investments at a cost of $2.6 billion. PECO I had sold two properties as of December 31, 2016. The table below represents the number of properties by location owned by PECO I as of December 31, 2016:

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Location	Number
Florida	25
Georgia	20
Ohio	14
Illinois	7
Texas	5
Massachusetts	6
California	7
Virginia	6
North Carolina	7
Pennsylvania	4
Colorado	6
Tennessee	2
Michigan	3
Arizona	4
South Carolina	6
Kentucky	3
Minnesota	5
Iowa	3
Indiana	2
Oregon	4
New Mexico	3
Wisconsin	3
Maryland	2
Washington	2
Connecticut	1
Nevada	1
Missouri	1
Kansas	1
Total	153

As of December 31, 2016, PECO I had incurred, cumulatively to that date, $186.2 million in offering costs for the sale of its common stock and $47.5 million for acquisition costs related to its portfolio of properties. As of December 31, 2016, PECO I had not effected a liquidity event and is still within the time period specified in its prospectus for such an event. PECO I financed the acquisition of its properties through a combination of offering proceeds, property-level financing assumed at acquisition from the seller, and corporate level financing through unsecured term loans and an unsecured revolving credit facility. As of December 31, 2016, PECO I’s debt to total enterprise value was 35.5%. Debt to total enterprise value is calculated as net debt (total debt, excluding below-market debt adjustments and deferred financing costs, less cash and cash equivalents) as a percentage of enterprise value (equity value, calculated as total shares of common stock and operating partnership units outstanding multiplied by the estimated value per share of $10.20, plus net debt).

Phillips Edison Grocery Center REIT II, Inc.

Phillips Edison Grocery Center REIT II, Inc. (formerly known as Phillips Edison — ARC Grocery Center REIT II, Inc.), or PECO II, a Maryland corporation, another publicly-offered non-traded REIT sponsored by our Phillips Edison sponsor, was formed on June 5, 2013 and qualified as a REIT beginning with the taxable year ended December 31, 2013. PECO II invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well-occupied at the time of purchase, provide stable cash flow available for distribution to stockholders, preserve and protect capital, potentially provide the realization of capital appreciation upon the ultimate sale of properties, and typically cost less than $25.0 million per property. On August 13, 2013, PECO II filed the registration statement for its initial public offering of common stock with the SEC and such registration statement became effective on November 25, 2013. As of December 31, 2016, PECO II had received aggregate gross offering proceeds of $1.2 billion from approximately 26,335 investors, which includes the sale of 44.4 million shares of common stock in its public offering and 3.2 million shares from its distribution reinvestment plan.

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As of December 31, 2016, PECO II had acquired 80 shopping centers and had total real estate investments at a cost of $1.6 billion. PECO II had not disposed of any properties as of December 31, 2016. However, PECO II contributed six properties to a joint venture in which it has a 20% ownership interest in March 2016. The table below represents the number of properties by location owned by PECO II as of December 31, 2016:

Location	Number
Florida	16
Georgia	6
California	8
Ohio	6
Texas	6
Colorado	4
Wisconsin	3
Illinois	3
Minnesota	3
South Carolina	1
Kansas	2
Connecticut	3
Massachusetts	2
Arizona	2
Michigan	2
New York	1
Pennsylvania	1
New Mexico	1
Maryland	1
Missouri	1
Nevada	1
Virginia	1
Total	74

As of December 31, 2016, PECO II had incurred, cumulatively to that date, $122.3 million in offering costs for the sale of its common stock and $27.7 million for acquisition costs related to its portfolio of properties. As of December 31, 2016, PECO II had not effected a liquidity event and is still within the time period specified in its prospectus for such an event. PECO II financed the acquisition of its properties through a combination of offering proceeds, property-level financing assumed at acquisition from the seller, and corporate level financing through unsecured term loans and an unsecured revolving credit facility. As of December 31, 2016, PECO II’s debt to total enterprise value was 33.5%. Debt to total enterprise value is calculated as net debt (total debt, excluding below-market debt adjustments and deferred financing costs, less cash and cash equivalents) as a percentage of enterprise value (equity value, calculated as total shares of common stock outstanding multiplied by the estimated value per share of $22.50, plus net debt).

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Private Programs

In addition to raising the original sponsor vehicle Phillips Edison Limited Partnership in 1991, Phillips Edison and its affiliates have sponsored six other privately-offered programs. These programs included (i) four private funds with institutional investors, which focused on purchasing value-add grocery-anchored shopping centers real estate investments with target investment differences on initial occupancy and leverage, and (ii) two private funds with high-net worth investors, which focused on purchasing non-core, non-grocery and strategic or opportunistic retail assets. These programs raised approximately $674 million of gross equity in the aggregate, and with a combination of debt and equity proceeds, invested approximately $2.0 billion in commercial real estate assets, located in 35 states. During the ten years ended December 31, 2016, these programs disposed of a total of 163 properties. The first two grocery-anchored funds were fully monetized and liquidated in 2004, the third grocery-anchored fund was fully monetized in 2015 (as more particularly described below) and the fourth grocery-anchored fund was fully monetized in 2014. Phillips Edison Limited Partnership continued to own and operate properties as part of our Phillips Edison sponsor’s fully integrated platform until October 4, 2017, the date on which PECO I acquired Phillips Edison Limited Partnership’s real estate and asset management business.

With respect to the remaining two non-core, non-grocery opportunistic funds, in December 2014, sponsor spun off the management of these funds to a private, newly formed, company under the leadership and management of Michael C. Phillips, who co-founded Phillips Edison with Jeffrey S. Edison in 1991. Our Phillips Edison sponsor does not have any ownership or direction over this new company or these opportunistic funds and these companies operate wholly-independent from our Phillips Edison sponsor. Mr. Phillips devotes substantially all of this time to this newly formed company and is no longer involved in the day-to-day management of our Phillips Edison sponsor.

Adverse Business Developments and Conditions

Market timing is a strategy of buying or selling assets based on predictions of future market price movements. Our Phillips Edison sponsor has not attempted to time the sponsorship of real estate programs based on its predictions of the real estate market as a whole. Its sponsored programs raised capital with an objective to acquire a desirable portfolio of real estate based on fundamentals rather than market timing. Sponsored programs sought to acquire real estate at favorable prices based on then-current market conditions. Our Phillips Edison sponsor generally sought to invest capital promptly if suitable investments were available rather than to hold substantial cash balances for long periods. Although our Phillips Edison sponsor believes that this strategy generally served its investors well, some of the assets were acquired at times when real estate was generally more expensive than during the later stages of the life of the sponsored program. For this reason, these programs are long-term investments, which generally provide a longer investment horizon with more flexibility to hold through periods of market volatility than short-term investments. Devaluation of properties can occur based on overall market fluctuations even if the property remains leased to creditworthy tenants with long-term leases, and properties may sell for less than the program’s initial or cumulative investment.

One of the four grocery-anchored private funds discussed above, known as Phillips Edison Shopping Center Fund III, LP, or “Fund III”, closed its initial capital raise in August 2005. Our Phillips Edison sponsor held a 10.2% ownership interest in this fund. Fund III raised approximately $275 million of gross offering proceeds and, with a combination of debt and offering proceeds, invested approximately $925 million in 116 properties from 2005 through 2007. Investments made in real estate during this period of time were at historically high valuations. Economic conditions that resulted from the “Great Recession” severely impacted the properties owned by Fund III. The value of Fund III declined significantly during this period.

Fund III had a pool of 39 properties that were cross-collateralized and cross-defaulted under separate CMBS loans (collectively, the “Loans”) all of which were held by U.S. Bank, National Association, as Trustee for Registered Holders of LB-UBS Commercial Mortgage Trust Commercial Pass-Through Certificates, Series 2007-C6 (the “Lender”).

Required amortization under the Loans commenced as of the August 2012 payment date with respect to 33 of the Loans and as of the October 2012 payment date with respect to six of the Loans. Due to significant vacancies and/or poor operational returns as a result of the then-unfavorable market conditions, certain properties within the pool were unable to make the principal and interest payments due on or after the September 2012 payment date. Since all the properties were cross-collateralized, the Lender delivered notices of event of default, dated September 13, 2012, to all borrowers under the Loans, and thereafter, on October 4, 2012, it delivered notices of acceleration to all the borrowers. On November 5, 2012, the Lender filed a complaint in the Court of Common Pleas, Hamilton County, Ohio, Case Number A1208679, against the borrowers and Phillips Edison & Company Ltd (“PE Manager”) as manager of Fund III. On December 20, 2012, by agreement of the parties, the Court entered a Stipulated Order for Preliminary Injunction (the “Stipulated Order”) which provided for, among other things, the transition of management from PE Manager to the Lender’s receiver, McKinley, Inc. (“McKinley”), together with a cash management system, all as described in the Stipulated Order. The Stipulated Order, as modified, provided that the borrowers apply (and make available to McKinley) amounts in the cash management account to certain budgeted or approved expenses as more fully described in the Stipulated Order, and payments of principal and interest, with certain reserves, in place during the term of the Stipulated Order. On November 25, 2013, the parties entered into an agreed order staying the litigation. Thereafter, the parties entered into a deed-in-lieu agreement which provided for the transfer of the 39 properties to the Lender in staged tranches, and for the release of liability of all of the borrowers and Fund III under the Loans. The last property was transferred to the Lender on March 27, 2015.

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Fund III had an eight-year term (i.e., expiring in July 2013), subject to two one-year extensions, and its governing documents required a full liquidation of the fund at the end of the term. Due to continued poor market conditions, our Phillips Edison sponsor exercised both extensions to provide additional time to effect such liquidation in the hopes of achieving better returns than the then-current market indicators showed. The disposition process commenced in January 2014 and by September 2015, our Phillips Edison sponsor had sold all remaining properties in Fund III. The market conditions during the disposition period, although improved from the depths of the Great Recession, still proved to be sluggish and the properties sold with higher vacancies, increased deferred maintenance needs, and in most instances, for less than the amount at which they were acquired. Accordingly, the Fund III investors experienced a material deterioration in their principal equity investment.

Prior Investment Programs Sponsored by Our Griffin Sponsor

Griffin-American Healthcare REIT II, Inc.

Prior to completing its merger transaction with NorthStar Realty Finance in December 2014 whereby all of its assets were acquired by NorthStar Realty Finance for a combination of common stock and cash, GAHR II was a publicly registered, non-traded real estate investment trust formed in January 2009 that had investment objectives similar to ours, including: the acquisition and operation of a diversified portfolio of real estate properties focusing primarily on medical office buildings and healthcare-related facilities; the provision of stable cash flow available for distribution to stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of properties. GAHR II also originated and acquired secured loans and other real estate-related investments. On August 24, 2009, GAHR II commenced its initial public offering of up to $3.285 billion in shares of its common stock consisting of up to $3.0 billion in shares of common stock through its primary offering and $285.0 million in shares of its common stock through its distribution reinvestment plan. On February 14, 2013, GAHR II terminated its initial offering. GAHR II had received and accepted subscriptions in its initial offering for 123,179,064 shares of common stock, or $1.2 billion excluding shares of common stock issued pursuant to its distribution reinvestment plan.

On February 14, 2013, GAHR II commenced a follow-on public offering of up to $1.65 billion in shares of its common stock consisting of up to $1.6 billion in shares of common stock through its primary offering and $42.8 million in shares of its common stock through its distribution reinvestment plan. On October 30, 2013, GAHR II terminated its follow-on offering. GAHR II had received and accepted subscriptions in its follow-on offering for 157,622,743 shares of common stock, or $1.6 billion excluding shares of common stock issued pursuant to its distribution reinvestment plan. The funds from both the initial offering and the follow-on offering were raised from approximately 65,406 investors. On December 3, 2014, GAHR II merged with and into a subsidiary of NorthStar Realty Finance.

As of December 3, 2014, GAHR II had completed 77 acquisitions, 57 of which were acquisitions of medical office buildings, 19 of which were acquisitions of healthcare-related facilities and one of which was an acquisition of both a medical office building and a healthcare-related facility. The aggregate purchase price of these properties was approximately $3.0 billion and the portfolio was comprised of 295 buildings and 11,551,000 square feet of gross leasable area. GAHR II did not dispose of any properties prior to its merger with and into a subsidiary of NorthStar Realty Finance.

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Griffin-American Healthcare REIT III, Inc.

GAHR III, another publicly registered, non-traded real estate investment trust, was formed on January 11, 2013 and has investment objectives similar to ours, including: investing in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. GAHR III also operates healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a “RIDEA” structure (the provisions of the Internal Revenue Code authorizing the RIDEA structure were enacted as part of the Housing and Economic Recovery Act of 2008). GAHR III also originates and acquires secured loans and real estate-related investments on an infrequent and opportunistic basis. GAHR III generally seeks investments that produce current income. On February 26, 2014, GAHR III commenced its initial public offering of up to $1.9 billion in shares of its common stock. During its initial public offering, GAHR III offered to the public up to $1.865 billion in shares of common stock through its primary offering and $35.0 million in shares of its common stock through its distribution reinvestment plan. On March 12, 2015, GAHR III terminated the primary portion of its initial public offering, but continued to offer shares of its common stock pursuant to its distribution reinvestment plan until the deregistration of its initial public offering on April 22, 2015. As of April 22, 2015, GAHR III had received and accepted subscriptions in its offering for 184,930,598 shares of its common stock, or approximately $1.8 billion, excluding shares of its common stock issued pursuant to the distribution reinvestment plan. The funds from the initial offering were raised from approximately 38,294 investors.

As of December 31, 2016, GAHR III had completed 48 acquisitions: 33 acquisitions of medical office buildings, five acquisitions of senior housing — RIDEA facilities, three acquisitions of senior housing facilities, one acquisition of a hospital, one acquisition of a mixed-use medical office building and hospital, two acquisitions of skilled nursing facilities, as well as expanded its integrated senior health campuses by leasing seven additional integrated senior health campuses, completing three development projects and acquiring the real estate underlying 17 previously leased integrated senior health campuses, a development parcel with improvements and land. These acquisitions consisted of 97 buildings and 104 integrated senior health campuses including development projects, or approximately 12,251,000 square feet of gross leasable area, for an aggregate contract purchase price of approximately $2.8 billion. GAHR III has not disposed of any properties through December 31, 2016.

Griffin-American Healthcare REIT IV, Inc.

GAHR IV, another publicly registered, non-traded real estate investment trust, was formed on January 23, 2015 and has investment objectives similar to ours, including: investing in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. GAHR IV also originates and acquires secured loans and real estate-related investments on an infrequent and opportunistic basis. GAHR IV generally seeks investments that produce current income. On February 16, 2016, GAHR IV commenced its initial public offering, in which GAHR IV offered to the public a minimum of $2.0 million in shares of Class T common stock, and a maximum of $3.0 billion in shares of Class T common stock. Effective June 17, 2016, GAHR IV reallocated certain of the unsold shares of Class T common stock being offered and began offering shares of Class I common stock, such that GAHR IV is currently offering up to approximately $2.8 billion in shares of Class T common stock and $200.0 million in shares of Class I common stock in the primary offering, and up to an aggregate $150.0 million in shares of Class T and Class I common stock pursuant to the distribution reinvestment plan, as amended, or the DRIP, aggregating up to $3.15 billion, or the maximum offering.

As of December 31, 2016, GAHR IV had received and accepted subscriptions for 11,257,889 aggregate shares of the Class T and Class I common stock, or approximately $112.1 million, excluding subscriptions from residents in Pennsylvania (who were not able to admit as stockholders until February 27, 2017 when GAHR IV had received and accepted subscriptions aggregating at least $150.0 million) and shares of common stock issued pursuant to the distribution reinvestment plan.

As of December 31, 2016, GAHR IV had completed nine property acquisitions: eight acquisitions of medical office buildings, and one acquisition of senior housing facilities. These acquisitions consisted of 10 buildings and two senior housing facilities of approximately 623,000 square feet of gross leasable area, and the aggregate contract purchase price for these acquisitions was approximately $138.8 million. GAHR IV has not disposed of any properties through December 31, 2016.

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Acquisitions completed by GAHR II, GAHR III and GAHR IV

The table below represents the number of acquisitions by location made by GAHR II, GAHR III and GAHR IV as of December 31, 2016:

Location	Number
Multi-State	16
Georgia	15
Texas	15
California	7
Pennsylvania	7
Colorado	6
Illinois	6
North Carolina	5
Others (27 States)	57
Total	134

The table below represents the method of financing used by GAHR II, GAHR III and GAHR IV for acquisitions as of December 31, 2016:

Method of Financing	Number
All Debt	—
All Cash	100
Combination of Cash and Debt	34
Total	134

Any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by GAHR II, GAHR III and GAHR IV within the last 24 months at http://www.sec.gov. For a reasonable fee, we will provide copies of any exhibits to such Form 10-K.

Griffin Capital Essential Asset REIT, Inc.

GCEAR, a publicly registered, non-traded real estate investment trust formed in August 2008, has investment objectives similar to ours, including: the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to its stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of its properties. From 2009 to 2014, GCEAR offered shares of common stock, pursuant to a private placement offering to accredited investors, or the Private Offering, and two public offerings, consisting of an initial public offering and a follow-on offering, or collectively, the Public Offerings, which also included shares for sale pursuant to the distribution reinvestment plan, or DRP. GCEAR issued 126,592,885 total shares of its common stock for gross proceeds of approximately $1.3 billion, pursuant to the Private Offering and Public Offerings.

On May 7, 2014, GCEAR filed a registration statement on Form S-3 with the SEC for the registration of $75.0 million in shares for sale pursuant to its distribution reinvestment plan, or the 2014 DRP Offering. On September 22, 2015, GCEAR filed a registration statement on Form S-3 with the SEC for the registration of $100.0 million in shares for sale pursuant to its distribution reinvestment plan, or the 2015 DRP Offering, and together with the 2014 DRP Offering, the DRP Offerings, and terminated the 2014 DRP Offering. The 2015 DRP Offering may be terminated at any time upon 10 days’ prior written notice to stockholders.

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As of December 31, 2016, GCEAR had issued 181,951,526 shares of common stock and received aggregate gross offering proceeds of approximately $1.4 billion from the sale of shares in the Private Offering, the Public Offerings, and the DRP Offerings. There were 176,032,871 shares outstanding at December 31, 2016 owned by approximately 39,500 stockholders, including shares issued pursuant to the DRP Offerings, less shares redeemed pursuant to the share redemption program. As of December 31, 2016 and 2015, GCEAR had issued approximately $162.4 million and $110.2 million, respectively, in shares pursuant to the DRP Offerings, which are classified on the consolidated balance sheets as common stock subject to redemption, net of redemptions paid of approximately $58.8 million and $17.3 million, respectively, and redemptions payable totaling approximately $11.6 million and $6.3 million, respectively. Since inception and through December 31, 2016, GCEAR had redeemed 5,918,655 shares of common stock for approximately $58.8 million pursuant to the share redemption program.

Using a combination of approximately 48.4% debt, 8.1% issuance of preferred units of limited partnership interest of Griffin Capital Essential Asset Operating Partnership, L.P., 41.3% offering proceeds, and 2.2% issuance of limited partnership units in Griffin Capital Essential Asset Operating Partnership, L.P., as of December 31, 2016, GCEAR had acquired 75 existing properties in 20 states encompassing approximately 18,800,000 rentable square feet and an 80.0% interest in an unconsolidated joint venture. GCEAR sold four properties through December 31, 2016.

The following charts present a summary of the properties acquired by GCEAR as of December 31, 2016 by diversity across geographic locations and property type (dollars in thousands):

State	Annualized Net Rent (unaudited)	Number of Properties	Percentage of Annualized Net Rent
California	$35,678	7	15.7%
Texas	31,886	10	14.0
Ohio	21,573	8	9.5
Illinois	21,346	8	9.4
Georgia	16,983	4	7.4
Colorado	16,062	6	7.0
Arizona	12,057	4	5.3
New Jersey	11,039	3	4.8
Tennessee	10,192	2	4.5
North Carolina	7,998	3	3.5
Missouri	7,645	4	3.4
Florida	7,006	3	3.1
All others(1)	28,332	13	12.4
Total	$227,797	75	100.0%

(1)	All others account for less than 3% of total annualized net rent on an individual basis.

The percentage of annualized net rent for the 12-month period subsequent to December 31, 2016, by industry, based on the respective in-place leases, is as follows (dollars in thousands):

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Industry(1)	Annualized Net Rent (unaudited)	Number of Lessees	Percentage of Annualized Net Rent
Capital Goods	$41,248	14	18.1%
Insurance	25,649	13	11.3
Media	23,722	4	10.4
Telecommunication Services	22,493	7	9.9
Health Care Equipment & Services	17,945	9	7.9
Software & Services	15,245	5	6.7
Energy	12,150	4	5.3
Diversified Financials	10,561	4	4.6
Retailing	9,484	2	4.2
Consumer Durables & Apparel	7,926	3	3.5
Technology, Hardware & Equipment	7,639	4	3.3
Consumer Services	7,566	3	3.3
All others(2)	26,169	21	11.5
Total	$227,797	93	100.0%

(1)	Industry classification based on Global Industry Classification Standard.
(2)	All others account for less than 3% of total annualized net rent on an individual basis.

Griffin Capital Essential Asset REIT II, Inc.

GCEAR II, a publicly registered, non-traded real estate investment trust formed in November 2013, has investment objectives similar to ours, including: the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to its stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of its properties. One difference in investment objectives between us and GCEAR II is the focus on a particular type or asset class of commercial property. In particular, our focus is on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities and to a lesser extent, secured loans and other real estate-related investments, whereas GCEAR II focuses on acquiring a portfolio of single tenant properties diversified by corporate credit, physical geography, product type and lease duration. GCEAR II focuses primarily on properties that are essential to the business operations of the tenants, located in primary, secondary and certain select tertiary markets, leased to tenants with stable and/or improving credit quality, and subject to long-term leases with defined rental rate increases or with short-term leases with high-probability renewal and potential for increasing rent.

GCEAR II registered $2.2 billion in shares of common stock in its initial public offering, consisting of $2.0 billion in shares of common stock to be offered to the public in its primary public offering and $200.0 million in shares of common stock to be offered pursuant to its distribution reinvestment plan.

As of December 31, 2016, GCEAR II had received aggregate gross offering proceeds of approximately $704.5 million from the sale of shares in its initial public offering and its distribution reinvestment plan. There were 70,939,647 shares outstanding at December 31, 2016, including shares issued pursuant to its distribution reinvestment plan. As of December 31, 2016, GCEAR II had over 15,900 stockholders. As of December 31, 2016, GCEAR II had not effected a liquidity event and is still within the time period specified in its prospectus for such an event.

Using a combination of approximately 48.0% debt, 6.8% issuance of preferred units of limited partnership interest of Griffin Capital Essential Asset Operating Partnership II, L.P., which were subsequently redeemed from offering proceeds, and 45.2% offering proceeds, as of December 31, 2016, GCEAR II had acquired 25 existing properties in 15 states encompassing approximately 7.1 million rentable square feet. GCEAR II had not disposed of any properties through December 31, 2016.

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The following charts present a summary of the properties acquired by GCEAR II as of December 31, 2016 by diversity across geographic locations and property type:

State	Annualized Net Rent (unaudited)	Number of Properties	Percentage of Annualized Net Rent
Ohio	$9,658,579	4	13.3%
Illinois	8,620,292	2	11.9
Alabama(1)	8,352,000	1	11.5
New Jersey	7,982,438	2	11.0
California	8,275,780	3	11.4
Arizona	7,431,113	2	10.3
Nevada	6,620,680	2	9.1
Texas	3,974,765	1	5.5
Oregon	2,871,757	1	4.0
North Carolina	2,607,893	2	3.6
All Others(2)	6,077,718	5	8.4
Total	$72,473,015	25	100.0%

(1)	Includes escrow proceeds of approximately $7,000,000 provided by the seller at the date of acquisition.
(2)	All others account for less than approximately 3% of total annualized net rent on an individual basis.

The percentage of annualized net rent for the 12-month period subsequent to December 31, 2016, by industry, based on the respective in-place leases, is as follows:

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Industry(1)	Annualized Net Rent (unaudited)	Number of Lessees	Percentage of Annualized Net Rent
Consumer Services	$11,833,825	3	16.3%
Capital Goods	10,026,641	6	13.8
Technology Hardware & Equipment	9,448,707	3	13.0
Utilities(2)	8,352,000	1	11.5
Diversified Financials	5,862,676	1	8.1
Retailing	5,583,784	1	7.7
Banks	5,321,903	2	7.3
Energy	3,974,765	1	5.5
Transportation	3,018,503	2	4.2
Consumer Durables and Apparel	2,871,757	1	4.0
Pharmaceuticals, Biotechnology & Life Sciences	2,769,293	1	3.8
All Others(3)	3,409,161	3	4.8
Total	$72,473,015	25	100.0%

(1)	Industry classification based on the Global Industry Classification Standards.
(2)	Includes escrow proceeds of approximately $7,000,000 provided by the seller at the date of acquisition.
(3)	All others account for less than 3% of total annualized net rent on an individual basis.

Private Programs — Overview

The prior privately-offered closed programs sponsored by Griffin Capital include eight single tenant real estate tenant-in-common offerings, eight multi-tenant real estate tenant-in-common offerings, a Delaware Statutory Trust offering consisting of nine restaurants (sold on various dates), one hotel asset tenant-in-common offering (sold in October 2012), a Delaware Statutory Trust offering consisting of an apartment community (sold in September 2011), a Delaware Statutory Trust offering consisting of a single tenant office building (GCEAR acquired 100% of the beneficial interest in April 2016, as disclosed in Table V of the Prior Performance Tables attached to this prospectus as Appendix A) and a Delaware Statutory Trust offering consisting of a single tenant manufacturing facility (GCEAR acquired 100% of the beneficial interest in November 2015). Investors in the tenant-in-common offerings acquired an undivided interest in the property that was the subject of such offering. Beginning in 2004, 21 privately-offered closed programs, which programs acquired 100% existing real estate assets, raised approximately $309.5 million of gross offering proceeds from 660 investors, which includes 643 third party, non-affiliated investors, as of December 31, 2016. With a combination of offering proceeds and debt, these 21 privately-offered closed programs invested approximately $864.5 million (including acquisition costs and funded reserves) in 34 properties. An affiliate of Griffin Capital was an investor in all but two of these private closed programs, with ownership interests between 1.0% and 24.65%.

As of December 31, 2016, Griffin Capital had the following two open privately offered programs: (1) a private REIT offering, or GC PRIVATE REIT, which intends to invest primarily in well-occupied shopping centers primarily leased to national and regional creditworthy tenants selling necessity-based goods and services throughout the United States. Griffin Capital is a co-sponsor of GC PRIVATE REIT. As of December 31, 2016, GC PRIVATE REIT had 13 investors and raised approximately $3.9 million; and (2) Griffin Capital Development Partners Fund, LLC, or GCDP Fund, which consists of three multifamily housing properties in Texas, Georgia and California. As of December 31, 2016, GCDP Fund had 226 investors and raised approximately $28.3 million.

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Based on the aggregate amount of acquisition costs, the property type of the assets in these 21 closed programs can be categorized as follows: 74% office, 12% industrial, 5% retail, 5% hospitality, and 4% multi-family. As a percentage of acquisition costs, the diversification of these 21 programs by geographic area is as follows: 41% California, 24% Illinois, 7% Georgia, 7% Minnesota, 5e% Ohio, 5% Tennessee, 4% Missouri, 4% Washington, and 3% Michigan. As a percentage of acquisition costs, the allocation of financing proceeds for these 21 closed programs is 64% debt proceeds and 36% offering proceeds. During the ten years ended December 31, 2016, these programs disposed of a total of 17 properties.

Below is a summary of the 11 private programs previously sponsored by Griffin Capital categorized as single tenant net lease programs, as well as discussion on other private programs that were impacted by material adverse economic and business related developments, and other investments of affiliates of Griffin Capital.

Programs offered during the previous five years:

The following single tenant Delaware Statutory Trusts are considered to have similar investment objectives to ours.

Griffin Capital (Nashville) Investors, DST

Griffin Capital (Nashville) Investors, DST, or HealthSpring, is a privately-offered Delaware Statutory Trust offering. HealthSpring completed its offering on September 6, 2013 and raised $16.0 million of gross offering proceeds from 38 investors. With a combination of offering proceeds and debt, which represented 40% and 60% of acquisition costs, respectively, HealthSpring has invested approximately $39.7 million (including acquisition costs and funded reserves) in the asset described below.

The HealthSpring Operational Headquarters is a 21.07-acre one-story, two building office campus consisting of a total of 170,515 square feet of net rentable space and 996 surface parking spaces, located in Nashville, Tennessee. This property is leased in its entirety to HealthSpring, Inc. under an absolute triple-net lease. The operating partnership of GCEAR exercised its option to acquire the beneficial ownership interest from the 38 beneficial owners, and on April 27, 2016, completed the acquisition of the property (through a special purpose entity), simultaneously assuming the existing loan on the property. Certain of the original investors in the Delaware Statutory Trust entered into a so-called “721” deferred exchange into GCEAR’s operating partnership.

Griffin Capital (Highway 94) Investors, DST

Griffin Capital (Highway 94) Investors, DST, or Highway 94, is a privately-offered Delaware Statutory Trust offering. Highway 94 completed its offering on November 22, 2013 and raised $10.5 million of gross offering proceeds from 45 investors. With a combination of offering proceeds and debt, which represented 33% and 67% of acquisition costs, respectively, Highway 94 has invested approximately $31.9 million (including acquisition costs and funded reserves) in the asset described below.

The property is a 97.24-acre single level manufacturing facility consisting of 660,000 square feet, including a two-story attached office area consisting of 64,000 square feet, located in Jefferson City, Missouri. The property is 100% leased to and occupied by ABB Power T&D Company, Inc. under a bond-type lease and has served a manufacturing facility for the past 30 years. ABB is a leading manufacturer of electrical distribution transformers for commercial and residential applications for both pad-mounted and underground installation. The operating partnership of GCEAR exercised its option to acquire the beneficial ownership interest from the 45 beneficial owners after the investment had been held for one year, and, on November 6, 2015, the operating partnership of GCEAR acquired the property through a special purpose entity, after acquiring 100% of the beneficial ownership interest in the Delaware Statutory Trust, and the existing loan was assumed by the special purpose entity. Certain of the original investors in the Delaware Statutory Trust entered into a so-called “721” deferred exchange into GCEAR’s operating partnership at the time of the acquisition.

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Programs offered greater than five years ago:

Will Partners Investors, LLC

Will Partners Investors, LLC, or Will Partners, was a privately-offered real estate tenant-in-common offering. Will Partners completed its offering in January 2005 and raised approximately $6.3 million of gross offering proceeds from a total of four investors. With a combination of offering proceeds and debt, which represented 26% and 74% of the acquisition costs, respectively, Will Partners invested approximately $24.0 million (including acquisition costs) in the asset described below.

The property is a 34.3-acre Class A industrial building consisting of 700,200 square feet located in Monee (suburban Chicago), Illinois. The property was 100% leased to World Kitchen, LLC, a manufacturer of bakeware, dinnerware, kitchen and household tools, range top cookware and cutlery products sold under brands including CorningWare, Pyrex, Corelle, Revere, EKCO, Baker’s Secret, Magnalite, Chicago Cutlery, and Olfa. An entity affiliated with Griffin Capital and three unaffiliated third party investors contributed their respective equity interests in this property to GCEAR on June 4, 2010. In June 2013, World Kitchen, LLC vacated the Will Partners property and remained obligated under the lease. In January 2014, GCEAR and World Kitchen agreed to terminate the lease requiring World Kitchen to make a termination payment and releasing World Kitchen from all obligations under the lease. The property was sold to an unaffiliated third party on August 7, 2015.

Griffin Capital (Carlsbad Pointe) Investors, LLC

Griffin Capital (Carlsbad Pointe) Investors, LLC, or Carlsbad, was a privately-offered real estate tenant-in-common offering. Carlsbad completed its offering in February 2006 and raised $15.5 million of gross offering proceeds from a total of 30 investors, which included 29 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 30% and 70% of the acquisition costs, respectively, Carlsbad invested approximately $52.5 million (including acquisition costs) in the asset described below.

The property is a 27.91-acre office (bio-medical facility) building consisting of 328,655 square feet, located in the northern San Diego County market of Carlsbad, California, in Carlsbad Research Center. The property is leased to Life Technologies Corporation (formerly Invitrogen Corporation), a profitable biotech company, and serves as its worldwide headquarters, main research, development and manufacturing facility, and is the core of the tenant’s long term corporate campus plan under an absolute triple-net lease. On February 3, 2014, LTI was acquired by and became a wholly-owned subsidiary of Thermo Fisher Scientific. Thermo Fisher Scientific (NYSE: TMO) is focused on providing precision laboratory equipment. Life Technologies is now referred to as Life Sciences Solutions Group and remained obligated to the lease.

Griffin Capital and several unaffiliated third party investors contributed all or a portion of their interests in this property to GCEAR on May 13, 2011.

In the third quarter of 2015, Life Technologies began discussions with GCEAR as to whether it would exercise its right to purchase the property at the price set forth in the lease ($57.220 million), pursue a renewal at a blended rate, or enter into a synthetic lease transaction with an affiliate of Bank of America. The tenant ultimately elected to pursue the synthetic lease transaction. The tenant’s purchase option under the lease was assigned to Bank of America’s affiliate on December 31, 2015, immediately prior to the closing of the acquisition. The property was conveyed on the same date at the purchase price set forth in the lease, together with a sum intended to cover the difference between debt service and the remainder of the rent through the loan maturity date.

Griffin Capital (Shellmound) Investors, LLC

Griffin Capital (Shellmound) Investors, LLC, or Shellmound, is a privately-offered real estate tenant-in-common offering. Shellmound completed its offering in June 2006 and raised $7.4 million of gross offering proceeds from a total of 19 investors, which included 17 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 41% and 59% of the acquisition costs, respectively, Shellmound has invested approximately $17.9 million (including acquisition costs) in the asset described below.

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The property is a 2.28-acre office (flex) building consisting of 63,273 square feet, located in Emeryville, California. The property is 100% leased to and occupied by Ex’pression College for Digital Arts, or Ex’pression, pursuant to an absolute triple-net lease expiring in November 2026. Ex’pression is a profitable and accredited media arts college. The property serves as its main campus. The property was refinanced in June 2016, after conversion of the ownership to a Delaware statutory trust, with a $12.360 million, 10-year loan at an interest rate of 4.35%.

Griffin Capital (Puente Hills) Investors, LLC

Griffin Capital (Puente Hills) Investors, LLC, or Puente Hills, was a privately-offered real estate tenant-in-common offering. Puente Hills completed its offering in November 2006 and raised approximately $9.2 million of gross offering proceeds from a total of 29 investors, which included 28 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 37% and 63% of the acquisition costs, respectively, Puente Hills invested approximately $24.8 million (including acquisition costs) in the asset described below.

The property is a 3.41-acre single-story retail lot consisting of 76,109 square feet, located in City of Industry (suburban Los Angeles), California. The property was previously leased to Superior Auto of Puente Hills, LLC, or Superior Auto, pursuant to a long-term triple-net lease. Superior Auto was part of the Superior Automotive Group, LLC, or Superior Automotive.

Please see “Material Adverse Business Developments — Single Tenant Assets” below for a discussion of recent developments which had adverse effects on this program.

Griffin Capital (ARG Restaurants) Investors, DST

Griffin Capital (ARG Restaurants) Investors, DST, or ARG Restaurants, was a privately-offered real estate Delaware Statutory Trust offering. ARG Restaurants completed its offering in September 2007 and raised $12.9 million of gross offering proceeds from a total of 60 investors, which included 59 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 32% and 68% of the acquisition costs, respectively, ARG Restaurants invested approximately $39.9 million (including acquisition costs) in the asset described below.

The nine retail restaurant properties consisting of a total of 88,686 square feet are located throughout California. The nine properties were leased to American Restaurant Group, Inc., or ARG, Inc., which operates under the Black Angus Steakhouse brand name, pursuant to a long-term absolute triple-net lease.

Please see “Material Adverse Business Developments — Single Tenant Assets” below for a discussion of recent developments which had adverse effects on this program.

Griffin Capital (Redwood) Investors, LLC

Griffin Capital (Redwood) Investors, LLC, or Redwood, was a privately-offered real estate tenant-in-common offering. Redwood completed its offering in March 2007 and raised approximately $11.4 million of gross offering proceeds from a total of 28 investors, which included 27 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 42% and 58% of the acquisition costs, respectively, Redwood has invested approximately $26.9 million (including acquisition costs) in the asset described below.

The property is a 1.81-acre three-story, Class A office building consisting of 53,000 square feet, located in Redwood City, California. The property is 100% leased to and occupied by DPR Construction, Inc. and serves as its headquarters facility, pursuant to a long-term, absolute triple-net lease. DPR Construction, Inc. is a privately-held national commercial contractor and construction manager which specializes in technically-challenging and environmentally-complex developments. DPR has consistently ranked among the top 50 general contractors in the country and is in the top 5% of general contractors based upon its four core markets: advanced technology, biopharmaceutical, corporate office and healthcare. The property is currently under contract for sale to an unaffiliated third party.

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Griffin Capital (Independence) Investors, LLC

Griffin Capital (Independence) Investors, LLC, or Independence, is a privately-offered real estate tenant-in-common offering. Independence completed its offering in June 2007 and raised $13.4 million of gross offering proceeds from a total of 23 investors, which included 22 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 34% and 66% of the acquisition costs, respectively, Independence has invested approximately $39.8 million (including acquisition costs) in the asset described below.

The property is a 38.83-acre office/warehouse-distribution center consisting of 630,000 square feet, located in Independence, Ohio just 15 minutes south of Cleveland’s central business district. The property is 100% leased pursuant to a long-term absolute triple-net lease to L.D. Kichler Company, or Kichler. The property serves as Kichler’s headquarters and Midwest distribution center. Founded in 1938 in Cleveland, Ohio, and privately-held, Kichler is one of the world’s leading designers and distributors of decorative lighting fixtures. In anticipation of the loan maturity in mid-2016, the asset manager has requested that this property be transferred to special servicing for purposes of modifying the loan.

Griffin Capital (Bolingbrook) Investors, LLC

Griffin Capital (Bolingbrook) Investors, LLC, or Bolingbrook, is a privately-offered real estate tenant-in-common offering. Bolingbrook completed its offering in October 2007 and raised approximately $11.1 million of gross offering proceeds from a total of 30 investors, which included 29 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 31% and 69% of the acquisition costs, respectively, Bolingbrook has invested approximately $35.3 million (including acquisition costs) in the asset described below.

The properties are a 10-acre single-story, freezer-cooler production property and a 4.30-acre distribution property consisting of a total of 265,870 square feet located in Bolingbrook, Illinois. The properties were leased in their entirety pursuant to a long-term triple-net lease to Quantum Foods, LLC, or Quantum. At the time the investment was made, the properties housed Quantum’s headquarters and main production operations. The property was sold on September 25, 2014.

Please see “Material Adverse Business Developments” below for a discussion of recent developments which had adverse effects on this program.

Griffin Capital (Westmont) Investors, LLC

Griffin Capital (Westmont) Investors, LLC, or Westmont, is a privately-offered real estate tenant-in-common offering. Westmont completed its offering in February 2008 and raised $17.1 million of gross offering proceeds from a total of 26 investors, which included 25 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 38% and 62% of the acquisition costs, respectively, Westmont has invested approximately $44.8 million (including acquisition costs) in the asset described below.

The property is a 17.93-acre multi-story Class A office building consisting of 269,715 square feet, located in Westmont, Illinois and was vacant as of December 31, 2014.

Please see “Material Adverse Business Developments — Single Tenant Assets” below for a discussion of recent developments which had adverse effects on this program.

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Material Adverse Business Developments — Single Tenant Assets

Due to the challenging real estate market, credit market, and general economic conditions in recent years, the Griffin Capital-sponsored programs described below have experienced material adverse business developments. The economic crisis, which began with the collapse of residential subprime credit markets and continued through an overall crisis in, and freeze of, the credit markets toward the end of 2008, followed by unemployment and economic declines unprecedented in the last 70 years, the downgrade of the United States government’s credit rating, and turmoil in the European markets, has had severely negative effects across substantially all commercial real estate. As the industry has been affected, certain Griffin Capital-sponsored investment programs that substantially completed their primary equity offerings at or prior to the end of 2007 have been adversely affected by the disruptions to the economy generally and the real estate market in particular. These economic conditions have adversely affected the financial condition of many of these programs’ tenants and lease guarantors, resulting in tenant defaults or bankruptcies. Further, lowered asset values, as a result of declining occupancies, reduced rental rates, and greater tenant concessions and leasing costs, reduced investor returns in these investment programs because these factors not only reduced returns to investors but also negatively impacted the ability of these investment programs to refinance or sell their assets and to realize gains thereon.

In response to these economic stresses, these Griffin Capital-sponsored investment programs altered their overall strategies to focus on capital conservation, debt extensions and restructurings, reduction of operating expenses, management of lease renewals and re-tenanting, declining occupancies and rental rates, and increases in tenant concessions and leasing costs. Identified and described below are details regarding the consequences of the economic crisis which affected certain characteristics of these other investment programs.

Tenant Vacancies, Litigation, and Financing

Griffin Capital (Puente Hills) Investors, LLC

Griffin Capital (Puente Hills) Investors, LLC, or Puente Hills, was a privately-offered real estate tenant-in-common offering. Puente Hills completed its offering in November 2006 and raised approximately $9.2 million of gross offering proceeds from a total of 29 investors, which included 28 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 37.0% and 63.0% of the acquisition costs, respectively, Puente Hills invested approximately $24.8 million (including acquisition costs) in the Superior Auto dealership located in Puente Hills, California. This asset, as well as the automotive and financial industry, were affected by the strained economic circumstances during both the latter half of 2007 and in 2008. In late February 2009, Superior Automotive’s principal lender (Nissan Motors Acceptance Corporation, or NMAC) elected to cease its funding of Superior Auto’s operations, and Superior Automotive was forced to shut down all of its remaining dealerships, including the Puente Hills location, leaving the property vacant. Griffin Capital, as asset manager, identified and negotiated with a prospective replacement tenant. The prospective tenant secured a franchise agreement with a national automobile manufacturer and dealer for the rights to a franchise. The property was sold to the replacement tenant pursuant to a court order on May 7, 2010 for $4.5 million resulting in a loss, based on total capitalization value at closing, of approximately $20.3 million. This is not necessarily the loss realized by individual investors as each investor’s tax basis may differ from the sponsor’s allocated capitalized value. Griffin Capital, as asset manager, worked very closely with the purchaser, the receiver and the lender to accomplish the sale and maximize value accordingly.

In June 2009, the lender filed suit in Los Angeles County Superior Court against the carve-out guarantors, which included a principal of Griffin Capital, alleging that the transfer provisions of the mortgage were violated, specifically that the owner’s failure to pay the property taxes related to the property constituted waste under the guaranty and could create a lien on the property. The lender sought reimbursement from the carve-out guarantors for the property taxes, any penalties, applicable interest and legal fees. Griffin Capital believed the suit to be frivolous and without merit, and the lender ultimately agreed to settle the suit and release the carve-out guarantors/investors once its foreclosure was complete. The settlement agreement was signed by most of the investors and the lender dismissed the action with prejudice in September 2010 as to all investors other than those that the lender deemed to be “non-executing defendants.” The lender may re-file the action if any of these non-executing defendants brings an action against the lender in the future in connection with the suit. The settlement agreement called for a one-time settlement payment, which was partially funded with the remaining cash available in the program, with the balance funded by Griffin Capital.

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The Superior Auto lease was personally guaranteed by the president and majority owner of Superior Automotive. Subsequently, the lender filed suit against the lease guarantor, or Kahn, and obtained a judgment against him personally, along with a judgment lien on any recovery he may receive from an action Kahn filed against NMAC. Notably, the decision against Kahn in the NMAC action was reversed by the California Court of Appeals, overturning the Superior Court’s judgment against him and Superior Auto Group, or SAG, on their cross-complaint against NMAC (NMAC had obtained a jury verdict of approximately $40,000,000 on its breach of contract claims against Kahn and SAG). At the close of evidence, the trial court granted a non-suit on SAG’s tort claims against NMAC (most of which were based on fraud).

Kahn/SAG appealed the nonsuit, but not the $40.0 million breach of contract verdict. The California Court of Appeal held that the Superior Court erred in excluding evidence that NMAC made oral promises, asserted to be fraudulent, that it would continue to finance SAG dealerships through 2009 regardless of untimely inventory payments. The judgment in favor of NMAC on the cross-complaint and this portion of the case was remanded for retrial.

In October 2011, a subsidiary and principal of Griffin Capital, or collectively, Respondent, received a class action arbitration demand from one of the investors in the property. The claim was initially based largely on inadequate initial disclosure that the guaranty of the lease had been collaterally assigned to the lender as security for the loan (a notion later refuted by the claimant’s own ‘expert’). The initial claim was subsequently amended multiple times until ultimately, claimant specifically alleged inadequate disclosure, fraud, breach of fiduciary duty and securities law violations. Respondent objected to (a) certification of one investor as a class; and (b) all claims generally on the basis of statute of limitations grounds. Initial settlement discussions were conducted at this point, but were unproductive. Claimant argued the statute of limitations should be tolled until the date upon which the investor was certain that damages had been suffered (i.e., until January 2012, when SAG/Kahn’s $200.0 million claim against NMAC was decided in NMAC’s favor). The arbitrator issued an Interim Statement of Decision in favor of Respondent, denying all claims on statute of limitations grounds and ruling in part that the information delivered to the claimant at the time he purchased the investment was sufficient to put the claimant on inquiry notice about the risks of the investment. Claimant then filed a Motion for Reconsideration and Motion for Leave to Amend its Claim, alleging, among other things, that a fourth amended statement of claim needed to be filed to allege what the claimant deemed to be new claims – that the property was overvalued at the time of the original purchase and that insufficient diligence was performed on the part of the Respondent on the financial statements of the guarantor and lessee in connection with the offering. Respondent argued in relevant part that a reconsideration was not warranted because the claimant’s arguments were not new or newly discovered. Following a hearing on August 28, 2012, on November 30, 2012, the arbitrator issued a Partial Final Award on Clause Construction which denied the claimant the right to proceed on the basis of a class action based on construction of the arbitration clause used between the parties. Upon the unfavorable ruling on the class action issue, claimant’s counsel filed suit in Los Angeles Superior Court naming the Respondent, on behalf of claimant in the arbitration and numerous other investors, in their personal capacity.

On February 28, 2013, the arbitrator entered an order conditionally granting leave to amend the complaint, and vacated her prior orders pertaining to the claims being barred by the statute of limitations. The basis of the ruling is that the legal theories ultimately asserted by the claimant bore little resemblance to those originally plead, and the new claims need to be developed before “being addressed and ruled upon.” The arbitrator largely abandoned the standard for diligence that she said she would require to be shown and merely conditioned the grant of leave to amend on reimbursement of a small portion of arbitrator compensation and a small portion of the actual attorneys’ fees. A response (consisting of demurrers and objections to standing) was filed on behalf of each defendant in the state court claim. A codefendant (the original appraiser of the property) was also served in the case and filed a response in the action asserting 34 affirmative defenses to the plaintiff’s claims.

In June 2013, the judge in state court stayed the lawsuit (including the pending discovery in that action and the claims filed against the appraiser) on his own motion, directing the claimant back to the arbitrator. Respondent/defendants did not elect to opt out of the settlement agreement, and accordingly the arbitration has settled and the stay in the state court action (confined to the claim against the appraiser) was lifted. As Respondent/defendants did not opt out of the settlement agreement, settlement of the state court claims against them stands and they were subsequently dismissed from the state case with prejudice pursuant to the terms of the settlement agreement. However, the appraiser is not bound by the terms of the settlement agreement and has the right to bring the defendants back into the litigation. The appraiser and state court defendants entered into a tolling agreement with respect to any potential contribution or indemnity claims the appraiser may have. The appraiser moved for summary judgment against the plaintiffs and the motion was granted on November 20, 2015. The plaintiffs filed a Notice of Appeal on January 19, 2016 (solely on behalf of Mr. Bobertz individually) and on February 12, 2016, an additional Notice of Appeal was filed on behalf of 13 additional plaintiffs, three of whom have since withdrawn from the appeal. On July 18, 2016, we received notice that the plaintiffs’ counsel was engaging an appellate specialist and its current counsel had requested an extension of 60 days for the filing of its appellate brief, which filing occurred on October 20, 2016. The appraiser filed its response brief on December 21, 2016, and plaintiffs filed their reply brief on February 9, 2017. Oral arguments and resolution of the dispute are not expected to occur until mid-2017.

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Griffin Capital (ARG) Investors, DST

Griffin Capital (ARG Restaurants) Investors, DST, or ARG Restaurants, was a privately-offered real estate Delaware Statutory Trust offering. ARG Restaurants completed its offering in September 2007 and raised $12.9 million of gross offering proceeds from a total of 60 investors, which included 59 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 32.0% and 68.0% of the acquisition costs, respectively, ARG Restaurants invested approximately $39.9 million (including acquisition costs) in nine retail restaurant properties consisting of a total of 88,686 square feet located throughout California. The nine properties were leased to American Restaurant Group, Inc., or ARG, Inc., which operates under the Black Angus Steakhouse brand name, pursuant to a long-term absolute triple-net lease.

On January 15, 2009, ARG, Inc., the tenant on the properties acquired by ARG Restaurants, filed for Chapter 11 bankruptcy protection in Delaware. ARG, Inc. successfully rejected 13 out of 82 locations, which restaurants had already been shut down.

ARG, Inc. filed a motion in bankruptcy court seeking to reject the master lease on six of the nine locations in this Delaware Statutory Trust. ARG, Inc. rejected four of the leases, affirmed three of the leases and under threat of rejection, restructured two of the leases in a negotiated compromise that reduced the rent and term of the two locations in question. ARG, Inc.’s bankruptcy filing created a non-monetary event of default under the loan with the current lender on the property. A loan default provided the lender with the right to sweep all of the excess cash flow above and beyond the mortgage payment. Given the rejection of the four leases, as of April 1, 2009, there was insufficient cash flow necessary to support the monthly debt service.

In order to cover the remaining debt service and/or pay down the loan to reduce the debt, a subsidiary of Griffin Capital, as trust manager, sold the four properties that ARG, Inc. closed and successfully sold the four vacant properties (Modesto property for $1.45 million in April 2011, Lake Forrest property for $1.74 million in August 2011, Riverside property for $1.1 million in April 2012 and Sacramento property for $800,000 in July 2012), at an aggregate loss of approximately $11.5 million, based on allocated total capitalization. This is not necessarily the loss realized by individual investors as each investor’s tax basis may differ from the sponsor’s allocated capitalized value.

The trust manager and the lender worked to restructure the loan, converting the ownership structure to a Delaware limited partnership, and the restructuring closed June 25, 2010. In 2012, the general partner, a subsidiary of Griffin Capital, was able to extend the term of the restructured leases for an additional five years to May 31, 2018. The borrower and lender entered into a loan modification in April 2014 allowing the borrower to sell the remaining five locations with a discount of some of the accrued interest on the note. One of the remaining assets was sold in June 2014, two additional assets were sold in the third quarter, and an additional asset in December 2014. The final closing occurred in January 2015, and the lender has indicated it considers the matter complete and the borrower’s obligations satisfied.

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Griffin Capital (Westmont) Investors, LLC

Griffin Capital (Westmont) Investors, LLC, or Westmont, was a privately-offered real estate tenant-in-common offering. Westmont completed its offering in February 2008 and raised $17.1 million of gross offering proceeds from a total of 26 investors, which included 25 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 38.0% and 62.0% of the acquisition costs, respectively, Westmont has invested approximately $44.8 million (including acquisition costs) in a 17.93-acre multi-story Class A office building consisting of 269,715 square foot, located in Westmont, Illinois.

On February 5, 2008, SIRVA, the tenant on the Westmont property, filed for bankruptcy protection. In conjunction with the filing, the landlord and tenant executed a lease amendment that called for SIRVA to affirm its lease in exchange for the landlord reimbursing SIRVA for a substantial portion of its letter of credit fees. The bankruptcy plan was successfully confirmed on May 7, 2008. SIRVA was required to maintain an evergreen letter of credit in the amount of $4.0 million, which decreased by $500,000 each year in conjunction with the contractual rent increase. Further, SIRVA agreed to maintain the letter of credit in the minimum amount of $2.0 million for the balance of its lease term. SIRVA was paying a letter of credit facility fee in the amount of 6.5% of the stated amount of the letter of credit, which as a result of a refinancing, was thereafter reduced to 3.5%. On November 28, 2012, SIRVA exercised its termination option, paid a $1.3 million termination fee, and vacated the property on November 30, 2013. The lender used escrowed funds to make debt service at the property, which was actively marketed.

On February 13, 2014, a principal of the sponsor received a FINRA arbitration demand from an existing investor, which also named Griffin Securities and the investor’s now-defunct broker-dealer and certain individuals who were formerly employed by said defunct broker-dealer. The claim alleged various issues relating to the sale of the investment, including negligence, suitability, misrepresentation and omission of material facts; fraud; violation of California securities laws; breach of fiduciary duty; failure to supervise a registered representative; and breach of contract, among other allegations. Counsel for Griffin Securities and the principal filed a response opposing the substance of the complaint; the forum for the claim; and the inclusion of Griffin Securities and the principal. The respondent filed a motion for immediate dismissal based on the claimant’s counsel failing to abide by FINRA arbitration rules, or the interim dismissal motion, and requested the claimant be required to arbitrate with the American Arbitration Association, as required by their purchase and sale agreement for the investment. The arbitrators refused to rule on the merits of the interim dismissal motion, and, on September 9, 2015, the arbitrator awarded claimants certain damages against the now-defunct broker-dealer and certain individuals who were formerly employed by said broker-dealer. No damages were awarded against Griffin Securities or the principal of the sponsor. On December 9, 2015, Markel Petty (former Financial and Operations Principal of Direct Capital Securities) filed a notice of appeal and a petition to vacate the arbitration award. The court ordered that the case proceed on its merits, including Petty’s assertion that he should not be liable at all if Griffin Securities and Kevin Shields have no liability. The parties were ordered to file opening briefs on the merits by March 21, 2016 and responsive briefs by April 4, 2016, with a further hearing at the discretion of the District Court. However, the order makes it clear that the pending proceedings between Petty and the claimant will not have any impact on the integrity of the FINRA arbitration award as to Griffin Securities and Kevin Shields.

On October 2, 2014, the lender filed a foreclosure complaint, which included certain claims against a principal of Griffin Capital under the carve-out guaranty related to maintenance of a minimum balance of one of the escrows, a portion of which consisted of a letter of credit provided by SIRVA under its lease (which obligation was no longer required when SIRVA terminated its lease at the property). The principal named has vigorously opposed any claims related to the carve-out guaranty, filing an answer denying the allegations in the complaint against the guarantor and asserting numerous defenses such as breach of implied covenant of good faith and fair dealing, fraudulent inducement, failure to mitigate damages, and failure of condition precedent. Griffin Capital, as asset manager of the property, cooperated with the lender with respect to enforcing its rights under the mortgage. In February, the lender moved to recover certain funds pre-paid to defense counsel as a retainer in connection with pending and possible potential future claims. All motions were heard on May 11, 2015, at which time the court rejected Griffin Capital’s affirmative defenses and ordered that the investor funds previously deposited with defense counsel be turned over to the receiver. A settlement agreement was reached on July 1, 2015 and the foreclosure sale of the property occurred on June 19, 2015.

Griffin Capital (Bolingbrook) Investors, LLC

Griffin Capital (Bolingbrook) Investors, LLC, or Bolingbrook, was a privately-offered real estate tenant-in-common offering. Bolingbrook completed its offering in October 2007 and raised approximately $11.1 million of gross offering proceeds from a total of 30 investors, which included 29 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 31.0% and 69.0% of the acquisition costs, respectively, Bolingbrook invested approximately $35.3 million (including acquisition costs) in a 10-acre single-story, freezer-cooler production property and a 4.30-acre distribution property, consisting of a total of 265,870 square feet located in Bolingbrook, Illinois. The properties were leased in their entirety pursuant to a long-term triple-net lease to Quantum Foods, LLC, or Quantum. At the time the investment was made, the properties housed Quantum’s headquarters and main production operations. The property was sold on September 25, 2014.

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On February 18, 2014, Quantum filed for relief in bankruptcy court under Chapter 11. Its principal creditor, Crystal Financial, or Crystal, turned its focus to collecting open receivables and selling through inventory in an orderly way, and also sought to monetize all of the equipment at the property, much of it liened. Various parties, including Griffin Capital (in its capacity as asset manager), were seeking a “turnkey” buyer or buyers for the equipment, which would resume operations in the property as a purchaser or tenant. Post-petition rent was paid by Quantum through May 2014. Griffin Capital negotiated a three-month extension of the date by which the leases would be affirmed or rejected, in exchange for a partial rent and real estate tax installment payment in each of the three months commencing June 2014. Griffin Capital included certain mechanic’s lien claim amounts along with pre-petition rent in the proposed cure amount for the leases. After successfully structuring an agreement with a turnkey buyer for the property, a competing bid was made to the bankruptcy court for Quantum’s trade equipment and trade fixtures (with no intent on the part of the new purchaser to operate from the property as a going concern). On June 19, 2014 the turnkey buyer increased its bid for the assets and ultimately prevailed as the preferred purchaser. Griffin Capital and the turnkey buyer entered into a license agreement that permitted the turnkey buyer to operate from the property while the sale was consummated. The buyer disclaimed any interest in certain disputed leasehold improvements. The turnkey buyer closed its purchase of the trade equipment and trade fixtures on June 20, 2014 through the bankruptcy court.

On September 23, 2014, the following transactions were successfully completed with West Liberty Foods, LLC, or WLF: (i) the sale of the two buildings previously leased to Quantum for $28,333,000; and (ii) the sale of the equipment deemed ‘fixtures’ at the properties for $600,000. The mortgage loan encumbering the properties was fully repaid, with a defeasance in the amount of approximately $341,000 (a 1.5% fee), negotiated down from the prepayment penalty of approximately $4.0 million that would otherwise have been due. As part of the sale transaction, the sponsor obtained WLF’s agreement to take subject to various mechanic’s lien claims, and to allow a defendant substitution of WLF in a mechanic’s lien foreclosure action by one contractor. The sponsor will continue to monitor the lien foreclosure action while WLF’s negotiations with contractor progress. At closing, approximately $5.2 million was returned to the investors, which represents approximately 47% of the original equity investment.

On October 29, 2014, the Official Committee of Unsecured Creditors of Quantum Foods, LLC, et al., filed numerous complaints with the Bankruptcy Court seeking to avoid and recover various amounts it alleged as “Preferential Transfers” (relating to payments made by Quantum prior to the Quantum Foods bankruptcy case being filed). The claim with respect to the lease at the property alleges that during the 90-day period immediately preceding the petition date, Quantum made payment(s) totaling $456,335, and the unsecured creditors seek to recover these funds. Bankruptcy counsel responded to the claim on November 10, 2014 via letter, stating that the two alleged transfers were for rent due and payable in each of December 2013 and January 2014 to which the landlord was entitled as a result of providing value in the form of continued occupancy of the properties. Bankruptcy counsel successfully obtained a dismissal of the preference claims on January 7, 2015.

Distributions

Distributions to investors in the Griffin Capital (Puente Hills) Investors, LLC program ceased on January 1, 2009, from the point of time the tenant defaulted on its lease as a result of the events discussed above, resulting in a decrease in distributions of $800,000 through the end of 2014. It was expected that recovery under the guaranty would be limited because a substantial portion of the guarantor’s net worth was subject to claims from various creditors associated with dealerships indirectly owned by the guarantor. Griffin Capital believed, given the financial condition of the guarantor, that a recovery under the personal guaranty was not likely to generate any proceeds that would benefit the investors. However, the settlement agreement discussed above provides that to the extent the lender experiences a complete recovery of its losses under the lease guaranty, excess proceeds will be distributed to the tenant-in-common investors.

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Distributions to investors in the Griffin Capital (ARG) Investors, DST program ceased on March 1, 2009, upon the bankruptcy filing of ARG, Inc. in February 2009, which resulted in decreased distributions of approximately $4.9 million through the end of 2014.

The original pro forma distribution to investors in the Griffin Capital (Westmont) Investors, LLC program was adjusted as a result of the extra and unforeseen cost to the investors resulting from the tenant’s bankruptcy. The adjusted distribution amount, at a rate of 7.25%, was paid through February 2012, at which time the distribution rate was dropped to 3.75% effective March 1, 2012. The distribution rate was further reduced to zero in January 2013. Both reductions in the distribution rate resulted from the anticipated notification of early termination of the lease by the tenant, and resulted in a reduction in distributions of approximately $3.7 million through the end of 2014.

Distributions to investors in the Griffin Capital (Bolingbrook) Investors, LLC program ceased on February 14, 2014, due to the tenant’s inability to pay rent when due, and resulted in a reduction in distributions of approximately $500,000 through the end of 2014.

Material Adverse Business Developments — Other Private Programs and Griffin Capital Investments

Griffin Capital has sponsored ten other privately-offered closed programs. These closed offerings include one hotel, eight multi-tenant asset real estate tenant-in-common offerings and one Delaware Statutory Trust consisting of an apartment community. These ten privately-offered closed programs have raised approximately $178.8 million of gross offering proceeds from 328 investors, which included 319 third party, non-affiliated investors. With a combination of debt and offering proceeds, these privately-offered closed programs have invested approximately $487.2 million (including acquisition costs) in 12 properties. The properties are located in California, Georgia, Illinois, Minnesota, Michigan and Washington.

Certain of the 10 privately-offered closed programs have experienced tenant vacancies due to bankruptcies, mergers or lease expirations or other similar adverse developments, which has caused certain investments to perform below expectations. Since these programs are each tenant-in-common offerings made primarily to investors exchanging properties in a tax-deferred manner pursuant to Section 1031 of the Internal Revenue Code, it is impractical for these investors to make additional capital contributions to fund tenant improvements or other required capital expenditures. Therefore, Griffin Capital is compelled to take a very conservative approach to preserving capital to address the leasing needs at each of these properties and, accordingly, has suspended or reduced distributions for most of these programs.

Given the economic conditions that resulted from the economic recession’s severity and length and its impact on these properties, Griffin Capital, in its capacity as asset manager, defaulted on loans at some properties in order to commence workout negotiations. In many of these properties, vacancies and/or operational results resulted in the need for adjustment in the original economics of the loans in order to build adequate cash reserves to re-lease and/or stabilize the properties. While this approach is not unusual with securitized loans, and is generally required to move the loan to special servicers where it can be modified, there was an inherent risk that workout negotiations would be unsuccessful. The default could result in a foreclosure, imposition of default interest rates, acceleration or similar results. Therefore, Griffin Capital elected this strategy where it perceived a foreclosure would inevitably occur unless steps were taken to develop a long-term strategy for re-leasing and/or to reduce the debt load to a manageable level until a recovery occurs. In connection with the lenders’ actions in this regard, Griffin Capital received customary default notices.

The following notable events have occurred in six of the multi-tenant property programs, as set out below.

(i)	The lender on the 1200 Ashwood property, through the exercise of a power of sale, took title after Griffin Capital, in its capacity as asset manager, was unable to locate a new source of third party equity on the timetable desired by the lender.

(ii)	On October 18, 2010, the lender for the Washington Pointe property served the program’s investors with a foreclosure action. Thereafter, Griffin Capital, as asset manager, and the lender reached mutually-agreeable terms for a modification of the loan. The modification bifurcated the loan into a performing loan and a non-performing loan. A balloon payment of the entire debt was due on September 1, 2016; however, the property was sold on November 7, 2014 with the lender accepting the balance of the purchase price in satisfaction of the loan.

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(iii)	On February 3, 2011, the lender for the Hookston Square property served the program’s investors with a foreclosure action. The lender temporarily postponed the same while workout discussions were pending. Griffin Capital, as asset manager, sought third party equity capital and was able to present an offer for a discounted note payoff from a third party capital provider in an amount close to the valuation assessment of the lender, and which Griffin Capital believed reflected actual market value; however, the lender elected to foreclose on the property through the exercise of a power of sale on October 14, 2011.

(iv)	The lender filed a foreclosure suit on the U.S. Bank Building and moved for the appointment of a receiver in June 2011, which was dismissed in December 2011. The investors were thereafter served with a notice of default and a notice of hearing to appoint a receiver and a receiver was appointed and took control of the management of the property on June 20, 2012. The lender foreclosed on the property on October 15, 2012. After the six month redemption period as provided for under Minnesota law, title automatically transferred to the lender. On May 3, 2013, an order was issued approving a motion to terminate the receivership pending a final accounting, which was filed with the court on August 13, 2013.

(v)	The loan for the Ashwood-Southfield properties matured on December 31, 2011 but was not paid off. The combined value of the assets for the Ashwood-Southfield properties was substantially less than the loan balance. Throughout 2011 and 2012, Griffin Capital, asset manager, sought third party equity capital and was able to present an offer for a discounted note payoff from a third party capital provider in an amount close to the valuation assessment of the lender, and which Griffin Capital believed to reflect actual market value. However, in June 2012, the lender commenced with foreclosure actions against the Georgia property. The lender also filed a deficiency confirmation proceeding in Georgia against the borrowers and guarantors as a precaution against any interference with the Michigan foreclosure. This action was stayed until completion of the Michigan foreclosure. The lender sold the Southfield, Michigan property under a power of sale procedure on January 22, 2013 and requested that each of the borrowers waive the six month redemption period provided under Michigan law. The redemption waiver agreement was fully executed by the investors and the lender with an effective date of July 17, 2013. As a result, the Southfield, Michigan property was transferred and lender’s counsel in Georgia dismissed the deficiency confirmation proceeding related to the Georgia property. In addition, Griffin Capital reduced, and eventually ceased, distributions for its multi-tenant multi-property program with properties located in Sacramento, California on December 15, 2011. Reletting and disposition efforts were successfully concluded on July 22, 2016, with each property sold to a separate buyer and closing jointly on that date, with a partial equity recovery to the investors. With respect to The Atrium, a two-tenant property located in Emeryville, California, the loan matured in August of 2015. The tenants in common obtained a series of forbearance agreements pending a sale to a local residential developer, and approval for a bridge financing from GCEAR for an approximate term of 12 to 14 months, until such time as the developer had obtained its entitlements. When the developer sought a significant price reduction just prior to closing due to the City of Emeryville’s development constraints, the tenants in common closed the loan with GCEAR and proceeded to re-market the property. The property was sold on January 15, 2016, and the GCEAR loan was repaid in full from closing proceeds.

(vi)	Westwood of Lisle is a two building multi-tenant property located in the I-88 corridor in the greater Chicago area, owned by a tenancy in common. This market has yet to recover from the ‘Great Recession’ and has been further impacted by the trend of many corporate headquarters to prefer to locate or relocate in urban areas to attract millennials. While the property currently has cash flows sufficient to pay the original debt service, market rents and values have both decreased to the point where a timely refinancing of the building was not an option. In anticipation of a maturity date default and subsequent workout discussions, the sponsor requested transfer of the loan to special servicing in June of 2016 and entered into a pre-negotiation letter with the lender. On November 1, 2016, a maturity date default occurred, and the special servicing of the loan transferred to a new entity. Workout discussions are ongoing.

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Federal Income Tax Considerations

The following is a summary of the material United States federal income tax consequences of an investment in our common stock. The law firm of DLA Piper LLP (US), acting as our tax counsel, reviewed this summary. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “Phillips Edison Grocery Center REIT III, Inc.,” “we,” “our” and “us” mean only Phillips Edison Grocery REIT III, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the United States Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we and our subsidiaries and affiliates will operate in accordance with our and their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of United States federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	employees (if we ever have employees) or, if any, other persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;

•	“S” corporations;

•	and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of United States federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on that stockholder’s particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to “excess inclusion income.” See the “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc.—Taxable Mortgage Pools and Excess Inclusion Income” section of this prospectus. A similar tax may be payable by persons who hold our stock as nominees on behalf of tax-exempt organizations. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

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Taxation of Phillips Edison Grocery Center REIT III, Inc.

We intend to elect to be taxed as a REIT under Section 856 of the Internal Revenue Code, commencing with our taxable year ending December 31, 2017. We believe that we have been organized and expect to operate in such a manner that qualifies us for taxation as a REIT. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will qualify as a REIT for any particular year.

We expect the law firm of DLA Piper LLP (US), acting as our tax counsel in connection with this offering, to render an opinion to us that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2017. It must be emphasized that the opinion of DLA Piper LLP (US) will be based on various assumptions relating to our organization and operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued and will not cover subsequent periods. Counsel has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet various qualification requirements imposed upon REITs by the Internal Revenue Code on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, the compliance with which will not be reviewed by DLA Piper LLP (US). Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. See “—Requirements for Qualification—General” below. While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See the “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc.—Failure to Qualify” section of this prospectus.

Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay to our stockholders. Therefore, we will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.

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Certain domestic stockholders that are individuals, trusts or estates are generally taxed on corporate distributions at a maximum rate of 20%. With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. See the “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions” section of this prospectus.

Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See the “Federal Income Tax Considerations—Taxation of Stockholders” section of this prospectus.

•	If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, then such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” then we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a REMIC), then we could be subject to corporate level federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “—Taxable Mortgage Pools and Excess Inclusion Income” below. “Disqualified organizations” are any organization described in Section 860E(e)(5) of the Internal Revenue Code, including: (i) the United States; (ii) any state or political subdivision of the United States; (iii) any foreign government; and (iv) certain other organizations.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, then we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•	If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, but maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, then we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, then we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

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•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arm’s-length terms.

•	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, then we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

•	The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS, are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities);

(7)	that elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification; and

(8)	that meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (i) through (iv) must be met during the entire taxable year, and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (v) and (vi) need not be met during a corporation’s initial tax year as a REIT (which, in our case, will be 2017). Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (v) and (vi) above.

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We intend to issue in this offering common stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. See the “Description of Shares—Restrictions on Ownership of Shares” section of this prospectus.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have therefore adopted December 31 as our year-end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. See “—Income Tests” below. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. See “—Asset Tests” below. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, whether or not such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. An unincorporated domestic entity, such as a partnership, limited liability company, or trust that has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. For any period of time that we own 100% of our Operating Partnership, all of our Operating Partnership’s assets and income will be deemed to be ours for federal income tax purposes.

Effective for taxable years beginning after December 31, 2017, the Bipartisan Budget Act of 2015 changes the rules applicable to United States federal income tax audits of partnerships. Under new rules, among other changes and subject to certain exceptions, any audit adjustments to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in our Operating Partnership being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.

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Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS, that is directly or indirectly wholly owned by a REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit. If we own 100% of the equity interests in a collateralized debt obligation (“CDO”) issuer or other securitization vehicle that is treated as a corporation for tax purposes, then that CDO issuer or other securitization vehicle would be a qualified REIT subsidiary unless we and the CDO issuer or other securitization vehicle jointly elect to treat the CDO issuer or other securitization vehicle as a TRS. It is anticipated that CDO financings we enter into, if any, will be treated as qualified REIT subsidiaries. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See the “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc.—Asset Tests” and “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc.—Income Tests” sections of this prospectus.

Taxable Corporate Subsidiaries. In the future we may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as TRSs. A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% (20% for taxable years after 2017) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

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Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of United States federal income taxation. A TRS with a debt-equity ratio in excess of 1.5 to 1 may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Certain regulations under Section 385 of the Internal Revenue Code may operate to recharacterize debt instruments issued within a related group into equity. We do not believe these rules are applicable to us and to any future TRS given our structure. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

We may own TRSs that are organized outside of the United States. For example, we may hold certain investments and instruments through TRSs to the extent that direct ownership by us could jeopardize our compliance with the REIT qualification requirements, and we may make TRS elections with respect to certain offshore issuers of CDOs or other instruments to the extent that we do not own 100% of the offshore issuer’s equity. Special rules apply in the case of income earned by a taxable subsidiary corporation that is organized outside of the United States. Depending upon the nature of the subsidiary’s income, the parent REIT may be required to include in its taxable income an amount equal to its share of the subsidiary’s income, without regard to whether, or when, such income is distributed by the subsidiary. See the “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc.—Income Tests” section of this prospectus. A TRS that is organized outside of the United States may, depending upon the nature of its operations, be subject to little or no federal income tax. There is a specific exemption from federal income tax for non-United States corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We currently expect that any offshore TRSs will rely on that exemption or otherwise operate in a manner so that they will generally not be subject to federal income tax on their net income at the entity level.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property or on interests in real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” distributions received from other REITs, and gains from the sale of real estate assets (other than a nonqualified publicly-offered REIT debt instrument), any amount includible in gross income with respect to a regular or residual interest in a REMIC, unless less than 95% of the REMIC’s assets are real estate assets, in which case only a proportionate amount of such income will qualify, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Gross income from the sale of inventory property is excluded from both the numerator and the denominator in both income tests. Income and gain from transactions that we enter into to hedge indebtedness to be incurred to acquire or carry real estate assets will generally be excluded from both the numerator and the denominator for purposes of both gross income tests. We intend to monitor the amount of our non-qualifying income and manage our investment portfolio to comply at all times with the gross income tests but we cannot assure you that we will be successful in this effort.

The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, “interest” generally includes the following: (i) an amount based on a fixed percentage or percentages of gross receipts or sales and (ii) an amount based on the income or profits of a borrower where the borrower derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, but only to the extent that the amounts received by the borrower would be qualifying “rents from real property” if received directly by a REIT.

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If a loan entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, then income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property is generally qualifying income for purposes of the 75% gross income test. However, where a mortgage covers both real property and personal property, then an apportionment of the interest income must be made as described below. If the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. For purposes of the 75% gross income test, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, then such personal property is treated as real property. Note that a “significant modification” of a debt instrument will result in a new debt instrument which can require new tests of the value of the underlying real estate. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property (i.e., the amount by which the loan exceeds the value of the real estate that is security for the loan).

In the event that we invest in a mortgage that is secured by both real property and personal property (that exceeds the 15% threshold described above), we would be required to apportion our annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined as of (i) the date we committed to acquire the loan, or (ii) as discussed further below, in the event of a “significant modification,” the date we modified the loan, and the denominator of which is the highest “principal amount” of the loan during the year.

Under the Internal Revenue Code, if the terms of a loan are modified in a manner constituting a “significant modification,” then such modification triggers a deemed exchange of the original loan for the modified loan. Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (i) occasioned by a borrow default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. No assurance can be provided that all of our loan modifications, if any are made, will qualify for the safe harbor in Revenue Procedure 2014-51. To the extent we significantly modify a mortgage loan in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. If the fair market value of the real property securing a loan has decreased, then a portion of the interest income from the loan would not be qualifying income for the 75% gross income test and a portion of the value of the loan would not be a qualifying asset for purposes of the 75% asset test.

Interest, including original issue discount or market discount that we accrue on our real estate-related debt investments generally, will be qualifying income for purposes of both gross income tests. However, many of our investments will not be secured by mortgages on real property or interests in real property. Our interest income from those investments will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. In addition, if the fair market value of the real estate securing any of our investments is less than the principal amount of the underlying loan as of a certain testing date, a portion of the income from that investment will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

To the extent that a loan provides for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, and generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, if the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants and the rental income derived by the borrower or lessee, as the case may be, would have qualified as rents from real property had we earned the income directly.

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We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. Revenue Procedure 2003-65 provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, a mezzanine loan that meets each of the requirements contained in the Revenue Procedure will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and the interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. However, the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

We and our subsidiaries may also invest in REMICs and other types of commercial mortgage-backed securities.

We may also hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans originated by other lenders. B-Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originator of the loans is a party, along with one or more participants. The borrower on the underlying loans is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loans and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loans. The originator often retains a senior position in the underlying loans and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below, and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See the “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc.—Taxation of REITs in General,” “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc.—Requirements for Qualification—General,” “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc.—Asset Tests” and “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc.—Failure to Qualify” sections of this prospectus.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for federal income tax purposes. We may also acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, then the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value. See the discussion of Revenue Procedure 2014-51 above.

In general, we will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument. Although generally we are not required to accrue any market discount annually as taxable income (absent an election to do so), interest payments with respect to any debt incurred to purchase the investment may not be deductible and a portion of any gain realized on the disposition of the debt instrument may be treated as ordinary income rather than capital gain.

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If we eventually collect less on a debt instrument than the amount we paid for it plus the market discount we had previously reported as income, then there would potentially be an ordinary bad debt deduction (rather than capital loss) but this is not free from doubt, however, and may depend on the characteristics of the underlying obligation, and the amount of cash we collect on maturity, etc. Our ability to benefit from that bad debt deduction (or capital loss) would depend on our having taxable income (or capital gain) in that later taxable year. REITs may not carry back net operating losses, so this possible “income early, loss later” phenomenon could adversely affect us and our stockholders if it were persistent and in significant amounts.

Finally, if any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or if a borrower with respect to a particular debt instrument acquired by us encounters financial difficulty that renders it unable to pay stated interest as due, then we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may recognize substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this taxable income for which cash has not been received is recognized. See the “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc.—Annual Distribution Requirements” section of this prospectus.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, then the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only, and that are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1.0% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation, and will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

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We may receive various fees in connection with our operations relating to the origination or purchase of whole loans secured by first mortgages and other loans secured by real property. The fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by any TRS will not be included for purposes of the gross income tests. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (i) in the normal course of our business primarily to manage risk of interest rate, inflation or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests and (iii) to manage certain risk with respect to the extinguishment of certain indebtedness or the disposition of certain property relating to prior hedging transactions described in (i) and/or (ii) above, each of which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered to, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We will not structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, then we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect, and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, then we will not qualify as a REIT. See the “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc.—Taxation of REITs in General” section of this prospectus.

Asset Tests

At the close of each calendar quarter we must satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, United States government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, some kinds of mortgage-backed securities and mortgage loans and (subject to certain limitations) debt instruments issued by publicly-offered REITs. Further, certain ancillary personal property leased with real property will be treated as real property for purposes of the 75% asset test if the rent attributable to such personal property does not exceed 15% of the total rent for the taxable year attributable to both the real and personal property leased under a lease. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

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Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.

Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% (20% for taxable years after 2017) of the value of our total assets.

Notwithstanding the general rule that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

We believe that most of the real estate-related securities that we expect to hold will be qualifying assets for purposes of the 75% asset test. However, our investment in other asset-backed securities, bank loans and other instruments that are not secured by mortgages on real property or on interests in real property will not be qualifying assets for purposes of the 75% asset test.

If a loan is secured by real property and personal property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of (i) the date we agreed to acquire or originate the loan, or (ii) in the event of a significant modification, the date we modified the loan, then a portion of the loan will be a non-qualifying asset for purposes of the 75% asset test. However, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, then such personal property is treated as real property for purposes of the 75% asset test computation.

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1.0% of the REIT’s total assets and $10,000,000, and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1.0% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

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Any interests that we hold in a REMIC will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” then we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of United States federal income tax withholding at the maximum rate (30%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors that are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc.—Taxable Mortgage Pools and Excess Inclusion Income” section of this prospectus.

To the extent that we hold mortgage participations or commercial mortgage-backed securities that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See the “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc.—Income Tests” section of this prospectus. We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We will make such investments in such a manner as not to fail the asset tests described above.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (i) satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (ii) were not satisfied, then we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

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Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders in an amount at least equal to:

(i)	the sum of

(a)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends paid deduction, and

(b)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(ii)	the sum of specified items of non-cash income.

In addition, if we were to recognize “built-in-gain” (as defined below) on disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (i) the fair market value of an asset (measured at the time of acquisition) over (ii) the basis of the asset (measured at the time of acquisition).

Prior to commencement of this offering, in order for our distributions to be counted as satisfying the annual distribution requirement for REITs and to provide us with the REIT-level tax deduction, such distributions must not have been “preferential dividends.” A dividend is not a preferential dividend if that distribution is (i) pro rata among all outstanding shares within a particular class and (ii) in accordance with the preferences among different classes of shares as set forth in our organizational documents. However, after this offering, the preferential dividend should not apply to us as long as we qualify as (and remain qualified as) a “publicly offered REIT.”

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if either (i) declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration; or (ii) declared in October November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and actually paid before the end of January of the following year. The distributions under clause (i) are taxable to the holders of our common stock in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement. For periods beginning with our initial taxable year ended December 31, 2016 through the effective date of this offering, in order for distributions in such periods to be counted for this purpose, and to provide a tax deduction for us, the distributions for such periods must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (i) pro rata among all outstanding shares of stock within a particular class and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents. Note that once we are a publicly offered REIT (as of the effective date of this offering), the preferential dividend rules described above no longer prospectively apply to our distributions, provided we remain a publicly-offered REIT.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (i) the amounts of capital gain distributions that we designated and that they include in their taxable income minus (ii) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

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If we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (i) our actual receipt of cash, including receipt of distributions from our subsidiaries, and (ii) our inclusion of items in income for federal income tax purposes. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;

•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•	loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. See the “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc.—Income Tests” and “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc.—Asset Tests” sections of this prospectus.

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates, nor does the tax apply to sales which qualify for a safe harbor as described in Section 857(b)(6) of the Internal Revenue Code.

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Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we will make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (i) in the normal course of our business primarily to manage risk of interest rate, inflation or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests, and (iii) to hedge certain positions as described in Section 856(c)(5)(G)(iii) of the Internal Revenue Code, each of which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We will structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

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•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the United States Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP, which might be noncash accrued income, could be treated as excess inclusion income. Section 860E(c) of the Internal Revenue Code defines the term “excess inclusion” with respect to a residual interest in a REMIC. The IRS has yet to issue guidance on the computation of excess inclusion income on equity interests in a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for treasury securities and are published monthly by the IRS for use in various tax calculations. If we undertake securitization transactions that are TMPs, then the amount of excess inclusion income we recognize in any taxable year could represent a significant portion of our total taxable for that year. Under recently issued IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to distributions paid. We are required to notify our stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of our excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and

•	results in the application of United States federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See the “Federal Income Tax Considerations—Taxation of Stockholders” section of this prospectus. To the extent that excess inclusion income is allocated from a TMP to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In this case, we are authorized to reduce and intend to reduce distributions to such stockholders by the amount of such tax paid by the REIT that is attributable to such stockholder’s ownership. See the “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc.—Annual Distribution Requirements” section of this prospectus. The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, remains unclear under current law. As required by IRS guidance, we will make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

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If a non-wholly owned subsidiary partnership of ours were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes and potentially could be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations and could adversely affect our compliance with those requirements. We will monitor the structure of any TMPs (including whether a TRS election might be made in respect of any such TMP) in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Taxation of Domestic Stockholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates for qualified distributions received by certain domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	distributions received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See the “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc.—Annual Distribution Requirements” section of this prospectus. Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See the “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc.—Annual Distribution Requirements” section of this prospectus. Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

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If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, then that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See the “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc.—Taxable Mortgage Pools and Excess Inclusion Income” section of this prospectus. As required by IRS guidance, we will notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Dispositions of Our Stock. In general, capital gains recognized by certain individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, then it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. Distributions we make that do not constitute a return of capital will be treated as investment income for purposes of computing the investment interest limitation.

Medicare contribution tax. United States stockholders who are individuals, estates or certain trusts are generally required to pay a 3.8% Medicare tax on their net investment income (including dividends and gains from the disposition of our stock), or in the case of estates and trusts on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds.

Taxation of Foreign Stockholders

The following is a summary of certain United States federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-United States holders. A "non-United States holder" is any person other than:

•	a citizen or resident of the United States;

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•	a corporation (or entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for United States federal income tax purposes regardless of its source; or

•	a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for United States federal income tax purposes, holds our common stock, then the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the United States federal income tax consequences of the acquisition, ownership and disposition of our common stock.

Ordinary Dividends. The portion of distributions received by non-United States holders (i) that is payable out of our earnings and profits, (ii) that is not attributable to our capital gains and (iii) that is not effectively connected with a United States trade or business of the non-United States holder, will be subject to United States withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a distribution that is paid to a non-United States holder and attributable to that holder’s share of our excess inclusion income. See the “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc.—Taxable Mortgage Pools and Excess Inclusion Income” section of this prospectus. As required by IRS guidance, we will notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

In general, non-United States holders will not be considered to be engaged in a United States trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-United States holder’s investment in our stock is, or is treated as, effectively connected with the non-United States holder’s conduct of a United States trade or business, the non-United States holder generally will be subject to United States federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a United States income tax return filed by or on behalf of the non-United States holder. The income may also be subject to the 30% branch profits tax in the case of a non-United States holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a United States real property interest (a “USRPI”), distributions that we make that are not out of our earnings and profits will not be subject to United States income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-United States holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) (unless an applicable exemption applies as discussed below), at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

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Capital Gain Distributions. Under FIRPTA (unless an exemption applies), a distribution that we make to a non-United States holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a United States trade or business of the non-United States holder and will be subject to United States income tax at the rates applicable to United States individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under “—Taxation of Foreign Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a United States trade or business. In addition, we will generally be required to withhold tax equal to 35% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-United States holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-United States holder that are attributable to dispositions of our assets other than USRPIs are not subject to United States federal income or withholding tax, unless (i) the gain is effectively connected with the non-United States holder’s United States trade or business, in which case the non-United States holder would be subject to the same treatment as United States holders with respect to such gain, or (ii) the non-United States holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-United States holder will incur a 30% tax on his or her capital gains.

A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a United States trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Foreign Stockholders—Ordinary Dividends”), if (i) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (ii) the recipient non-United States holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. At the time you purchase shares in this offering, our shares will not be publicly traded and we can give you no assurance that our shares will ever be publicly traded on an established securities market. Therefore, these rules will not apply to our capital gain distributions.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-United States holder generally will not be subject to United States taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-United States holders at all times during a specified testing period. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. If our stock constitutes a USRPI and we do not constitute a domestically controlled qualified investment entity, but our stock becomes “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-United States holder’s sale of our stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-United States holder held 10% or less of the outstanding stock at all times during a specified testing period. However, as mentioned above, we can give you no assurance that our shares will ever be publicly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA (unless an exemption applies), the non-United States holder would be required to file a United States federal income tax return and would be subject to the same treatment as a United States stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-United States holder in two cases: (i) if the non-United States holder’s investment in our stock is effectively connected with a United States trade or business conducted by such non-United States holder, the non-United States holder will be subject to the same treatment as a United States stockholder with respect to such gain, or (ii) if the non-United States holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-United States holder may be treated as having gain from the sale or exchange of a USRPI if the non-United States holder (i) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (ii) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

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FIRPTA Exemption - Qualified Shareholders. Subject to the exception discussed below, any distribution on or after December 18, 2015 to a “qualified shareholder” who holds stock of a REIT directly or indirectly (through one or more partnerships) will not be subject to United States tax as income effectively connected with a United States trade or business and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, certain investors of a “qualified shareholder” (i.e., non- United States persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of the stock of the REIT in which the “qualified shareholder” holds stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”) may be subject to FIRPTA withholding.

A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the New York Stock Exchange or NASDAQ markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding with respect to ordinary dividends under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded (as defined in Section 7704(b) of the Internal Revenue Code, is treated as a partnership under the Internal Revenue Code, is a withholding foreign partnership for purposes of United States withholding taxes, and would be treated as a United States real property holding company if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894 of the Internal Revenue Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

FIRPTA Exemption - Qualified Foreign Pension Funds. Any distribution on or after December 18, 2015 to a “qualified foreign pension fund” or an entity all of the interests of which are held by a “qualified foreign pension fund” who holds REIT stock directly or indirectly (through one or more partnerships) will generally not be subject to United States tax as income effectively connected with a United States trade or business and thus will not be subject to the withholding rules under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates and (v) with respect to which, under the laws of the country in which it is established or operates, (A) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (B) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for United States federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to United States federal estate tax.

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Information Reporting Requirements and Backup Withholding for Non-United States Stockholders. Payments of dividends or of proceeds from the disposition of stock made to a non-United States holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have, or our paying agent has actual knowledge or reason to know, that a non-United States holder is a United States person. Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

Foreign Accounts. The Hiring Incentives to Restore Employment Act (the “HIRE Act”), which was enacted in 2010, imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-United States entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied. The portion of the HIRE Act that provides for this withholding tax and related provisions is known as the “Foreign Account Tax Compliance Act” or “FATCA.”

As a general matter, FATCA (i) currently imposes a 30% withholding tax on dividends on our shares if paid to a foreign entity, and (ii) beginning January 2019 is expected to impose a 30% withholding tax on gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless (in each case) either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its United States investors, or (iii) the foreign entity otherwise is excepted under FATCA.

If withholding is required under FATCA on a payment related to our stock, then investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). We will not pay any additional amounts in respect of amounts withheld under FATCA. Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (i) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (ii) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

If, however, we are (or a part of us, or a disregarded subsidiary of ours, is) deemed to be a TMP, or if we hold residual interests in a REMIC, then a portion of the distributions paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. We anticipate that our investments may generate excess inclusion income.

If excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, such as governmental investors, then we will be subject to corporate level tax on such income, and, in that case, we are authorized to reduce and intend to reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See the “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc.—Taxable Mortgage Pools and Excess Inclusion Income” section of this prospectus. As required by IRS guidance, we will notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

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Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules that generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (i) one pension trust owns more than 25% of the value of our stock, or (ii) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Backup Withholding and Information Reporting

We will report to our domestic stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholder who fails to certify its non-foreign status.

We must report annually to the IRS and to each non-United States stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-United States stockholder resides under the provisions of an applicable income tax treaty. A non-United States stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-United States stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain United States related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-United States stockholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s United States federal income tax liability provided the required information is furnished to the IRS.

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Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the United States Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock. Specifically, according to publicly released statements, it is a top legislative priority of the current administration to enact significant reform to federal tax laws. There is a substantial lack of clarity around the likelihood, timing and details of any such tax reform and its potential impact on us.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their United States federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

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ERISA Considerations

The following is a summary of some considerations associated with an investment in our shares by a qualified employee benefit plan or an IRA. This summary is based on provisions of ERISA and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes in the future that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan or IRA (each, a “Benefit Plan”), consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce an unacceptable amount of UBTI to the Benefit Plan (see “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both fiduciaries and “persons providing services” to the Benefit Plan, employer or employee organization sponsors of the Benefit Plan and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations currently in effect, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Benefit Plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.

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If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, a fiduciary who permitted the prohibited transaction to occur or who otherwise breached its fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. Neither ERISA nor the Internal Revenue Code defines the term “plan assets”; however, regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our advisor and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions described below.

Exception for “Publicly-Offered Securities.” If a Benefit Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

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•	either (i) part of a class of securities registered under the Exchange Act, or (ii) sold as part of a public offering registered under the Securities Act, and be part of a class of securities registered under the Exchange Act within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable,” as described below.

Our shares will be sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and are part of a class that will be registered under the Exchange Act within the specified period. In addition, we expect to have in excess of 100 independent stockholders of each class of our common stock; however, having 100 independent stockholders of each class of our common stock is not a condition to our selling shares in this offering.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

•	any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•	any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

We expect each class of our common stock to be held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and the offering takes place as described in this prospectus, shares of our common stock should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by benefit plan investors, including Benefit Plans, is not significant. The Plan Assets Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term “benefit plan investors” is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject Section 4975 of the Internal Revenue Code, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by “benefit plan investors” that may be in excess of 25%, which would be deemed to be significant, as defined above.

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Exception for Operating Companies. The Plan Assets Regulation provides an exception with respect to securities issued by an operating company, which includes a “real estate operating company” or a “venture capital operating company.” Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in management or development activities. To constitute a venture capital operating company, 50% or more of our assets must be invested in “venture capital investments” during the relevant valuation periods. A venture capital investment is an investment in an operating company, including a “real estate operating company,” as to which the investing entity has or obtains direct management rights. If an entity satisfies these requirements on the date it first makes a long-term investment (the “initial investment date”), it will be considered a real estate operating company or a venture capital operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. Although our initial real estate investments should enable us to qualify as a real estate operating company for the period prior to this offering, we cannot assure you that we will be a real estate operating company or a venture capital operating company in the future. As discussed above, we intend to rely instead on the “publicly-offered securities” exception.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered securities” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, our advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary.

On April 8, 2016, the Department of Labor issued a final regulation relating to the definition of a fiduciary under ERISA and the Internal Revenue Code. The final regulation broadens the definition of fiduciary and is accompanied by new and revised prohibited transaction exemptions relating to investments by IRAs and Benefit Plans. The final regulation and the related exemptions will become applicable for investment transactions on and after April 10, 2017, but generally should not apply to purchases of our shares before that date. The final regulation and the accompanying exemptions are complex, and plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding this development.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. Failure to satisfy these requirements may result in penalties, damages or other sanctions.

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Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.

To assist broker-dealers who participate in this offering, we expect to provide an estimated value for our shares annually. Initially we will report the net investment amount of our shares, which will be based on the “amount available for investment/net investment amount” percentage shown in our estimated use of proceeds table. No later than the 150th day following the second anniversary of the date we commence this offering, we will provide an estimated NAV per share. In determining our NAV per share, we intend to follow the prescribed methodologies of the IPA Guidelines. As such, our NAV per share will be based upon the fair value of our assets less our liabilities under market conditions existing at the time of the valuation. We will obtain independent third-party appraisals for our real estate investments and certain real-estate related investments as appropriate. With respect to our cash, real estate loans receivable, other assets, mortgage debt and other liabilities, we will obtain valuations from our advisor as we expect these will equal GAAP fair value as reported in our publicly filed financial statements. These valuations will be reviewed by the independent third-party engaged to assist in the determination of our NAV per share. We will value our other assets in a manner we deem most suitable under the circumstances consistent with the IPA Guidelines. Once we announce a NAV per share, we generally expect to update the NAV per share every 12 months.

Our Conflicts Committee, composed of all our independent directors, will be responsible for oversight of the valuation process, including approving the engagement of one or more third-party valuation experts (as determined by the board of directors) to assist in determining our NAV per share and to provide appraisals of our real estate assets. The appraiser selected will be a member of the Appraisal Institute with an MAI (Member of the Appraisal Institute) designation. After the initial appraisals, appraisals will be done annually. All appraisals will be made available to participating broker-dealers conducting due diligence on our products who have signed confidentiality agreements.

Until we report a NAV, the initial reported value based on the offering prices as adjusted for selling commission, the dealer manager fee, and additional underwriting compensation and our organization and offering expenses is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

The current estimated value per share should not be viewed as an accurate reflection of net proceeds that would result from an immediate sale of our assets. We will disclose in our annual report distributed to stockholders this estimated value per share and the information used to calculate it consistent with regulatory guidance. The estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. You should be aware of the following:

•	the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take in to account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your shares; and

•	the estimated values, or the method used to establish values, may not comply with the ERISA or IRA requirements described above.

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New Fiduciary Rule

On April 8, 2016, the Department of Labor issued a final regulation that modifies the definition of a “fiduciary” under ERISA. The final regulation provides that a routine solicitation directed to an IRA, a Benefit Plan participant or beneficiary, or to certain smaller Benefit Plans will be characterized as a “recommendation” that will result in fiduciary status for the person or entity making the solicitation. In the absence of an exemption, an investment made in response to such a solicitation would result in a prohibited transaction. To accommodate continued sales of investments to IRAs, plan participants and beneficiaries, and smaller Benefit Plans, the Department of Labor also issued new and modified prohibited transaction exemptions when it issued the final regulation. The final regulation, and the new and modified exemptions, became applicable on June 9, 2017 for transactions entered into on or after that date. The final regulation and exemptions do not apply to investments in our shares made prior to the date of applicability. The final regulation and the accompanying exemptions are complex, and Benefit Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding this development. The final regulation could have a negative effect on the marketing of investments in our shares to such plans or accounts due to uncertainty and/or restrictions under this regulation, in particular, uncertainty with regard to how broker-dealers who sell our shares will comply with restrictions under the new “best interest contract” prohibited transaction exemption.

The sale or transfer of any shares to a plan subject to ERISA or the requirements of section 4975 of the Internal Revenue Code (including an IRA), or to a person using assets of any Benefit Plan to effect its acquisition of any shares, is in no respect a representation by us, our advisor, our dealer manager and their affiliates that such an investment meets all relevant legal requirements with respect to investments by Benefit Plans generally or any particular Benefit Plan, or that such an investment is appropriate for Benefit Plans generally or any particular Benefit Plan. It is understood and agreed, and by acquiring shares or any interest therein each person acting on behalf of a Benefit Plan investor to make such acquisition acknowledges, that none of us, our advisor, our dealer manager and their and their or other persons that provide marketing services, nor any of their affiliates, has provided or is providing investment advice of any kind whatsoever (whether impartial or otherwise) or is giving any advice in a fiduciary or other capacity, in connection with the Benefit Plan investor’s acquisition of shares or any interest therein. The financial interests of us, our advisor, our dealer manager and their affiliates are described in this prospectus, and the undersigned should carefully review the prospectus in its entirety. As a general matter, we, our advisor, our dealer manager and their affiliates have a financial interest in the Benefit Plan investor purchasing and holding shares and this financial interest may conflict with the interests of the investor.

The foregoing requirements of ERISA and the Internal Revenue Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

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Description of Shares

The following is a summary description of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock, par value $0.01 per share, and 10,000,000 shares are designated as preferred stock, par value $0.01 per share. Of the total shares of common stock authorized, 700,000,000 shares are to be classified as Class T shares and 100,000,000 shares are to be classified as Class I shares. Through October 11, 2017, we had approximately 2.8 million shares of our undesignated, or Class A, common stock outstanding and held by approximately 220 holders of record, no shares of our Class T common stock outstanding, no shares of our Class I common stock outstanding and no shares of preferred stock outstanding. In addition, our board of directors may amend our charter to increase or decrease the amount of our authorized shares.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding shares of common stock can elect our entire board of directors. Unless applicable law requires otherwise, and except as our charter may provide with respect to any series of preferred stock that we may issue in the future, the holders of our common stock will possess exclusive voting power.

Holders of our Class A, Class T and Class I shares of common stock are entitled to receive such distributions on their respective class of shares as may be declared from time to time by our board of directors out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. The payment of the stockholder servicing fee with respect to Class T shares sold in the primary offering will result in the payment of lower distributions on Class T shares relative to the distributions paid on Class A and Class I shares because the amount of the stockholder servicing fee will reduce the amount available for distribution to Class T shareholders. See “Description of Shares—Distributions.” In addition, as a result of the allocation of the stockholder servicing fees to the Class T shares, each share class could have a different NAV per share if distributions are not adjusted to take account of such fee. If the NAV of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See “ERISA Considerations—Annual Valuation” and “Description of Shares—Distributions” for more information. If we liquidate (voluntarily or otherwise), dissolve or wind up our affairs, then, immediately before such liquidation, dissolution or winding up, our Class T shares will automatically convert to Class I shares at the applicable Conversion Rate and our assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class I shares ratably in proportion to the respective NAV for each class. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. In the event that we have not previously calculated a NAV for our Class A and Class I shares prior to a liquidation, we will calculate the NAV for our Class A and Class I shares, after the conversion of all Class T shares into Class I shares, in connection with such a liquidation specifically to facilitate the equitable distribution of assets or proceeds to the share classes.

Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor will holders of our shares of common stock have any preference, conversion, exchange, sinking fund, redemption or appraisal rights. Our common stock shall be non-assessable by us upon our receipt of the consideration for which our board of directors authorized its issuance.

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Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock into other classes or series of stock. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of repurchase for each class or series. Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that we will not issue shares in certificated form unless and until our shares are listed on a national securities exchange. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to stockholders upon request and without charge.

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Class A Shares

Through October 11, 2017, we had sold approximately 2.6 million shares of Class A common stock in a private offering. In connection with the sale of our Class A common stock, we paid our dealer manager selling commissions of up to 7.0% of the gross offering proceeds for Class A shares sold in the primary offering. In addition, our dealer manager received a dealer manager fee of up to 3.0% of the gross offering proceeds for Class A shares sold. We do not pay any selling commissions or dealer manager fees for Class A shares sold under our distribution reinvestment plan. No stockholder servicing fee is payable with respect to the sale of our Class A shares.

Class T Shares

Each share of our Class T common stock sold in our primary offering will be subject to a selling commission of up to 3.0% of the gross offering proceeds per share and a dealer manager fee of up to 3.0% of the gross offering proceeds per share. With respect to the dealer manager fee, our advisor will fund up to 2.0% of the gross offering proceeds, which will reduce the amount we pay for such fee, and we will fund the remaining 1.0% of the gross offering proceeds.

In addition, we will pay an ongoing stockholder servicing fee to our dealer manager in connection with the sale of shares of our Class T common stock in our primary offering. The stockholder servicing fee will accrue daily in an amount equal to 1/365th (1/366th during a leap year) of 1.0% of the most recent purchase price per share sold in our primary offering and will be paid quarterly in arrears. Our dealer manager will generally reallow all of the stockholder servicing fee to participating broker-dealers. We will not pay stockholder servicing fees (or any other underwriting compensation) on Class T shares sold pursuant to the distribution reinvestment plan.

We will cease paying the stockholder servicing fee with respect to Class T shares held in any particular account, and those Class T shares will convert into a number of Class I shares determined by multiplying each Class T share to be converted by the applicable “Conversion Rate” described herein, on the earlier of (i) a listing of the Class I shares on a national securities exchange; (ii) a merger or consolidation of the company with or into another entity, or the sale or other disposition of all or substantially all of our assets; (iii) after the termination of the primary offering in which the initial Class T shares in the account were sold, the end of the month in which total underwriting compensation paid in the primary offering is not less than 10.0% of the gross proceeds of the primary offering from the sale of Class T and Class I shares; and (iv) the end of the month in which the total stockholder servicing fees paid with respect to such Class T shares purchased in a primary offering is not less than 4.0% (or a lower limit described below) of the gross offering price of those Class T shares purchased in such primary offering (excluding shares purchased through our distribution reinvestment plan). If we redeem a portion, but not all of the Class T shares held in a stockholder’s account, the total stockholder servicing fee limit and amount of stockholder servicing fees previously paid will be prorated between the Class T shares that were redeemed and those Class T shares that were retained in the account. Likewise, if a portion of the Class T shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total stockholder servicing fee limit and amount of stockholder servicing fees previously paid will be prorated between the Class T shares that were transferred and the Class T shares that were retained in the account.

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With respect to item (iv) above, all of the Class T shares held in a stockholder’s account will automatically convert into Class I shares as of the last calendar day of the month in which the 4.0% limit on stockholder servicing fees (or a lower limit, provided that, in the case of a lower limit, the agreement between our dealer manager and the broker-dealer in effect at the time Class T shares were first issued to such account sets forth the lower limit and our dealer manager advises our transfer agent of the lower limit in writing) in a particular account is reached.

We will further cease paying the stockholder servicing fee on any Class T share that is redeemed or repurchased, as well as upon our dissolution, liquidation or the winding up of our affairs, or a merger or other extraordinary transaction in which we are a party and in which the Class T shares as a class are exchanged for cash or other securities.

If we liquidate (voluntarily or otherwise), dissolve or wind up our affairs, then, immediately before such liquidation, dissolution or winding up, our Class T shares will automatically convert to Class I shares at the applicable Conversion Rate and our net assets, or the proceeds therefrom, will be distributed to the holders of Class I shares, which will include all converted Class T shares, in accordance with their proportionate interests.

With respect to the conversion of Class T shares into Class I shares described above, each Class T share will convert into an equivalent amount of Class I shares based on the respective NAV per share for each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the NAV per share of each Class T share and Class I share to be effectively the same. Following the conversion of their Class T shares into Class I shares, those stockholders continuing to participate in our distribution reinvestment plan will receive Class I shares going forward at the then-current distribution reinvestment price per Class I share.

Class I Shares

Each share of our Class I common stock sold in our primary offering will be subject to a dealer manager fee of up to 1.5% of the gross offering proceeds per share, all of which will be funded by our advisor. No dealer manager fees will be paid with respect to Class I shares sold under our distribution reinvestment plan. No selling commissions or stockholder servicing fees will be paid with respect to the sale of our Class I shares.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could delay or prevent a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval.

Distributions

Our board of directors has declared cash distributions on the outstanding shares of our Class A common stock based on daily record dates for the periods from December 1, 2016 through November 30, 2017, which distributions we paid or expect to pay on a monthly basis. Distributions are calculated based on stockholders of record each day during these periods at a rate of $0.0016438356 per share per day. Additionally, during the course of our private offering, we currently expect our board of directors to issue stock dividends to Class A stockholders on a monthly basis based on daily record dates. We do not expect our board of directors to issue stock dividends to our Class A, Class T or Class I stockholders after the commencement of this initial public offering.

We expect to continue to authorize distributions based on daily record dates and expect to pay distributions on a monthly basis. We intend to use daily record dates for the determination of who is entitled to a distribution so that investors may generally begin earning distributions immediately upon our acceptance of their subscription. We expect to pay distributions monthly and continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board, in its sole discretion, may vary from time to time, and will be influenced in part by its intention to comply with REIT requirements of the Internal Revenue Code.

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We expect to have little, if any, funds from operations available for distribution until we make substantial investments. During our offering stage, when we may raise capital in this offering (and possibly future offerings) more quickly than we acquire income-producing assets and for some period after our offering stage, we may not be able to pay distributions solely from our cash flow from operations or funds from operations, in which case distributions may be paid from debt financing or offering proceeds. Further, because we may receive income at various times during our fiscal year and because we may need funds from operations during a particular period to fund expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of funds that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we also expect to look to third-party borrowings or offering proceeds to fund our distributions. We may also fund such distributions from advances from our sponsors or from any deferral or waiver of fees by our advisor.

Our board has the authority under our organizational documents, to the extent permitted by Maryland law, to pay distributions from any source without limit, including proceeds from this offering or the proceeds from the issuance of securities in the future. If we pay distributions from offering proceeds, or from any sources other than our funds from operations, we will have fewer funds available for investment in properties, the overall return to our stockholders may be reduced and subsequent investors may experience dilution. Distributions in-kind will not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions that meet all of the following conditions: (i) our board of directors advises each stockholder of the risks associated with direct ownership of property, (ii) our board of directors offers each stockholder the option of receiving such in-kind distribution and (iii) in-kind distributions are only made to those stockholders who accept such an offer.

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To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90.0% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to United States federal income tax on the income that we distribute to our stockholders each year. See the “Federal Income Tax Considerations—Taxation of Phillips Edison Grocery Center REIT III, Inc.—Annual Distribution Requirements” section of this prospectus. We expect that our board of directors will authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders. While we expect that our board of directors will declare the same daily distribution amount with respect to Class I shares as compared to Class A and Class T shares, the lower purchase price of Class I shares will result in a higher annualized distribution percentage rate (when compared to the purchase price) for such shares as compared to Class A and Class T shares. Additionally, the payment of the stockholder servicing fee with respect to Class T shares sold in this offering will result in the payment of lower distributions on all Class T shares (including those sold under our distribution reinvestment plan) relative to the distributions paid on Class A and Class I shares because the amount of the stockholder servicing fee will reduce the amount available for distribution to Class T shareholders.

If the stockholder servicing fee paid with respect to Class T shares exceeds the amount distributed to holders of Class I shares in a particular period, the NAV per Class T share would be permanently reduced by an amount equal to the Excess Class T Fee for the applicable period divided by the number of Class T shares outstanding at the end of the applicable period, reducing both the NAV of the Class T shares used for conversion purposes and the applicable Conversion Rate described herein.

Restriction on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. We cannot assure you, however, that this prohibition will be effective.

To help ensure that we meet these tests, our charter prohibits a person from acquiring, directly or indirectly, beneficial or constructive ownership of more than 9.8% in number of shares or value of our aggregate outstanding shares unless exempted by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as a single person.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being owned by fewer than 100 persons will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

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Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust, and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust, and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the prohibited trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our common stock meet standards regarding net worth or income and minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution — Minimum Purchase Requirements.” Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is DST Systems, Inc.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our Chief Executive Officer or our President, or upon the written request of stockholders holding at least 10% of the shares entitled to be cast on any issue proposed to be considered at the special meeting. Upon receipt of a written request of common stockholders holding at least 10% of the shares entitled to be cast stating the purpose of the special meeting, our Secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

As required by the NASAA REIT Guidelines, our charter provides that the concurrence of the board is not required in order for the common stockholders to amend the charter, dissolve the corporation or remove directors. We have been advised, however, that Section 2-604 and Section 3-403 of the Maryland General Corporation Law do require board approval in order to amend our charter or dissolve, respectively. Without the approval of a majority of the shares of common stock entitled to vote on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the common stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment in property;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

The term of our advisory agreement with our advisor will end after one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. Our Conflicts Committee will review our advisory agreement with our advisor annually. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

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Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

In order for a stockholder to nominate a director or propose new business at the annual stockholders’ meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal not more than 150 days or less than 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual stockholders’ meeting, unless such nomination or proposal is made pursuant to the company’s notice of the meeting or by or at the direction of our board of directors. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Inspection of Books and Records

Under Maryland law, a stockholder is entitled to inspect and copy (at all reasonable times) the following corporate documents: bylaws, minutes of the proceedings of stockholders, annual statements of affairs, voting trust agreements and stock records for certain specified periods. In addition, within seven days after a request for such documents is presented to an officer or our resident agent, we will have the requested documents available on file at our principal office. As a part of our books and records, we will maintain at our principal office an alphabetical list of the names of our common stockholders, along with their addresses and telephone numbers and the number of shares of common stock held by each of them. We will update this stockholder list at least quarterly and it will be available for inspection at our principal office by a common stockholder or his or her designated agent upon request of the stockholder. We will also mail this list to any common stockholder within ten days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, then our advisor and/or board of directors, as the case may be, shall be liable to the common stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any common stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of (except solely by virtue of revocable proxy) would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

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Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, but does not include the acquisition of shares (i) under the laws of descent and distribution, (ii) under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this subtitle, or (iii) under a merger, consolidation, or share exchange effected under the control share acquisition statute if the corporation is a party to the merger, consolidation, or share exchange.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, then all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of share of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Business Combinations

Under the Maryland General Corporation Law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include mergers, consolidations, share exchanges, or, in circumstances specified in the statute, asset transfers or issuances or reclassifications of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. In approving a transaction, however, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

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•	80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. Our board of directors may, by resolution, however, opt in to the business combination statute in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Although our board has no current intention to opt in to any of the above provisions permitted under Maryland law, our charter does not prohibit our board from doing so. Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our securities. Note that through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directors. Our bylaws may be amended by our board of directors.

Tender Offer by Stockholders

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for one of our stockholders to conduct a tender offer to another stockholder, our charter requires that the stockholder generally comply with Regulation 14D of the Exchange Act, and provide us with notice of such tender offer at least ten business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any stockholder initiating a tender offer to provide:

•	specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

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•	the ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	that all stockholders of the subject class of shares be treated equally.

If an offeror does not comply with the provisions set forth above, such non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance. Additionally, all tendering stockholders will have the opportunity to rescind the tender of their shares to the non-complying offeror within 30 days of our provision of a position statement on such non-compliant tender offer to stockholders.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan pursuant to which you may elect to have your dividends and other distributions reinvested in additional shares of the class of common stock you hold. The following discussion summarizes the principal terms of this plan. Appendix C to this prospectus contains the full text of our distribution reinvestment plan as is currently in effect.

Eligibility

All of our common stockholders are eligible to participate in our distribution reinvestment plan; however, we may elect to deny your participation in the distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange, you must cease participation in our distribution reinvestment plan if you no longer meet the net income and net worth standards set forth in our charter or the then-current prospectus. Participants must agree to notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix B.

Election to Participate

You may elect to participate in the distribution reinvestment plan by completing the subscription agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through the distribution reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through your participating broker-dealer or the dealer manager.

Stock Purchases

Shares will be purchased under the distribution reinvestment plan on the distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under the distribution reinvestment plan.

The purchase prices for shares purchased under the distribution reinvestment plan will initially be $10.29 for Class A, Class T and Class I shares. Once we establish a NAV per share, shares issued pursuant to our distribution reinvestment plan will be priced at the NAV per share of each class of common stock. We expect to establish a NAV per share no later than the 150th day following the second anniversary of the date we commence this offering.

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Account Statements

You or your designee will receive a confirmation of your purchases under the distribution reinvestment plan no less than quarterly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions made in the prior year. We will also provide to all participants in the plan, without charge, all supplements to and updated versions of this prospectus, as required under applicable securities laws.

Fees and Commissions and Use of Proceeds

No selling commissions or dealer manager fees will be payable on shares sold under the distribution reinvestment plan. We will not pay stockholder servicing fees to the dealer manager with respect to Class T shares sold under our distribution reinvestment plan. We expect to use the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, the following:

•	the repurchase of shares under our share repurchase program;

•	capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties;

•	reserves required by any financings of our investments;

•	future funding obligations under any real estate loan receivable we acquire;

•	acquisition of assets, which would include payment of acquisition fees to our advisor (see “Management Compensation”); and

•	the repayment of debt.

We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes.

Voting

You may vote all shares, including fractional shares that you acquire through the distribution reinvestment plan.

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Tax Consequences of Participation

Stockholders subject to federal income taxation who elect to participate in our distribution reinvestment plan will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested pursuant to our distribution reinvestment plan. Specifically, distribution reinvestment plan participants will be treated as if they received the distribution and then applied such distribution to purchase shares in our distribution reinvestment plan. To the extent that a stockholder purchases shares through our distribution reinvestment plan at a discount to fair market value, the stockholder will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A participant will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend or as a “qualified dividend.” In such case, such designated portion of the distribution will be taxed as a capital gain. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your common stock, and any distribution in excess of such basis will be taxable as a gain realized from the sale of your common stock. See the “Federal Income Tax Considerations” section of this prospectus.

Termination of Participation

Once enrolled, you may continue to purchase shares under our distribution reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the distribution reinvestment plan. You may terminate your participation in the distribution reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. If you participate in our share repurchase program, you will not be terminated from participating in the distribution reinvestment plan unless you indicate your desire to terminate your participation on your share repurchase form. Any transfer of your shares will effect a termination of the participation of those shares in the distribution reinvestment plan. We will terminate your participation in the distribution reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment or Termination of Plan

We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days’ written notice to the participants, except we may not amend the distribution reinvestment plan to remove the right of a stockholder to terminate participation in the plan. With respect to material changes, we may provide notice by including such information (i) in a Current Report on Form 8-K or in our annual or quarterly reports filed with the SEC and (ii) in a separate mailing to the participants. With respect to immaterial changes, we may provide notice by including such information (i) in a Current Report on Form 8-K or in our annual or quarterly reports filed with the SEC, (ii) in a separate mailing to the participants, or (iii) on our web site.

Share Repurchase Program

Our board of directors has adopted a share repurchase program that may enable you to sell your shares to us after you have held them for at least one year, subject to the significant conditions and limitations of the program. Our board of directors reserves the right in its sole discretion at any time to reject any request for repurchase. The purchase price for shares repurchased under our share repurchase program will be as set forth below.

Unless the shares are being repurchased in connection with a stockholder’s death, “qualifying disability” (as defined below) or “determination of incompetence” (upon the conditions set forth below), the purchase price per share for shares repurchased under the share repurchase program will be as follows.

The price at which we will repurchase the shares is as follows:

•	For those shares held by the redeeming stockholder for at least one year, 90.0% of the lesser of the price paid to acquire the shares from us or the applicable NAV per share;

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•	For those shares held by the redeeming stockholder for at least two years, 95.0% of the lesser of the price paid to acquire the shares from us or the applicable NAV per share;

•	For those shares held by the redeeming stockholder for at least three years, 97.5% of the lesser of the price paid to acquire the shares from us or the applicable NAV per share; and

•	For those shares held by the redeeming stockholder for at least four years, 100% of the lesser of the price paid to acquire the shares from us or the applicable NAV per share.

For purposes of calculating the ownership period set forth above, if a stockholder holds Class I shares in an account as a result of conversion of Class T shares pursuant to the terms of our charter, then the ownership period of such Class I shares shall be based on the date the stockholder acquired the applicable Class T shares that converted into such Class I shares.

There are several limitations on our ability to repurchase shares under the program:

•	Unless the shares are being repurchased in connection with a stockholder’s death, “qualifying disability” or “determination of incompetence,” we may not repurchase shares unless the stockholder has held the shares for one year.

•	During any calendar year, we may repurchase no more than 5.0% of the weighted-average number of shares outstanding during the prior calendar year.

•	We have no obligation to repurchase shares if the repurchase would violate the law, such as (i) the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency, (ii) restrictions on repurchases when we are in possession of material favorable nonpublic information or (iii) restrictions on repurchases during an issuer self-tender offer.

•	The cash available for repurchases on any particular date will generally be limited to the proceeds from the distribution reinvestment plan during the period consisting of the preceding four fiscal quarters, less any cash already used for repurchases since the beginning of that period; however, subject to the limitations described above, we may use other sources of cash at the discretion of our board of directors. In addition, our board of directors reserves the right, in its sole discretion, at any time and from time to time, to reject any request for repurchase.

We will repurchase shares on the last business day of each month (and in all events on a date other than a dividend payment date). The program administrator must receive your written request for repurchase at least five business days before that date in order for us to repurchase your shares that month. Any stockholder can withdraw a repurchase request by providing written notice at least five business days before the date of repurchase. If we could not repurchase all shares presented for repurchase in any month, we would attempt to honor repurchase requests on a pro rata basis. We will deviate from pro rata purchases in two minor ways: (i) if a pro rata repurchase would result in you owning less than half of the minimum purchase amount described below under “Plan of Distribution—Minimum Purchase Requirements,” then we will repurchase all of your shares and (ii) if a pro rata repurchase would result in you owning more than half but less than all of the minimum purchase amount, then we will not repurchase any shares that would reduce your holdings below the minimum purchase amount. In the event that you were repurchasing all of your shares, there would be no holding period requirement for shares purchased pursuant to our distribution reinvestment plan.

If we did not completely satisfy a stockholder’s repurchase request at month-end because the program administrator did not receive the request in time or because of the restrictions on the number of shares we could repurchase under the program, we would treat the unsatisfied portion of the repurchase request as a request for repurchase at the next repurchase date funds are available for repurchase unless the stockholder withdrew his or her request before the next date for repurchases. Any stockholder could withdraw a repurchase request upon written notice to the program administrator if such notice were received by us at least five business days before the date for repurchases.

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In some respects we would treat repurchases sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence” differently from other repurchases:

•	there is no one-year holding requirement; and

•	the repurchase price is the price paid to acquire the shares until such time as we provide an estimated NAV per share, at which time the repurchase price will be the applicable NAV per share.

In order for a disability to entitle a stockholder to the special repurchase terms described above (a “qualifying disability”): (i) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be repurchased and (ii) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” would be limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency would be the United States Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special repurchase terms described above. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (i) the investor’s initial application for disability benefits and (ii) a Social Security Administration Notice of Award, a United States Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not qualify for the special repurchase terms, except in the limited circumstances when the investor would be awarded disability benefits by the other “applicable governmental agencies” described above.

In order for a determination of incompetence or incapacitation (a “determination of incompetence”) to entitle a stockholder to the special repurchase terms, a state or federal court located in the United States must declare, determine or find the stockholder to be (i) mentally incompetent to enter into a contract, to prepare a will or to make medical decisions or (ii) mentally incapacitated. In both cases such determination must be made by the court after the date the stockholder acquired the shares to be repurchased. A determination of incompetence or incapacitation by any other person or entity, or for any purpose other than those listed above, will not entitle a stockholder to the special repurchase terms. Repurchase requests following a “determination of incompetence” must be accompanied by the court order, determination or certificate declaring the stockholder incompetent or incapacitated.

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Our board of directors may amend, suspend or terminate immediately at any time upon 30 days’ notice. We may provide notice by including such information (i) in a current report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC, or (ii) in a separate mailing to the stockholders. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

Our share repurchase program is only intended to provide interim liquidity for our stockholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. The shares we purchase under the share repurchase program will be cancelled. Neither our advisor, nor any member of our board of directors nor any of their affiliates will receive any fee on the repurchase of shares by us pursuant to the share repurchase program. For a discussion of the tax treatment of repurchases, see the “Federal Income Tax Considerations—Taxation of Stockholders” section of this prospectus.

The foregoing provisions regarding the share repurchase program in no way limit our ability to repurchase shares from stockholders by any other legally available means.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•	a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(i)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(ii)	one of the following:

(a)	remaining as common stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

(b)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

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We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the election and removal of directors and the other voting rights of our common stockholders, annual and special meetings of common stockholders, the amendment of our charter and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of common stock that such investor has held in us;

•	in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled “Description of Shares—Inspection of Books and Records”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction would not be approved by our common stockholders.

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The Operating Partnership Agreement

General

The following is a summary of the material terms of the agreement of limited partnership of our Operating Partnership.

Description of Partnership Units

Partnership interests in the operating partnership, other than the special limited partner interest held by our advisor, are divided into “units.” The operating partnership has two classes of units: GP Units and OP Units.

GP Units

GP Units represent an interest as a general partner in the operating partnership and the general partner, a wholly owned subsidiary of which we are the sole member, will hold all such units. In our capacity as sole member of the general partner, we manage our Operating Partnership and are liable for certain unpaid debts and liabilities of our Operating Partnership.

Limited Partnership Units Generally

Limited partnership units represent an interest as a limited partner in our Operating Partnership. Our Operating Partnership may issue additional partnership units and classes of partnership units with rights different from, and superior to, those of limited partnership units of any class, without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

Limited partners of any class do not have the right to participate in the management of our Operating Partnership. Limited partners of any class who do not participate in the management of our Operating Partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of our Operating Partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each OP Unit has one vote. See the “The Operating Partnership—Management of the Operating Partnership” section of this prospectus for a more detailed discussion of this subject.

In general, each OP Unit and GP Unit will share equally in distributions from our Operating Partnership when such distributions are declared by the general partner, which decision will be made in our sole discretion as sole member of the general partner. Upon our Operating Partnership’s liquidation, OP Units and GP Units also will share equally on a unit-by-unit basis in the assets of our Operating Partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units and payment of the portion distributable to the special limited partner. In addition, a portion of the items of income, gain, loss and deduction of our Operating Partnership for United States federal income tax purposes will be allocated to each limited partnership common unit, regardless of whether any distributions are made by the operating partnership. The general partner may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partners.

Under certain circumstances, holders of limited partnership units of any class may be restricted from transferring their interests without the consent of the general partner. See the “The Operating Partnership—Transferability of Interests” section of this prospectus for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers.

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OP Units

For each OP Unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of OP Units will not be obligated to make additional capital contributions to the operating partnership. Further, such holders will not have the right to make additional capital contributions to our Operating Partnership or to purchase additional OP Units without the consent of the general partner. For further information on capital contributions, see the “The Operating Partnership Agreement—Capital Contributions” section of this prospectus.

After owning an OP Unit for one year, OP Unit holders generally may, subject to certain restrictions, exchange OP Units for the cash value of a corresponding number of shares of our common stock or, at the option of our Operating Partnership, a corresponding number of shares of our common stock. See the “The Operating Partnership Agreement— Limited Partner Exchange Rights” section of this prospectus for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon exercise of such rights. These exchange rights are accelerated in the case of some extraordinary transactions. See the “The Operating Partnership Agreement—Extraordinary Transactions” section of this prospectus for an explanation of the exchange rights under such circumstances.

Management of the Operating Partnership

Our Operating Partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. Our wholly owned subsidiary is the sole general partner of our Operating Partnership and we, through the general partner, conduct substantially all of our business through our Operating Partnership. Pursuant to the operating partnership agreement, the general partner has full, exclusive and complete responsibility and discretion in the management and control of our Operating Partnership, including the ability to enter into major transactions, such as acquisitions, dispositions and refinancings, and to cause changes in our Operating Partnership’s business and distribution policies. Further, the general partner may, without the consent of the limited partners:

•	file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or

•	cause our Operating Partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners, in their capacities as such, will have no authority to transact business for, or participate in the management or decisions of, our Operating Partnership, except as provided in the operating partnership agreement and as required by applicable law. Further, the limited partners have no right to remove the general partner.

The general partner also may amend the operating partnership agreement without the consent of the limited partners. The following amendments, however, will require the unanimous written consent of the affected limited partners or the consent of limited partners holding more than 50% of the voting power in our Operating Partnership:

•	any amendment that alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under the “Distributions” portion of this section;

•	any amendment that alters or changes the limited partner’s exchange rights;

•	any amendment that imposes on limited partners any obligation to make additional capital contributions; or

•	any amendment that alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions.

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Indemnification

To the extent permitted by law, the operating partnership agreement provides for indemnification of the general partner when acting in its capacity as general partner. It also provides for indemnification of directors, officers and other persons that the general partner may designate under the same conditions, and subject to the same restrictions, applicable to the indemnification of officers, directors, employees and stockholders under our charter.

Under the operating partnership agreement, the general partner may not withdraw from the partnership or transfer or assign all of its general partnership interest without the consent of holders of two-thirds of the limited partnership units, except in connection with the sale of all or substantially all of our assets. Under certain circumstances and with the prior written consent of the general partner and satisfaction of other conditions set forth in the operating partnership agreement, holders of limited partnership units may withdraw from the partnership and transfer and/or encumber all or any part of their units.

In addition, limited partnership units will not be registered under the federal or state securities laws. As a result, the ability of a holder to transfer its units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally permits our Operating Partnership to engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another entity, or the sale of all or substantially all the assets of any entity, or any liquidation, reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each limited partner notice of a proposed business combination at least 15 days prior to the record date for the stockholder vote on the combination, if any.

Any limited partners who timely exchange their units prior to the record date for the stockholder vote on a business combination shall be entitled to vote their shares in any stockholder vote on the business combination. Limited partners who exchange their units after the record date may not vote their shares in any stockholder vote on the proposed business combination.

We cannot consummate a business combination (other than one in which we are the surviving entity) unless all limited partners receive, or have the right to election to receive, for each OP Unit they own, an amount of cash, securities or other property equal to the amount of cash, securities or other property or value paid in the combination to a holder of a share of common stock. If, in connection with a business combination, a tender or similar offer has been accepted by holders of more than 50% of the outstanding common stock, then each limited partner will have the option to exchange its OP Units for the amount of cash, securities or other property which the limited partner would have received had it exercised its exchange rights under the operating partnership agreement, and tendered the shares of common stock received upon exercise of the exchange rights immediately prior to the expiration of the offer.

We may, however, merge into or consolidate with another entity without adhering to these limitations if, immediately after the merger or consolidation, substantially all the assets of the surviving entity, other than the partnership units held by us, are contributed to our Operating Partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets contributed as determined by the surviving entity’s general partner in good faith and the surviving entity’s general partner expressly agrees to assume all of our obligations as general partner under the operating partnership agreement.

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Issuance of Additional Units

The operating partnership agreement permits the general partner to cause, without the consent of the limited partners, our Operating Partnership to issue additional units representing general and/or limited partnership interests. A new issuance may include preferred units, which may have rights that are different than, and/or superior to, those of GP Units and OP Units. Furthermore, the operating partnership agreement requires the issuance of additional units to us corresponding with any issuance of stock by us pursuant to the distribution reinvestment plan or as a result of our distributing stock in order to meet our annual distribution requirement to maintain our status as a REIT.

Capital Contributions

The operating partnership agreement provides that if our Operating Partnership needs additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings or capital contributions, then the general partner has the right to raise additional funds for our Operating Partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as the general partner deems appropriate. As an alternative to borrowing funds required by our Operating Partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we must contribute cash or other property received in exchange for the issuance of equity stock to our Operating Partnership in exchange for units. Upon the contribution of cash or other property received in exchange for the issuance of common shares, we will receive one OP Unit for each share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than shares of common stock, we will receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock that we issued. If we contribute additional capital to our Operating Partnership, then our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the other limited partners will be decreased on a proportionate basis if we contribute any additional capital.

Distributions

The operating partnership agreement sets forth the manner in which distributions from the partnership will be made to partners. Distributions from the partnership are made at the times and in the amounts determined by the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the other units.

The operating partnership agreement provides that cash available for distribution, excluding net proceeds from any sale or other disposition of properties of the operating partnership, or net sales proceeds, will be distributed to the partners holding GP Units and/or OP Units based on their percentage interests. Net sales proceeds will be distributed to partners as follows:

•	first, 100% to the general partner as holder of GP Units and to us as the holder of OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units entitled to such distributions in proportion to each such partner’s percentage interests, until our stockholders’ and such OP Unit holders’ “net investment” balance is zero;

•	second, 100% to the general partner as holder of GP Units and to us as the holder of OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units entitled to such distributions in proportion to each such partner’s percentage interests, until our stockholders and such OP Unit holders have received a cumulative, pre-tax, non-compounded return of 6% per year on their average “net investment” balance; and

•	thereafter, 15% to the special limited partner, and 85% to the general partner as the holder of GP Units and to us as holder of OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units entitled to such distributions in accordance with each such partner’s percentage interests.

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The return calculation described above applies to all distributions received and not just distributions of net sales proceeds. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our Operating Partnership to any limited partners, and to us, which we will then distribute to our stockholders. As it relates to our stockholders, “net investment” means the excess of gross proceeds raised in all offerings over all prior distributions of net sales proceeds and any amounts paid by us to repurchase shares of our stock pursuant to our share repurchase program or otherwise. As it relates to the limited partners, “net investment” means the excess of capital contributions made by limited partners over all prior distributions to the limited partners of net sales proceeds (other than distributions on limited partner interests held directly or indirectly by the general partner) and any proceeds or property used to redeem limited partner interests (except those held directly or indirectly by the general partner).

The special limited partner also will be entitled to defer distributions under some circumstances and to receive subordinated distributions from our Operating Partnership upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement. For a more detailed discussion of such distributions, see the section entitled “Management Compensation” in this prospectus. The operating partnership agreement also provides that the general partner has the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units. The operating partnership agreement further provides that the general partner will use its best efforts to ensure sufficient distributions are made to meet our annual REIT distribution requirements and to avoid United States federal income and excise taxes on our earnings.

Liquidation

Upon the liquidation of our Operating Partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their positive capital accounts.

Allocations

The operating partnership agreement provides that net income, net loss and any other individual items of income, gain, loss or deduction of the operating partnership (other than net gain or net loss from the sale of property of the operating partnership) will be allocated among the partners in accordance with their percentage interests. Net gain, net loss and items of income, gain, loss or deduction of the operating partnership from the sale of property of our Operating Partnership shall be allocated among the partners in such a manner that (after giving effect to the allocation pursuant to the first sentence of this paragraph) the capital accounts of each partner, immediately after making such allocation, is, as nearly as possible, proportionately equal to the distributions of net sales proceeds that would be made to such partner if the operating partnership were dissolved, its affairs wound up and its assets were sold for cash. Such calculation shall also assume that all operating partnership liabilities were satisfied and the net sales proceeds of the operating partnership were distributed to the partners immediately after making such allocation.

Notwithstanding the previous paragraph, the operating partnership agreement provides that the following special allocations shall be made prior to the allocations in the prior paragraph. Net gain and items of income and gain of our Operating Partnership from the sale of assets of our Operating Partnership, and unrealized gain from the revaluation of our Operating Partnership’s assets, shall be allocated to the special limited partner until the special limited partner has received aggregate allocations of income for all fiscal years equal to the aggregate amount of distributions the special limited partner is entitled to receive or has received for such fiscal year and all prior fiscal years. If the special limited partner is entitled to received distributions pursuant to a promissory note issued to it in connection with the listing of our common stock or the termination of the advisory agreement, then unrealized gain from the revaluation of our Operating Partnership’s assets shall be allocated to the special limited partner until it has received aggregate allocations equal to the amount of distributions the special limited partner is entitled to receive pursuant to such promissory note.

Operations

The operating partnership agreement requires that our Operating Partnership be operated in a manner that will:

•	satisfy the requirements for our classification as a REIT;

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•	avoid any United States federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and

•	ensure that our Operating Partnership will not be classified as a publicly traded partnership under the Internal Revenue Code.

Pursuant to the operating partnership agreement, our Operating Partnership will assume and pay when due, or reimburse us for, payment of all administrative and operating costs and expenses incurred by our Operating Partnership and the administrative costs and expenses that we incur on behalf, or for the benefit, of our Operating Partnership.

Limited Partner Exchange Rights

Pursuant to the operating partnership agreement, each holder of an OP Unit has the right, but not the obligation, to exchange all or a portion of their OP Units for cash or, at our Operating Partnership’s option, for shares of our common stock on such terms and subject to such conditions and restriction as will be contained in one or more exchange rights agreements among the general partner, our Operating Partnership and one or more limited partners, provided, that such OP Units shall have been outstanding for at least one year. The form of the exchange rights agreement shall be provided by the general partner.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units for the cash value of a corresponding number of shares of our common stock or, at the option of our Operating Partnership, a corresponding number of shares of our common stock, to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged.

Special Limited Partner

Our advisor is the special limited partner of our Operating Partnership. Except as described below, the special limited partner does not hold any general partnership interests or limited partnership interests and does not have any voting rights, approval rights, rights to distributions or any other rights under the operating partnership agreement. The special limited partner is entitled to receive subordinated distributions of net proceeds in connection with the sale of the assets of our Operating Partnership, upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement. Any such subordinated distribution to the special limited partner is related to our successful performance. Such distribution is generally calculated as 15% of the excess of (a) an amount equal to the value of our stock or assets determined as of the listing of our common stock, termination of the advisory agreement or other liquidity event, as applicable, plus the amount of all distributions made to investors prior to such time over (b) the amount the investors would receive as a return of their net capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. If the special limited partner is entitled to receive a subordinated distribution, other than pursuant to a promissory note issued to it in connection with the termination of the advisory agreement, then the special limited partner shall be entitled to contribute the right to receive such subordinated distribution to our Operating Partnership in exchange for OP Units in an amount equal to the value of such subordinated distribution right. If the special limited partner obtains OP Units in this manner, then the special limited partner shall have all the rights of any holder of OP Units, including the limited partner exchange right described herein. For a more detailed discussion of such distributions, see the section entitled “Management Compensation” in this prospectus.

Tax Matters

Pursuant to the operating partnership agreement, the general partner will be the tax matters partner of our Operating Partnership, and as such, the general partner will have authority to make tax decisions under the Internal Revenue Code on behalf of our Operating Partnership. Tax income and loss generally will be allocated in a manner that reflects the entitlement of the general partner, limited partners and special limited partner to receive distributions from our Operating Partnership. The general partner will file a United States federal income tax return annually on behalf of our Operating Partnership on IRS Form 1065 (or such other successor form) or on any other IRS form as may be required. To the extent that any special purpose entity is not wholly owned by our Operating Partnership or is a TRS, the general partner will arrange for the preparation and filing of the appropriate tax returns for such special purpose entity for United States federal income tax purposes.

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Term

Our Operating Partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated (i) upon our dissolution, bankruptcy, insolvency or termination, (ii) an election made by the general partner, with the consent of the limited partners holding at least a majority of the percentage interest of the limited partners (including limited partner interests held by the general partner), (iii) an event of withdrawal by the general partner (as defined in the Delaware Revised Uniform Limited Partnership Act), other than an event of bankruptcy, unless, within ninety days after such event of withdrawal, a majority in interest of the remaining limited partners consent to continuing the business of the operating partnership and to the appointment of a successor general partner, (iv) upon the sale or other disposition of all or substantially all the assets of our Operating Partnership unless the general partner elects to continue the business of our Operating Partnership to collect the indebtedness or other consideration to be received in exchange for the assets of our Operating Partnership, or (v) by operation of law.

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Plan of Distribution

General

We are publicly offering a maximum of $1,700,000,000 of shares of our common stock on a “best efforts” basis through Griffin Capital Securities, LLC, a registered broker-dealer affiliated with our sponsor. We are offering up to $1,500,000,000 of shares of common stock in our primary offering consisting of two classes of shares: Class T shares at a price of $10.94 per share and Class I shares at a price of $10.00 per share, with discounts available for certain categories of purchasers as described below. We are offering these shares on a “best efforts” basis, which means that our dealer manager and the participating broker-dealers must use only their best efforts to sell the stock and have no firm commitment or obligation to purchase any of the stock. We are also offering up to $200,000,000 of shares pursuant to our distribution reinvestment plan consisting of three classes of shares: Class A shares, Class T shares and Class I shares at a price of $10.29 per share.

We are offering to sell any combination of Class T and Class I shares in our primary offering and any combination of Class A, Class T and Class I shares in our distribution reinvestment plan. We reserve the right to reallocate shares between the primary offering and our distribution reinvestment plan offering. We expect to sell the $1,500,000,000 of shares offered in our primary offering over a two-year period. If we have not sold all of the primary offering shares within two years, we may continue this offering until _________, 2020. Under rules promulgated by the SEC, if we have filed a registration statement relating to a follow-on offering we could continue our primary offering until such follow-on offering registration statement has been declared effective. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our distribution reinvestment plan beyond these dates until we have sold $200,000,000 of shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

Compensation of Dealer Manager and Participating Broker-Dealers

Class T Shares

Our dealer manager will receive up to 3.0% of the gross offering proceeds for Class T shares sold in our primary offering. In addition, our dealer manager will receive an ongoing stockholder servicing fee in connection with the sale of Class T shares that will be payable quarterly and will accrue daily in an amount equal to 1/365th (1/366th during a leap year) of 1.0% of the most recent purchase price per share of Class T shares sold in our primary offering. Except for shares sold under our distribution reinvestment plan, for which there will be no dealer manager fee, and in other instances described below, our dealer manager will receive up to 3.0% of the gross offering proceeds from the sale of Class T shares in our primary offering as compensation for managing and coordinating the offering, working with participating broker-dealers and providing sales and marketing assistance. Our dealer manager will pay all wholesaling costs, including, but not limited to, the salaries and commissions of its wholesalers, out of the dealer manager fee. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the stock.

Class I Shares

We are offering Class I shares through the following distribution channels in the event that the investor: (i) purchases shares through fee-based programs, also known as wrap accounts, (ii) purchases shares through participating broker-dealers that have alternative fee arrangements with their clients, (iii) purchases shares through certain registered investment advisers, (iv) purchases shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, or (v) is an endowment, foundation, pension fund or other institutional investor. In addition, we may sell Class I shares to certain closed-end investment companies registered under the 1940 Act; closed-end funds, advised by investment advisers that are affiliated with a selected dealer; private equity funds or other unregistered wealth management funds.

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Except for shares sold under our distribution reinvestment plan, for which there will be no dealer manager fee, and in other instances described below, our dealer manager will receive up to 1.5% of the gross offering proceeds from the sale of Class I shares in our primary offering as compensation for managing and coordinating the offering, working with participating broker-dealers and providing sales and marketing assistance. For the above-described purchases of shares, we may waive in our discretion a portion of the dealer manager fee.

General

Our dealer manager will enter into participating dealer agreements with certain other broker-dealers that are members of FINRA, referred to as participating broker-dealers, to authorize them to sell our shares. Upon sale of our shares by such participating broker-dealers, our dealer manager will reallow all of the selling commissions paid in connection with sales made by these participating broker-dealers and will generally reallow all of the stockholder servicing fees paid in connection with sales of Class T shares made by these participating broker-dealers.

Our dealer manager may reallow to participating broker-dealers all or a portion of the dealer manager fee earned on the proceeds raised by the participating broker-dealers as marketing fees, reimbursement of the costs and expenses of attending training and education meetings sponsored by our dealer manager, payment of attendance fees required for employees of our dealer manager or other affiliates to attend retail seminars sponsored by participating broker-dealers, or to defray other distribution-related expenses. The marketing fees portion of the reallowance will be paid to any particular participating broker-dealer based upon the projected volume of sales and the amount of marketing assistance and level of marketing support we expect such participating broker-dealer to provide in this offering.

Our advisor expects to pay, through its agreement to pay organization and offering proceeds, an additional amount of gross offering proceeds as reimbursements to participating broker-dealers (either directly or through our dealer manager) for bona fide due diligence expenses incurred by our dealer manager and such participating broker-dealers in discharging their responsibility to ensure that all material facts pertaining to this offering are adequately and accurately disclosed in the prospectus. Such reimbursement of due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering and, in some cases, reimbursement of actual costs of third party professionals retained to provide due diligence services to our dealer manager and participating broker-dealers. Our advisor or our dealer manager shall have the right to require that any participating broker-dealer provide a detailed and itemized invoice for any such due diligence expenses. If the due diligence bill cannot be justified, any excess over actual due diligence expenses that is paid is considered by FINRA to be a non-accountable expense, will be considered underwriting compensation and will be included within the 10% compensation guideline under FINRA Rule 2310 and reflected on the participating broker-dealer’s books and records. Such amounts, when aggregated with all other non-accountable expenses, may not exceed 3.0% of gross offering proceeds.

Any reduction in commissions in instances where lesser or no commissions or dealer manager fees are paid by us in connection with the sale of our shares will reduce the effective purchase price per share of shares to the investor involved but will not alter the net investment proceeds payable to us as a result of such sale. Distributions will be the same with respect to all shares of a single class whether or not the purchaser received a discount. Investors for whom we pay reduced commissions or dealer manager fees will receive higher returns on their investments in our shares as compared to investors for whom we do not pay reduced commissions and dealer manager fees.

Underwriting Compensation and Organization and Offering Expenses

Summary

The following table shows the estimated maximum compensation payable to our dealer manager and participating broker-dealers, and estimated organization and offering expenses in connection with this offering, including amounts deemed to be underwriting compensation under applicable FINRA rules.

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Type of Compensation and Expenses	Maximum Amount(1)	Percentage of Maximum Offering (excluding Distribution Reinvestment Plan Shares)
Selling Commissions(2)
Class T Shares	$40,500,000	2.70%
Class I Shares	$—	—%
Stockholder Servicing Fee(3)
Class T Shares	$54,000,000	3.60%
Class I Shares	$—	—%
Dealer Manager Fee(4)(7)
Class T Shares	$40,500,000	2.70%
Class I Shares	$2,250,000	0.15%
Organization and Offering Expenses(5)(7)	$15,000,000	1.00%
Total(6)	$152,250,000	10.15%

(1)	Assumes the sale of the maximum offering in our primary offering of $1.5 billion in shares of common stock, excluding shares sold under our distribution reinvestment plan, allocated based upon the assumed sale of approximately $1.35 billion in Class T shares in our primary offering, and the assumed sale of approximately $150 million in Class I shares in our primary offering. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan, and to reallocate shares among classes of stock, if we elect to offer additional classes in the future.

(2)	For purposes of this table, we have assumed no volume discounts or waived commissions as discussed elsewhere in this “Plan of Distribution” section. We will not pay commissions for sales of shares pursuant to our distribution reinvestment plan.

(3)	See “Stockholder Servicing Fee” below for a description of the stockholder servicing fee.

(4)	For purposes of this table, we have assumed no waived dealer manager fees as discussed elsewhere in this “Plan of Distribution” section. We will not pay a dealer manager fee for sales of shares pursuant to our distribution reinvestment plan.

(5)	Organization and offering expenses consist of all expenses (other than selling commissions, dealer manager fees and stockholder servicing fees) to be paid by our advisor (up to 1% of gross offering proceeds from our primary offering) in connection with the offering, including (a) legal, tax, accounting and escrow fees, (b) expenses for printing, engraving, amending, supplementing and mailing, (c) distribution costs, (d) compensation to employees while engaged in registering, marketing and wholesaling our common stock or providing administrative services relating thereto, (e) telegraph and telephone costs, (f) all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), (g) charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, (h) fees, expenses and taxes related to the filing, registration and qualification of the sale of our common stock under federal and state laws, including accountants’ and attorneys’ fees and other accountable offering expenses, (i) amounts to reimburse our advisor for all marketing related costs and expenses such as compensation to and direct expenses of our advisor’s employees or employees of the advisor’s affiliates in connection with registering and marketing our common stock, (j) travel and entertainment expenses related to the offering and marketing of our common stock, (k) facilities and technology costs and other costs and expenses associated with the offering and ownership of our common stock and to facilitate the marketing of our common stock, including web site design and management, (l) costs and expenses of conducting training and educational conferences and seminars, (m) costs and expenses of attending broker-dealer sponsored retail seminars or conferences and (n) payment or reimbursement of bona fide due diligence expenses, including compensation to employees while engaged in the provision or support of bona fide due diligence services.

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(6)	Of the total estimated organization and offering expenses, it is estimated that approximately $137,250,000 of this amount (i.e., the $40,500,000 in selling commissions, $42,750,000 in dealer manager fees and $54,000,000 in stockholder servicing fees) would be considered underwriting compensation under applicable FINRA rules, and that approximately $15,000,000 of this amount would be treated as issuer or sponsor costs or bona fide due diligence expenses and, accordingly, would not be treated as underwriting compensation under applicable FINRA rules.

(7)	Our advisor will pay a 2.0% dealer manager fee with respect to the sale of Class T and Class I shares. The remainder of the dealer manager fee with respect to the sale of Class T and Class I shares will be paid by us. Our advisor will also fund all organization and offering expenses as such expenses are incurred and we will reimburse such payment to the extent they exceed 1.0% of gross offering proceeds from our primary offering

Selling Commissions

We will pay our dealer manager selling commissions of up to 3.0% of the gross proceeds from the sale of Class T shares in our primary offering. Our dealer manager will reallow the selling commissions to the participating broker-dealers. We will not pay selling commissions on Class T shares sold pursuant to our distribution reinvestment plan. Selling commissions on Class T shares may be reduced or waived in certain circumstances. See “ —Volume Discounts.”

Stockholder Servicing Fee

We will pay our dealer manager a stockholder servicing fee in connection with the sale of Class T shares in our primary offering as additional compensation to the dealer manager and participating broker-dealers for providing ongoing stockholder services, such as discussing our progress with the stockholder and reviewing our operating results. The stockholder servicing fee will accrue daily in an amount equal to 1/365th (1/366th during a leap year) of 1.0% of the most recent purchase price per share of Class T shares sold in our primary offering and will be paid quarterly.

The stockholder servicing fees will be paid on each Class T share that is purchased in the primary offering. We do not pay stockholder servicing fees with respect to shares sold under our distribution reinvestment plan, although the amount of the stockholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all Class T shares, including those sold under our distribution reinvestment plan.

We will cease paying the stockholder servicing fee with respect to Class T shares held in any particular account, and those Class T shares will convert into a number of Class I shares determined by multiplying each Class T share to be converted by the applicable “Conversion Rate” described herein, on the earlier of (i) a listing of the Class I shares on a national securities exchange; (ii) a merger or consolidation of the company with or into another entity, or the sale or other disposition of all or substantially all of our assets; (iii) after the termination of the primary offering in which the initial Class T shares in the account were sold, the end of the month in which total underwriting compensation paid in the primary offering is not less than 10.0% of the gross proceeds of the primary offering from the sale of Class T and Class I shares; and (iv) the end of the month in which the total stockholder servicing fees paid with respect to such Class T shares purchased in a primary offering is not less than 4.0% (or a lower limit described below) of the gross offering price of those Class T shares purchased in such primary offering (excluding shares purchased through our distribution reinvestment plan). If we redeem a portion, but not all of the Class T shares held in a stockholder’s account, the total stockholder servicing fee limit and amount of stockholder servicing fees previously paid will be prorated between the Class T shares that were redeemed and those Class T shares that were retained in the account. Likewise, if a portion of the Class T shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total stockholder servicing fee limit and amount of stockholder servicing fees previously paid will be prorated between the Class T shares that were transferred and the Class T shares that were retained in the account.

With respect to item (iv) above, all of the Class T shares held in a stockholder’s account will automatically convert into Class I shares as of the last calendar day of the month in which the 4.0% limit on stockholder servicing fees (or a lower limit, provided that, in the case of a lower limit, the agreement between our dealer manager and the broker-dealer in effect at the time Class T shares were first issued to such account sets forth the lower limit and our dealer manager advises our transfer agent of the lower limit in writing) in a particular account is reached.

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The “Conversion Rate” with respect to Class T shares will be equal to the quotient, the numerator of which is the NAV per Class T share (including any reduction for stockholder servicing fees as described herein) and the denominator of which is the NAV per Class I share.

We will further cease paying the stockholder servicing fee on any Class T share that is redeemed or repurchased, as well as upon our dissolution, liquidation or the winding up of our affairs, or a merger or other extraordinary transaction in which we are a party and, with respect to Class T shares, in which the Class T shares as a class are exchanged for cash or other securities.

If we liquidate (voluntarily or otherwise), dissolve or wind up our affairs, then, immediately before such liquidation, dissolution or winding up, our Class T shares will automatically convert to Class I shares at the applicable Conversion Rate and our net assets, or the proceeds therefrom, will be distributed to the holders of Class I shares, which will include all converted Class T shares, in accordance with their proportionate interests.

With respect to the conversion of Class T shares into Class I shares described above, each Class T share will convert into an equivalent amount of Class I shares based on the respective NAV per share for each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the NAV per share of each Class A share, Class T share and Class I share to be effectively the same. Following the conversion of their Class T shares into Class I shares, those stockholders continuing to participate in our distribution reinvestment plan will receive Class I shares going forward at the then-current distribution reinvestment price per Class I share, which may differ from the distribution reinvestment price that they were previously paying per Class T share.

If $1.5 billion in shares are sold in the primary offering and assuming this amount consists of $1.35 billion of Class T shares sold and $150.0 million of Class I shares sold, then, based solely on estimated selling commissions and dealer manager fees, a maximum amount of approximately $54.0 million in stockholder servicing fees may be paid before the 4.0% limit on stockholder servicing fees is reached. These estimates will change if the actual allocation of Class T and Class I shares differs from our estimate. The aggregate amount of underwriting compensation for the Class T shares and Class I shares, including the stockholder servicing fees for the Class T shares, will not exceed FINRA’s 10% cap on underwriting compensation.

Dealer Manager Fee

We will pay our dealer manager a dealer manager fee in exchange for its services in coordinating our marketing and distribution efforts on Class T and Class I shares sold in our primary offering. With respect to shares of our Class T common stock, the dealer manager fee generally will be up to 3.0% of gross offering proceeds from the sale of shares of our Class T common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers), of which 1.0% of the gross offering proceeds will be funded by us and up to 2.0% of the gross offering proceeds will be funded by our advisor. With respect to shares of our Class I common stock, the dealer manager fee generally will be up to an amount equal to 1.5% of gross offering proceeds from the sale of shares of our Class I common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers), all of which will be funded by our advisor. To the extent that the dealer manager fee is less than 3.0% for any Class T shares sold and less than 1.5% for any Class I shares sold, such shares will have a corresponding reduction in the applicable purchase price. No dealer manager fee is payable on shares of our common stock sold pursuant to the distribution reinvestment plan. See “— Compensation of Dealer Manager and Participating Broker-Dealers” and “ — Volume Discounts.”

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Other Compensation

Our dealer manager employs wholesalers who attend local, regional and national conferences of the participating broker-dealers and who contact participating broker-dealers and their registered representatives to make presentations concerning us and this offering and to encourage them to sell our shares. The wholesalers receive base salaries and bonuses as compensation for their efforts. Our dealer manager sponsors training and education meetings for broker-dealers and their representatives. Our dealer manager will pay the travel, lodging and meal costs of invitees. The other costs of the training and education meetings will be borne by programs sponsored by our advisor, including us. All of these dealer manager costs will be paid out of the dealer manager fee.

In accordance with FINRA rules, in no event will our total underwriting compensation, including, but not limited to, selling commissions, the dealer manager fee and expense reimbursements to our dealer manager and participating broker-dealers, exceed 10% of our gross offering proceeds, in the aggregate. We expect to pay an additional amount of gross offering proceeds for bona fide accountable due diligence expenses; however, to the extent these due diligence expenses cannot be justified, any excess over actual due diligence expenses will be considered underwriting compensation subject to the above 10% limitation and, when aggregated with all other non-accountable expenses may not exceed 3.0% of gross offering proceeds. We may also reimburse our advisor for all expenses incurred by our advisor and its affiliates in connection with this offering and our organization (to the extent such expenses exceed 1.0% of gross offering proceeds from our primary offering), but in no event will total organization and offering expenses exceed (i) 3.5% of the gross offering proceeds raised by us in the terminated or completed offering (excluding selling commissions, dealer manager fees, and stockholder servicing fees), or (ii) 15% of the gross offering proceeds raised by us in the terminated or completed offering (including selling commissions, dealer manager fees, and stockholder servicing fees). If the organization and offering expenses exceed such limits, within 60 days after the end of the month in which the offering terminates or is completed, our advisor must reimburse us for any excess amounts. FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.

We will indemnify the participating broker-dealers and our dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the participating dealer agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities.

Volume Discounts

We are offering, and participating broker-dealers and their registered representatives will be responsible for implementing, volume discounts with respect to investments of more than $1,000,000 by a “single purchaser,” as defined below, in Class T shares from the same participating broker-dealer, whether in a single purchase or as the result of multiple purchases. Purchases of different share classes may not be combined to obtain the volume discount. Any reduction in the amount of the selling commissions as a result of volume discounts received will be credited to the investor by reducing the purchase price per Class T share payable by the investor.

The volume discounts on Class T shares operate as follows:

Amount of Class T Shares Purchased	Commission Percentage	Price Per Class T Share to the Investor	Amount of Commission Paid Per Class T Share	Portion of Dealer Manager Fee	Net Investment Proceeds Per Class T Share
Up to $1,000,000	3.0%	$10.94	$0.3282	$0.1094	$10.50
$1,000,001 to $4,000,000	2.0%	$10.83	$0.2188	$0.1094	$10.50
$4,000,001 to $5,000,000	1.0%	$10.72	$0.1094	$0.1094	$10.50
$5,000,001 and over	0.0%	$10.50	$0.00	$0.00	$10.50	*

* For sales of $5,000,001 or more, our dealer manager agrees to waive the 1.0% of the dealer manager fee paid by us.

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The reduced selling price per share and selling commissions are applied to the incremental dollar amounts falling within the indicated range only for sales up to $5,000,000. All commission rates are calculated assuming a $10.94 price per share. Thus, for example, an investment of $1,500,000 in Class T shares would result in a total purchase of approximately 137,576 shares of our Class T common stock as follows:

•	Approximately 91,408 shares of our Class T common stock at $10.94 per share (total: $1,000,000) and a 3.0% commission; and
•	Approximately 46,168 shares of our Class T common stock at $10.83 per share (total: $500,000) and a 2.0% commission.

In the above example, you will receive approximately 137,576 shares instead of approximately 137,112 shares, the number of shares you would have received if you had paid $10.94 per share. The net investment proceeds we receive from the sale of shares are not affected by volume discounts.

To the extent a purchase of Class T shares causes the total investment of an investor to exceed $5,000,001, the reduced selling price per share and selling commissions and waiver of the dealer manager fee paid by us are applied to the entire amount of such single investment rather than the incremental dollar amount. All commission rates are calculated assuming a $10.94 price per share. Thus, for example, a single investment of $6,000,000 in Class T shares would result in a total purchase of approximately 571,429 shares of our Class T common stock as follows:

•	Approximately 571,429 shares of our Class T common stock at $10.50 per share (total $6,000,000) and no commission or dealer manager fee.

In the above example, you will receive approximately 571,429 shares instead of approximately 548,446 shares, the number of shares you would have received if you had paid $10.94 per share. The net investment proceeds we receive from the sale of shares are not affected by volume discounts.

However, with respect to any separate investments made prior to reaching the $5,000,001 threshold and which do not cause the total investment of an investor to exceed $5,000,001, the reduced selling price per share and selling commissions are applied to the incremental dollar amounts falling within the indicated ranges above. All commission rates are calculated assuming a $10.94 price per share. Thus, for example, an investment of $1,500,000 in Class T shares and a subsequent investment of $4,500,000 in Class T Shares would result in a total purchase of approximately 566,147 shares of our Class T common stock as follows:

•	Approximately 91,408 shares of our Class T common stock at $10.94 per share (total: $1,000,000) and a 3.0% commission;
•	Approximately 46,168 shares of our Class T common stock at $10.83 per share (total: $500,000) and a 2.0% commission; and
•	Approximately 428,571 shares of our Class T common stock at $10.50 per share (total $4,500,000) and no commission or dealer manager fee.

In the above example, you will receive approximately 566,147 shares instead of approximately 548,446 shares, the number of shares you would have received if you had paid $10.94 per share. The net investment proceeds we receive from the sale of shares are not affected by volume discounts.

If you qualify for a particular volume discount as the result of multiple purchases of our shares, you will receive the benefit of the applicable volume discount for the individual purchase that qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases. For this purpose, if you purchase shares issued and sold in this offering, you will receive the benefit of such share purchases in connection with qualifying for volume discounts in future offerings.

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Only individuals with the same social security number or tax identification number, or an individual's spouse who lives in the same household, will be deemed a “single purchaser” for purposes of qualifying for a volume discount. A “single purchaser” may combine purchases for the purpose of qualifying for a volume discount, and for determining commissions payable to participating broker-dealers.

Requests to combine subscriptions as part of a combined order for the purpose of qualifying for volume discounts must be made in writing by the participating broker-dealer and submitted simultaneously with your subscription for shares of our Class T common stock, and any resulting reduction in commissions will be prorated among the separate subscribers. You also must mark the “Additional Investment” space on the Subscription Agreement in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space. Any request to combine purchases of our shares will be subject to our verification that such purchases were made by a “single purchaser.” As with volume discounts provided to qualifying single purchasers, the net investment proceeds we receive from the sale of shares will not be affected by volume discounts provided as a result of a combined order.

Regardless of any reduction in any commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated based upon the purchase price per share, excluding any discounts. An investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Notwithstanding the foregoing, after you have acquired our common stock and if you are a participant in our distribution reinvestment plan, you may not receive a discount greater than 5% on any subsequent purchase of our shares. This restriction may limit the amount of the volume discounts available to you after your initial investment.

California and Minnesota residents should be aware that volume discounts will not be available in connection with the sale of shares made to such investors to the extent such discounts do not comply with the laws of California and Minnesota. Pursuant to this rule, volume discounts can be made available to California or Minnesota residents only in accordance with the following conditions:

•	there can be no variance in the net investment proceeds to us from the sale of the shares to different purchasers of the same offering;
•	all purchasers of the shares must be informed of the availability of volume discounts;
•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;
•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and
•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California and Minnesota residents will be available in accordance with the foregoing table of uniform discount levels based on dollar amount of shares purchased for single purchasers. However, no discounts will be allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

You should ask your financial advisor and broker-dealer about the ability to receive volume discounts through any of the circumstances described above.

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Subscription Procedures

General

To purchase shares in this offering, you must complete the subscription agreement, a sample of which is contained in this prospectus as Appendix B. You must pay for your shares by check payable to “Phillips Edison Grocery Center REIT III, Inc.” or as otherwise instructed by your participating broker-dealer. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive a final prospectus. Our dealer manager and/or the broker-dealers participating in the offering will submit a subscriber’s check in compliance with Rule 15c2-4 promulgated under the Exchange Act, generally by noon on the next business day following receipt of the subscriber’s subscription documents and check. The proceeds from your subscription will be held by us in a segregated account pending our acceptance of your subscription. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days thereafter. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your subscription. We generally accept investments from stockholders on a daily basis.

Subscription Agreement

The general form of subscription agreement that investors will use to subscribe for the purchase of shares in this offering is included as Appendix B to this prospectus. The subscription agreement requires all investors subscribing for shares to make the following certifications or representations:

•	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	you received a copy of this prospectus;

•	you meet the minimum income, net worth and higher suitability standards imposed by your state of primary residence, if applicable, as described in the “Suitability Standards” section of this prospectus;

•	you are purchasing the shares for your own account; and

•	you acknowledge that there is no public market for the shares and, thus, your investment in shares is not liquid.

The above certifications and representations are included in the subscription agreement in order to help satisfy the responsibility of participating broker-dealers and our dealer manager to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any shares to you unless you are able to make the above certifications and representations by executing the subscription agreement. By executing the subscription agreement, you will not, however, be waiving any rights you may have under the federal securities laws.

Determination of Suitability

Our sponsor and participating broker-dealers and others selling shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. In making this determination, our sponsor or those selling shares on our behalf have a responsibility to ascertain that the prospective stockholder:

•	meets the applicable minimum income and net worth standards set forth in the “Suitability Standards” section immediately following the cover page of this prospectus;

211

•	can reasonably benefit from an investment in our common stock based on the prospective stockholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and

•	has apparent understanding of:

o	the fundamental risks of an investment in our common stock;

o	the risk that the stockholder may lose your entire investment;

o	the lack of liquidity of our common stock;

o	the restrictions on transferability of our common stock;

o	the background and qualifications of our advisor and its affiliates; and

o	the tax consequences of an investment in our common stock.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. Our sponsor or those selling shares on our behalf must maintain, for a six-year period, records of the information used to determine that an investment in stock is suitable and appropriate for each stockholder.

Minimum Purchase Requirements

The minimum initial investment is at least $2,500 in shares, except for purchases by (i) our existing stockholders, including purchases made pursuant to the distribution reinvestment plan, and (ii) existing investors in other programs sponsored by our sponsor, which may be in lesser amounts. In addition, you may not transfer, fractionalize or subdivide your investment so as to retain an amount less than the applicable minimum initial investment. In order for retirement plans to satisfy the minimum initial investment requirements, unless otherwise prohibited by state law, a husband and wife may contribute funds from their separate IRAs, provided that each such contribution is at least $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

Until our shares are listed on a national securities exchange, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares of stock required for the minimum purchase described above, except in the following circumstances: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates, and transfers by operation of law.

Special Notice to Pennsylvania Investors

Because we have no minimum offering amount, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. We will not issue any shares to Pennsylvania investors unless we raise a minimum of $75,000,000 in gross offering proceeds (including sales made to residents of other jurisdictions) from the sale of shares of our common stock, whether in this offering or in separate private transactions. Pending satisfaction of this condition, all Pennsylvania subscription payments will be placed in an account held by the escrow agent, UMB Bank, N.A., in trust for Pennsylvania subscribers’ benefit, pending release to us. If we have not reached this $75,000,000 threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, then we will, within 10 days of the end of that 120-day period, notify all Pennsylvania subscribers in writing of their right to receive refunds without interest. If you request a refund within 10 days of receiving that notice, then we will arrange for the escrow agent to return promptly by check the funds deposited in the Pennsylvania escrow account (or to return your check if the escrow agent has not yet collected on it) to each subscriber. Amounts held in the Pennsylvania escrow account from Pennsylvania subscribers not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $75,000,000 or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive refunds. Funds held in the Pennsylvania escrow account beyond the initial 120-day period will receive interest on refunds from the day after the expiration of the initial 120-day period.

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How to Subscribe

Investors who meet the applicable suitability standards and minimum purchase requirements described in the “Suitability Standards” section of this prospectus may purchase shares of common stock. If you want to purchase shares, you must proceed as follows:

•	Receive a copy of the prospectus and the current supplement(s), if any, accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

•	Deliver a completed subscription agreement and a check to Griffin Capital Securities, LLC or its designated agent for the full purchase price of the shares being subscribed for, payable to “Phillips Edison Grocery Center REIT III, Inc.” or as otherwise instructed by your participating broker-dealer. Certain participating broker-dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable as described herein for the purchase price of your subscription. The name of the participating dealer appears on the subscription agreement.

•	Execute the subscription agreement and pay the full purchase price for the shares subscribed for, attest that you meet the minimum income and net worth standards as provided in the “Suitability Standards” section of this prospectus and as stated in the subscription agreement and accept the terms of the subscription agreement.

•	An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans.

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Electronic delivery of documents

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (“documents”) electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have Internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as online charges. Documents will be available on our web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” then we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, then we will resume sending a paper copy by regular United States mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. In order for us to be properly notified, however, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

Supplemental Sales Material

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of our advisor, and its affiliates, property brochures and articles and publications concerning the commercial real estate industry or real estate in general. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.

Legal Matters

The validity of the shares of our common stock being offered will be passed upon for us by DLA Piper LLP (US). DLA Piper LLP (US) will also review the statements relating to certain federal income tax matters that are likely to be material to United States holders of our common stock under the caption “Federal Income Tax Considerations” and will pass upon our qualification as a REIT for federal income tax purposes. Nelson Mullins Riley & Scarborough LLP and Baker, Donelson, Bearman, Caldwell & Berkowitz, PC provide legal services to our dealer manager, as well as certain of its affiliates, and may continue to do so in the future.

Experts

The consolidated financial statements of Phillips Edison Grocery Center REIT III, Inc. and subsidiaries as of December 31, 2016 and for the period from April 15, 2016 (formation) to December 31, 2016, included in this prospectus and the related financial statement schedule included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement. Such consolidated financial statements and financial statement schedule are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

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After commencement of this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

There is additional information about us and our affiliates on our Internet site at www.grocerycenterREIT3.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

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PHILLIPS EDISON GROCERY CENTER REIT III, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Director and Stockholders of

Phillips Edison Grocery Center REIT III, Inc.

Cincinnati, Ohio

We have audited the accompanying consolidated balance sheet of Phillips Edison Grocery Center REIT III, Inc. and subsidiaries (the “Company”) as of December 31, 2016, and the related consolidated statements of operations and comprehensive loss, equity, and cash flows for the period from April 15, 2016 (formation) to December 31, 2016. Our audit also included the financial statement schedule listed in the Index to the consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Phillips Edison Grocery Center REIT III, Inc. and subsidiaries as of December 31, 2016, and the results of their operations and their cash flows for the period from April 15, 2016 (formation) to December 31, 2016, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

March 24, 2017

F-2

PHILLIPS EDISON GROCERY CENTER REIT III, INC.

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2016
(In thousands, except per share amounts)

2016
ASSETS
Investment in real estate:
Land and improvements	$3,376
Building and improvements	10,835
Acquired above-market lease assets	78
Acquired in-place lease assets	1,594
Total investment in real estate assets	15,883
Accumulated depreciation and amortization	(20)
Investment in real estate, net	15,863
Cash and cash equivalents	790
Other assets	131
Total assets	$16,784

LIABILITIES AND EQUITY
Liabilities:
Mortgage payable - affiliate	$11,390
Acquired below-market lease intangibles, net	916
Accounts payable - affiliates	446
Accounts payable and other liabilities	287
Total liabilities	13,039
Commitments and contingencies (Note 7)	—
Equity:
Preferred stock, $0.01 par value, 10,000 shares authorized; zero shares issued and outstanding	—
Common stock, $0.01 par value, 1,000,000 shares authorized; 435 shares issued and outstanding	4
Stock dividend to be distributed	56
Additional paid-in capital	3,911
Accumulated deficit	(226)
Total stockholders’ equity	3,745
Total liabilities and equity	$16,784

See notes to consolidated financial statements.

F-3

PHILLIPS EDISON GROCERY CENTER REIT III, INC.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE PERIOD APRIL 15, 2016 (FORMATION) THROUGH DECEMBER 31, 2016
(In thousands, except per share amounts)

2016
Revenues:
Rental income	$38
Tenant recovery income	9
Total revenues	47
Expenses:
Property operating	7
Real estate taxes	5
General and administrative	150
Acquisition expenses	4
Depreciation and amortization	19
Total expenses	185
Other:
Interest expense	(12)
Net loss	$(150)
Loss per common share:
Net loss per share - basic and diluted	$(2.00)
Weighted-average common shares outstanding:
Basic and diluted	75

Comprehensive loss:
Net loss	$(150)
Other comprehensive income	—
Comprehensive loss	$(150)

See notes to consolidated financial statements.

F-4

PHILLIPS EDISON GROCERY CENTER REIT III, INC.

CONSOLIDATED STATEMENT OF EQUITY
FOR THE PERIOD APRIL 15, 2016 (FORMATION) THROUGH DECEMBER 31, 2016
(In thousands)

	Common Stock		Additional Paid-In	Stock Dividend to be	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Distributed	Deficit	Equity
Balance at April 15, 2016	—	$—	$—	$—	$—	$—
Issuance of common stock	435	4	3,911	—	—	3,915
Common distributions declared, $0.05 per share	—	—	—	—	(20)	(20)
Stock dividends declared, 0.0152 shares per share	—	—	—	56	(56)	—
Net loss	—	—	—	—	(150)	(150)
Balance at December 31, 2016	435	$4	$3,911	$56	$(226)	$3,745

See notes to consolidated financial statements.

F-5

PHILLIPS EDISON GROCERY CENTER REIT III, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD APRIL 15, 2016 (FORMATION) THROUGH DECEMBER 31, 2016

(In thousands)

2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(150)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	20
Net amortization of above- and below-market leases	(2)
Changes in operating assets and liabilities:
Other assets	(131)
Accounts payable and other liabilities	111
Accounts payable - affiliates	446
Net cash provided by operating activities	294
CASH FLOWS FROM INVESTING ACTIVITIES:
Real estate acquisitions	(14,809)
Net cash used in investing activities	(14,809)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from mortgage payable - affiliate	11,390
Proceeds from issuance of common stock	3,915
Net cash provided by financing activities	15,305
NET INCREASE IN CASH AND CASH EQUIVALENTS	790
CASH AND CASH EQUIVALENTS:
Beginning of period	—
End of period	$790

SUPPLEMENTAL CASH FLOW DISCLOSURE, INCLUDING NON-CASH INVESTING AND FINANCING ACTIVITIES:
Accrued capital expenditures	$156
Distribution payable	20

See notes to consolidated financial statements.

F-6

PHILLIPS EDISON GROCERY CENTER REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD APRIL 15, 2016 (FORMATION) THROUGH DECEMBER 31, 2016

(Amounts in thousands, except per share amounts)

1. ORGANIZATION

Phillips Edison Grocery Center REIT III, Inc. (“we,” the “Company,” “our,” or “us”) was formed as a Maryland corporation on April 15, 2016. Substantially all of our business is expected to be conducted through Phillips Edison Grocery Center Operating Partnership III, L.P. (the “Operating Partnership”), a Delaware limited partnership formed on July 29, 2016. We are a limited partner of the Operating Partnership, and our wholly owned subsidiary, Phillips Edison Grocery Center OP GP III LLC, is the sole general partner of the Operating Partnership.

In our private offering, we are seeking to raise up to $220,000 of shares of common stock (“Class A”) on a “reasonable best efforts” basis from accredited investors in a private placement offering. We are offering up to $200,000 in shares to investors at a price of $10.00 per share, with discounts available for certain categories of purchasers, and up to $20,000 in shares offered to stockholders pursuant to our distribution reinvestment plan (the “DRIP”) at a price of $9.50 per share. We have the right to reallocate the shares of common stock offered between the primary offering and the DRIP.

In our initial public offering (the “Public Offering”), we intend to offer $1,500,000 in shares of common stock for sale to the public in the primary offering, consisting of two classes of shares: Class T and Class I at expected purchase prices of $10.00 per share and $9.15 per share, respectively, with discounts available to some categories of investors with respect to Class T shares (the “Primary Offering”). We also intend to offer $200,000 in Class A, Class T, and Class I shares of our common stock pursuant to the DRIP at an expected purchase price of $9.40 per share. We intend to offer to sell any combination of Class T and Class I shares in the Primary Offering and any combination of Class A, Class T, and Class I shares through the DRIP. We reserve the right to reallocate shares between the Primary Offering and the DRIP. We intend to retain Griffin Capital Securities, LLC (the “Dealer Manager”) to serve as the dealer manager of the Public Offering. The Dealer Manager will be responsible for marketing our shares in the Public Offering.

Our advisor is PECO-Griffin REIT Advisor, LLC (the “Advisor”), a newly-organized limited liability company that was formed in the state of Delaware on May 23, 2016, and is jointly owned by Phillips Edison Limited Partnership (the “Phillips Edison sponsor”) and Griffin Capital Corporation (the “Griffin sponsor”). Our Phillips Edison sponsor is the managing member and owns 75% of the Advisor. Our Griffin sponsor owns the remaining 25% of the Advisor. We have entered into an advisory agreement, which makes the Advisor ultimately responsible for the management of our day-to-day activities and the implementation of our investment strategy.

We intend to invest primarily in well-occupied, grocery-anchored neighborhood and community shopping centers leased to a mix of national, creditworthy retailers selling necessity-based goods and services in strong demographic markets throughout the United States. In addition, we may invest in other retail properties including power and lifestyle shopping centers, multi-tenant shopping centers, free-standing single-tenant retail properties, and other real estate and real estate-related loans and securities depending on real estate market conditions and investment opportunities that we determine are in the best interests of our stockholders.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation—The accompanying consolidated financial statements have been prepared pursuant to accounting principles generally accepted in the United States of America (“GAAP”). The consolidated financial statements include our accounts and the accounts of our wholly-owned subsidiaries (over which we exercise financial and operating control). All intercompany balances and transactions are eliminated upon consolidation. Any reference to the year ended December 31, 2016, refers to the period from April 15, 2016 to December 31, 2016. Prior to April 15, 2016, we had not yet been formed as a corporation and no financial statement information is available.

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Use of Estimates—The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. For example, significant estimates and assumptions have been made with respect to the useful lives of assets; recoverable amounts of receivables; initial valuations of tangible and intangible assets and liabilities and related amortization periods of deferred costs and intangibles, particularly with respect to property acquisitions, the valuation and nature of derivatives and their effectiveness as hedges; and other fair value measurement assessments required for the preparation of the consolidated financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents—We consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts. The cash and cash equivalent balances at one or more of our financial institutions exceeds the Federal Depository Insurance Corporation (“FDIC”) insurance coverage.

Organizational and Offering Costs— The Advisor has paid and will pay organization and offering expenses on our behalf. Pursuant to the terms of our current advisory agreement with the Advisor, we will reimburse the Advisor on a monthly basis for these costs and future offering costs it or any of its affiliates may incur on our behalf in connection with the private placement of our Class A shares. Organization and offering expenses consist of all expenses (other than selling commissions and dealer manager fees) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, and other accountable offering expenses including (a) legal, tax, accounting and escrow fees, (b) expenses for printing, engraving, amending, supplementing and mailing, (c) distribution costs, (d) compensation to employees while engaged in registering, marketing and wholesaling our common stock or providing administrative services relating thereto, (e) telegraph and telephone costs, (f) all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), (g) charges of transfer agents, registrars, trustees, escrow holders, depositories, and experts, (h) fees, expenses and taxes related to the filing, registration and qualification of the sale of our common stock under federal and state laws, including accountants’ and attorneys’ fees and other accountable offering expenses, (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as compensation to and direct expenses of the Advisor’s employees or employees of the Advisor’s affiliates in connection with registering and marketing our common stock, (j) travel and entertainment expenses related to the offering and marketing of our common stock, (k) facilities and technology costs and other costs and expenses associated with the offering and ownership of our common stock and to facilitate the marketing of our common stock, including web site design and management, (l) costs and expenses of conducting training and educational conferences and seminars, (m) costs and expenses of attending broker-dealer sponsored retail seminars or conferences, and (n) payment or reimbursement of bona fide due diligence expenses, including compensation to employees while engaged in the provision or support of bona fide due diligence services. There is no limit on the amount of organization and other offering expenses we may incur in the private placement of our Class A shares. In connection with the Public Offering, the Advisor will pay organization and offering expenses up to 1.0% of gross offering proceeds from the Primary Offering, and we will reimburse the Advisor for any amounts in excess of 1.0% up to a maximum of 3.5% of gross offering proceeds from the Primary Offering.

As the Public Offering had not yet commenced as of December 31, 2016, and we had raised only a minimal amount of proceeds in the private placement of our Class A shares, none of the organization and offering costs (with the exception of an immaterial amount of costs that relate to organizational expenses incurred in connection with the initial organization of the company) had been billed to us by the Advisor as of December 31, 2016. Whether these costs will be billed to us in the future is at the discretion of the Advisor and will likely depend on the success of both our private placement and the Public Offering.

When reported by us, organizational expenses will be expensed as incurred, and offering expenses will be charged to stockholders’ equity as such amounts will be reimbursed to the Advisor or its affiliates from the gross proceeds of the Public Offering.

Income Taxes—We intend to make an election to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), beginning with the taxable year ending December 31, 2017. Our qualification and taxation as a REIT depends on our ability, on a continuing basis, to meet certain organizational and operational qualification requirements imposed upon REITs by the Code. If we fail to qualify as a REIT for any reason in a taxable year, we will be subject to tax on our taxable income at regular corporate rates. We would not be able to deduct distributions paid to stockholders in any year in which we fail to qualify as a REIT. We will also be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. Additionally, GAAP prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken, or expected to be taken, in a tax return. A tax position may only be recognized in the consolidated financial statements if it is more likely than not that the tax position will be sustained upon examination.

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We are a C-corporation and will file federal tax return form 1120-PC for the year ended December 31, 2016. Income taxes have been provided for on the asset and liability method as required by GAAP. Under the asset and liability method, deferred income taxes are recognized for the temporary differences between the financial reporting basis and the tax basis of taxable assets and liabilities. As of December 31, 2016, we had net deferred tax assets of $51, comprised of differences between the basis of accounting for federal income tax reporting and GAAP reporting. The tax asset has been fully reserved as we do not anticipate being able to recognize the benefit once we are taxed as a REIT.

Repurchase of Common Stock—We offer a share repurchase program which may allow certain stockholders to have their shares repurchased subject to approval and certain limitations and restrictions. We account for requests to repurchase shares as liabilities to be reported at settlement value. When shares are approved for repurchase, we will record a liability based upon their respective settlement values.

Partially-Owned Entities—If we determine that we are an owner in a variable-interest entity (“VIE”), and we hold a controlling financial interest, then we will consolidate the entity as the primary beneficiary. For a partially-owned entity determined not to be a VIE, we analyze rights held by each partner to determine which would be the consolidating party. We will generally consolidate entities (in the absence of other factors when determining control) when we have over a 50% ownership interest in the entity. We will assess our interests in VIEs on an ongoing basis to determine whether or not we are the primary beneficiary. However, we will also evaluate who controls the entity even in circumstances in which we have greater than a 50% ownership interest. If we do not control the entity due to the lack of decision-making abilities, we will not consolidate the entity. We have determined that the Operating Partnership is considered a VIE. We are the primary beneficiary of the VIE, and our partnership interest is considered a majority voting interest. As such, we have consolidated the Operating Partnership and its wholly-owned subsidiaries.

Investment in Property and Lease Intangibles—Real estate assets are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are generally 5-7 years for furniture, fixtures and equipment, 15 years for land improvements and 30 years for buildings and building improvements. Tenant improvements are amortized over the shorter of the respective lease term or the expected useful life of the asset. Major replacements that extend the useful lives of the assets are capitalized, and maintenance and repair costs are expensed as incurred.

Real estate assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable, or at least annually. In such an event, a comparison will be made of the projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair values to reflect impairment in the value of the asset. We recorded no impairments for the year ended December 31, 2016.

The results of operations of acquired properties are included in our results of operations from their respective dates of acquisition. We assess the acquisition-date fair values of all tangible assets, identifiable intangibles, and assumed liabilities using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis and replacement cost) and that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it were vacant. Certain acquisition-related costs are capitalized and allocated to the tangible and identifiable intangible assets based on their respective acquisition-date fair values, and amortized over the same useful lives of the respective tangible and identifiable intangible assets.

The fair values of buildings and improvements are determined on an as-if-vacant basis. The estimated fair value of acquired in-place leases is the cost we would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include leasing commissions, legal costs, and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, we evaluate the time period over which such occupancy levels would be achieved. Such evaluation includes an estimate of the net market-based rental revenues and net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized over the weighted-average remaining lease terms.

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Acquired above- and below-market lease values are recorded based on the present value (using interest rates that reflect the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of the market lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values are amortized as adjustments to rental income over the remaining terms of the respective leases. We also consider fixed rate renewal options in our calculation of the fair value of below-market leases and the periods over which such leases are amortized. If a tenant has a unilateral option to renew a below-market lease and we determine that the tenant has a financial incentive to exercise such option, we include such an option in the calculation of the fair value of such lease and the period over which the lease is amortized.

We estimate the value of tenant origination and absorption costs by considering the estimated carrying costs during hypothetical expected lease-up periods, considering current market conditions. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods.

We will estimate the fair value of assumed mortgage notes payable based upon indications of then-current market pricing for similar types of debt with similar maturities. Assumed mortgage notes payable will be initially recorded at their estimated fair value as of the assumption date, and the difference between such estimated fair value and the note’s outstanding principal balance will be amortized over the life of the mortgage note payable as an adjustment to interest expense.

Other Assets—Other assets consists primarily of prepaid expenses, accounts receivable, and deferred rent receivable. Prepaid expenses and deferred rent receivable are amortized using the straight-line method over the terms of the respective agreements.

Revenue Recognition—We commence revenue recognition on our leases based on a number of factors. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, this occurs on the lease commencement date. The determination of who is the owner, for accounting purposes, of the tenant improvements determines the nature of the leased asset and when revenue recognition under a lease begins. If we are the owner, for accounting purposes, of the tenant improvements, then the leased asset is the finished space, and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete.

If we conclude that we are not the owner, for accounting purposes, of the tenant improvements (the lessee is the owner), then the leased asset is the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives, which reduce revenue recognized over the term of the lease. In these circumstances, we begin revenue recognition when the lessee takes possession of the unimproved space to construct their own improvements. We consider a number of different factors in evaluating whether we or the lessee are the owner of the tenant improvements for accounting purposes.

These factors include:

•	whether the lease stipulates how and on what a tenant improvement allowance may be spent;

•	whether the tenant or landlord retains legal title to the improvements;

•	the uniqueness of the improvements;

•	the expected economic life of the tenant improvements relative to the length of the lease; and

•	who constructs or directs the construction of the improvements.

We recognize rental income on a straight-line basis over the term of each lease that includes periodic and determinable adjustments to rent. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of other assets. Due to the impact of the straight-line adjustments, rental income generally will be greater than the cash collected in the early years and will be less than the cash collected in the later years of a lease. Our policy for percentage rental income is to defer recognition of contingent rental income until the specified target (i.e. breakpoint) that triggers the contingent rental income is achieved.

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Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period in which the applicable expenses are incurred. We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. We do not expect the actual results to materially differ from the estimated reimbursements.

We periodically review the collectability of outstanding receivables. Allowances will be taken for those balances that we deem to be uncollectible, including any amounts relating to straight-line rent receivables and/or receivables for recoverable expenses. As of December 31, 2016, we had recorded no bad debt reserve.

We record lease termination income if there is a signed termination agreement, all of the conditions of the agreement have been met, collectability is reasonably assured, and the tenant is no longer occupying the property. Upon early lease termination, we provide for losses related to unrecovered tenant-specific intangibles and other assets.

Fair Value Measurement—ASC 820, Fair Value Measurement (“ASC 820”) defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. ASC 820 emphasizes that fair value is intended to be a market-based measurement, as opposed to a transaction-specific measurement. Fair value is defined by ASC 820 as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Depending on the nature of the asset or liability, various techniques and assumptions can be used to estimate the fair value. Assets and liabilities are measured using inputs from three levels of the fair value hierarchy, as follows:

Level 1—Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access at the measurement date. An active market is defined as a market in which transactions for the assets or liabilities occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2—Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active (markets with few transactions), inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data correlation or other means (market corroborated inputs).

Level 3—Unobservable inputs, only used to the extent that observable inputs are not available, reflect our assumptions about the pricing of an asset or liability.

Considerable judgment is necessary to develop estimated fair values of financial and non-financial assets and liabilities. Accordingly, the estimates presented herein are not necessarily indicative of the amounts we did or could actually realize upon disposition of the financial assets and liabilities previously sold or currently held.

Share Repurchase Program—Our share repurchase program may provide a limited opportunity for stockholders to have shares of common stock repurchased, subject to certain restrictions and limitations. The maximum amount of common stock that we may redeem, at the stockholder’s election, during any calendar year is limited, among other things, to 5% of the weighted-average number of shares outstanding during the prior calendar year. The maximum amount is reduced each reporting period by the current year share redemptions to date. In addition, the cash available for repurchases on any particular date is generally limited to the proceeds from the DRIP during the preceding four fiscal quarters, less amounts already used for repurchases since the beginning of that period. The board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase program at any time upon 30 days’ written notice.

During the year ended December 31, 2016, there were no shares repurchased under the share repurchase program.

Earnings Per Share—Earnings per share are calculated based on the weighted average number of common shares outstanding during each period. Diluted earnings per share considers the effect of any potentially dilutive share equivalents, of which we had none for the year ended December 31, 2016.

Segment Reporting—We expect to assess and measure operating results of our properties based on net property operations. We internally evaluate the operating performance of our portfolio of properties and will not differentiate properties by geography, size, or type. As of December 31, 2016, our portfolio consisted of one property and therefore we did not report any segment disclosures.

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Impact of Recently Issued Accounting Pronouncements—The following table provides a brief description of recent accounting pronouncements that could have a material effect on our financial statements:

Standard	Description	Date of Adoption	Effect on the Financial Statements or Other Significant Matters
ASU 2014-09, Revenue from Contracts with Customers	This update outlines a comprehensive model for entities to use in accounting for revenue arising from contracts with customers. ASU 2014-09 states that “an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.” While ASU 2014-09 specifically references contracts with customers, it may apply to certain other transactions such as the sale of real estate or equipment. In 2015, the FASB provided for a one-year deferral of the effective date for ASU 2014-09, making it effective for annual reporting periods beginning after December 15, 2017, for public companies and December 15, 2018, for nonpublic companies.	January 1, 2018	Our revenue-producing contracts are primarily leases that are not within the scope of this standard. As a result, we do not expect the adoption to have a material impact on our rental income. We continue to evaluate the effect the adoption of this standard will have on our other source of revenue. This includes reimbursement amounts we receive from tenants for operating expenses such as real estate taxes, insurance and other common area maintenance. However, we currently do not believe the adoption will significantly affect the timing of the recognition of our reimbursement revenue.
ASU 2016-02, Leases (Topic 842)	This update amends existing guidance by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. It is effective for annual reporting periods beginning after December 15, 2018 for public companies and December 15, 2019, for nonpublic companies, but early adoption is permitted.	January 1, 2019	We are currently evaluating the impact the adoption of this standard will have on our consolidated financial statements.
ASU 2016-18, Statement of Cash Flows (Topic 230)	This update amends existing guidance in order to clarify the classification and presentation of restricted cash on the statement of cash flows. It is effective for annual reporting periods beginning after December 15, 2017, for public companies and December 15, 2018, for nonpublic companies, but early adoption is permitted.	January 1, 2018	We are currently evaluating the impact the adoption of this standard will have on our consolidated financial statements.
ASU 2017-01, Business Combinations (Topic 805)	This update amends existing guidance in order to clarify when an integrated set of assets and activities is considered a business. It is effective for annual reporting periods beginning after December 15, 2017, for public companies and December 15, 2018, for nonpublic companies, but early adoption is permitted.	April 15, 2016	We have adopted this standard for the year ended December 31, 2016. As a result, the acquisition of Publix at St. Cloud was considered an asset purchase and most of the related transaction costs were capitalized.

3. FAIR VALUE MEASUREMENTS

The following describes the methods we use to estimate the fair value of our financial and non-financial assets and liabilities:

Cash and cash equivalents, accounts receivable, and accounts payable—We consider the carrying values of these financial instruments to approximate fair value because of the short period of time between origination of the instruments and their expected realization.

Real estate investments—The purchase prices of the investment properties, including related lease intangible assets and liabilities, were allocated at estimated fair value based on Level 3 inputs, such as discount rates, capitalization rates, comparable sales, replacement costs, income and expense growth rates, and current market rents and allowances as determined by management.

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4. REAL ESTATE ACQUISITIONS

During the year ended December 31, 2016, we acquired Publix at St. Cloud, a grocery-anchored shopping center, for a cost of $14,965, including acquisition costs. The following tables present certain additional information regarding the purchase of our real estate assets.

For the year ended December 31, 2016, we allocated the costs of the acquired property to the fair value of the assets acquired and liabilities assumed as follows:

2016
Land and improvements	$3,376
Building and improvements	10,835
Acquired in-place leases	1,594
Acquired above-market leases	78
Acquired below-market leases	(918)
Total assets and lease liabilities acquired	$14,965

The weighted-average amortization periods for acquired in-place lease, above-market lease, and below-market lease intangibles acquired during the year ended December 31, 2016, are as follows (in years):

2016
Acquired in-place leases	17
Acquired above-market leases	12
Acquired below-market leases	22

5. ACQUIRED INTANGIBLE LEASES

Acquired intangible leases consisted of the following as of December 31, 2016:

2016
In-place leases	$1,594
Above-market leases	78
Total intangible lease assets	1,672
Accumulated amortization	(3)
Net intangible lease assets	$1,669

Below-market lease liabilities	$918
Accumulated amortization	(2)
Net below-market lease liabilities	$916

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Estimated future amortization of the respective acquired intangible leases as of December 31, 2016, for each of the next five years is as follows:

Year	In-Place Leases	Above- Market Leases	Below- Market Leases
2017	$93	$6	$40
2018	93	6	40
2019	93	6	40
2020	93	6	40
2021	93	6	40
Total	$465	$30	$200

6. MORTGAGE PAYABLE - AFFILIATE

As of December 31, 2016, we had an outstanding mortgage note payable of $11,390 with a variable interest rate of the London Interbank Offered Rate (LIBOR) plus 2.25%, and a maturity date of December 31, 2018. The note is payable to the Phillips Edison sponsor, and is secured by the property at Publix at St. Cloud, acquired on December 19, 2016. Interest on the note is payable monthly in arrears, with the principal balance due at maturity. As of December 31, 2016, the interest rate was 2.87%.

7. COMMITMENTS AND CONTINGENCIES

Litigation

In the ordinary course of business, we may become subject to litigation or claims. There are no material legal proceedings pending, or known to be contemplated, against us.

Environmental Matters

In connection with the ownership and operation of real estate, we may be potentially liable for costs and damages related to environmental matters. We record liabilities as they arise related to environmental obligations. We have not been notified by any governmental authority of any material non-compliance, liability or other claim, nor are we aware of any other environmental condition that we believe will have a material impact on our consolidated financial statements.

8. EQUITY

General— The holders of shares of the common stock are entitled to one vote per share on all matters voted on by stockholders, including election of the board of directors. Our charter does not provide for cumulative voting in the election of directors.

Distributions and Dividends—Our board of directors may, at its discretion, declare cash distributions and stock dividends to our stockholders. Cash distributions are paid and stock dividends are issued to stockholders of record based on the number of daily shares owned by each stockholder during the period covered by the declaration. On December 1, 2016, our board of directors authorized a cash distribution of $0.0016438356 per share per day, and a stock dividend of 0.0004901961 shares per share per day issuable to stockholders of record at the close of business on each day during the period beginning December 1, 2016 through and including January 31, 2017. Such distributions and dividends will be issued in January 2017 and February 2017. As of December 31, 2016, we recorded a liability of $20 for the cash to be distributed in January 2017.

Distribution Reinvestment Plan—We have adopted the DRIP that will allow stockholders to have distributions invested in additional shares of our common stock at a price equal to $9.50 per share. Stockholders who elect to participate in the DRIP, and who are subject to U.S. federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. No distributions were reinvested through the DRIP for the year ended December 31, 2016.

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9. RELATED-PARTY TRANSACTIONS

Economic Dependency—We are dependent on the Advisor, Phillips Edison & Company Ltd. (the “Property Manager”), and their respective affiliates for certain services that are essential to us, including asset acquisition and disposition decisions, asset management, operating and leasing of our properties, and other general and administrative responsibilities. In the event that the Advisor, the Property Manager, and/or their respective affiliates are unable to provide such services, we would be required to find alternative service providers, which could result in higher costs and expenses.

Advisory Agreement—Under the terms of the advisory agreement, we are to reimburse on a monthly basis the Advisor for cumulative organization and offering costs and future organization and offering costs they may incur on our behalf. Organization and offering expenses consist of all expenses (other than selling commissions and dealer manager fees) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, and other accountable offering expenses including (a) legal, tax, accounting and escrow fees, (b) expenses for printing, engraving, amending, supplementing and mailing, (c) distribution costs, (d) compensation to employees while engaged in registering, marketing and wholesaling our common stock or providing administrative services relating thereto, (e) telegraph and telephone costs, (f) all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), (g) charges of transfer agents, registrars, trustees, escrow holders, depositories, and experts, (h) fees, expenses and taxes related to the filing, registration and qualification of the sale of our common stock under federal and state laws, including accountants’ and attorneys’ fees and other accountable offering expenses, (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as compensation to and direct expenses of the Advisor’s employees or employees of the Advisor’s affiliates in connection with registering and marketing our common stock, (j) travel and entertainment expenses related to the offering and marketing of our common stock, (k) facilities and technology costs and other costs and expenses associated with the offering and ownership of our common stock and to facilitate the marketing of our common stock, including web site design and management, (l) costs and expenses of conducting training and educational conferences and seminars, (m) costs and expenses of attending broker-dealer sponsored retail seminars or conferences, and (n) payment or reimbursement of bona fide due diligence expenses, including compensation to employees while engaged in the provision or support of bona fide due diligence services. There is no limit on the amount of organization and other offering expenses we may incur in connection with our private placement.

We do not anticipate the organization and offering costs to exceed 1% of gross offering proceeds over the life of the offering. As of December 31, 2016, the Advisor had incurred and charged approximately $39 of organization costs, which had not yet been reimbursed, resulting in a payable of $39. In addition, as of December 31, 2016, the Advisor had incurred on our behalf approximately $1,669 of organization and offering costs related to the private offering and the Public Offering, which had neither been charged to us nor recorded in our consolidated financial statements since the costs do not currently represent a liability of ours. Whether these costs will be billed to us in the future is at the discretion of the Advisor and will likely depend on the success of our offering.

Acquisition Fee—We pay the Advisor an acquisition fee related to services provided in connection with the selection and purchase or origination of real estate and real estate-related investments. The acquisition fee is equal to an amount up to 2% of the contract purchase price of each property we acquire or originate, including any debt attributable to such investments.

Asset Management Fee—We pay the Advisor a monthly asset management fee in connection with the ongoing management and monitoring of the performance of our investments. The asset management fee is paid monthly in an amount of one-twelfth of 1% of the cost of our assets, which is equal to the purchase price, acquisition expenses, capital expenditures, and other customarily capitalized costs, but excludes acquisition fees, as of the last day of the preceding monthly period. The Advisor may elect to receive the asset management fee in cash, OP units, common stock, or any combination thereof.

Disposition Fee—We will pay the Advisor or any of its affiliates for substantial assistance in connection with the sale of properties or other investments a disposition fee in an amount equal to 2% of the contract sales price of each property or other investment sold. Whether the Advisor or its affiliates have provided substantial assistance to us in connection with the sale of an asset is determined by a majority vote of the board of directors, including a majority of independent directors. Substantial assistance in connection with the sale of a property includes the Advisor or its affiliates’ preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a list of prospective buyers, a structural report, and exhibits) or such other substantial services performed by the Advisor or its affiliates in connection with a sale. The disposition fee is not paid if the sale of an asset is to an affiliate of the Advisor. The disposition fee may be paid in addition to real estate commissions paid to non-affiliates, provided that the total disposition fee and real estate commission together do not exceed an amount equal to the lesser of (i) 6% of the contract sales price of each property sold or (ii) the competitive real estate commission rate.

F-15

Acquisition Expenses—We reimburse the Advisor for direct expenses incurred related to sourcing, selecting, evaluating, and acquiring assets on our behalf, including certain personnel costs.

General and Administrative Expenses—We will reimburse the expenses incurred by the Advisor in connection with their provision of services to us, including a portion of the overhead that is related to the provision of such services. As of December 31, 2016, we owed the Advisor $9 for general and administrative expenses paid on our behalf.

Summarized below are the fees earned by and the expenses reimbursable to the Advisor, except for organization and offering costs and unpaid general and administrative expenses, which we disclose above, for the year ended December 31, 2016, and any related amounts unpaid as of December 31, 2016:

	For the Year Ended	Unpaid Amount as of
	December 31,	December 31,
	2016	2016
Acquisition fees(1)	$292	$—
Acquisition expenses(1)	29	—
Asset management fees(2)	12	12
Total	$333	$12

(1)	Acquisition fees and expenses are capitalized and allocated to the related investment in real estate assets on the consolidated balance sheet based on the acquisition-date fair values of the respective assets and liability acquired.
(2)	Asset management fees are presented as General and Administrative on the consolidated statement of operations.

Property Manager—Our real property is managed and leased by the Property Manager. The Property Manager is wholly owned by our Phillips Edison sponsor. The Property Manager also manages real properties acquired by Phillips Edison affiliates and other third parties.

Property Management Fee—We pay to the Property Manager a monthly property management fee equal to 4% of the gross receipts of each property managed by the Property Manager, but not less than $3 per month for any property.

Leasing Commissions—In addition to the property management fee, if the Property Manager provides leasing services with respect to a property, we pay the Property Manager leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property.

Construction Management and Development Fees—If we engage the Property Manager to provide construction management or development services with respect to a particular property, we pay a construction management fee or a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the property.

Expenses and Reimbursements—The Property Manager hires, directs and establishes policies for employees who have direct responsibility for the operations of each real property it manages, which may include, but is not limited to, on-site managers and building and maintenance personnel. Certain employees of the Property Manager may be employed on a part-time basis and may also be employed by us or certain of our affiliates. The Property Manager also directs the purchase of equipment and supplies and will supervise all maintenance activity. We reimburse the costs and expenses incurred by the Property Manager on our behalf, including employee compensation, legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, as well as fees and expenses of third-party accountants. During the year ended December 31, 2016, the Property Manager incurred $74 of reimbursable expenses. As of December 31, 2016, we owed the Property Manager $74 for these expenses.

Dealer Manager—Our dealer manager is Griffin Capital Securities, LLC (the “Dealer Manager”). The Dealer Manager is a Delaware limited liability company, originally formed as a California corporation in 1991, and has been a member firm of the Financial Industry Regulatory Authority, Inc. (“FINRA”) since 1995. The Dealer Manager is under common ownership with our Griffin sponsor and will provide certain sales, promotional, and marketing services in connection with the distribution of the shares of common stock offered under our offering. Excluding shares sold pursuant to the “friends and family” program, the Dealer Manager will generally be paid a sales commission equal to 7% of the gross proceeds from the sale of shares of the common stock sold in the primary portion of our private offering and a dealer manager fee equal to 3% of the gross proceeds from the sale of shares of the common stock sold in the primary portion of our private offering.

F-16

The Dealer Manager may, in its discretion, reallow up to 100% of the selling commissions and dealer manager fee to participating broker-dealers. As of December 31, 2016, there were no commissions or fees earned by the Dealer Manager.

Share Purchases by Advisor—Our Advisor has made an initial investment in us through the purchase of 22 shares of our common stock. The Advisor may not sell any of these shares while serving as the Advisor. As of December 31, 2016, the Advisor owned 22 shares of our common stock, which was approximately 5% of our outstanding common stock.

Phillips Edison Sponsor—In December 2016, the Phillips Edison sponsor loaned us $11,390, secured by the property at Publix at St. Cloud (see Notes 4 and 6). As of December 31, 2016, we had an outstanding principal balance of $11,390, and an interest payable balance of $12 related to the mortgage note. As of December 31, 2016, we also had an outstanding payable balance of $300 to reimburse the Phillips Edison sponsor for the earnest money deposit paid on our behalf for the Publix at St. Cloud acquisition.

10. SUBSEQUENT EVENTS

We have evaluated subsequent events though March 24, 2017, the date of issuance of these consolidated financial statements, to determine if either recognition or disclosure of significant events or transactions is required.

Sale of Shares of Common Stock

From January 1, 2017 through approximately March 24, 2017, we raised gross proceeds of approximately $2,681 through the issuance of 272 shares of common stock under our private placement. We have raised $6,611 since inception through approximately March 24, 2017, inclusive of shares sold under our DRIP.

Distributions and Dividends

Cash distributions equal to a daily amount of $0.0016438356 per share of common stock outstanding were paid subsequent to December 31, 2016, to the stockholders of record from December 1, 2016 through February 28, 2017 as follows:

Distribution Period	Date Distribution Paid	Gross Amount of Distribution Paid	Distribution Reinvested through the DRIP	Net Cash Distribution
December 1, 2016 through December 31, 2016	1/3/2017	$21	$5	$16
January 1, 2017 through January 31, 2017	2/1/2017	23	5	18
February 1, 2017 through February 28, 2017	3/1/2017	24	6	18

Stock dividends equal to a daily amount of 0.0004901961 shares per share of common stock outstanding, were issued subsequent to December 31, 2016, to the stockholders of record from December 1, 2016 through January 31, 2017 as follows:

Dividend Period	Date Dividend Paid	Number of Shares Issued
December 1, 2016 through December 31, 2016	1/3/2017	6
January 1, 2017 through January 31, 2017	2/1/2017	7
February 1, 2017 through February 28, 2017	3/1/2017	7

In January 2017, our board of directors authorized a cash distribution of $0.0016438356 per share per day, and a stock dividend of 0.0004901961 shares per share per day issuable to stockholders of record at the close of business on each day during the period commencing February 1, 2017 through and including March 31, 2017. We expect to issue the distributions and dividends on the first business day after the end of each month.

F-17

SCHEDULE III—REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION

As of December 31, 2016

			Initial Cost (1)		Cost	Gross Amount Carried at End of Period(2) (3)
Property Name	City, State	Encumbrances	Land and Improvements	Buildings and Improvements	Capitalized Subsequent to Acquisition	Land and Improvements	Buildings and Improvements	Total	Accumulated Depreciation	Date Constructed/ Renovated	Date Acquired
St. Cloud Station	St. Cloud, FL	11,390	3,376	10,835	—	3,376	10,835	14,211	17	2003	12/19/2016

(1) The initial cost to us represents the original purchase price of the property, including amounts incurred subsequent to acquisition which were contemplated at the time the property was acquired.

(2) The aggregate cost of real estate owned at December 31, 2016.

(3) The aggregate cost of real estate owned at December 31, 2016 for federal income tax purposes is $14,968.

Reconciliation of real estate owned:

2016
Balance at April 15	$—
Additions during the year:
Real estate acquisitions	14,211
Balance at December 31	$14,211

Reconciliation of accumulated depreciation:

2016
Balance at April 15	$—
Additions during the year:
Depreciation expense	17
Balance at December 31	$17

* * * * *

F-18

PHILLIPS EDISON GROCERY CENTER REIT III, INC.

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2017 AND DECEMBER 31, 2016

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2017	December 31, 2016
ASSETS
Investment in real estate:
Land and improvements	$3,376	$3,376
Building and improvements	10,835	10,835
Acquired above-market lease assets	78	78
Acquired in-place lease assets	1,594	1,594
Total investment in real estate assets	15,883	15,883
Accumulated depreciation and amortization	(318)	(20)
Investment in real estate, net	15,565	15,863
Cash and cash equivalents	8,560	790
Accounts receivable, net	185	3
Deferred financing expense, net of amortization of $181 and $0, respectively	1,992	17
Other assets	166	111
Total assets	$26,468	$16,784

LIABILITIES AND EQUITY
Liabilities:
Mortgage payable - affiliate	$11,390	$11,390
Acquired below-market lease liabilities, net	896	916
Accounts payable - affiliates	2,689	446
Accounts payable and other liabilities	688	287
Total liabilities	15,663	13,039
Commitments and contingencies (Note 5)	—	—
Equity:
Preferred stock, $0.01 par value, 10,000 shares authorized; zero shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	—	—
Common stock, $0.01 par value, 1,000,000 shares authorized; 1,593 and 435 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	16	4
Additional paid-in capital	12,520	3,911
Stock dividend to be distributed	207	56
Accumulated deficit	(1,938)	(226)
Total stockholders’ equity	10,805	3,745
Total liabilities and equity	$26,468	$16,784

See notes to consolidated financial statements.

F-19

PHILLIPS EDISON GROCERY CENTER REIT III, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended	Six Months Ended
	June 30, 2017	June 30, 2017
Revenues:
Rental income	$269	$540
Tenant recovery income	79	171
Other property income	1	3
Total revenues	349	714
Expenses:
Property operating	42	104
Real estate taxes	48	96
General and administrative	220	441
Depreciation and amortization	147	295
Total expenses	457	936
Other:
Interest expense	(387)	(518)
Net loss	$(495)	$(740)
Loss per common share:
Net loss per share - basic and diluted	$(0.45)	$(0.90)
Weighted-average common shares outstanding:
Basic and diluted	1,102	825

Comprehensive loss:
Net loss	$(495)	$(740)
Other comprehensive income	—	—
Comprehensive loss	$(495)	$(740)

See notes to consolidated financial statements.

F-20

PHILLIPS EDISON GROCERY CENTER REIT III, INC.

CONSOLIDATED STATEMENT OF EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2017

(Unaudited)

(In thousands)

	Common Stock		Additional Paid-In	Stock Dividend to be	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Distributed	Deficit	Equity
Balance at December 31, 2016	435	$4	$3,911	$56	$(226)	$3,745
Issuance of common stock	1,099	11	10,901	(56)	—	10,856
Distribution reinvestment plan (“DRIP”)	6	—	54	—	—	54
Common distributions declared, $0.30 per share	—	—	—	—	(247)	(247)
Stock dividends declared, 0.0887 shares per share	53	1	517	207	(725)	—
Offering costs	—	—	(2,863)	—	—	(2,863)
Net loss	—	—	—	—	(740)	(740)
Balance at June 30, 2017	1,593	$16	$12,520	$207	$(1,938)	$10,805

See notes to consolidated financial statements.

F-21

PHILLIPS EDISON GROCERY CENTER REIT III, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

(Unaudited)

(In thousands)

2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(740)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	295
Net amortization of above- and below-market leases	(17)
Amortization of deferred financing expense	181
Straight-line rental income	(10)
Changes in operating assets and liabilities:
Accounts receivable, net	(182)
Other assets	(28)
Accounts payable and other liabilities	352
Accounts payable - affiliates	306
Net cash provided by operating activities	157
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	10,856
Distributions paid, net of DRIP	(144)
Payment of offering costs	(926)
Payments of deferred financing expense	(2,173)
Net cash provided by financing activities	7,613
NET INCREASE IN CASH AND CASH EQUIVALENTS	7,770
CASH AND CASH EQUIVALENTS:
Beginning of period	790
End of period	$8,560

SUPPLEMENTAL CASH FLOW DISCLOSURE, INCLUDING NON-CASH INVESTING AND FINANCING ACTIVITIES:
Cash paid for interest during the year	$7
Accrued capital expenditures	147
Change in cash distributions payable	49
Change in offering costs payable to sponsors	1,898
Distributions reinvested	54

See notes to consolidated financial statements.

F-22

PHILLIPS EDISON GROCERY CENTER REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2017 AND DECEMBER 31, 2016, AND FOR THE THREE AND SIX MONTHS

ENDED JUNE 30, 2017

(Dollars in thousands)

1. ORGANIZATION

Phillips Edison Grocery Center REIT III, Inc. (“we,” the “Company,” “our,” or “us”) was formed as a Maryland corporation on April 15, 2016. Substantially all of our business is expected to be conducted through Phillips Edison Grocery Center Operating Partnership III, L.P. (“Operating Partnership”), a Delaware limited partnership formed on July 29, 2016. We are a limited partner of the Operating Partnership, and our wholly owned subsidiary, Phillips Edison Grocery Center OP GP III LLC, is the sole general partner of the Operating Partnership.

In our private offering, we are seeking to raise up to $220,000 of shares of common stock (“Class A”) on a “reasonable best efforts” basis from accredited investors in a private placement offering. We are offering up to $200,000 in shares to investors at a price of $10.00 per share, with discounts available for certain categories of purchasers, and up to $20,000 in shares offered to stockholders pursuant to our DRIP at a price of $9.50 per share. We have the right to reallocate the shares of common stock offered between the primary offering and the DRIP.

In our initial public offering (“Public Offering”), we intend to offer $1,500,000 in shares of common stock for sale to the public in the primary offering, consisting of two classes of shares: Class T and Class I at expected purchase prices of $10.94 per share and $10.00 per share, respectively, with discounts available to some categories of investors with respect to Class T shares (“Primary Offering”). We also intend to offer $200,000 in Class A, Class T, and Class I shares of our common stock pursuant to the DRIP at an expected purchase price of $10.29 per share. We intend to offer to sell any combination of Class T and Class I shares in the Primary Offering and any combination of Class A, Class T, and Class I shares through the DRIP. We reserve the right to reallocate shares between the Primary Offering and the DRIP. We intend to retain Griffin Capital Securities, LLC (“Dealer Manager”) to serve as the dealer manager of the Public Offering. The Dealer Manager will be responsible for marketing our shares in the Public Offering.

Our advisor is PECO-Griffin REIT Advisor, LLC (“Advisor”), a limited liability company that was formed in the state of Delaware on May 23, 2016, and, as of June 30, 2017, was jointly owned by Phillips Edison Limited Partnership (“Phillips Edison sponsor”) and Griffin Capital Corporation (“Griffin sponsor”). Our Phillips Edison sponsor was the managing member and owned 75% of the Advisor. On October 4, 2017, our Phillips Edison sponsor was acquired by Phillips Edison Grocery Center REIT I, Inc. (“PECO I”). As a result, our Phillips Edison sponsor’s 75% ownership stake in the Advisor was acquired by PECO I, which is now the managing member of the Advisor. Our Griffin sponsor owns the remaining 25% of the Advisor. We have entered into an advisory agreement, which makes the Advisor ultimately responsible for the management of our day-to-day activities and the implementation of our investment strategy.

We intend to invest primarily in well-occupied, grocery-anchored neighborhood and community shopping centers leased to a mix of national, creditworthy retailers selling necessity-based goods and services in strong demographic markets throughout the United States. In addition, we may invest in other retail properties including power and lifestyle shopping centers, multi-tenant shopping centers, free-standing single-tenant retail properties, and other real estate and real estate-related loans and securities depending on real estate market conditions and investment opportunities that we determine are in the best interests of our stockholders.

As of June 30, 2017, we owned a fee simple interest in one real estate property, acquired from a third party unaffiliated with us or our Advisor. For the period from April 15, 2016 (formation) to June 30, 2016, we did not commence significant operations or enter into any arrangements to acquire any specific investments; therefore, no financial information is being presented for that period.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Set forth below is a summary of the significant accounting estimates and policies that management believes are important to the preparation of our consolidated interim financial statements. Certain of our accounting estimates are particularly important for an understanding of our financial position and results of operations and require the application of significant judgment by management. As a result, these estimates are subject to a degree of uncertainty.

Basis of Presentation and Principles of Consolidation—The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all normal and recurring adjustments necessary for the fair presentation of the unaudited consolidated financial statements for the periods presented have been included in this Quarterly Report. Our results of operations for the three and six months ended June 30, 2017, are not necessarily indicative of the operating results expected for the full year.

F-23

The accompanying consolidated financial statements include our accounts and those of our majority-owned subsidiaries. All intercompany balances and transactions are eliminated upon consolidation.

Use of Estimates—The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. For example, significant estimates and assumptions have been made with respect to the useful lives of assets; recoverable amounts of receivables; initial valuations of tangible and intangible assets and liabilities and related amortization periods of deferred costs and intangibles, particularly with respect to property acquisitions; and other fair value measurement assessments required for the preparation of the consolidated financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents—We consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts. The cash and cash equivalent balances at one or more of our financial institutions exceeds the Federal Depository Insurance Corporation insurance coverage.

Organizational and Offering Costs—The Advisor has paid and will pay organizational and offering expenses on our behalf. Pursuant to the terms of our current advisory agreement with the Advisor, we will generally reimburse the Advisor on a monthly basis for these costs and future offering costs it or any of its affiliates may incur on our behalf in connection with the private placement of our Class A shares. Organizational and offering expenses consist of all expenses (other than selling commissions and dealer manager fees) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, and other accountable offering expenses including (a) legal, tax, accounting and escrow fees, (b) expenses for printing, engraving, amending, supplementing and mailing, (c) distribution costs, (d) compensation to employees of the Advisor while engaged in registering, marketing and wholesaling our common stock or providing administrative services relating thereto, (e) telegraph and telephone costs, (f) all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), (g) charges of transfer agents, registrars, trustees, escrow holders, depositories, and experts, (h) fees, expenses and taxes related to the filing, registration and qualification of the sale of our common stock under federal and state laws, including accountants’ and attorneys’ fees and other accountable offering expenses, (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as compensation to and direct expenses of the Advisor’s employees or employees of the Advisor’s affiliates in connection with registering and marketing our common stock, (j) travel and entertainment expenses related to the offering and marketing of our common stock, (k) facilities and technology costs and other costs and expenses associated with the offering and ownership of our common stock and to facilitate the marketing of our common stock, including web site design and management, (l) costs and expenses of conducting training and educational conferences and seminars, (m) costs and expenses of attending broker-dealer sponsored retail seminars or conferences, and (n) payment or reimbursement of bona fide due diligence expenses, including compensation to employees while engaged in the provision or support of bona fide due diligence services.

There is no limit on the amount of organizational and other offering expenses we may incur in the private placement of our Class A shares. In connection with the Public Offering, the Advisor will pay organizational and offering expenses up to 1% of gross offering proceeds from the Primary Offering, which the Advisor intends to recoup through the receipt of a contingent advisor payment (see Note 7). We will reimburse the Advisor for any amounts in excess of 1% up to a maximum of 3.5% of gross offering proceeds from the Primary Offering.

As the Public Offering had not yet commenced as of June 30, 2017, only the organizational and offering costs incurred in connection with the private placement had been billed to us by the Advisor as of June 30, 2017 and December 31, 2016. Whether additional organizational and offering costs associated with the private placement, or any organizational and offering costs associated with the Public Offering, will be billed to us and become a liability of ours in the future is at the discretion of the Advisor, and will likely depend on the success of both our private placement and the Public Offering.

When recognized by us, organizational expenses will be expensed as incurred, and offering costs will be recorded as a reduction to stockholders’ equity as such amounts will be reimbursed to the Advisor or its affiliates from the gross proceeds of the Public Offering.

Income Taxes—We intend to make an election to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), beginning with the taxable year ending December 31, 2017. Our qualification and taxation as a REIT depends on our ability, on a continuing basis, to meet certain organizational and operational qualification requirements imposed upon REITs by the Code. If we fail to qualify as a REIT for any reason in a taxable year, we will be subject to tax on our taxable income at regular corporate rates. We would not be able to deduct distributions paid to stockholders in any year in which we fail to qualify as a REIT. We will also be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. Additionally, GAAP prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken, or expected to be taken, in a tax return. A tax position may only be recognized in the consolidated financial statements if it is more likely than not that the tax position will be sustained upon examination.

F-24

Partially-Owned Entities—If we determine that we are an owner in a variable-interest entity (“VIE”), and we hold a controlling financial interest, then we will consolidate the entity as the primary beneficiary. For a partially-owned entity determined not to be a VIE, we analyze rights held by each partner to determine which would be the consolidating party. We will generally consolidate entities (in the absence of other factors when determining control) when we have over a 50% ownership interest in the entity. We will assess our interests in VIEs on an ongoing basis to determine whether or not we are the primary beneficiary. However, we will also evaluate who controls the entity even in circumstances in which we have greater than a 50% ownership interest. If we do not control the entity due to the lack of decision-making abilities, we will not consolidate the entity. We have determined that the Operating Partnership is considered a VIE. We are the primary beneficiary of the VIE, and our partnership interest is considered a majority voting interest. As such, we have consolidated the Operating Partnership and its wholly-owned subsidiaries.

Investment in Property and Lease Intangibles—Real estate assets are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are generally 5-7 years for furniture, fixtures and equipment, 15 years for land improvements and 30 years for buildings and building improvements. Tenant improvements are amortized over the shorter of the respective lease term or the expected useful life of the asset. Major replacements that extend the useful lives of the assets are capitalized, and maintenance and repair costs are expensed as incurred.

Real estate assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable, or at least annually. In such an event, a comparison will be made of the projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair values to reflect impairment in the value of the asset. We recorded no impairment on real estate assets for the three and six months ended June 30, 2017.

The results of operations of acquired properties are included in our results of operations from their respective dates of acquisition. The acquisition-date fair values of all tangible assets, identifiable intangibles, and assumed liabilities are assessed using methods (e.g., discounted cash flow analysis and replacement cost) that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it were vacant. Certain acquisition-related costs are capitalized and allocated to the tangible and identifiable intangible assets based on their respective acquisition-date fair values, and amortized over the same useful lives of the respective tangible and identifiable intangible assets.

The fair values of buildings and improvements are determined on an as-if-vacant basis. The estimated fair value of acquired in-place leases is the cost we would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include leasing commissions, legal costs, and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, we evaluate the time period over which such occupancy levels would be achieved. Such evaluation includes an estimate of the net market-based rental revenues and net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized over the weighted-average remaining lease terms.

Acquired above- and below-market lease values are recorded based on the present value (using interest rates that reflect the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of the market lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values are amortized as adjustments to rental income over the remaining terms of the respective leases. We also consider fixed rate renewal options in our calculation of the fair value of below-market leases and the periods over which such leases are amortized. If a tenant has a unilateral option to renew a below-market lease and we determine that the tenant has a financial incentive to exercise such option, we include such an option in the calculation of the fair value of such lease and the period over which the lease is amortized.

We estimate the value of tenant origination and absorption costs by considering the estimated carrying costs during hypothetical expected lease-up periods, considering current market conditions. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods.

F-25

We will estimate the fair value of assumed mortgage notes payable based upon indications of then-current market pricing for similar types of debt with similar maturities. Assumed mortgage notes payable will be initially recorded at their estimated fair value as of the assumption date, and the difference between such estimated fair value and the note’s outstanding principal balance will be amortized over the life of the mortgage note payable as an adjustment to interest expense.

Deferred Financing Expenses—Deferred financing expenses are capitalized and amortized on a straight-line basis over the term of the related financing arrangement, which approximates the effective interest method.

Other Assets—Other assets consists primarily of prepaid expenses and deferred rent receivable. Prepaid expenses and deferred rent receivable are amortized using the straight-line method over the terms of the respective agreements.

Revenue Recognition—We commence revenue recognition on our leases based on a number of factors. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, this occurs on the lease commencement date. The determination of who is the owner, for accounting purposes, of the tenant improvements determines the nature of the leased asset and when revenue recognition under a lease begins. If we are the owner, for accounting purposes, of the tenant improvements, then the leased asset is the finished space, and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete.

If we conclude that we are not the owner, for accounting purposes, of the tenant improvements (the lessee is the owner), then the leased asset is the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives, which reduce revenue recognized over the term of the lease. In these circumstances, we begin revenue recognition when the lessee takes possession of the unimproved space to construct their own improvements. We consider a number of different factors in evaluating whether we or the lessee are the owner of the tenant improvements for accounting purposes.

These factors include:

•	whether the lease stipulates how and on what a tenant improvement allowance may be spent;

•	whether the tenant or landlord retains legal title to the improvements;

•	the uniqueness of the improvements;

•	the expected economic life of the tenant improvements relative to the length of the lease; and

•	who constructs or directs the construction of the improvements.

We recognize rental income on a straight-line basis over the term of each lease that includes periodic and determinable adjustments to rent. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of other assets. Due to the impact of the straight-line adjustments, rental income generally will be greater than the cash collected in the early years and will be less than the cash collected in the later years of a lease. For percentage rental income, we defer recognition of contingent rental income until the specified target (i.e. breakpoint) that triggers the contingent rental income is achieved.

Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period in which the applicable expenses are incurred. We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. We do not expect the actual results to materially differ from the estimated reimbursements.

We periodically review the collectability of outstanding receivables. Allowances will be taken for those balances that we deem to be uncollectible, including any amounts relating to straight-line rent receivables and/or receivables for recoverable expenses.

We record lease termination income if there is a signed termination agreement, all of the conditions of the agreement have been met, collectability is reasonably assured, and the tenant is no longer occupying the property. Upon early lease termination, we provide for losses related to unrecovered tenant-specific intangibles and other assets.

Fair Value Measurement—ASC 820, Fair Value Measurement (“ASC 820”), defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. ASC 820 emphasizes that fair value is intended to be a market-based measurement, as opposed to a transaction-specific measurement. Fair value is defined by ASC 820 as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Depending on the nature of the asset or liability, various techniques and assumptions can be used to estimate the fair value. Assets and liabilities are measured using inputs from three levels of the fair value hierarchy, as follows:

Level 1—Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access at the measurement date. An active market is defined as a market in which transactions for the assets or liabilities occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2—Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active (markets with few transactions), inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data correlation or other means (market corroborated inputs).

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Level 3—Unobservable inputs, only used to the extent that observable inputs are not available, reflect our assumptions about the pricing of an asset or liability.

Considerable judgment is necessary to develop estimated fair values of financial and non-financial assets and liabilities. Accordingly, the estimates presented herein are not necessarily indicative of the amounts we did or could actually realize upon disposition of the financial assets and liabilities previously sold or currently held. The following describes the methods we use to estimate the fair value of our financial and non-financial assets and liabilities:

Cash and cash equivalents, accounts receivable, and accounts payable—We consider the carrying values of these financial instruments to approximate fair value because of the short period of time between origination of the instruments and their expected realization.

Real estate investments—The purchase price of the investment property, including related lease intangible assets and liabilities, was allocated at estimated fair value based on Level 3 inputs, such as discount rates, capitalization rates, comparable sales, replacement costs, income and expense growth rates, and current market rents and allowances as determined by management.

Repurchase of Common Stock—We offer a share repurchase program which may provide a limited opportunity for stockholders to have their shares repurchased subject to approval and certain limitations and restrictions. We account for approved requests to repurchase shares as liabilities to be reported at settlement value. When shares are approved for repurchase, we will record a liability based upon their respective settlement values.

The maximum amount of common stock that we may redeem, at the stockholder’s election, during any calendar year is limited, among other things, to 5% of the weighted-average number of shares outstanding during the prior calendar year. The maximum amount is reduced each reporting period by the current year share redemptions to date. In addition, the cash available for repurchases on any particular date is generally limited to the proceeds from the DRIP during the preceding four fiscal quarters, less amounts already used for repurchases since the beginning of that period. The board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase program at any time upon 30 days’ written notice. In addition, the board of directors reserves the right, in its sole discretion, to reject any request for repurchase.

There were no shares repurchased under the share repurchase program for the three and six months ended June 30, 2017.

Earnings Per Share—Earnings per share is calculated based on the weighted-average number of common shares outstanding during each period. Diluted earnings per share considers the effect of any potentially dilutive share equivalents, of which we had none for the three and six months ended June 30, 2017.

Segment Reporting—We expect to assess and measure operating results of our properties based on net property operations. We internally evaluate the operating performance of our portfolio of properties and will not differentiate properties by geography, size, or type. As of June 30, 2017, our portfolio consisted of one property and therefore we did not report any segment disclosures.

Reclassifications—The following line item on our consolidated balance sheet as of December 31, 2016, was reclassified:

•	Deferred Financing Expense, Net and Accounts Receivable, Net were separately disclosed due to significance in the current period. In the previous period, these amounts were included in Other Assets.

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Impact of Recently Issued Accounting Pronouncements—The following table provides a brief description of recent accounting pronouncements that could have a material effect on our financial statements:

Standard	Description	Date of Adoption	Effect on the Financial Statements or Other Significant Matters
ASU 2017-05, Other Income - Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20)	This update amends existing guidance in order to provide consistency in accounting for the derecognition of a business or nonprofit activity. It is effective for annual reporting periods beginning after December 15, 2017, for public companies, and December 15, 2018, for nonpublic companies, but early adoption is permitted.	January 1, 2018	We will adopt this standard concurrently with ASU 2014-09, listed below. We expect the adoption will impact our transactions that are subject to the amendments, which, although expected to be infrequent, could include a partial sale of real estate or contribution of a nonfinancial asset to form a joint venture.

ASU 2016-18, Statement of Cash Flows (Topic 230)	This update amends existing guidance in order to clarify the classification and presentation of restricted cash on the statement of cash flows. It is effective for annual reporting periods beginning after December 15, 2017, for public companies, and December 15, 2018, for nonpublic companies, but early adoption is permitted.	January 1, 2018

Upon adoption, we will include amounts generally described as restricted cash within the beginning of-period, change and end-of-period total amounts on the statement of cash flows rather than within an activity on the statement of cash flows.

ASU 2016-15, Statement of Cash Flows (Topic 230)	This update addresses the presentation of eight specific cash receipts and cash payments on the statement of cash flows. It is effective for annual reporting periods beginning after December 15, 2017 for public companies, and December 15, 2018, for nonpublic companies, but early adoption is permitted.	January 1, 2018	We are currently evaluating the impact the adoption of this standard will have on our consolidated financial statements. Of the eight specific cash receipts and cash payments listed within this guidance, we believe only two would be applicable to our business as it stands currently: debt prepayment or debt extinguishment costs and proceeds from settlement of insurance claims. We will continue to evaluate the impact that adoption of the standard will have on our presentation of these and any other applicable cash receipts and cash payments.

ASU 2016-02, Leases (Topic 842)	This update amends existing guidance by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. It is effective for annual reporting periods beginning after December 15, 2018 for public companies, and December 15, 2019, for nonpublic companies, but early adoption is permitted.	January 1, 2019	We are currently evaluating the impact the adoption of this standard will have on our consolidated financial statements. We have identified areas within our accounting policies we believe could be impacted by the new standard. We may have a change in presentation on our consolidated statements of operations with regards to Tenant Recovery Income which includes reimbursement amounts we receive from tenants for operating expenses such as real estate taxes, insurance, and other common area maintenance. Additionally, this standard impacts the lessor’s ability to capitalize certain costs related to the leasing of vacant space.

ASU 2014-09, Revenue from Contracts with Customers	This update outlines a comprehensive model for entities to use in accounting for revenue arising from contracts with customers. ASU 2014-09 states that “an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.” While ASU 2014-09 specifically references contracts with customers, it may apply to certain other transactions such as the sale of real estate or equipment. In 2015, the FASB provided for a one-year deferral of the effective date for ASU 2014-09, making it effective for annual reporting periods beginning after December 15, 2017, for public companies, and December 15, 2018, for nonpublic companies.	January 1, 2018	Our revenue-producing contracts are primarily leases that are not within the scope of this standard. As a result, we do not expect the adoption to have a material impact on our rental or reimbursement revenue. We continue to plan to adopt this guidance on a modified retrospective basis.

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3. ACQUIRED INTANGIBLE LEASES

Acquired intangible leases consisted of the following as of June 30, 2017 and December 31, 2016:

	June 30, 2017	December 31, 2016
In-place leases	$1,594	$1,594
Above-market leases	78	78
Total intangible lease assets	1,672	1,672
Accumulated amortization	(54)	(3)
Net intangible lease assets	$1,618	$1,669

Below-market lease liabilities	$918	$918
Accumulated amortization	(22)	(2)
Net below-market lease liabilities	$896	$916

Estimated future amortization of the respective acquired intangible leases as of June 30, 2017, for each of the next five years is as follows:

Year	In-Place Leases	Above- Market Leases	Below- Market Leases
Remaining 2017	$47	$3	$20
2018	93	6	40
2019	93	6	40
2020	93	6	40
2021	93	6	40
Total	$419	$27	$180

4. MORTGAGES AND LOANS PAYABLE

As of June 30, 2017 and December 31, 2016, we had an outstanding mortgage note payable of $11,390 with a variable interest rate of the London Interbank Offered Rate (LIBOR) plus 2.25%, and a maturity date of December 31, 2018. The interest rate was 3.31% and 2.87% as of June 30, 2017 and December 31, 2016, respectively. The note is payable to the Phillips Edison sponsor, and is secured by the property at Publix at St. Cloud, acquired in December 2016. The principal balance is due at maturity. Subsequent to June 30, 2017, the note was paid in full.

In March 2017, we entered into an unsecured $250,000 revolving credit facility with non-affiliated parties, with a variable interest rate based on our leverage ratio. The revolving credit facility matures in March 2021, with two six-month extension options. As of June 30, 2017, no funds from the revolving credit facility were available due to certain borrowing requirements that were not yet met.

5. COMMITMENTS AND CONTINGENCIES

Litigation

We may become involved in various claims and litigation matters arising in the ordinary course of business, some of which may involve claims for damages. Many of these matters are covered by insurance, although they may nevertheless be subject to deductibles or retentions. There are no material legal proceedings pending, or known to be contemplated, against us.

Environmental Matters

In connection with the ownership and operation of real estate, we may potentially be liable for costs and damages related to environmental matters. In addition, we may own or acquire certain properties that are subject to environmental remediation. Generally, the seller of the property, the tenant of the property, and/or another third party is responsible for environmental remediation costs related to a property. Additionally, in connection with the purchase of certain properties, the respective sellers and/or tenants may agree to indemnify us against future remediation costs. We also carry environmental liability insurance on our properties that provides limited coverage for any remediation liability and/or pollution liability for third-party bodily injury and/or property damage claims for which we may be liable. We are not aware of any environmental matters which we believe are reasonably likely to have a material effect on our consolidated financial statements.

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6. EQUITY

General— The holders of shares of the common stock are entitled to one vote per share on all matters voted on by stockholders, including election of the board of directors. Our charter does not provide for cumulative voting in the election of directors.

Distributions and Dividends—Our board of directors may, at its discretion, declare cash distributions and stock dividends to our stockholders. Cash distributions are, at the election of stockholders, either paid in cash or reinvested in additional shares of common stock pursuant to the DRIP. The DRIP allows stockholders to have their distributions invested in additional shares of our common stock at a price equal to $9.50 per share. Cash distributions are paid and stock dividends are issued to stockholders of record based on the number of daily shares owned by each stockholder during the period covered by the declaration. Such distributions and dividends are issued on the first business day after the end of each month.

7. RELATED PARTY TRANSACTIONS

Economic Dependency—We are dependent on the Advisor, Phillips Edison & Company Ltd. (the “Property Manager”), and their respective affiliates for certain services that are essential to us, including asset acquisition and disposition decisions, asset management, operating and leasing of our properties, and other general and administrative responsibilities. As of June 30, 2017, our Phillips Edison sponsor owned 75% of the Advisor and 100% of the Property Manager. Effective October 4, 2017, our Phillips Edison sponsor was acquired by PECO I and, as a result, our Phillips Edison sponsor’s ownership stake in the Advisor and the Property Manager was acquired by PECO I. In the event that the Advisor, the Property Manager, and/or their respective affiliates are unable to provide such services, we would be required to find alternative service providers, which could result in higher costs and expenses.

Advisory Agreement—Under the terms of the advisory agreement, we are to reimburse on a monthly basis the Advisor for cumulative organizational and offering costs and future organizational and offering costs they may incur on our behalf. Please refer to Note 2 for additional information on organizational and offering costs. Summarized below are the cumulative organizational and offering costs that have been charged by the Advisor for the three and six months ended June 30, 2017, and any related amounts unpaid as of June 30, 2017 and December 31, 2016:

	Three Months Ended	Six Months Ended	Unpaid Amount as of
	June 30, 2017	June 30, 2017	June 30, 2017	December 31, 2016
Total organizational and offering costs charged(1)	$1,866	$1,898	$1,937	$39

(1)	In addition, as of June 30, 2017, the Advisor had incurred on our behalf approximately $1,617 of organizational and offering costs related to the Public Offering. These costs had neither been charged to us nor recorded in our consolidated financial statements since they do not currently represent a liability of ours. Whether these costs will become a liability of ours in the future is at the discretion of the Advisor and will likely depend on the success of our offering.

Acquisition Fee—We pay the Advisor an acquisition fee related to services provided in connection with the selection and purchase or origination of real estate and real estate-related investments. The acquisition fee is equal to an amount up to 2% of the contract purchase price of each property we acquire or originate, including any debt attributable to such investments.

Contingent Advisor Payment—During the Public Offering, we will pay the Advisor an additional contingent advisor payment of 2.15% of the contract purchase price of each property or other real estate investments we acquire. The contingent advisor payment allows the Advisor to recoup the portion of the dealer manager fee and other organizational and offering expenses funded by the Advisor. Therefore, the amount of the contingent advisor payment paid upon the closing of an acquisition shall not exceed the then outstanding amounts paid by the Advisor for dealer manager fees and other organizational and offering expenses related to the Public Offering at the time of such closing. For these purposes, the amounts paid by the Advisor and considered as “outstanding” will be reduced by the amount of the contingent advisor payment previously paid. Notwithstanding the foregoing, the contingent advisor payment holdback, which is the initial $4.5 million of amounts to be paid by the Advisor to fund the dealer manager fee and other organizational and offering expenses related to the Public Offering, shall be retained by us until the termination of our last public offering, at which time such amount shall be paid to the Advisor or its affiliates.

Asset Management Fee—We pay the Advisor a monthly asset management fee in connection with the ongoing management and monitoring of the performance of our investments. The asset management fee is paid monthly in an amount of one-twelfth of 1% of the cost of our assets, which is equal to the purchase price, acquisition expenses, capital expenditures, and other customarily capitalized costs, but excludes acquisition fees, as of the last day of the preceding monthly period. The Advisor may elect to receive the asset management fee in cash, OP units, common stock, or any combination thereof.

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Disposition Fee—We will pay the Advisor or any of its affiliates, for substantial assistance in connection with the sale of properties or other investments, a disposition fee in an amount equal to 2% of the contract sales price of each property or other investment sold. Whether the Advisor or its affiliates have provided substantial assistance to us in connection with the sale of an asset is determined by a majority vote of the board of directors, including a majority of independent directors. Substantial assistance in connection with the sale of a property includes the Advisor or its affiliates’ preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a list of prospective buyers, a structural report, and exhibits) or such other substantial services performed by the Advisor or its affiliates in connection with a sale. The disposition fee is not paid if the sale of an asset is to an affiliate of the Advisor. The disposition fee may be paid in addition to real estate commissions paid to non-affiliates, provided that the total disposition fee and real estate commission together do not exceed an amount equal to the lesser of (i) 6% of the contract sales price of each property sold or (ii) a competitive real estate commission rate.

Acquisition Expenses—We reimburse the Advisor for direct expenses incurred related to sourcing, selecting, evaluating, and acquiring assets on our behalf, including certain personnel costs.

General and Administrative Expenses—As of June 30, 2017 and December 31, 2016, we owed the Advisor $10 and $9, respectively, for general and administrative expenses paid on our behalf.

Summarized below are the fees earned by and the expenses reimbursable to the Advisor, except for organizational and offering costs and unpaid general and administrative expenses, which we disclose above, for the three and six months ended June 30, 2017, and any related amounts unpaid as of June 30, 2017 and December 31, 2016:

	Three Months Ended	Six Months Ended	Unpaid Amount as of
	June 30, 2017	June 30, 2017	June 30, 2017	December 31, 2016
Acquisition fees(1)	$—	$—	$275	$—
Asset management fees(2)	36	73	86	12
Total	$36	$73	$361	$12

(1)	Acquisition fees and expenses are capitalized and allocated to the related investment in real estate assets on the consolidated balance sheets based on the acquisition-date fair values of the respective assets and liability acquired.
(2)	Asset management fees are presented as General and Administrative on the consolidated statements of operations.

Property Manager—Our real property is managed and leased by the Property Manager. The Property Manager is wholly owned by our Phillips Edison sponsor. The Property Manager also manages real properties acquired by Phillips Edison affiliates and other third parties.

Property Management Fee—We pay to the Property Manager a monthly property management fee equal to 4% of the gross receipts of each property managed by the Property Manager.

Leasing Commissions—In addition to the property management fee, if the Property Manager provides leasing services with respect to a property, we will pay the Property Manager leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property.

Construction Management and Development Fees—If we engage the Property Manager to provide construction management or development services with respect to a particular property, we will pay a construction management fee or a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the property.

Expenses and Reimbursements—The Property Manager hires, directs and establishes policies for employees who have direct responsibility for the operations of each real property it manages, which may include, but is not limited to, on-site managers and building and maintenance personnel. Certain employees of the Property Manager may be employed on a part-time basis and may also be employed by us or certain of our affiliates. The Property Manager also directs the purchase of equipment and supplies and will supervise all maintenance activity. We reimburse the costs and expenses incurred by the Property Manager on our behalf, including employee compensation, legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, as well as fees and expenses of third-party accountants.

F-31

Summarized below are the fees earned by and the expenses reimbursable to the Property Manager for the three and six months ended June 30, 2017, and any related amounts unpaid as of June 30, 2017 and December 31, 2016:

	Three Months Ended	Six Months Ended	Unpaid Amount as of
	June 30, 2017	June 30, 2017	June 30, 2017	December 31, 2016
Property management fees(1)	$12	$26	$26	$—
Leasing commissions(2)	—	4	—	—
Other fees and reimbursements(3)	42	96	176	74
Total	$54	$126	$202	$74

(1)	The property management fees are included in Property Operating on the consolidated statements of operations.
(2)	Leasing commissions paid for leases with terms less than one year are expensed immediately and included in Depreciation and Amortization on the consolidated statements of operations. Leasing commissions paid for leases with terms greater than one year are capitalized and amortized over the life of the related leases or assets.
(3)	Other fees and reimbursements are included in Property Operating and General and Administrative on the consolidated statements of operations based on the nature of the expense.

Dealer Manager—Our dealer manager is Griffin Capital Securities, LLC (the “Dealer Manager”). The Dealer Manager is a Delaware limited liability company, originally formed as a California corporation in 1991, and has been a member firm of the Financial Industry Regulatory Authority, Inc. (“FINRA”) since 1995. The Dealer Manager is under common ownership with our Griffin sponsor and will provide certain sales, promotional, and marketing services in connection with the distribution of the shares of common stock offered under our offering. Excluding shares sold pursuant to the “friends and family” program, the Dealer Manager will generally be paid a sales commission equal to 7% of the gross proceeds from the sale of shares of the common stock sold in the primary portion of our private offering and a dealer manager fee equal to 3% of the gross proceeds from the sale of shares of the common stock sold in the primary portion of our private offering.

The Dealer Manager may, in its discretion, reallow up to 100% of the selling commissions and dealer manager fee to participating broker-dealers. For the three and six months ended June 30, 2017, the Dealer Manager had earned $353 and $588 in commissions, and $383 and $427 in dealer Manager fees, respectively, which are recorded in Additional Paid-In Capital on the consolidated balance sheets. There were no commissions or fees earned by the Dealer Manager during 2016. As of June 30, 2017, there were no unpaid commissions or fees due to the Dealer Manager.

Share Purchases by Advisor—Our Advisor has made an initial investment in us through the purchase of 22,222 shares of our common stock. The Advisor may not sell any of these shares while serving as the Advisor. As of June 30, 2017, the Advisor owned 25,010 shares of our common stock.

Phillips Edison Sponsor—In December 2016, the Phillips Edison sponsor loaned us $11,390, secured by the property at Publix at St. Cloud (see Note 4). As of June 30, 2017 and December 31, 2016, we had an outstanding principal balance of $11,390, and an interest payable balance of $179 and $12, respectively, related to the mortgage note. As of December 31, 2016, we also had an outstanding payable balance of $300 to reimburse the Phillips Edison sponsor for the earnest money deposit paid on our behalf for the Publix at St. Cloud acquisition. Subsequent to June 30, 2017, the mortgage note and related interest outstanding were paid in full.

8. SUBSEQUENT EVENTS

We have evaluated subsequent events through October 12, the date of issuance of these consolidated financial statements, to determine if either recognition or disclosure of significant events or transactions is required.

Sale of Shares of Common Stock

From July 1, 2017 through October 11, we raised gross proceeds of approximately $10,867 through the issuance of 1,094,467 shares of common stock under our private placement. We have raised $25,637 since inception through October 11, exclusive of shares sold under our DRIP.

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Distributions and Dividends

Cash distributions equal to a daily amount of $0.0016438356 per share of common stock outstanding were paid subsequent to June 30, 2017, to the stockholders of record from June 1, 2017 through September 30, 2017, as follows:

Distribution Period	Date Distribution Paid	Gross Amount of Distribution Paid	Distribution Reinvested through the DRIP	Net Cash Distribution
June 1, 2017 through June 30, 2017	7/3/2017	$69	$21	$48
July 1, 2017 through July 31, 2017	8/1/2017	88	31	57
August 1, 2017 through August 31, 2017	9/1/2017	108	36	72
September 1, 2017 through September 30, 2017	10/2/2017	123	43	80

Stock dividends equal to a daily amount of 0.0004901961 shares per share of common stock outstanding, were issued subsequent to June 30, 2017, to the stockholders of record from June 1, 2017 through September 30, 2017, as follows:

Dividend Period	Date Dividend Paid	Number of Shares Issued
June 1, 2017 through June 30, 2017	7/3/2017	20,708
July 1, 2017 through July 31, 2017	8/1/2017	26,181
August 1, 2017 through August 31, 2017	9/1/2017	32,209
September 1, 2017 through September 30, 2017	10/2/2017	36.535

* * * * *

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APPENDIX A

PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to the non-traded real estate investment programs sponsored by our Phillips Edison sponsor and programs sponsored by our Griffin sponsor. Our investors should not assume that the prior performance of programs sponsored by our sponsors will be indicative of our future performance. In assessing the relative importance of this information with respect to a decision to invest in this offering, you should keep in mind that we will rely primarily on affiliates of our Phillips Edison sponsor to identify acquisitions and manage our portfolio and we will rely primarily on affiliates of our Griffin sponsor with respect to our capital-raising efforts. You should also note that only programs sponsored by Phillips Edison have invested in our targeted portfolio of grocery-anchored neighborhood and community shopping centers.

The tables below provide information on the performance of a number of public programs of our Phillips Edison Sponsor and our Griffin sponsor. This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus. Upon request, prospective investors may obtain from us without charge copies of any public reports prepared in connection with public programs sponsored by our Phillips Edison and Griffin sponsors, including a copy of the most recent Annual Reports on Form 10-K filed with the SEC.

The inclusion of the tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to the returns experienced in the programs referred to in the tables. In addition, you may not experience any return on your investment. If you purchase our shares, you will not acquire any ownership in any of the programs to which the tables relate.

TABLE I

(UNAUDITED)
OUR PHILLIPS EDISON SPONSOR’S EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table provides a summary of the experience of our Phillips Edison sponsor in raising and investing funds for the public programs that had their offerings close since January 1, 2014.

(dollars in thousands)	Phillips Edison Grocery Center REIT I, Inc.		Phillips Edison Grocery Center REIT II, Inc.
Dollar amount offered	$1,785,000	(1)	$2,000,000
Dollar amount raised	$1,754,428			$1,129,903
Length of offering (in months)	42	(2)		21	(3)
Months to invest 90% of amount available for investments	46			26

(1) Includes shares allocated from dividend reinvestment plan offering to primary offering.

(2) Primary offering commenced August 12, 2010 and ended February 7, 2014.

(3) Primary offering commenced November 25, 2013 and ended September 15, 2015.

TABLE II

(UNAUDITED)
COMPENSATION TO OUR PHILLIPS EDISON SPONSOR

This Table sets forth the cumulative compensation received by affiliates of our Phillips Edison sponsor for those prior public real estate programs that have had offerings close during the three years ended December 31, 2016.

As of December 31, 2016

(dollars in thousands)	Phillips Edison Grocery Center REIT I, Inc.	Phillips Edison Grocery Center REIT II, Inc.
Date offering commenced	8/12/2010	11/25/2013
Date offering closed	2/7/2014	9/15/2015
Dollar amount raised	$1,754,428	$1,129,903

Amount paid to sponsor from proceeds of offering:
Underwriting fees	159,154	103,957
Acquisition fees	24,966	15,099
Acquisition expenses	1,746	2,638
Financing fees	13,916	2,268
Other - organization and offering expenses	27,104	18,336

Dollar amount of cash generated from operations before deducting payments to sponsors	436,686	91,257

Amount paid to sponsor from operations:
Property management fees	30,206	7,074
Leasing commission	20,153	5,791
Construction management fees	3,273	1,462
Asset management fees	53,452	10,043
OP unit distribution	3,686	—
Class B unit distribution	3,320	771
Other	14,409	5,852
Dollar amount of property sales and refinancing before deducting payments to sponsor
- Cash	46,570	—
- Notes	—	—
Amount paid to sponsor from property sales and refinancing
Disposition fees	944	—

TABLE III

(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS OF OUR PHILLIPS EDISON SPONSOR

As of December 31, 2016

Table III summarizes the operating results of public programs sponsored by our Phillips Edison sponsor that have had offerings close during the five years ended December 31, 2016. All figures are as of or for the year ended December 31 of the year indicated.

	Phillips Edison Grocery Center REIT I, Inc.
(dollars in thousands, except per share data)	2016	2015	2014	2013	2012	2011	2010
Summary Operating Results
Gross revenues(1)	$257,730	$242,099	$188,215	$73,165	$17,550	$3,529	$98
Operating expenses	$222,219	$196,396	$191,256	$75,184	$18,804	$5,234	$808
Operating income (loss)	$35,511	$45,703	$(3,041)	$(2,019)	$(1,254)	$(1,705)	$(710)
Interest expense	$32,458	$32,390	$20,360	$10,511	$3,020	$811	$38
Other income, net(2)	$5,990	$248	$766	$180	$1	$—	$1
Net income (loss) – GAAP basis(3)	$9,043	$13,561	$(22,635)	$(12,350)	$(4,273)	$(2,516)	$(747)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$103,076	$106,073	$75,671	$18,540	$4,033	$593	$201
Net cash flows provided by (used in) investing activities	$(226,217)	$(110,774)	$(715,772)	$(776,219)	$(198,478)	$(56,149)	$(21,249)
Net cash flows provided by (used in) financing activities	$90,685	$29,732	$195,500	$1,210,275	$195,130	$61,818	$21,555
Amount and Source of Cash Distributions
Total distributions paid to common stockholders	$123,141	$123,190	$119,562	$38,007	$3,673	$873	$—
Distribution data per $1,000 invested:
Total distributions paid to common stockholders(4)	$67	$67	$67	$54	$56	$58	$—
From operations	$56	$58	$42	$26	$56	$39	$—
From sales of properties	$—	$—	$—	$—	$—	$—	$—
From financings	$—	$—	$—	$—	$—	$19	$—
From offering proceeds	$—	$—	$—	$1	$—	$—	$—
From DRIP	$11	$9	$25	$27	$—	$—	$—
Summary Balance Sheet
Total assets(6)	$2,380,188	$2,226,248	$2,150,769	$1,721,527	$325,410	$85,192	$22,713
Total liabilities(6)	$1,115,401	$934,456	$742,629	$251,995	$173,139	$58,007	$21,556
Estimated value per share	$10.20	$10.20	$10.00 (5)	$10.00 (5)	$10.00 (5)	$10.00 (5)	$10.00 (5)

(1)	Includes amounts in Other Income.
(2)	Added to template.
(3)	Represents net loss unadjusted for amounts attributable to noncontrolling interests.
(4)	Represents distributions paid, including DRIP. See below for calculations:

Distributions paid, cash	64,269	59,387	56,612	19,301	2,349	715	—
Distributions paid, DRIP	58,872	63,803	62,950	18,706	1,324	158	—
Distributions paid, including DRIP	123,141	123,190	119,562	38,007	3,673	873	—
Weighted average common shares outstanding	183,875,755	183,677,600	179,279,633	70,227,368	6,509,470	1,503,477	168,419
Distributions paid per $1,000 invested	66.97	67.07	66.69	54.12	56.43	58.07	—

(5)	Estimated value per share reflects the maximum per share purchase price of shares in the primary portion of the initial public offering.
(6)	Certain prior period balance sheet amounts have been restated to conform with the adoption of Accounting Standards Update ("ASU") 2015-03, Simplifying the Presentation of Debt Issuance Costs.

TABLE III

(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS OF OUR PHILLIPS EDISON SPONSOR
(cont’d)

As of December 31, 2016

Phillips Edison Grocery Center REIT II, Inc.

(dollars in thousands, except per share data)	2016	2015	2014	2013
Summary Operating Results
Gross revenues(1)	$129,796	$60,413	$8,445	$—
Operating expenses	$127,817	$63,531	$13,188	$145
Operating income (loss)	$1,979	$(3,118)	$(4,743))	$(145)
Interest expense	$10,970	$3,990	$1,206	$—
Gain on contribution of properties to unconsolidated joint venture	$3,341	$—	$—	$—
Other income, net(2)	$153	$410	$116	$—
Net income (loss) – GAAP basis(3)	$(5,497)	$(6,698)	$(5,833)	$(145)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$45,353	$16,618	$(1,311)	$(396)
Net cash flows provided by (used in) investing activities	$(362,228)	$(618,854)	$(296,325)	$—
Net cash flows provided by (used in) financing activities	$307,775	$440,478	$476,653	$496
Amount and Source of Cash Distributions				—
Total distributions paid to common stockholders	$75,127	$56,114	$13,697	$—
Distribution data per $1,000 invested:
Total distributions paid to common stockholders(4)	$163	$154	$133	$—
From operations	$98	$45	$—	$—
From sales of properties	$—	$—	$—	$—
From financings	$—	$—	$—	$—
From offering proceeds	$—	$27	$63	$—
From DRIP	$64	$82	$70	$—
Summary Balance Sheet
Total assets(6)	$1,486,527	$1,079,713	$526,636	$2,348
Total liabilities(6)	$624,293	$156,428	$58,135	$2,293
Estimated value per share	$22.50	$25.00 (5)	$25.00 (5)	$25.00 (5)

(1)	Includes amounts in Other Income.
(2)	Added to template.
(3)	Represents net loss unadjusted for amounts attributable to noncontrolling interests.
(4)	Represents distributions paid, including DRIP. See below for calculations:

Distributions paid, cash	36,864	26,332	6,535	–
Distributions paid, DRIP	38,263	29,782	7,162	–
Distributions paid, including DRIP	75,127	56,114	13,697	–
Weighted average common shares outstanding	46,228,230	36,538,195	10,301,605	8,888
Distributions paid per $1,000 invested	162.51	153.58	132.96	–

(5)	Estimated value per share reflects the maximum per share purchase price of shares in the primary portion of the initial public offering.
(6)	Certain prior period balance sheet amounts have been restated to conform with the adoption of Accounting Standards Update ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs.

TABLE IV

(UNAUDITED)
RESULTS OF COMPLETED PROGRAMS OF OUR PHILLIPS EDISON SPONSOR

Not applicable

TABLE V

(UNAUDITED)
SALE OR DISPOSITION OF ASSETS BY PROGRAMS OF OUR PHILLIPS EDISON SPONSOR

This table sets forth summary information on the aggregate sales or disposals of real estate and real estate-related investments by prior public programs sponsored by our Phillips Edison sponsor since January 1, 2014 that have similar investment objectives to Phillips Edison Grocery Center REIT III, Inc. All data is as of December 31, 2016.

				Selling Price, Net of Closing Costs, and GAAP Adjustments					Cost of Properties, Including Closing and Soft Costs
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Costs, Capital Improvement, Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Phillips Edison Grocery Center REIT I, Inc.
Tree Summit	Duluth, GA	3/14/2014	11/18/2014	$7,429,300	—	—	—	$7,429,300	—	$7,523,700	$7,523,700	$331,633
Rivergate Shopping Center	Macon, GA	7/18/2013	12/21/2016	$35,929,522	—	—	—	$35,929,522	—	$36,982,724	$36,982,724	$7,920,159

TABLE I

(UNAUDITED)
OUR GRIFFIN SPONSOR’S EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I provides a summary of the experience of one of our co-sponsors, Griffin Capital, and its affiliates in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2016. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

	Griffin-American	Griffin-American
	Healthcare REIT II, Inc.(1)	Healthcare REIT III, Inc.
Dollar Amount Offered(2)	$4,607,200,000	$1,865,000,000
Dollar Amount Raised(2)	$2,838,329,000	$1,842,618,000
Length of Offering (in months)	50	12
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	52	21

(1)	Includes amounts in the initial and follow-on offerings.
(2)	Such amounts exclude amounts offered or raised under the distribution reinvestment plan.

TABLE I

(UNAUDITED)
OUR GRIFFIN SPONSOR’S EXPERIENCE IN RAISING AND INVESTING FUNDS – (Continued)

	Griffin Capital Essential Asset REIT, Inc. (1)
	Dollar Amount	Percentage
Dollar Amount Offered	$1,921,250,000
Dollar Amount Raised	$1,268,888,431
Dollar Amount Raised Pursuant to the Distribution Reinvestment Program (DRP)	$166,726,782
Total Amount Raised	$1,435,615,213	74.7%
Length of Offering (in months)(2)	54
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	61

(1)	Includes initial offering.
(2)	Represents the length of the primary offering. The distribution reinvestment plan offering is still active.

TABLE II

(UNAUDITED)
COMPENSATION TO OUR GRIFFIN SPONSOR

The table below sets forth the compensation paid to our Griffin sponsor and its affiliates in connection with prior public programs with offerings that closed in the three years ended December 31, 2016. There were three offerings closed in the three years ended December 31, 2016. As of December 31, 2016, there were three public programs which paid compensation to our Griffin sponsor (GCEAR, GAHR II and GAHR III). Information in the table below reflects compensation paid to Griffin Capital, American Healthcare Investors and the former sponsor of GAHR II since inception of such programs unless noted otherwise. Property management fees, asset management fees, acquisition fees, disposition fees, refinancing fees and leasing commissions are presented for consolidated properties at 100% of the amount incurred by the property.

Consolidated property information has not been adjusted for the respective entities for affiliated ownership percentages. Additionally, certain unconsolidated property information is not included in the tabular presentation.

	Griffin-American		Griffin-American	Griffin Capital Essential
	Healthcare REIT II, Inc.		Healthcare REIT III, Inc.	Asset REIT, Inc.
Date Offering Commenced	08/24/2009		2/26/2014	11/06/2009	(5)
Dollar Amount Raised(1)	$2,838,329,000		$1,842,618,000	$1,268,888,000	(6)
Amounts Paid to Sponsor from Proceeds of Offering
Selling Commissions	$190,938,000		$123,146,000	$85,572,000	(7)
Marketing Support, Due Diligence Allowance and Dealer Manager Fees	84,679,000		55,097,000	38,066,000	(8)
Organization & Offering Expenses	13,463,000		3,507,000	7,174,000	(9)
Totals	$289,080,000		$181,750,000	$130,812,000
Amounts Paid to Sponsor for Acquisitions and Investments
Acquisition Fees	$79,130,000		$55,074,000	$81,082,000	(10)
Acquisition Expenses	—		—	15,051,000	(11)
Development Fees	—		182,000	—
Construction Management Fees	570,000		91,000	—
Other	—		—	14,887,000	(11)
Totals	$79,700,000		$55,347,000	$111,020,000
Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$249,575,000	(2)	$112,312,000	$456,888,000	(12)
Amounts Paid to Sponsor from Operations:
Property Management Fees	$6,059,000	(3)	$3,095,000	$25,950,000	(13)
Asset Management Fees	21,219,000	(3)	23,940,000	63,522,000	(14)
Leasing Commissions	2,544,000	(3)	236,000	2,371,000
Totals	$29,822,000		$27,271,000	$91,843,000
Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor	$—		$—	$104,620,000	(15)
Amounts Paid to Sponsor from Property Sales and Refinancings:
Disposition Fees	$—		$—	$722,000	(15)
Incentive Fees	44,678,000	(4)	—	—
Totals	$44,678,000		$—	$722,000

(1)	Such amounts exclude amounts offered or raised under the distribution reinvestment plan.
(2)	As GAHR II merged with and into a subsidiary of NorthStar Realty Finance on December 3, 2014, the amount represents (a) the cash generated from operations for the two years ended December 31, 2013 and for the nine months ended September 30, 2014 (the last available quarterly information as annual information is not available) plus (b) payments to the co-sponsors from operations for the two years ended December 31, 2013 and for the period from January 1, 2014 through December 3, 2014. Includes amounts raised in the initial and follow-on offerings.
(3)	Amounts represent payments made for the period from January 1, 2014 through December 3, 2014 since GAHR II merged with and into a subsidiary of NorthStar Realty Finance on December 3, 2014.
(4)	Amount includes $1,049,000 paid to GAHR II's former sponsor paid in connection with its merger with and into a subsidiary of NorthStar Realty Finance.
(5)	GCEAR’s public offering became effective with the SEC on November 6, 2009. See footnote (6) for the discussion of the private offering prior to the SEC effective date.

(6)	There was approximately $1.3 billion in equity raised in GCEAR through December 31, 2016. In addition, concurrent with registering the public offering, GCEAR offered shares in a Regulation D private offering pursuant to a private placement memorandum, which offering began in February 2009. Approximately $2.4 million in common stock was sold in the Regulation D private offering. In addition to equity raised in the offerings, there was $166.7 million in GCEAR shares issued pursuant to a distribution reinvestment plan.
(7)	Selling commissions of 7.0% are earned on each subscription, which amount was reallowed to the third party participating broker-dealers.
(8)	Dealer manager fees of 3.0% were earned on each subscription of GCEAR, which amount was paid to Griffin Securities, our dealer manager, an indirect wholly-owned subsidiary of our Griffin sponsor. The dealer manager may reallow a portion of this fee to third party participating broker-dealers to reimburse for marketing efforts.
(9)	Organizational and offering expenses include marketing-related costs, technology costs, training and education meetings, broker-dealer seminars and bona fide due diligence expenses.
(10)	Acquisition fees are earned by Griffin Capital Essential Asset Advisor, LLC (“GCEAR Advisor”), an indirect wholly-owned subsidiary of our Griffin sponsor, on each acquired or contributed property. GCEAR pays an acquisition fee of 2.5% of the acquisition purchase price or contribution value.
(11)	Actual GCEAR acquisition expenses incurred by our Griffin sponsor, on behalf of GCEAR Advisor, are reimbursable up to 0.50% of the acquisition purchase price. Other acquisition costs incurred by GCEAR directly included appraisal fees, filing fees, title and escrow fees and other third party charges.
(12)	The amount represents (a) the cash generated from or (used in) in operations for the three years ended December 31, 2016 plus (b) payments to the sponsor from operations for the three years ended December 31, 2016.
(13)	Property management fees are primarily earned by Griffin Capital Essential Asset Property Management, LLC at 3.0% of gross collected rental revenue. Third party property managers are substantially paid by Griffin Capital Essential Asset Property Management, LLC.
(14)	Asset management fees are, and with respect to Griffin Capital Asset Management Company, LLC (formerly Griffin Capital REIT Holdings, LLC), 0.75% of the average acquisition/contribution value of the properties acquired for GCEAR.
(15)	GCEAR Advisor was paid a disposition fee from GCEAR for the disposition of four properties since inception.

TABLE III

(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS OF OUR GRIFFIN SPONSOR

(Dollars in thousands)

The following sets forth the unaudited operating results for GAHR II, GAHR III and GCEAR (offerings of which have closed in the most recent five years ended December 31, 2016). GAHR II was sponsored by its former sponsor, Grubb & Ellis Company, from inception to January 6, 2012 and co-sponsored by Griffin Capital and American Health Investors beginning January 7, 2012. The following also sets forth the unaudited operating results for two private programs that have closed in the most recent five years. All amounts are as of December 31 for the year indicated, unless otherwise indicated.

Griffin-American Healthcare REIT II, Inc.

	September 30,	December 31,
	2014(1)	2013	2012	2011	2010
BALANCE SHEET DATA:
Total assets	$2,997,526,000	$2,928,726,000	$1,454,629,000	$499,152,000	$203,996,000
Mortgage loans payable, net	$318,609,000	$329,476,000	$291,052,000	$80,466,000	$58,331,000
Lines of credit	$250,000,000	$68,000,000	$200,000,000	$—	$11,800,000
Noncontrolling interests	$2,087,000	$2,206,000	$439,000	$123,000	$122,000
Stockholders’ equity	$2,292,022,000	$2,383,025,000	$860,307,000	$397,357,000	$125,240,000

	Nine Months Ended September 30,	Years Ended December 31,
	2014(1)	2013	2012	2011	2010	Total
STATEMENT OF OPERATIONS DATA:
Total revenues	$285,362,000	$204,403,000	$100,728,000	$40,457,000	$8,682,000	$639,632,000
Net income (loss)	$35,985,000	$9,065,000	$(63,244,000)	$(5,774,000)	$(7,423,000)	$(31,391,000)
Net income (loss) attributable to controlling interest	$35,950,000	$9,051,000	$(63,247,000)	$(5,776,000)	$(7,424,000)	$(31,446,000)
STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating activities	$121,869,000	$42,748,000	$23,462,000	$9,264,000	$(2,881,000)	$194,462,000
Net cash used in investing activities	$(171,743,000)	$(1,437,605,000)	$(730,304,000)	$(223,689,000)	$(186,342,000)	$(2,749,683,000)
Net cash provided by financing activities	$44,319,000	$1,337,919,000	$756,843,000	$253,089,000	$181,468,000	$2,573,638,000
OTHER DATA:
Distributions paid	$149,289,000	$125,547,000	$45,594,000	$18,192,000	$4,072,000	$342,694,000
Distribution Data Per $1,000 Invested
Cash Distributions to Investors(2)
Sources (on GAAP basis)
- Operating activities	$41.33	$21.10	$31.03	$30.07	$—
- Investing & financing activities	$—	$—	$—	$—	$—
- Other (return of capital)	$9.30	$40.86	$29.28	$28.98	$54.50
Estimated value per share(3)	$10.22	$10.22	$10.22	$—	$—

(1) GAHR II merged with and into a subsidiary of NorthStar Realty Finance on December 3, 2014. As such, annual information is not available and the last available quarterly information is presented.

(2) Cash distributions per $1,000 invested exclude distributions to noncontrolling interests.

(3) Estimated value per share as determined by the board of directors of GAHR II effective as of November 7, 2012.

TABLE III

(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS OF OUR GRIFFIN SPONSOR – (continued)

Griffin-American Healthcare REIT III, Inc.

	December 31,
	2016	2015	2014	2013
BALANCE SHEET DATA:
Total assets	$2,794,518,000	$2,525,019,000	$831,684,000	$202,000
Mortgage loans payable, net	$495,717,000	$295,270,000	$16,959,000	$—
Lines of credit and term loan	$649,317,000	$350,000,000	$—	$—
Redeemable noncontrolling interests	$31,507,000	$22,987,000	$2,000	$—
Noncontrolling interests	$155,763,000	$191,145,000	$—	$2,000
Stockholders’ equity	$1,262,790,000	$1,492,113,000	$805,534,000	$200,000

	Years Ended December 31,			Period from January 11, 2013 (Date of Inception) through December 31,
	2016	2015	2014	2013	Total
STATEMENT OF OPERATIONS DATA:
Total revenues	$989,571,000	$160,476,000	$3,481,000	$—	$1,153,528,000
Net loss	$(203,896,000)	$(115,041,000)	$(8,598,000)	$—	$(327,535,000)
Net loss attributable to controlling interest	$(146,034,000)	$(101,333,000)	$(8,598,000)	$—	$(255,965,000)
STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating activities	$114,357,000	$(22,987,000)	$(6,329,000)	$—	$85,041,000
Net cash used in investing activities	$(360,703,000)	$(1,609,349,000)	$(265,715,000)	$—	$(2,235,767,000)
Net cash provided by financing activities	$226,656,000	$1,176,599,000	$776,736,000	$202,000	$2,180,193,000
OTHER DATA:
Distributions paid	$116,285,000	$103,204,000	$4,835,000	$—	$224,324,000
Distribution Data Per $1,000 Invested
Cash Distributions to Investors(1)
Sources (on GAAP basis)
- Operating activities	$59.40	$—	$—	$—
- Investing & financing activities	$—	$—	$—	$—
- Other (return of capital)	$1.00	$61.23	$16.55	$—
Estimated value per share(2)	$9.01	$—	$—	$—

(1)	Cash distributions per $1,000 invested exclude distributions to noncontrolling interests.
(2)	Estimated value per share as determined by the board of directors of GAHR III effective as of October 5, 2016.

TABLE III

(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS OF OUR GRIFFIN SPONSOR – (continued)

	Griffin Capital Essential Asset REIT, Inc.
	2016	2015	2014	2013	2012
BALANCE SHEET DATA:
Total assets	$2,894,803	$3,037,390	$2,053,656	$1,216,504	$332,648
Total debt(1)	$1,447,535	$1,473,427	$613,905	$480,886	$192,664
Preferred units subject to redemption	$—	$—	$250,000	$250,000	$—
Redeemable noncontrolling interests	$4,887	$4,887	$12,543	$4,887	$4,887
Redeemable common stock	$92,058	$86,557	$56,421	$12,469	$3,439
Stockholders’ equity	$1,193,470	$1,287,769	$973,507	$374,838	$95,769
STATEMENT OF OPERATIONS DATA:
Total revenues	$340,373	$290,095	$202,394	$68,916	$25,490
Net income (loss)	$26,555	$15,621	$14	$(24,469)	$(5,674)
Net income (loss) attributable to common stockholders	$25,285	$(3,750)	$(18,654)	$(24,664)	$(4,195)
Net (income) loss attributable to noncontrolling interest(2)	$(912)	$138	$698	$3,092	$1,739
STATEMENT OF CASH FLOWS DATA:
Net cash provided by operating activities	$144,182	$92,458	$73,249	$948	$5,058
Net cash provided by (used in) investing activities	$61,130	$(414,371)	$(757,903)	$(845,672)	$(154,066)
Net cash (used in) provided by financing activities	$(183,814)	$274,942	$743,162	$849,458	$149,252
OTHER DATA:(3)
Distributions paid to common shareholders	$69,463	$52,407	$30,875	$7,731	$3,165
Distributions paid to noncontrolling interests	4,425	3,477	3,410	3,041	2,694
Distributions paid to preferred unit holders	—	10,859	19,011	1,354	—
Issuance of shares for distribution reinvestment plan	52,174	52,557	44,947	8,902	2,732
Total Distributions	$126,062	$119,300	$98,243	$21,028	$8,591
Distribution Data Per $1,000 Invested
Cash Distributions to Investors(2)
Sources (on GAAP basis)
- Operating activities	$1,000.00	$131.92	$48.79	$0.06	$25.53
- Investing & financing activities	$—	$—	$—	$—	$—
- Other (return of capital)	$—	$38.30	$16.65	$1.35	$17.83
Estimated value per share(4)	$10.44	$10.40	$—	$—	$—

(1)	Effective December 31, 2015, GCEAR adopted new guidance on the presentation of debt issuance costs. This guidance was adopted retrospectively and all prior periods have been adjusted to reflect this change in accounting principle.
(2)	Noncontrolling interest consists of limited partners of the operating partnership in which limited partner units were issued in exchange for the limited partners’ interest in certain real estate assets.
(3)	Cash distributions per $1,000 invested includes cash distributions and shares issued pursuant to the distribution reinvestment plan to common stockholders, those made to limited partners of the operating partnership and those made to the preferred unit investor.
(4)	Estimated value per share as determined by the board of directors of GCEAR effective as of October 24, 2016 (as presented for 2016) and October 22, 2015 (as presented for 2015).

TABLE IV

(UNAUDITED)
RESULTS OF COMPLETED PROGRAMS OF OUR GRIFFIN SPONSOR

This table sets forth summary information on the results of a prior public program that completed operations in the most recent five years ended December 31, 2016.

Griffin-American
Healthcare REIT II, Inc.
Date of Closing of Program	12/03/2014
Duration (in months)	63
Aggregate Dollar Amount Raised(1)	$2,838,329,000
Annualized Return on Investments(2)	24.6%
Median Annual Leverage(3)	18.6%

(1)	Amount excludes amounts offered or raised under the distribution reinvestment plan.
(2)	Annualized return on investments is calculated based upon (a) the difference between the aggregate amounts distributed to investors and invested by investors divided by (b) the aggregate amount invested by investors multiplied by the number of years from when the applicable program broke escrow to the liquidity event.
(3)	Median Annual Leverage is based upon a list of annual leverage values calculated from 2010 (the first year the program purchased properties and incurred debt) to 2014 derived from (a) the year-end mortgage loans payable and lines of credit balances outstanding divided by (b) total assets as of the same date. The list of annual leverage values is then arranged in order from lowest to highest value with the median value being the value separating the higher half of values from the lower half of values. GAHR II merged with and into a subsidiary of NorthStar Realty Finance on December 3, 2014; therefore, the program used September 30, 2014 data for the 2014 portion of the calculation.

TABLE V

(UNAUDITED)
SALE OR DISPOSITION OF ASSETS BY PROGRAMS OF OUR GRIFFIN SPONSOR

The following table sets forth sales or other disposals of properties by prior programs in the most recent three years ended December 31, 2016.

			Selling Price, Net of Closing Costs and GAAP Adjustments
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale (fair value)	Equity issued		Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP(1)	Total
Quantum Foods	06/27/2007	09/25/2014	$5,610,941	$22,722,059	$—		$—	$—	$28,333,000
Washington Pt.	09/01/2006	11/07/2014	$2,000,000	$12,000,000	$—		$—	$—	$14,000,000
Eagle Rock	11/05/2013	12/17/2014	$10,950,000	$—	$—		$—	$—	$10,950,000
ARG	10/30/2006	01/15/2015	$26,316,175	(2)	$—		$—	$—	$26,316,175
College Park	11/05/2013	02/20/2015	$14,300,000	$—	$—		$—	$—	$14,300,000
Westmont	10/17/2007	(3)	$—	$26,883,056	$—		$—	$—	$26,883,056
Will Partners	06/04/2010	08/07/2015	$22,000,000	$—	$—		$—	$—	$22,000,000
Highway 94	12/05/2012	11/06/2015	$5,554,570	$19,033,110	$7,352,320	(4)	$—	$—	$31,939,996
Carlsbad	05/13/2011	12/31/2015	$26,026,994	$31,495,303	$—		$—	$(102,297)	$57,420,000
Atrium	07/22/2005	01/15/2016	$4,836,746	$25,663,254	$—		$—	$—	$30,500,000
Nashville	04/11/2013	04/27/2016	$5,031,355	$22,440,787	$13,827,858	(4)	$—	$—	$41,300,000
Q Street	03/23/2006	07/22/2016	$12,873,663	$32,276,337	$—		$—	$—	$45,150,000

	Cost of Properties Including Closing and Soft Costs
Property	Original mortgage financing	Total acquisition cost, capital improvement, closing and soft costs	Equity issued in excess (deficiency) of acquisition and closing costs	Total	Excess (deficiency) of property operating cash receipts over cash expenditures
Quantum Foods	$24,207,000	$962,000	$9,929,000	$35,098,000	$6,291,138
Washington Pt.	$23,175,000	$3,476,000	$7,749,000	$34,400,000	$3,264,393
Eagle Rock	$7,122,000	$1,220,000	$(1,842,000)	$6,500,000	$(879,360)
ARG	$27,000,000	$780,000	$10,780,000	$38,560,000	$3,174,913
College Park	$6,570,000	$228,000	$602,000	$7,400,000	$83,926
Westmont	$27,700,000	$4,379,000	$3,621,000	$35,700,000	$1,303,740
Will Partners	$16,900,000	$860,000	$8,383,000	$26,143,000	$2,276,061
Highway 94	$21,350,000	$1,017,000	$8,183,000	$30,550,000	$4,523,345
Carlsbad	$34,425,000	$2,360,000	$19,215,000	$56,000,000	$2,983,566
Atrium	$27,400,000	$1,977,000	$11,523,000	$40,900,000	$13,975,887
Nashville	$23,660,000	$1,623,000	$11,117,000	$36,400,000	$4,903,398
Q Street	$36,000,000	$3,718,000	$17,557,000	$57,275,000	$14,327,971

(1)	The program assumed the in-place mortgage as of the acquisition date. The adjustment represents a debt premium to reflect the debt at fair market value.
(2)	ARG, Inc.’s bankruptcy filing created a non-monetary event of default under the loan for the nine properties involved with this transaction. A loan default provided the lender with the right to sweep all of the excess cash flow above and beyond the mortgage payment. In order to cover the remaining debt service and/or pay down the loan to reduce the debt, the trust manager sold four properties in 2012. The borrower and the lender entered into a loan modification in April 2014 allowing the borrower to sell the remaining five locations. One of the remaining assets was sold in June 2014, two additional assets were sold in the third quarter of 2014, and an additional asset in December 2014. The final closing occurred in January 2015.
(3)	In April 2015, the lender foreclosed on the Westmont property. On June 18, 2015, the property was sold at auction.
(4)	Represents the limited partnership units issued by the operating partnership of GCEAR for the contributed equity interest of the investors.

Appendix B

GROCERY CENTER REIT III CO-SPONSORED BY GRIFFIN CAPITAL SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/ SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-518-8073 Any person(s) desiring to subscribe for shares of common stock (the “shares”) in Phillips Edison Grocery Center REIT III, Inc. (the “Company”) should carefully read and review the Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information. AN INVESTMENT IN PHILLIPS EDISON GROCERY CENTER REIT III, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS. IF AN INVESTOR’S SUBSCRIPTION IS ACCEPTED, THE COMPANY WILL SEND THE INVESTOR CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR. (1) INVESTMENT Enter the amount to be invested in Class T or Class I common shares. A check for the full purchase price of the shares subscribed for should be made payable to “Phillips Edison Grocery Center REIT III, Inc.’’ Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled “Suitability Standards.’’ (Certain states have imposed special suitability standards as set forth in the Prospectus.) Class I shares are only available for purchase by certain categories of investors. Class I shares may be sold to investors: (1) purchasing shares through fee-based programs (wrap accounts), (2) purchasing shares through participating broker dealers that have alternative fee arrangements, (3) purchasing shares through certain registered investment advisers (under most circumstances), (4) purchasing shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (5) who are an endowment, foundation, pension fund or other institutional investor, (6) or as otherwise identified in the prospectus. The minimum required initial investment is $2,500. If additional investments in the Company are made, you will need to complete an Additional Subscription Agreement Form with the exact name in which the original purchase was made. The investor(s) acknowledge(s) that the broker-dealer named on the Subscription Agreement/Signature Page may receive a commission on any such additional investments in the Company. (2) NON-CUSTODIAL OWNERSHIP FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETE AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO “PHILLIPS EDISON GROCERY CENTER REIT III, INC.” TO THE ADDRESS LISTED ON THE BOTTOM OF PAGE 2. WIRE TRANSFERS ARE ALSO ACCEPTABLE, SEE WIRING INSTRUCTIONS LISTED ON THE BOTTOM OF PAGE 2. (3)CUSTODIAL OWNERSHIP FOR CUSTODIAL OWNERSHIP ACCOUNTS, SUBSCRIPTION AGREEMENT/SIGNATURE PAGE MUST BE COMPLETED, EXECUTED AND SENT TO THE CUSTODIAN. Check the appropriate box to indicate the type of entity that is subscribing. Note: Pension or Profit Sharing Plans appear under Non-Custodial Ownership as well as Custodial Ownership. Check Non-Custodial Ownership if the plan has a trustee; check Custodial Ownership if the plan has a custodian. Enter the exact name of the custodian or trustee, mailing address and business phone. If this is an additional purchase by a qualified plan or non-qualified custodial account, please use the same exact plan name as the previous investment. The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), the custodian account number and name of custodian or other administrator. (4) INVESTOR INFORMATION (REQUIRED) (4)a For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor. (4)b Note: Section 3 should contain the mailing address of either the investor, trustee or authorized signer of the account. Enter the home address, city, state, zip code, home telephone, business telephone and email address of the investor. Enter an alternate mailing address if different than the home address in item 4(b). (4)c Enter the date of birth of the investor(s); if applicable, or date of incorporation. Enter the social security number (SSN) of the investor and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor’s social security number (for identification purposes). Enter Tax ID number, if applicable. If the investor is an entity, also enter the date of birth and social security number of the authorized signer where indicated. (4)d Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the (4)e Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment. (4)f Check the box if either the investor or joint investor is an employee, officer, director, or affiliate of Phillips Edison & Company, Griffin Capital Corporation or their affiliates. Page 1 of 6

GROCERY CENTER REIT III CO-SPONSORED BY GRIFFIN CAPITAL SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/ SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-518-8073 (5) DISTRIBUTION OPTIONS (REQUIRED) Check the appropriate box to have the distributions mailed to the address of record, the address that is located in Section (4)b, or the alternate address in Section (4)c. Check the appropriate box to participate in the Distribution Reinvestment Plan (the “DRP”). If you are reinvesting pursuant to the DRP, you may elect to reinvest all or a portion of your cash distribution, by indicating in Section 5 the percentage desired in cash and the percentage desired to be reinvested (percentages must add up to 100%). If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automated Clearing House (“ACH”), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank. If you participate in the Distribution Reinvestment Plan, you agree to notify Phillips Edison Grocery Center REIT III, Inc. and your broker-dealer in writing at any time there is a material change in your financial condition AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account listed in Section 5 of the Subscription Agreement/Signature Page. I (we) further authorize the Company to debit my (our) account noted in Section 5 of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such erroneously deposited amount, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company. (6) SIGNATURES (REQUIRED) The Subscription Agreement/Signature Page must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian. The Subscription Agreement/Signature Page must be signed and guaranteed by the custodian(s) if investing through an IRA, Keogh or qualified plan, if applicable. (7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA) This Section is to be completed and executed by the Registered Representative or Registered Investment Advisor (”RIA”). If there is more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute Section 7. Please complete all broker-dealer information contained in Section 7 including suitability certification (state of sale). The Subscription Agreement/Signature Page, which has been delivered with the Prospectus, together with a check, if applicable, for the full purchase price, should be delivered or mailed to your broker-dealer. Check the box to indicate whether this subscription was solicited or recommended by a RIA or broker-dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No selling commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions. NOTICE TO STOCKHOLDERS The shares of common stock of the Company are subject to restrictions on transfer. In addition, the Company has the authority to issue shares of stock of more than three classes. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company’s common stock and (2) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences to subsequent series. Such requests must be made to the Secretary of the Company at its principal office. PLEASE FOLLOW THE WIRING INSTRUCTIONS EXACTLY AS WRITTEN WITHOUT OMITTING ANY PORTION: Bank: UMB Bank Address: 1010 Grand, 4th Floor, Mail Stop: 1020409, Kansas City, MO 64106 Account #: 9872233018 ABA #: 101000695 Account Name: Phillips Edison Grocery Center REIT III, Inc. ACCEPTABLE FORMS OF PAYMENT A. Wire transfers(wiring instructions can be found below and in the sales kit) B. Pre-printed personal checks C. Cashier’s checks over $10,000 D. Business checks when applied to company/corporate account E. Trust checks for trust accounts F. Custodial checks for IRA accounts G. Checks endorsed from other investment programs will be accepted. Pay to the order of “Phillips Edison Grocery Center REIT III, Inc.” WE CANNOT ACCEPT: Money orders, cashier’s checks for $10,000 or less, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Investor Services Department at 888-518-8073. PLEASE NOTE: Because of our anti-money laundering policies, if the investor’s name used in this Subscription Agreement/Signature Page does not match the Payor printed on the check, we may request documents or other evidence as we may reasonably require in order to correlate the investor’s name to the Payor on the check. Regular Mail: Phillips Edison Grocery Center REIT III, Inc., C/O DST Systems, Inc. PO Box 219912 Kansas City, MO 64121-9133 Overnight Mail: Phillips Edison Grocery Center REIT III, Inc., C/O DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Page 2 of 6

GROCERY CENTER REIT III CO-SPONSORED BY GRIFFIN CAPITAL SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/ SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-518-8073 (1) INVESTMENT Initial Investment Additional Investment Existing Phillips Edison Grocery Center (Subscription Agreement or Additional REIT III, Inc. Account # Subscription Agreement Form must be completed) Total invested in CLASS T common shares: Please make investment check payable to: $ “Phillips Edison Grocery Center REIT III, Inc.” Total invested in CLASS I common shares (i.e. Fee Based Accounts)*: Funds Enclosed Funds Wired Funds to Follow Minimum initial investment = $2,500 (2) NON-CUSTODIAL OWNERSHIP Individual Pension or Profit Sharing Plan Uniform Gift to Minors Act or the Investor must sign & initial Trustee or custodian signature required Uniform Transfers to Minors Act Joint Tenants with Right Custodian must sign or initial Trust of Survivorship Trustee or Grantor DATE ESTABLISHED Partnership or LLC All parties must sign & initial signature(s) required (required) Authorized Agent must sign or initial Tenants in Common Currently Revocable All parties must sign & initial Irrevocable Qualified non-custodial Company or Corporation administrator Community Property Authorized officer must sign or initial Other: All parties must sign & initial S-Corp SPECIFY C-Corp NAME OF TRUST OR BUSINESS ENTITY (3) CUSTODIAL OWNERSHIP Send ALL paperwork directly to the custodian IRA Qualified Pension or Non-Qualified Custodial Other: (TYPE) Profit Sharing Plan Account SPECIFY NAME OF CUSTODIAN OR TRUSTEE NAME OF TRUST (if applicable) MAILING ADDRESS CITY STATE ZIP BUSINESS PHONE SECTION (3)a CUSTODIAN TAX ID # CUSTODIAN ACCOUNT # NAME OF CUSTODIAN OR OTHER ADMINISTRATOR By executing this Subscription Agreement, Custodian certifies to the Company that the shares purchased pursuant to this Subscription Agreement (as well as additional shares acquired through distribution reinvestments and/or stock dividends made with respect to such shares, but subject to adjustment to reflect share redemptions or repurchases of such shares by the Company, stock splits and recapitalizations) are held for the benefit of the investor named in section 4 of this Subscription Agreement (the “Beneficial Owner”). Custodian agrees to notify the Company promptly, but in any event within 30 days of any change in the names of the Beneficial Owner or the number of shares for which the Custodian holds shares (other than changes resulting from distribution reinvestments, stock dividends, or share redemptions or repurchases by the Company, stock splits and recapitalizations). The Custodian confirms that the Company is entitled to rely on these representations for purposes of determining the stockholders entitled to notice of or to vote at each annual or special meeting of stockholders of the Company until delivery by the Custodian to the Company of a written statement revoking such representations (provided, however, that any such revocation delivered after the record date or the closing of the stock transfer books of the Company in respect of any annual or special meeting of stockholders, but on or prior to the date of such annual or special meeting of stockholders shall not be effective until after the holding of such annual or special meeting of stockholders of the Company). Each Beneficial Owner (and not the Custodian) will then be deemed the holder of record for the shares of Company stock (including additional shares acquired through distribution reinvestments and/or stock dividends made with respect to such shares, but subject to adjustment to reflect share redemptions or repurchases of such shares by the Company, stock splits and recapitalizations) for purposes of determining the stockholders holding common stock entitled to notice of or to vote at each annual or special meeting of stockholders. *Class I shares are only available for purchase by certain categories of investors. See section 1 of the instructions on page 1. Page 3 of 6

GROCERY CENTER REIT III CO-SPONSORED BY GRIFFIN CAPITAL SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/ SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-518-8073 (4) INVESTOR INFORMATION (REQUIRED) SECTION (4)a NAME OF INVESTOR, TRUSTEE OR AUTHORIZED SIGNER (REQUIRED) Mr. Mrs. Ms. Other: NAME OF JOINT INVESTOR Mr. Mrs. Ms. Other: SECTION (4)b INVESTOR, TRUSTEE OR AUTHORIZED SIGNER’S STREET ADDRESS (REQUIRED) NO P.O. BOX CITY STATE ZIP HOME PHONE (REQUIRED) BUSINESS PHONE I (we) acknowledge and agree that I (we) will not receive paper copies E-MAIL ADDRESS (Recommended) of any documents that the Compa- (SIGNATURE REQUIRED) ny can send to me electronically. SECTION (4)c ALTERNATE MAILING ADDRESS OR P.O. BOX CITY STATE ZIP SECTION (4)d INVESTOR DATE OF BIRTH JOINT INVESTOR/AUTHORIZED (MM/DD/YYYY) SIGNER DATE OF BIRTH (MM/DD/YYYY) ENTITY TAX ID # (if applicable) INVESTOR SSN# JOINT INVESTOR/AUTHORIZED SIGNER SSN# REQUIRED SECTION (4)e Please indicate Citizenship Status (REQUIRED): If a box is not checked, U.S. Citizenship will be applied by default. U.S. Citizen Resident Alien Non-Resident Alien* *If non-resident alien, Investor must submit the appropriate W-8 form (W-8BEN, W-8EXP or W-8IMY) in order to make an investment. SECTION (4)f: Please indicate if Employee, Officer, Affiliate or Board Member of: Phillips Edison & Company, Griffin Capital Corporation or their affiliates (5) DISTRIBUTION OPTIONS (REQUIRED) All distributions for custodial accounts will be sent to the custodian. If a box is not checked below, 100% of your distributions will be paid in cash and sent to the address of record. Mail to Street Address (4b) Mail to Alternate Address (4c) Cash Distributions Directed to: Distribution Reinvestment Plan (DRP) (see Instruction 5) Via Electronic Deposit (ACH) Complete information Investor elects to participate in the Distribution Reinvestment below. See ACH Language in Section 5 of the instructions. Plan described in the Prospectus. Checking (must enclose voided check) % DRP % cash (must equal 100%) Savings (verification from bank must be provided) NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL MAILING ADDRESS CITY STATE ZIP BANK ABA# (FOR ACH ONLY) ACCOUNT # MUST ENCLOSE A VOIDED CHECK IF IT IS A CHECKING ACCOUNT Page 4 of 6

GROCERY CENTER REIT III CO-SPONSORED BY GRIFFIN CAPITAL SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/ SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-518-8073 (6) SIGNATURES (REQUIRED) Under penalty of perjury, by signing this Signature Page, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding; and (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4. Each investor must separately sign and initial each representation made in the Subscription Agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf. (A) I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this Subscription Agreement/ Signature Page, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described. INITIALS INITIALS (B) I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) have a net worth, as described in (i), of at least $70,000 and a minimum of $70,000 annual gross income, and, if applicable, that I meet the INITIALS INITIALS higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” (C) I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to INITIALS INITIALS execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s). (D) I (we) acknowledge that the shares are not liquid, there is no current market for the shares and I (we) may not be able to sell the securities. INITIALS INITIALS (E) I (we) represent that I (we) did not review the memorandum or any other materials related to the private placement of the Company’s INITIALS INITIALS common stock conducted from October 12, 2016 to [ ], 2017 nor did I (we) discuss the private placement, the Company or its common stock with my (our) Registered Representative, Registered Investment Advisor, the Company or any affiliate of prior to [ ], 2017. Additional State Suitability Standards for Residents of the Following States: (F) Alabama – If I (we) am (are) an Alabama resident, I (we) represent that I (we) have a liquid net worth of at least 10 times my (our) investment in the Company and its affiliates. INITIALS INITIALS Idaho – If I (we) am (are) an Idaho resident, I (we) represent that I (we) have either (i) $85,000 annual income and a net worth of $85,000, or (ii) a liquid net worth of $300,000, and my (our) total investment in the Company does not exceed 10% of my (our) liquid net worth. Liquid net worth is the portion of an investor’s net worth that is cash, cash equivalents, and readily marketable securities. New Mexico – If I (we) am (are) a New Mexico resident, my (our) investment in the Company, its affiliatesand other non-traded real estate investment trusts does not exceed ten percent (10%) of that investor’s liquid net worth. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities. Nebraska – If I (we) am (are) a Nebraska resident and I (we) do not meet the definitionof “accredited investor” as defined in as defined 17 C.F.R. § 230.501 of Regulation D under the Securities Act of 1933, as amended, my (our) aggregate investment in this offering and in the securities of other non-publicly traded REITs does not exceed 10% of my (our) net worth. Oregon – If I (we) am (are) an Oregon resident, my (our) investment in the Company does not exceed 10% of my (our) liquid net worth, which consists of cash, cash equivalents, and readily marketable securities. Tennessee – If I (we) am (are) a Tennessee resident, my (our) investment in the Company’s common stock does not exceed 10% of my (our) net worth (exclusive of home, home furnishings and automobiles). Vermont – If I (we) am (are) a Vermont resident and I (we) do not meet the definitionof “accredited investor” as defined in as defined in C.F.R. § 230.501 of Regulation D under the Securities Act of 1933, as amended, my (our) investment in the Company’s common stock does not exceed 10% of my (our) liquid net worth, which is defined as my (our) total assets (not including home, home furnishings, or automobiles) minus total liabilities. BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THIS PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD. X SIGNATURE OF INVESTOR (REQUIRED) DATE (REQUIRED) X X SIGNATURE OF JOINT INVESTOR (if applicable) AUTHORIZED SIGNATURE (Custodian or Trustee) MUST BE SIGNED OR SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNTS (THE COMPANIES AND THEIR AFFILIATES DO NOT ACT AS IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIANS) Page 5 of 6

GROCERY CENTER REIT III CO-SPONSORED BY GRIFFIN CAPITAL SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/ SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-518-8073 TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the investor as set forth in the section of the Prospectus entitled “Determination of Suitability” and that he/she has informed the subscriber of all aspects of liquidity and marketability of this investment. The Registered Representative or RIA agrees to maintain records of information used to determine that this investment is suitable and appropriate for the investor for a period of six years. (7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA) BROKER-DEALER OR RIA FIRM NAME (REQUIRED) BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX CITY STATE ZIP BUSINESS PHONE# (REQUIRED) FAX # REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) (REQUIRED) REPRESENTATIVE # REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX BRANCH ID # CITY STATE ZIP BUSINESS PHONE# (REQUIRED) E-MAIL ADDRESS CHECK FOR REDUCED PURCHASE PRICE PER SHARE AND WAIVER OF COMMISSION. (Broker-Dealer Signature Approval Required) I hereby certify that I hold a STATE X X Series 7 or Series 62 FINRA SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) DATE (REQUIRED) license and I am registered in (REQUIRED) the following state in which (REQUIRED) this sale was completed. X (Not applicable for RIAs.) SIGNATURE OF BROKER-DEALER OR RIA DATE (REQUIRED) (IF REQUIRED BY BROKER-DEALER) REGISTERED INVESTMENT ADVISOR (RIA) - NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS. Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA. MAIL TO: Regular Mail: Phillips Edison Grocery Center REIT III, Inc., c/o DST Systems, Inc., PO Box 219912, Kansas City, MO 64121-9133 Overnight Mail: Phillips Edison Grocery Center REIT III, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105 Page 6 of 6

APPENDIX C

AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

Phillips Edison Grocery Center REIT III, Inc., a Maryland corporation (the “Company”), has adopted an Amended and Restated Distribution Reinvestment Plan (the “DRIP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1.	Number of Shares Issuable. The amount of shares of Common Stock authorized for issuance under the DRIP is $200,000,000.

2.	Participants. “Participants” are holders of the Company’s shares of Class A, Class T and Class I Common Stock who elect to participate in the DRIP.

3.	Distribution Reinvestment. The Company will apply that portion (as designated by a Participant and subject to the limitation described below) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Common Stock to the purchase of additional shares of Common Stock of the same class to which the Distributions relate. Conversion of a Participant’s Shares from one class to another class pursuant to the Company’s charter will not terminate a Participant’s participation in the DRIP with respect to such Shares, though it will cause, from the effective date of conversion, Distributions with respect to such Shares to be applied to the purchase of Shares of such new class. The Company will not pay selling commissions, dealer manager fees or stockholder servicing fees on shares of Common Stock purchased in the DRIP.

4.	Procedures for Participation. Qualifying stockholders may elect to become a Participant by completing and executing a distribution options change form or any other Company-approved authorization form as may be available from the Company. To increase their participation, Participants must complete a new distribution options change form. Participation in the DRIP will begin with the next Distribution payable after receipt of a Participant’s enrollment or authorization. Shares will be purchased under the DRIP promptly after the date that the Company makes a Distribution. Distributions will be paid monthly as authorized by the Company’s board of directors and declared by the Company.

5.	Purchase of Shares. Until the Company establishes a net asset value (“NAV”) per share of Common Stock, Participants will acquire Common Stock at a price of $10.29 per share. Once the Company establishes a NAV per share of Common Stock, Participants will acquire Common Stock at a price equal to the NAV per share. Participants in the DRIP may purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRIP to the extent such purchase would cause it to exceed limits set forth in the Company’s charter, as amended.

6.	Taxation of Distributions. The reinvestment of Distributions in the DRIP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRIP.

7.	Share Certificates. The shares issuable under the DRIP shall be uncertificated until the board of directors determines otherwise.

8.	Voting of DRIP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all shares acquired by the Participant through the DRIP.

9.	Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (a) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (b) all material information regarding the DRIP and the effect of reinvesting dividends, including the tax consequences thereof.

C-1

10.	Termination by Participant. A Participant may terminate participation in the DRIP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the month to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the DRIP with respect to the transferred shares. Upon termination of DRIP participation, Distributions will be distributed to the stockholder in cash.

11.	Amendment or Termination of DRIP by the Company. The Company may amend or terminate the DRIP for any reason upon ten days’ written notice to the Participants. The Company may provide notice by including such information (a) in a current report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Securities and Exchange Commission, or (b) in a separate mailing to the participants.

12.	Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

13.	Governing Law. The DRIP shall be governed by the laws of the State of Maryland.

C-2

Until __________, 2017, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 28, to read about risks you should consider before buying shares of our common stock.

CO-SPONSORED BY GRIFFIN CAPITAL COMPANY

Maximum Offering of
$1,700,000,000 of Shares
of Common Stock

PROSPECTUS

GRIFFIN CAPITAL SECURITIES, LLC

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Phillips Edison Grocery Center REIT III, Inc. (the “Company”) in connection with the distribution of the securities being registered other than selling commissions and the dealer manager fee. All amounts are estimated except the SEC registration fee and the FINRA filing fee.

Item	Amount

SEC registration fee	$197,030
FINRA filing fee	225,500
Blue sky expenses	225,000
Legal fees and expenses	2,300,000
Printing	2,187,470
Accounting fees and expenses	500,000
Advertising and sales literature	3,100,000
Due diligence	1,750,000
Training and education	1,015,000
Other	3,500,000
Total	$15,000,000

Item 32. Sales to Special Parties

None.

Item 33. Recent Sales of Unregistered Securities

Sale to PECO-Griffin REIT Advisor, LLC

In connection with its organization, on October 7, 2016, the Company issued approximately 22,222 shares of its Class A common stock to PECO-Griffin REIT Advisor, LLC at a purchase price of $9.00 per share for an aggregate purchase price of $200,000. The Company issued these shares of common stock in a private transaction exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Private Offering

Pursuant to Rule 506(b) of Regulation D of the Securities Act, the Company is currently offering for sale a maximum of $220,000,000 of shares of its Class A common stock to accredited investors through a best efforts private placement offering that commenced on October 12, 2016 (the “Private Offering”). $200,000,000 of shares in the primary Private Offering are being offered at a purchase price of $10.00 per share, with discounts available to certain categories of purchasers. The Company is also offering up to $20,000,000 of shares pursuant to a distribution reinvestment plan under the Private Offering at a purchase price of $9.50 per share. Through October 11, 2017, the Company had raised approximately $25.6 million related to the sale of approximately 2.6 million shares of Class A common stock in the primary Private Offering.

Item 34. Indemnification of Directors and Officers

Subject to the significant conditions set forth below, the Company has included in its charter a provision limiting the liability of its directors and officers to the Company and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the significant conditions set forth below, the charter also provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

Under the Company’s charter, the Company shall not indemnify a director, the advisor or any of the advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall it exculpate an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an independent director, or (B) gross negligence or willful misconduct by an independent director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission (“SEC”) and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a common stockholder or the legal action is initiated by a common stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

(a) Financial Statements. See Index to the Consolidated Financial Statements and Prior Performance Tables.

(b) Exhibits. The following exhibits are filed as part of this registration statement:

Ex.	Description

1.1	Form of Dealer Manager Agreement, including Form of Participating Dealer Agreement*

3.1	Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-11 (No. 333-217924) filed May 12, 2017)

3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11 (No. 333-217924) filed May 12, 2017)

3.3	Form of Articles of Amendment (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-11 (No. 333-217924) filed May 12, 2017)

3.4	Form of Articles Supplementary for Class A shares of common stock (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-11 (No. 333-217924) filed May 12, 2017)

3.5	Form of Articles Supplementary for Class T shares of common stock (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-11 (No. 333-217924) filed May 12, 2017)

3.6	Form of Articles Supplementary for Class I shares of common stock (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-11 (No. 333-217924) filed May 12, 2017)

4.1	Form of Subscription Agreement, included as Appendix B to the prospectus

4.2	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-11 (No. 333-217924) filed May 12, 2017)

4.3	Amended and Restated Distribution Reinvestment Plan, included as Appendix C to prospectus

4.4	Agreement of Limited Partnership of Phillips Edison Grocery Center Operating Partnership III, L.P., dated October 5, 2016 (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-11 (No. 333-217924) filed May 12, 2017)

4.5	Form of Amendment No. 1 to Agreement of Limited Partnership of Phillips Edison Grocery Center Operating Partnership III, L.P.*

5.1	Form of Opinion of DLA Piper LLP (US) re legality (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-11 (No. 333-217924) filed May 12, 2017)

8.1	Form of Opinion of DLA Piper LLP (US) re tax matters (incorporated by reference to Exhibit 8.1 to the Company’s Registration Statement on Form S-11 (No. 333-217924) filed May 12, 2017)

10.1	Advisory Agreement, by and among the Company, Phillips Edison Grocery Center Operating Partnership III, L.P. and the Advisor, dated October 5, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-11 (No. 333-217924) filed May 12, 2017)

10.2	Form of Amended and Restated Advisory Agreement to be entered into in connection with the public offering (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-11 (No. 333-217924) filed May 12, 2017)

10.3	Property Management Agreement by and among the Company, Phillips Edison Grocery Center Operating Partnership III, L.P. and Phillips Edison & Company, Ltd., dated October 5, 2016 (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-11 (No. 333-217924) filed May 12, 2017)

10.4	Dealer Manager Agreement, including Form of Participating Dealer Agreement (related to the Private Offering), by and between the Company and Griffin Capital Securities, LLC, dated October 12, 2016 (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-11 (No. 333-217924) filed May 12, 2017)

10.5	Real Estate Purchase and Sale Agreement by and between KRG St. Cloud 13th LLC and The Phillips Edison Group LLC, dated November 22, 2016 (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-11 (No. 333-217924) filed May 12, 2017)

10.6	Assignment and Assumption of Rights Under Real Estate Purchase and Sale Agreement by and between Phillips Edison Group LLC and St. Cloud Station LLC (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-11 (No. 333-217924) filed May 12, 2017)

10.7	Promissory Note by St. Cloud Station LLC in favor of Phillips Edison Limited Partnership, dated December 19, 2016 (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-11 (No. 333-217924) filed May 12, 2017)

10.8	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, between St. Cloud Station LLC, as mortgagor, and Phillips Edison Limited Partnership, as mortgagee, dated December 19, 2016 (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-11 (No. 333-217924) filed May 12, 2017)

10.9	Amendment to Promissory Note between St. Cloud Station LLC and Phillips Edison Limited Partnership, dated March 13, 2017 (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-11 (No. 333-217924) filed May 12, 2017)

10.10	Credit Agreement among Phillips Edison Grocery Center Operating Partnership III, L.P., as borrower, the Company, certain subsidiaries of the Company, Wells Fargo Bank, National Association, as administrative agent, swing line lender and L/C issuer, JPMorgan Chase Bank, N.A., Bank of America, N.A. and Keybank National Association, as co-syndication agents, Fifth Third Bank and Regions Bank, as co-documentation agents, Wells Fargo Securities, LLC and JPMorgan Chase Bank, N.A., as joint book managers, and Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Keybanc Capital Markets Inc., as joint lead arrangers, dated March 30, 2017 (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-11 (No. 333-217924) filed May 12, 2017)

21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form S-11 (No. 333-217924) filed May 12, 2017)

23.1	Consent of DLA Piper LLP (US) (included in Exhibits 5.1 and 8.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (incorporated by reference to the signature page of the Company’s Registration Statement on Form S-11 (No. 333-217924) filed May 12, 2017)

99.1	Form of Amended and Restated Share Repurchase Program (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-11 (No. 333-217924) filed May 12, 2017)

*To be filed by amendment.

Item 37. Undertakings

(a) The Company undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Company undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Company undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) For the purpose of determining liability of the Company under the Act to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company, and (iv) any other communication that is an offer in the offering made by the Company to the purchaser.

(e) The Company undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The Company undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

(g) The Company undertakes to file, after the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h) The Company undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) The Company undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, State of Ohio, on the 12th day of October, 2017.

PHILLIPS EDISON GROCERY CENTER REIT III, INC.

By:	/s/ R. Mark Addy
R. Mark Addy
Chief Operating Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

*	Chief Executive Officer and Director (Principal Executive Officer)	October 12, 2017
Jeffrey S. Edison

*	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)	October 12, 2017
Devin I. Murphy

*	Chief Accounting Officer (Principal Accounting Officer)	October 12, 2017
Jennifer L. Robison

*	Director	October 12, 2017
David W. Garrison

*	Director	October 12, 2017
Richard J. Smith

* By:	/s/ Kevin C. O’Neil	Date: October 12, 2017
Kevin C. O’Neil
Attorney-in-Fact